Exhibit 10.25

Execution Version

CREDIT AGREEMENT

among

IDAHO WIND PARTNERS 1, LLC,
as Borrower,

THE SUBSIDIARIES OF BORROWER SIGNATORY HERETO,
as Borrower Subsidiaries,

THE FINANCIAL INSTITUTIONS SIGNATORY HERETO,

as Lenders,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,

as Administrative Agent, PPA Letter of Credit Issuing Bank and
Joint Lead Arranger,

ING CAPITAL LLC,
as DSR Letter of Credit Issuing Bank and Joint Lead Arranger,

NORDDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH,
as Joint Lead Arranger,

UNION BANK, N.A.,

as Collateral Agent

Up to 183 MW Wind Generation Facilities
Southern Idaho, Idaho

Dated as of October 8, 2010

TABLE OF CONTENTS

ANNEXES, Exhibits and Schedules		vi

ARTICLE I DEFINITIONS		1

1.1	Definitions	1
1.2	Rules of Interpretation	1
1.3	Accounting Terms	1

ARTICLE II THE CREDIT FACILITIES		2

2.1	Construction Loan Facilities	2
2.2	Term Loan Facility	3
2.3	Tranche C Loan Facility	4
2.4	Letter of Credit Facility	5
2.5	Interest Provisions Relating to All Loans	12
2.6	Repayment of Loans; Evidence of Debt	16
2.7	Loan Funding	17
2.8	Prepayments; Reduction of Commitments	18
2.9	Other Payment Terms	20
2.10	Sharing of Payments, Etc.	25
2.11	Limitations on LIBO Rate Borrowing; Change of Circumstances	25
2.12	Funding Losses	28
2.13	Alternate Office; Minimization of Costs	28
2.14	Fees	29
2.15	Loan Type and Class	30
2.16	Defaulting Lenders	31
2.17	Incremental Loans	33

ARTICLE III CONDITIONS PRECEDENT		35

3.1	Conditions Precedent to Closing	35
3.2	Conditions Precedent to Issuance of Letters of Credit	43
3.3	Conditions Precedent to Each Construction Loan	44
3.4	Conditions Precedent to Tranche B Construction Loans	47
3.5	Conditions Precedent to Tranche C Loans that are REC Loans	48
3.6	Conditions Precedent to Tranche C Loans that are Salmon Falls Loans	50
3.7	Conditions Precedent to Term Conversion	53

ARTICLE IV REPRESENTATIONS AND WARRANTIES		57

4.1	Organization; Power and Authority	57
4.2	Authorization; No Conflict	57
4.3	Enforceability	58
4.4	Compliance with Organizational Documents and Law	58
4.5	Compliance with Project Documents; Existing Defaults	58
4.6	No Default	58
4.7	No Closing Date Material Adverse Effect	59
4.8	Bankruptcy Event	59

4.9	Indebtedness, Contracts, Etc.	59
4.10	Offices	59
4.11	Accounts	59
4.12	Financial Statements	59
4.13	No Ownership by Disqualified Persons	59
4.14	Regulation U, Etc.	59
4.15	Ranking	59
4.16	Ownership; Single-Purpose Entity	60
4.17	Investment Company	60
4.18	Partnerships and Joint Ventures; Investments	60
4.19	Taxes	60
4.20	Tax Status	60
4.21	ERISA	61
4.22	Labor Disputes and Acts of God	61
4.23	Project Documents	61
4.24	Project Document Representations	61
4.25	Proper Subdivision	62
4.26	Land Not in Flood Zone	62
4.27	Collateral; Title and Liens	62
4.28	Environmental Matters	63
4.29	Permits	64
4.30	Utilities	64
4.31	Gen-Tie Lines; Roads	64
4.32	REC Compliance; FPA and PUHCA	65
4.33	Project Completion Date; Project Costs	65
4.34	Insurance	66
4.35	Grant Eligible	66
4.36	Cash Grant Application	66
4.37	Anti-Terrorism Laws	67
4.38	Litigation	67
4.39	Intellectual Property	67
4.40	Project Work	67
4.41	Project Budgets; Projection	67
4.42	Disclosure	68

ARTICLE V AFFIRMATIVE COVENANTS		68

5.1	Use of Loan Proceeds and Project Revenues.	68
5.2	Payment	69
5.3	Notices	69
5.4	Financial Statements	71
5.5	Reports	73
5.6	Additional Permits and Project Documents; Additional Consents	74
5.7	Existence, Conduct of Business, Properties, Etc.	74
5.8	Books, Records, Access	75
5.9	QF; REC Compliance	75
5.10	Operation of Projects and Annual Budget and Annual Maintenance Plan	75

ii

5.11	Preservation of Rights; Further Assurances	76
5.12	Construction of Projects; Operation Date	77
5.13	Taxes, Other Government Charges and Utility Charges	78
5.14	Compliance With Laws, Instruments, Etc.	78
5.15	Maintenance of Insurance	79
5.16	Warranty of Title	79
5.17	Event of Eminent Domain	79
5.18	Compliance with Project Document Covenants	79
5.19	Interest Rate Hedging Agreements	80
5.20	Spare Parts	80
5.21	Upwind Array Event	80
5.22	WTG Location Variance Event	81
5.23	Cash Grant Applications	81
5.24	Site Surveys	83
5.25	Government Regulation	83
5.26	Supplemental Reserve	83
5.27	BOP O&M Agreement; Operations Support Agreement	83
5.28	Nomination of Net Energy Amounts	83
5.29	Delay Security LCs; Interconnection LCs	84
5.30	Warranty Period	84
5.31	Intentionally deleted	84
5.32	Payne’s Ferry Lease Amendment; Landowner Estoppels	85

ARTICLE VI NEGATIVE COVENANTS		85

6.1	Limitations on Liens	85
6.2	Indebtedness	85
6.3	Sale or Lease of Assets	85
6.4	Changes	85
6.5	Distributions	85
6.6	Investments	86
6.7	Transactions with Affiliates	86
6.8	Regulations	86
6.9	Loan Proceeds; Project Revenues	86
6.10	Partnerships	86
6.11	Dissolution	87
6.12	Amendments; Change Orders; Completion	87
6.13	Name and Location; Fiscal Year	88
6.14	Use of Sites	88
6.15	Assignment	88
6.16	Transfer of Interests	88
6.17	Abandonment of Project	89
6.18	Additional Documents	89
6.19	Government Regulation	89
6.20	Accounts	89
6.21	Transfer to a Disqualified Person	90
6.22	ERISA	90

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6.23	Clauses Restricting Borrower Subsidiary Distributions	90

ARTICLE VII GUARANTEE		90

7.1	Guarantee	90
7.2	Obligations Unconditional	91
7.3	Reinstatement	91
7.4	Subrogation	92
7.5	Remedies	92
7.6	Instrument for the Payment of Money	92
7.7	Continuing Guarantee	92
7.8	General Limitation on Guaranteed Obligations	92

ARTICLE VIII EVENTS OF DEFAULT		93

8.1	Failure to Make Payments	93
8.2	Judgments	93
8.3	Representations and Warranties	94
8.4	Bankruptcy; Insolvency	94
8.5	ERISA	95
8.6	Cross Default; Cross Acceleration	95
8.7	Breach of Project Documents	96
8.8	Breach of Terms of Credit Agreement; Credit Documents	99
8.9	Loss of QF Status; Government Regulation	100
8.10	Security	100
8.11	Loss of Required Permits	100
8.12	Change of Control	100
8.13	Destruction or Abandonment of a Project	101
8.14	Cash Grant Recapture Liabilities	101
8.15	Member Indemnity	101
8.16	Completion	101
8.17	Change in Law	102
8.18	Loss of Collateral	102

ARTICLE IX REMEDIES		102

9.1	No Further Loans or Letters of Credit	102
9.2	Cure by Administrative Agent or Collateral Agent	102
9.3	Acceleration	103
9.4	Accounts; Cash Collateral	103
9.5	Possession of Project	103
9.6	Remedies Under Credit Documents	103
9.7	Order of Payments During Continuance of Events of Default	103
9.8	Interest Rate Hedge Agreements	103

iv

ARTICLE X SCOPE OF LIABILITY		104

ARTICLE XI AGENTS AND LETTER OF CREDIT ISSUING BANKS; SUBSTITUTION		104

11.1	Appointment, Powers and Immunities	104
11.2	Reliance by Agents and Letter of Credit Issuing Bank	105
11.3	Non-Reliance	106
11.4	Defaults	106
11.5	Indemnification	107
11.6	Collateral Agent’s Duty of Care	107
11.7	Information	107
11.8	Successor Agents and Letter of Credit Issuing Banks	108
11.9	Withholding Tax	109
11.10	Consents and Approvals	109
11.11	Substitution of Lender	111
11.12	Participations	112
11.13	Transfer of Commitment	113
11.14	Laws	114
11.15	Assignability to Federal Reserve Bank or Central Bank	114

ARTICLE XII INDEPENDENT CONSULTANTS		115

12.1	Removal and Fees	115
12.2	Duties	115
12.3	Independent Consultants’ Certificates	115

ARTICLE XIII MISCELLANEOUS		115

13.1	Notices	115
13.2	Additional Security; Right to Set-Off	118
13.3	No Waiver; Remedies Cumulative	119
13.4	Costs, Expenses and Attorneys’ Fees; Syndication	119
13.5	Indemnification	119
13.6	Entire Agreement	121
13.7	Governing Law	121
13.8	Severability	122
13.9	Headings	122
13.10	Additional Financing	122
13.11	No Partnership, Etc.	122
13.12	Limitation on Liability	122
13.13	Waiver of Jury Trial	122
13.14	Consent to Jurisdiction	123
13.15	Usury	123
13.16	Successors and Assigns	124
13.17	Counterparts	124
13.18	USA PATRIOT Act Compliance	124
13.19	Confidentiality	125
13.20	Jointly Drafted	125
13.21	Union Bank, N.A.	125

v

ANNEXES, Exhibits and Schedules

Annexes
Annex A	Definitions
Annex B	Rules of Interpretation

Exhibits
Forms of Notes
Exhibit A-1	Form of Tranche A Construction Note
Exhibit A-2	Form of Tranche B Construction Note
Exhibit A-3	Form of Term Note
Exhibit A-4	Form of Tranche C Loan Note
Exhibit A-5	Form of LC Note
Exhibit A-6	Form of Member Loan Note
Exhibit A-7	Form of Borrower Subsidiary Loan Note

Form of Letters of Credit
Exhibit B-1	Form of PPA Letter of Credit
Exhibit B-2	Form of DSR Letter of Credit

Disbursement Procedures
Exhibit C-1	Disbursement Procedures for Construction Loans

Forms of Notices
Exhibit D-1	Form of Notice of Construction Loan Borrowing
Exhibit D-2	Form of Notice of Term Conversion
Exhibit D-3A	Form of Notice of Tranche C Loan Borrowing (REC Loans)
Exhibit D-3B	Form of Notice of Tranche C Loan Borrowing (Salmon Falls Loans)
Exhibit D-4	Form of Notice of LC Activity
Exhibit D-5	Form of Conversion/Continuation Certificate

Forms of Draw-Down/Completion Certificates
Exhibit E-1	Form of Drawdown Certificate of Borrower
Exhibit E-2	Form of Drawdown Certificate of Independent Engineer
Exhibit E-3	Form of Total Completion Certificate of Borrower
Exhibit E-4	Form of Total Completion Certificate of Independent Engineer
Exhibit E-5	Form of Completion (Salmon Falls) Certificate of Borrower
Exhibit E-6	Form of Completion (Salmon Falls) Certificate of Independent Engineer

Forms of Collateral Documents
Exhibit F-1	Form of Member Indemnity Agreement
Exhibit F-2	Form of Pledge and Security Agreement
Exhibit F-3	Form of Depositary Agreement
Exhibit F-4	[Intentionally Omitted]
Exhibit F-5	Form of Mortgage
Exhibit F-6	Form of Consent

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Forms of Certificates and Opinions
Exhibit G-1(a)	Form of Borrower’s Closing Certificate
Exhibit G-1(b)	Form of Borrower Subsidiary Closing Certificate
Exhibit G-1(c)	Form of Member Closing Certificate
Exhibit G-2	Form of Insurance Consultant’s Certificate
Exhibit G-3	Form of Independent Engineer’s Certificate
Exhibit G-4	Form of Wind Consultant’s Certificate
Exhibit G-5	Form of Financial Condition Certificate
Exhibit G-6	Form of Process Agent’s Letter
Exhibit G-7	Form of Insurance Broker’s Certificate
Exhibit G-8	Form of Eligible Costs Certificate
Exhibit G-9	Form of Borrower’s Tranche B Construction Loan Certificate
Exhibit G-10	Form of Cash Grant Opinion
Exhibit G-11	Form of Independent Engineer’s Tranche B Construction Loan Certificate

Project-Related Documents
Exhibit H-1	List of Permits
Exhibit H-2	List of Landowner Estoppels
Exhibit H-3	Project Documents
Exhibit H-4	Grant Eligibility Standards
Exhibit H-5	Project Schedules
Exhibit H-6	List of Required Consents
Exhibit H-7	Closing Date Base Case Projections
Exhibit H-8	Amendments to Organizational Documents

Miscellaneous
Exhibit I	Lenders
Exhibit J-1	Form of Withholding Certificate (Portfolio Interest)
Exhibit K	Loan Amortization Schedule
Exhibit L	LC Loan Amortization Schedule
Exhibit M	Form of Assignment
Exhibit N	Borrower Subsidiaries
Exhibit O	Description of Disputes

Schedules
Schedule 3.1(l)	Legal Opinions
Schedule 3.5(l)	REC Document Legal Opinions
Schedule 4.10	Offices
Schedule 4.27	UCC Financing Statements
Schedule 5.15	Insurance Requirements
Schedule 5.31	Amendment to Transmission Easements

vii

CREDIT AGREEMENT dated as of October 8, 2010 (this “Credit Agreement”), among IDAHO WIND PARTNERS 1, LLC, a Delaware limited liability company (“Borrower”), each wholly owned subsidiary of Borrower listed on Exhibit N hereto (each individually, a “Borrower Subsidiary” and collectively, the “Borrower Subsidiaries”), the financial institutions signatory hereto (the “Lenders”), THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Administrative Agent for the Lenders (in such capacity, “Administrative Agent”), Joint Lead Arranger and Syndication Agent, ING CAPITAL LLC, as Joint Lead Arranger and Co-Documentation Agent, NORDDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH, as Joint Lead Arranger and Co-Documentation Agent, UNION BANK, N.A., as Collateral Agent for the Lenders (in such capacity, and including any permitted successors or assigns “Collateral Agent”), THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as PPA Letter of Credit Issuing Bank (in such capacity, and including any permitted successors or assigns, the “PPA Letter of Credit Issuing Bank”) and ING CAPITAL LLC, as DSR Letter of Credit Issuing Bank (in such capacity, and including any permitted successors or assigns, the “DSR Letter of Credit Issuing Bank”).

WITNESSETH:

WHEREAS, each Borrower Subsidiary is a wholly owned subsidiary of Borrower;

WHEREAS, Borrower and each Borrower Subsidiary have been organized to undertake the development, construction, completion, ownership, operation and maintenance of the Projects, as applicable, as each Project is more fully defined in Annex A;

WHEREAS, in order to finance the development, construction, operation and maintenance of the Projects, Borrower has requested the Lenders to provide the credit facilities described herein; and

WHEREAS, the Lenders are willing to provide the credit facilities described herein upon the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

1.1         Definitions. Each capitalized term used and not otherwise defined herein shall have the meaning assigned thereto in Annex A.

1.2         Rules of Interpretation. Certain rules of interpretation applicable to this Credit Agreement are set forth in Annex B.

1.3         Accounting Terms. All financial statements and certificates and reports as to financial matters required to be delivered to Administrative Agent or the Lenders pursuant to this Credit Agreement shall be prepared and interpreted in accordance with GAAP.

ARTICLE II
THE CREDIT FACILITIES

2.1         Construction Loan Facilities.

(a)          Tranche A Construction Loans. Subject to the terms and conditions set forth in this Credit Agreement, each Tranche A Lender hereby agrees, severally and not jointly, to advance to Borrower from time to time during the Tranche A Construction Loan Availability Period, but not more than twice in any month, such loans as Borrower may request under Section 2.1(c) (individually, a “Tranche A Construction Loan”; and, collectively the “Tranche A Construction Loans”) in a principal amount at any time outstanding not to exceed such Tranche A Lender’s Tranche A Construction Loan Commitment. The aggregate amount of the Tranche A Construction Loan Commitments shall not exceed $138,500,000 (such amount, as may be reduced from time to time in accordance with the terms hereof, the “Total Tranche A Construction Loan Commitment”). The aggregate amount of Tranche A Construction Loans outstanding at any point in time shall not exceed the Total Tranche A Construction Loan Commitment.

(b)          Tranche B Construction Loans. Subject to the terms and conditions set forth in this Credit Agreement, each Tranche B Lender hereby agrees, severally and not jointly, to advance to Borrower from time to time during the Tranche B Construction Loan Availability Period, but not more than twice in any month, such loans as Borrower may request under Section 2.1(c) (individually, a “Tranche B Construction Loan”; and, collectively the “Tranche B Construction Loans”) in a principal amount at any time outstanding not to exceed such Tranche B Lender’s Tranche B Construction Loan Commitment. The aggregate amount of the Tranche B Construction Loan Commitments shall not exceed $83,250,000 (such amount, as may be reduced from time to time in accordance with the terms hereof, the “Total Tranche B Construction Loan Commitment”, and together with the Total Tranche A Construction Loan Commitment, the “Total Construction Loan Commitment”). The aggregate maximum amount of Tranche B Construction Loans outstanding at any point in time shall not exceed the lesser of (A) the Tranche B Construction Loan Commitment and (B) 95% of 30% of total funded Eligible Costs for all the Projects at such time.

(c)          Notice of Construction Loan Borrowing. Borrower shall request Tranche A Construction Loans and Tranche B Construction Loans (collectively, the “Construction Loans”) by delivering to Administrative Agent an irrevocable written notice in the form of Exhibit D-1, appropriately completed (a “Notice of Construction Loan Borrowing”), which specifies, among other things: (i) the amount of the requested Borrowing, which shall be in the minimum amount of $1,000,000 or an integral multiple of $100,000 in excess thereof; provided that such minimum amount shall not apply to the final Borrowing of Tranche A Construction Loans or Tranche B Construction Loans; (ii) the date of the requested Borrowing, which shall be a Banking Day; and (iii) whether the Construction Loans then being requested are to be (or what portion or portions thereof are to be) Base Rate Loans or LIBO Rate Loans and the Interest Period or Interest Periods with respect thereto in the case of LIBO Rate Loans. Borrower shall deliver to Administrative Agent a Notice of Construction Loan Borrowing relating to each Construction Loan by 11:00 a.m. at least (i) three Banking Days before the date of the requested Borrowing in respect of LIBO Rate Loans and (ii) two Banking Days before the date of the requested Borrowing in respect of Base Rate Loans.

2

(d)          Construction Loan Principal Payments.

(i)          To the extent not previously paid or converted to Term Loans as provided in Section 2.2(a), Borrower shall repay to Administrative Agent, for the account of the Tranche A Lenders, in full on the Tranche A Construction Loan Maturity Date, the unpaid principal amount of the Tranche A Construction Loans, together with all accrued and unpaid interest thereon and fees and costs and other amounts due and payable under the Credit Documents with respect to the Tranche A Construction Loans.

(ii)         To the extent not previously paid, Borrower shall repay to Administrative Agent, for the account of the Tranche B Lenders, in full on the Tranche B Construction Loan Maturity Date, the unpaid principal amount of all Tranche B Construction Loans made by the Tranche B Lenders, together with all accrued and unpaid interest thereon and fees and costs and other amounts due and payable under the Credit Documents with respect to such Tranche B Construction Loans.

2.2         Term Loan Facility.

(a)          Term Loans. Subject to the terms and provisions set forth in this Credit Agreement, each Tranche A Lender agrees, severally but not jointly, to make to Borrower on the Term Conversion Date such loan as Borrower may request under Section 2.2(b) (individually, a “Term Loan”; and, collectively, the “Term Loans”), in an aggregate principal amount not to exceed such Tranche A Lender’s Proportionate Share (Commitment) of the Total Term Loan Commitment. The aggregate amount of the Term Loan Commitments available to Borrower on the Term Conversion Date shall be the lesser of (i) $138,500,000 and (ii) the aggregate principal amount of the Tranche A Construction Loans then outstanding as of the Term Conversion Date (after giving effect to any prepayments of the Tranche A Construction Loans to be made by Borrower on the Term Conversion Date pursuant to Section 2.8(c)(vii), if applicable) together with all accrued and unpaid interest, fees and costs and other amounts payable under the Credit Documents with respect thereto (such amount, as may be reduced from time to time in accordance with the terms hereof, the “Total Term Loan Commitment”). Each Tranche A Lender shall make its Term Loan by converting to a Term Loan the unpaid principal amount of its Tranche A Construction Loans then outstanding as of the Term Conversion Date together with all accrued and unpaid interest, fees and costs and other amounts payable under the Credit Documents with respect thereto, in an amount not in excess of its Term Loan Commitment. Each Tranche A Lender’s Term Loan Commitment shall be irrevocably terminated upon the making of such Term Loan by such Tranche A Lender on the Term Conversion Date.

3

(b)          Notice of Term Conversion. Borrower shall request Term Conversion by delivering to Administrative Agent a written notice in the form of Exhibit D-2, appropriately completed (the “Notice of Term Conversion”), which specifies, among other things: (i) the aggregate principal amount of the Tranche A Construction Loans to be converted to Term Loans, which shall not exceed the Total Term Loan Commitment; (ii) the proposed date of the Term Conversion, which shall be (A) no later than the Tranche A Construction Loan Maturity Date, and (B) on a Banking Day; (iii) whether the Term Loans then being requested are to be (or what portion thereof are to be) Base Rate Loans or LIBO Rate Loans and (iv) the initial Interest Periods selected by Borrower for such Term Loans, which Interest Periods shall correspond to those currently in effect under any Interest Rate Hedging Agreement. Borrower shall deliver the Notice of Term Conversion by 11:00 a.m. at least five Banking Days before the requested Term Conversion Date; provided, however, that such Notice of Term Conversion shall not be delivered more than 15 Banking Days before the requested Term Conversion Date.

(c)          Term Loan Principal Payments. Borrower shall repay to Administrative Agent, for the account of each Tranche A Lender, the aggregate unpaid principal amount of the Term Loan made by such Lender in installments payable on each Repayment Date in accordance with the Loan Amortization Schedule set forth on Exhibit K (as the same may be amended, amended and restated or otherwise modified in accordance with this Credit Agreement). Borrower shall repay to Administrative Agent, for the account of each Tranche A Lender, in full on the Term Loan Maturity Date any remaining unpaid principal, accrued and unpaid interest thereon and fees and costs with respect thereto due and payable hereunder.

2.3         Tranche C Loan Facility.

(a)          Tranche C Loans. Subject to the terms and provisions set forth in this Credit Agreement, each Tranche C Lender agrees, severally but not jointly, to advance to Borrower from time to time during the Tranche C Loan Availability Period, but not more than twice in any month, such loans as Borrower may request under Section 2.3(b) (individually, a “Tranche C Loan”; and, collectively, the “Tranche C Loans”), in an aggregate principal amount not to exceed such Tranche C Lender’s Proportionate Share (Commitment) of the Tranche C Loan Commitment; provided that, notwithstanding anything herein to the contrary, there shall be no more than one borrowing of Tranche C Loans that are Salmon Falls Loans hereunder. The aggregate amount of the Tranche C Loan Commitments shall not exceed $0 (such amount, as may be reduced from time to time in accordance with the terms hereof, the “Total Tranche C Loan Commitment”). The aggregate amount of Tranche C Loans outstanding at any point in time shall not exceed the Total Tranche C Loan Commitment. Each Tranche C Lender’s Tranche C Loan Commitment shall be irrevocably terminated upon the termination of the Tranche C Loan Availability Period.

(b)          Notice of Tranche C Loan Borrowing. Borrower shall request Tranche C Loans by delivering to Administrative Agent an irrevocable written notice in the form of Exhibit D-3A (in the case of a borrowing of Tranche C Loans that are REC Loans) or Exhibit D-3B (in the case of a borrowing of Tranche C Loans that are Salmon Falls Loans), appropriately completed (a “Notice of Tranche C Loan Borrowing”), which specifies, among other things: (i) the amount of the requested Borrowing, which shall be in the minimum amount of $1,000,000 or an integral multiple of $100,000 in excess thereof; provided that such minimum amount shall not apply to the final Borrowing of Tranche C Loans; (ii) the date of the requested Borrowing, which shall be a Banking Day; and (iii) whether the Tranche C Loans then being requested are to be (or what portion or portions thereof are to be) Base Rate Loans or LIBO Rate Loans and the Interest Period or Interest Periods with respect thereto in the case of LIBO Rate Loans. Borrower shall deliver to Administrative Agent a Notice of Tranche C Loan Borrowing relating to each Tranche C Loan by 11:00 a.m. at least (i) three Banking Days before the date of the requested Borrowing in respect of LIBO Rate Loans and (ii) one Banking Day before the date of the requested Borrowing in respect of Base Rate Loans. The Borrower may not submit a Notice of Borrowing in respect of Tranche C Loans that are REC Loans on or after the REC Loan Availability Termination Date. The Borrower may submit only one Notice of Tranche C Loan Borrowing in respect of Tranche C Loans that are Salmon Falls Loans, and the aggregate amount requested thereunder may not exceed the least of (i) the then-available Tranche C Loan Commitment, (ii) $27,000,000 and (iii) the amount that Borrower demonstrates to the satisfaction of the Administrative Agent meets the requirements of Section 3.6(f).

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(c)          Tranche C Loan Principal Payments. Borrower shall repay to Administrative Agent, for the account of each Tranche C Lender, the aggregate unpaid principal amount of the Tranche C Loans made by such Tranche C Lender as follows: (i) with respect to Tranche C Loans outstanding on the first Repayment Date set forth on Exhibit K hereto, in installments payable on the Repayment Dates as set forth on Exhibit K hereto and (ii) with respect to Tranche C Loans borrowed after the first Repayment Date set forth on Exhibit K hereto, in installments payable on the remaining Repayment Dates as set forth on Exhibit K hereto; provided that in such case the percentages set forth opposite such remaining Repayment Dates shall be increased, as to such Tranche C Loan, on a pro rata basis, by the percentage attributable to each prior Repayment Date. Borrower shall repay to Administrative Agent, for the account of each Tranche C Lender, in full on the Term Loan Maturity Date any remaining unpaid principal, interest, fees and costs payable with respect to Tranche C Loans hereunder.

2.4         Letter of Credit Facility.

(a)          Issuance.

(i)          PPA Letters of Credit. Subject to and upon the terms and conditions set forth herein, Borrower may request the issuance of, and the PPA Letter of Credit Issuing Bank hereby agrees to issue PPA Letters of Credit, at the request of Borrower for the applicable Borrower Subsidiary’s account (provided that Borrower is the co-applicant for such PPA Letters of Credit issued for the applicable Borrower Subsidiary’s account and Borrower and the applicable Borrower Subsidiary are jointly and severally liable with respect to any PPA Letter of Credit issued to the account of a Borrower Subsidiary), at any time during the PPA Letter of Credit Availability Period. PPA Letters of Credit issued hereunder shall constitute utilization of the Total PPA LC Commitment and at any time, the PPA LC Exposure at such time shall not exceed the Total PPA LC Commitment. The PPA Letter of Credit Issuing Bank will make available to the beneficiary thereof the original of the PPA Letter of Credit issued by it hereunder.

(ii)         DSR Letters of Credit. DSR Letters of Credit. Subject to and upon the terms and conditions set forth herein, Borrower may request the issuance of, and the DSR Letter of Credit Issuing Bank hereby agrees to issue DSR Letters of Credit, for the Borrower’s account, at any time during the DSR Letter of Credit Availability Period. DSR Letters of Credit issued hereunder shall constitute utilization of the Total DSR LC Commitment and at any time, the DSR LC Exposure at such time shall not exceed the Total DSR LC Commitment. The DSR Letter of Credit Issuing Bank will make available to the beneficiary thereof the original of the DSR Letter of Credit issued by it hereunder.

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(b)          Letter of Credit Commitments. Any Drawing Payment with respect to a Letter of Credit shall reduce the Stated Amount thereof dollar for dollar.

(i)          Eligible Reimbursed Drawing Payment. If (x) within five Banking Days immediately following a Drawing Payment in respect of a Letter of Credit, Borrower reimburses the applicable Letter of Credit Issuing Bank in full for such Drawing Payment and pays all interest accrued thereon at the Base Rate plus the Applicable Margin for Base Rate Loans and (y) on the date of such payment, (A) no Default or Event of Default shall have occurred and be continuing and (B) each representation and warranty set forth in Sections 4.1 through 4.6, 4.9, 4.14 through 4.16, 4.20, 4.27(a), 4.37 and 4.38 shall be true and correct in all material respects as if made on such date (except to the extent expressly made as of as an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such date), then the amount reimbursed by Borrower in respect of such Drawing Payment shall be an Eligible Reimbursed Drawing Payment.

(ii)         Eligible Repaid LC Loan. To the extent that a Drawing Payment has been converted into an LC Loan pursuant to Section 2.4(d)(iv) and such LC Loan, together with all interest accrued thereon, has been repaid in full and on the date of such payment (x) no Default or Event of Default shall have occurred and be continuing and (y) each representation and warranty set forth in Sections 4.1 through 4.6, 4.9, 4.14 through 4.16, 4.20, 4.27(a), 4.37 and 4.38 shall be true and correct in all material respects as if made on such date (except to the extent expressly made as of an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such date), then the amount of the LC Loan repaid in full by Borrower shall be an Eligible Repaid LC Loan.

(iii)        Cancelation or Expiration of Letter of Credit. Upon the expiration or cancelation of a Letter of Credit, the Stated Amount in respect of such Letter of Credit shall be permanently reduced to zero and, where such Letter of Credit is (A) a PPA Letter of Credit, the Total PPA LC Commitment, shall be permanently reduced by the Stated Amount of such Letter of Credit prior to such expiration or cancelation and (B) a DSR Letter of Credit, the Total DSR LC Commitment, shall be permanently reduced by the Stated Amount of such Letter of Credit prior to such expiration or cancelation.

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(c)          Notice of LC Activity. Borrower may request (x) the issuance or extension of any Letter of Credit and (y) any decrease or increase in the Stated Amount thereof by delivering to Administrative Agent and the applicable Letter of Credit Issuing Bank (with a copy to the applicable LC Lenders) an irrevocable written notice in the form of Exhibit D-4, appropriately completed (a “Notice of LC Activity”) and if requested by the applicable Letter of Credit Issuing Bank, a Letter of Credit application in such Letter of Credit Issuing Bank’s standard form (“Letter of Credit Application”), which specifies, among other things: (i) the particulars of the Letter of Credit to be issued, extended or amended, including the then-current Stated Amount of the Letter of Credit (which shall not exceed the then Available PPA LC Commitment, in the case of a PPA Letter of Credit, or the then Available DSR LC Commitment, in the case of a DSR Letter of Credit); and (ii) if an adjustment to the Stated Amount of such Letter of Credit is requested, the amount by which such Stated Amount is to be decreased or increased, as applicable, and the written confirmation of the beneficiary of such Letter of Credit confirming a decrease or increase in the Stated Amount of such Letter of Credit, where applicable; provided, however, that in no instance may the Stated Amount of any Letter of Credit be increased by an amount that would exceed the then Available PPA LC Commitment, in the case of a PPA Letter of Credit, or the then Available DSR LC Commitment, in the case of a DSR Letter of Credit.  Borrower shall deliver the Notice of LC Activity and/or any Letter of Credit Application to Administrative Agent (with a copy to the applicable Letter of Credit Issuing Bank) by 11:00 a.m. at least five Banking Days before the date of issuance, extension, increase or decrease of the Stated Amount of the Letter of Credit; provided that, with respect to the issuance of any Letter of Credit to be issued on or within five Banking Days of the Closing Date hereunder, such Notice of LC Activity and/or Letter of Credit Application shall be delivered by Borrower at least one Banking Day before the date of the requested issuance thereof. Upon the adjustment date, in the case of a requested increase or decrease of the Stated Amount under a Letter of Credit, or the date specified as being the date requested for issuance or extension, in the case of the issuance or extension of a Letter of Credit, in each case as the applicable date is specified in such Notice of LC Activity or Letter of Credit Application, subject to the terms and conditions set forth in this Credit Agreement, the applicable Letter of Credit Issuing Bank shall, by amendment or adjustment to the Letter of Credit, adjust the Stated Amount thereof downward or upward, as applicable, to reflect the decrease or increase, as applicable, or issue or extend the Letter of Credit, in each case as specified in such Notice of LC Activity or Letter of Credit Application. In the event of any conflict between the provisions set forth in this Credit Agreement and those set forth in a Notice of LC Activity or Letter of Credit Application, the provisions of this Credit Agreement shall control.

(d)          Disbursement Procedures; Participations, Funding LC Loans and Reimbursement.

(i)          Disbursement Procedures. Each Letter of Credit Issuing Bank shall, within a reasonable time following its receipt thereof but within four Banking Days, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Letter of Credit Issuing Bank shall promptly after such examination notify the Administrative Agent and Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Letter of Credit Issuing Bank has made or will make a Drawing Payment thereunder; provided that any failure to give or delay in giving such notice shall not relieve Borrower of its obligation to reimburse such Letter of Credit Issuing Bank and the applicable LC Lenders with respect to any such Drawing Payment.

(ii)         Participation.

(A)        By the issuance of a DSR Letter of Credit (or an amendment to a DSR Letter of Credit increasing the amount thereof) by the DSR Letter of Credit Issuing Bank and without any further action on the part of the DSR Letter of Credit Issuing Bank or the DSR LC Lenders, the DSR Letter of Credit Issuing Bank hereby grants to each DSR LC Lender, and each DSR LC Lender hereby acquires from such DSR Letter of Credit Issuing Bank, a participation in such DSR Letter of Credit equal to such DSR LC Lender’s Proportionate Share (Commitment) of the Stated Amount under such DSR Letter of Credit.

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(B)        By the issuance of a PPA Letter of Credit (or an amendment to a PPA Letter of Credit increasing the amount thereof) by the PPA Letter of Credit Issuing Bank and without any further action on the part of the PPA Letter of Credit Issuing Bank or the PPA LC Lenders, the PPA Letter of Credit Issuing Bank hereby grants to each PPA LC Lender, and each PPA LC Lender hereby acquires from such PPA Letter of Credit Issuing Bank, a participation in such PPA Letter of Credit equal to such PPA LC Lender’s Proportionate Share (Commitment) of the Stated Amount under such PPA Letter of Credit.

Each LC Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of applicable Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any applicable Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Total PPA LC Commitments, Total DSR LC Commitments, PPA LC Commitments or DSR LC Commitments.

(iii)        Funding of Participations.

(A)        In consideration and in furtherance of the foregoing Section 2.4(d)(ii)(A), each DSR LC Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the DSR Letter of Credit Issuing Bank, such DSR LC Lender’s Proportionate Share (Commitment) of each Drawing Payment made by the DSR Letter of Credit Issuing Bank promptly upon the request of the DSR Letter of Credit Issuing Bank at any time from the time of such Drawing Payment until such Drawing Payment is reimbursed by Borrower or at any time after any reimbursement payment is required to be refunded to Borrower for any reason.

(B)        In consideration and in furtherance of the foregoing Section 2.4(d)(ii)(B), each PPA LC Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the PPA Letter of Credit Issuing Bank, such PPA LC Lender’s Proportionate Share (Commitment) of each Drawing Payment made by the PPA Letter of Credit Issuing Bank promptly upon the request of the PPA Letter of Credit Issuing Bank at any time from the time of such Drawing Payment until such Drawing Payment is reimbursed by Borrower or at any time after any reimbursement payment is required to be refunded to Borrower for any reason. Each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

Each such payment under this Section 4.2(d)(iii) shall be made in the same manner as provided in Section 2.7(c) with respect to Construction Loans made by a Lender (and Section 2.7(c) shall apply, mutatis mutandis, to the payment obligations of the applicable LC Lenders (including the obligation to pay interest to the applicable Letter of Credit Issuing Bank in respect of late payments by an applicable LC Lender)), and the Administrative Agent shall promptly pay to the applicable Letter of Credit Issuing Bank the amounts so received by it from the applicable LC Lenders. Promptly following receipt by the Administrative Agent of any payment from Borrower pursuant to Section 2.4(d)(iv), the Administrative Agent shall distribute such payment to the applicable Letter of Credit Issuing Bank or, to the extent that the applicable LC Lenders have made payments pursuant to this Section 2.4(d)(iii) to reimburse such Letter of Credit Issuing Bank, then to such applicable LC Lenders and such Letter of Credit Issuing Bank as their interests may appear. Any payment made by an LC Lender pursuant to this Section 2.4(d)(iii) to reimburse a Letter of Credit Issuing Bank for any Drawing Payment shall not constitute an LC Loan (except in the circumstances described in paragraph (iv) below) and shall not relieve Borrower of its obligation to reimburse such Drawing Payment.

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(iv)        Reimbursement. If a Letter of Credit Issuing Bank shall make any Drawing Payment in respect of a Letter of Credit, the applicable Letter of Credit Issuing Bank shall provide notice thereof to Borrower that such Drawing Payment has been made (provided that the failure to deliver such notice shall not relieve Borrower of its obligation to reimburse such Letter of Credit Issuing Bank in accordance with this Credit Agreement) and Borrower shall reimburse such Letter of Credit Issuing Bank in respect of such Drawing Payment by paying to Administrative Agent an amount equal to such Drawing Payment and any interest accrued pursuant to Section 2.4(g) not later than 11:00 a.m. New York time, on the Banking Day that is within five Banking Days following the date on which the Drawing Payment is made; provided that unless Borrower otherwise notifies such Letter of Credit Issuing Bank and so long as (A) no Default or Event of Default shall have occurred and be continuing and (B) each representation and warranty of an Idaho Wind Entity set forth in Sections 4.1 through 4.6, 4.9, 4.14 through 4.16, 4.20, 4.27(a), 4.37 and 4.38 shall be true and correct in all material respects as if made on such date (except to the extent expressly made as of an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such date), such Drawing Payment shall be deemed to be financed on the date on which such Drawing Payment is made with a Borrowing (or a portion thereof) of loans (such Borrowing to reimburse Drawing Payments under DSR Letter of Credit, a “DSR LC Loan” and such Borrowing to reimburse Drawing Payments under PPA Letters of Credit, a “PPA LC Loan” and collectively, each, an “LC Loan”) that shall be made as Base Rate Loans, bearing interest at the Base Rate plus the Applicable Margin then applicable for Base Rate Loans plus, solely to the extent the Default Rate is not in effect, 0.25% per annum and Borrower’s obligation to reimburse such Drawing Payment shall be discharged and replaced by the resulting LC Loan. Borrower shall repay to Administrative Agent, for the account of each applicable LC Lender, the aggregate unpaid principal amount of the LC Loans made by such LC Lender in installments payable on each Repayment Date in accordance with the LC Loan Amortization Schedule set forth on Exhibit L (as the same may be amended, amended and restated or otherwise modified in accordance with this Credit Agreement), together with any remaining unpaid principal, interest, fees and costs due and payable on the Term Loan Maturity Date. Borrower shall prepay LC Loans in accordance with Section 2.8 and the Depositary Agreement.

If Borrower fails to make such reimbursement payment when due, Administrative Agent shall notify each applicable LC Lender of the applicable Drawing Payment, the payment then due from Borrower in respect thereof and such LC Lender’s Proportionate Share (Commitment) thereof.

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(e)          Reduction of Stated Amount; Cancellation or Return.

(i)          Other Reductions in Stated Amount.

(A) Borrower may, from time to time upon five Banking Days’ notice and the delivery of a Notice of LC Activity pursuant to clause (c) above to Administrative Agent, the DSR Letter of Credit Issuing Bank and the DSR LC Lenders, permanently reduce the Total DSR LC Commitment (and the Stated Amount of any DSR Letter of Credit) by the amount of $250,000, or an integral multiple thereof, or, Borrower may, from time to time upon five Banking Days’ prior notice to Administrative Agent, the DSR Letter of Credit Issuing Bank and the DSR LC Lenders, cancel any DSR Letter of Credit in its entirety; provided, however, that (x) so long as any Obligations remain outstanding, Administrative Agent shall be satisfied that no reduction or cancellation would cause a violation of any provision of this Credit Agreement or a breach of any provision of any other Operative Document and (y) in respect of a reduction or cancelation of an issued DSR Letter of Credit, Administrative Agent shall have received written notice from the applicable beneficiary of such DSR Letter of Credit, confirming such reduction or cancellation. The Total DSR LC Commitment shall not be reduced if the effect thereof would be to cause (1) the DSR LC Exposure to exceed the Total DSR LC Commitment or (2) Borrower to fail to satisfy its obligations under Section 4.5 of the Depositary Agreement.

(B) Borrower may, from time to time upon five Banking Days’ notice and the delivery of a Notice of LC Activity pursuant to clause (c) above to Administrative Agent, the PPA Letter of Credit Issuing Bank and the PPA LC Lenders, permanently reduce the Total PPA LC Commitment (and the Stated Amount of any PPA Letter of Credit) by the amount of $250,000, or an integral multiple thereof, or, Borrower may, from time to time upon five Banking Days’ prior notice to Administrative Agent, the PPA Letter of Credit Issuing Bank and the PPA LC Lenders, cancel any PPA Letter of Credit in its entirety; provided, however, that (x) so long as any Obligations remain outstanding, Administrative Agent shall be satisfied that no reduction or cancellation would cause a violation of any provision of this Credit Agreement or a breach of any provision of any other Operative Document and (y) in respect of a reduction or cancelation of an issued PPA Letter of Credit, Administrative Agent shall have received written notice from the applicable beneficiary of such PPA Letter of Credit, confirming such reduction or cancellation. The Total PPA LC Commitment shall not be reduced if the effect thereof would be to cause the PPA LC Exposure to exceed the Total PPA LC Commitment.

(C) Once reduced or cancelled solely pursuant to clause (i)(A) or (B) above, the Stated Amount of the applicable Letter of Credit and the Total DSR LC Commitment or Total PPA LC Commitment, as applicable, may not be increased. Any reductions to the Stated Amount, Available DSR LC Commitment, Available PPA LC Commitment, Total DSR LC Commitment and/or Total PPA LC Commitment, as applicable, of any Letter of Credit shall be applied ratably to each applicable LC Lender’s applicable LC Commitment with respect to such Letter of Credit.

(ii)         Cancellation Upon Event of Default. Upon the occurrence and during the continuation of an Event of Default under Article VIII or at such time as, pursuant to the terms hereof, Administrative Agent has accelerated the Obligations, and following notice to Collateral Agent, as beneficiary of the DSR Letter of Credit, the DSR Letter of Credit Issuing Bank shall be entitled to the return or cancellation of the DSR Letter of Credit (including as a result of a Drawing under the DSR Letter of Credit by Collateral Agent) at any time at least fifteen days after delivery to Administrative Agent, Collateral Agent and Borrower of a written notice of the applicable Letter of Credit Issuing Bank’s desire for the return or cancellation of such DSR Letter of Credit.

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(iii)        Expiration. The Letters of Credit shall expire on their respective Expiration Dates (which shall in no event be later than the LC Facility Maturity Date), or on such earlier date if canceled pursuant to the terms of this Credit Agreement, the applicable Letter of Credit or the applicable Principal Project Document.

(f)           Commercial Practices. Borrower assumes all risks of the acts or omissions of beneficiary or transferee of any Letter of Credit with respect to the use of such Letter of Credit. Borrower agrees that none of the Letter of Credit Issuing Banks, Administrative Agent, Collateral Agent nor any LC Lender (nor any of their respective directors, officers or employees) shall be liable or responsible for, and Borrower’s obligation to reimburse Drawing Payments shall be performed strictly in accordance with this Credit Agreement regardless of: (i) the use which may be made of the Letters of Credit or for any acts or omissions of any beneficiary or transferee in connection therewith; (ii) any reference which may be made to this Credit Agreement or to the Letters of Credit in any agreements, instruments or other documents; (iii) the validity, sufficiency or genuineness of documents (including this Credit Agreement) other than the Letters of Credit, or of any endorsement(s) thereon, which appear on their face to be valid, sufficient or genuine, as the case may be, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged or any statement therein prove to be untrue or inaccurate in any respect whatsoever; (iv) payment by the Letter of Credit Issuing Banks against presentation of documents which do not strictly comply with the terms of the Letters of Credit, including failure of any documents to bear any reference or adequate reference to such Letters of Credit so long as such documents substantially comply with the terms of the Letter of Credit; (v) any amendment or waiver of or any consent to departure from all or any terms of any of the Credit Documents; (vi) the existence of any claim, setoff, defense or other right which Borrower may have at any time against any beneficiary or transferee of any Letter of Credit (or any Persons for whom any such beneficiary or transferee may be acting), Administrative Agent, the Letter of Credit Issuing Banks, any LC Lender or any other Person, whether in connection with this Credit Agreement, the transactions contemplated herein or in the other Credit Documents, or in any unrelated transaction; (vii) any breach of contract or dispute among or between Borrower, Administrative Agent, the Letter of Credit Issuing Banks, any LC Lender, or any other Person; (viii) any demand, statement, certificate, draft or other document presented under the Letters of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (ix) any extension of time for or delay, renewal or compromise of or other indulgence or modification to the Drawing Payment granted or agreed to by Administrative Agent, the Letter of Credit Issuing Banks, or any LC Lender in accordance with the terms of this Credit Agreement; (x) any failure to preserve or protect any Collateral, any failure to perfect or preserve the perfection of any Lien thereon, or the release of any of the Collateral securing the performance or observance of the terms of this Credit Agreement or any of the other Credit Documents; or (xi) any other circumstances whatsoever in making or failing to make payment under the Letters of Credit, including the non completion of any Project for any cause whatsoever, the failure of a Borrower Subsidiary to occupy or use a Project in the manner contemplated by the Credit Documents or otherwise, any defect in title, design, operation, merchantability, fitness or condition of a Project or in the suitability of a Project for a Borrower Subsidiary’s purposes or needs, any failure of consideration, destruction of or damage to a Project, any commercial frustration of purpose, the taking by condemnation of title to or the use of all or any part of a Project, any regulatory change, any failure of any Person to perform or observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or in connection with the Credit Documents to which each is a party, except that a Letter of Credit Issuing Bank, as applicable, shall be liable to Borrower for acts or events described in clauses (i) through (xi) above to the extent, but only to the extent, of any direct damages, as opposed to indirect, special or consequential damages, suffered by Borrower which Borrower proves were caused by (A) such Letter of Credit Issuing Bank’s willful misconduct or gross negligence in determining whether a Drawing made under any Letter of Credit complies with the terms and conditions therefor stated in such Letter of Credit or (B) such Letter of Credit Issuing Bank’s failure to pay under any Letter of Credit after a Drawing by the beneficiary strictly complying with the terms and conditions of such Letter of Credit. Without limiting the foregoing, a Letter of Credit Issuing Bank may accept any document that appears on its face to be in order, without responsibility for further investigation.

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(g)          Interim Interest. If a Letter of Credit Issuing Bank shall make any Drawing Payment, then, unless Borrower shall reimburse such Drawing Payment in full on the date such Drawing Payment is made, the unpaid amount thereof shall bear interest, for each day from and including the date such Drawing Payment is made to but excluding the date that Borrower reimburses such Drawing Payment in full, at a rate equal to the Base Rate, in effect from time to time, plus the Applicable Margin for Base Rate Loans plus 0.25% per annum; provided that, if Borrower fails to reimburse such Drawing Payment when due pursuant to Section 2.4(d)(iv) through the conversion to an LC Loan or otherwise, then such overdue amount shall bear additional interest (after as well as before judgment) at a rate equal to 2% per annum. Interest accrued pursuant to this paragraph shall be for the account of the applicable Letter of Credit Issuing Bank, provided that, for the avoidance of doubt, any interest accrued in accordance with Section 2.5 on and after the date of payment by any LC Lender pursuant to Section 2.4(d)(iii) to reimburse such Letter of Credit Issuing Bank shall be for account of such LC Lender to the extent of such payment.

2.5         Interest Provisions Relating to All Loans.

(a)          Interest Rate.

(i)          Each Loan and, subject to Section 2.4(d)(iv), LC Loan shall be either a Base Rate Loan or a LIBO Rate Loan, as Borrower may request in its Notice of Construction Loan Borrowing, Conversion/Continuation Certificate or Notice of Term Conversion pursuant to this Article II, and thereafter, the basis of determining the interest rate with respect to each Loan and LC Loan may be changed from time to time pursuant to Section 2.5(d).

(ii)         Borrower shall pay interest (including interest accruing after the commencement of an insolvency proceeding of Borrower under applicable Bankruptcy Law) on the unpaid principal amount of each Loan and LC Loan which is a LIBO Rate Loan calculated from the date of such Loan or LC Loan (or the date of conversion or continuation thereof, as applicable) until the repayment or prepayment thereof, at a rate per annum equal to the Adjusted LIBO Rate for the relevant Interest Period plus the Applicable Margin. Borrower shall pay interest (including interest accruing after the commencement of an insolvency proceeding under applicable Bankruptcy Law) on the unpaid principal amount of each Loan and LC Loan which is a Base Rate Loan calculated from the date of such Loan or LC Loan until the repayment or prepayment thereof, at a rate per annum equal to the Base Rate for the relevant Interest Period plus the Applicable Margin.

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(b)          Interest Payment Dates. Interest accrued on each Loan and LC Loan shall be payable, without duplication (each applicable date, an “Interest Payment Date”):

(i)          on all Tranche A Construction Loans on the Tranche A Construction Loan Maturity Date, on all Tranche B Construction Loans on the Tranche B Construction Loan Maturity Date, on all LC Loans on the LC Facility Maturity Date and on all Term Loans, Tranche C Loans on the Term Loan Maturity Date, except as otherwise provided in Section 2.4(d)(iv);

(ii)         on the date of any prepayment, in whole or in part, of principal outstanding on such Loan or LC Loan, as applicable, in any amount accrued and unpaid on the amount of principal so prepaid;

(iii)        with respect to Base Rate Loans outstanding prior to the Term Conversion Date, on each Quarterly Date commencing December 31, 2010;

(iv)        with respect to any Base Rate Loan outstanding on or after the Term Conversion Date, on each Calculation Date commencing on the Calculation Date immediately following the Term Conversion Date; and

(v)         with respect to any LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the date three months after such LIBO Rate Loan is made or continued).

(c)          LIBO Rate Interest Periods.

(i)          The initial and each subsequent Interest Period selected by Borrower for all LIBO Rate Loans during the Tranche A Construction Loan Availability Period and the Tranche B Construction Loan Availability Period shall be one or three months. The initial and each subsequent Interest Period selected by Borrower for all LIBO Rate Loans after the Term Conversion Date shall be three or six months.

(ii)         In connection with each Term Loan, Tranche C Loan or LC Loan which is a LIBO Rate Loan, (A) the initial Interest Period selected by Borrower for all LIBO Rate Loans on or after the Term Conversion Date shall be an irregular Interest Period ending on the next Calculation Date after such Loan or LC Loan is made and (B) each subsequent Interest Period shall end on the three-month or six-month anniversary date of the commencement date of such Interest Period, as applicable, in accordance with clause (iii) below.

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(iii)        Any Interest Period which would otherwise end on a day which is not a Banking Day shall be extended to the next succeeding Banking Day unless such next Banking Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Banking Day. Any Interest Period which begins on the last Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Banking Day of the calendar month at the end of such Interest Period. Borrower may not select Interest Periods for a (A) Tranche A Construction Loan that is a LIBO Rate Loan which would otherwise end after the Tranche A Construction Loan Maturity Date, (B) Tranche B Construction Loan that is a LIBO Rate Loan which would otherwise end after the Tranche B Construction Loan Maturity Date, (C) LC Loan that is a LIBO Rate Loan which would otherwise end after the LC Facility Maturity Date or otherwise end after a date upon which LC Loans are required to be repaid, (D) Term Loan that is a LIBO Rate Loan which would otherwise end after the Term Loan Maturity Date or otherwise end after a date upon which such Term Loans are required to be repaid and (E) Tranche C Loans that is a LIBO Rate Loan which would otherwise end after the Term Loan Maturity Date or otherwise end after a date upon which such Tranche C Loans are required to be repaid. Any Interest Period for (A) a Tranche A Construction Loan which would otherwise end after the Tranche A Construction Loan Maturity Date shall end on the Tranche A Construction Loan Maturity Date, (B) a Tranche B Construction Loan which would otherwise end after the Tranche B Construction Loan Maturity Date shall end on the Tranche B Construction Loan Maturity Date, (C) an LC Loan which would otherwise end after the LC Facility Maturity Date shall end on the LC Facility Maturity Date, (D) a Term Loan which would otherwise end after the Term Loan Maturity Date shall end on the Term Loan Maturity Date and (E) a Tranche C Loan which would otherwise end after the Term Loan Maturity Date shall end on the Term Loan Maturity Date. Borrower may not at any time have outstanding more than six different Interest Periods relating to LIBO Rate Loans. At the request of Borrower, Administrative Agent and the Lenders shall cooperate in minimizing the number of Interest Periods outstanding under this Section 2.5(c)(iii) and in consolidating such Interest Periods and scheduled payment dates. Notwithstanding anything to the contrary provided in this Section 2.5(c)(iii), Borrower may request irregular Interest Periods with a duration other than a one, three or six month Interest Period in order to consolidate outstanding Interest Periods and scheduled payment dates, as well as to facilitate the repayment of LIBO Rate Loans and LC Loans converted from Base Rate Loans in accordance with the terms of this Credit Agreement. Upon receipt of a Conversion/Continuation Certificate from Borrower requesting such irregular Interest Period, Administrative Agent and Lenders shall endeavor to provide Borrower with such Interest Period as long as such Interest Period is available in the London interbank market, in the reasonable judgment of Administrative Agent; provided, that where this Credit Agreement requires Borrower to have an irregular Interest Period for a LIBO Rate Loan, Administrative Agent shall set the applicable Adjusted LIBO Rate through interpolating available LIBO Rates for periods having terms ending immediately prior to and immediately following such Interest Period (e.g., for a 75 day Interest Period, the Administrative Agent shall use the midpoint of a two month and three month LIBO Rate).

(d)          Continuation and Conversion Options. With respect to any Loans and LC Loans, Borrower shall have the right at any time upon the irrevocable delivery of a Conversion/Continuation Certificate to Administrative Agent (1) not later than 11:00 a.m., three Banking Days prior to the expiration of the Interest Period for any LIBO Rate Loan, to convert such LIBO Rate Loan to a Base Rate Loan, to continue any LIBO Rate Loan as a LIBO Rate Loan for any additional Interest Period or to convert the Interest Period with respect to any LIBO Rate Loan to another permissible Interest Period or (2) not later than 11:00 a.m., three Banking Days prior to such conversion, to convert any Base Rate Loan into a LIBO Rate Loan, subject to the following:

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(i)          no Event of Default shall have occurred and be continuing at the time of any conversion to a LIBO Rate Loan, or any continuation of a LIBO Rate Loan into a subsequent Interest Period;

(ii)         if fewer than all Loans or LC Loans of a particular Type at any time outstanding shall be continued or converted, such continuation or conversion shall be made pro rata among the applicable Lenders in accordance with the respective principal amount of such Loans or LC Loans held by the applicable Lenders immediately prior to such continuation or conversion;

(iii)        subject to Section 2.5(c)(iii) and the consolidation of Interest Periods provided for therein, no Base Rate Loan (or portion thereof) may be converted to a LIBO Rate Loan if, after such conversion, and after giving effect to any concurrent prepayment of Loans or LC Loans, an aggregate of more than six separate Interest Periods would be outstanding hereunder with respect to a Lender;

(iv)        the Interest Period with respect to a new LIBO Rate Loan effected by a continuation or conversion shall commence on the date of such continuation or conversion;

(v)         if a LIBO Rate Loan is converted to a Base Rate Loan other than as of the end of the Interest Period with respect thereto, the amounts required by Section 2.12 shall be paid upon such conversion;

(vi)        except as otherwise provided in Section 2.5(b), accrued interest on any Loan or LC Loan (or portion thereof) being converted to a Loan or LC Loan of a different Type shall be paid by Borrower at the time of conversion; and

(vii)       each request for a continuation as, or conversion to, a LIBO Rate Loan which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of three months.

Subject to the foregoing, in the event that Borrower shall not deliver a notice to continue or convert any LIBO Rate Loan as provided above, such LIBO Rate Loan (unless repaid) shall, in the case of any LIBO Rate Loan for which the then current Interest Period will terminate prior to the Term Conversion Date, automatically be continued as a LIBO Rate Loan with an Interest Period of one month, and in the case of any LIBO Rate Loan for which the then current Interest Period will terminate after the Term Conversion Date, automatically be converted to a LIBO Rate Loan with an Interest Period of three months, and in either case, Borrower shall reimburse Lenders for any Liquidation Costs incurred as a result of any such LIBO Rate Loan being repaid on any day other than the last day of the Interest Period for such LIBO Rate Loan in accordance with Section 2.12.

(e)          Interest Computations. Borrower agrees that all computations by Administrative Agent of interest shall be conclusive in the absence of manifest error. All computations of interest on LIBO Rate Loans hereunder shall be based upon a year of 360 days and the actual days elapsed (including the first day, but excluding the last day of the applicable Interest Period). All computations of interest on obligations for which interest is calculated at the Base Rate (including Base Rate Loans and the obligation of Borrower to reimburse Drawing Payments) hereunder shall be based upon a year of 365 days (or 366 days in a leap year) and the actual days elapsed (including the first day, but excluding the last day of the applicable Interest Period).

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2.6         Repayment of Loans; Evidence of Debt.

(a)          Borrower hereby unconditionally promises to pay to Administrative Agent, for the account of each Lender, the principal amount of each Loan and LC Loan as and when required hereunder together with interest on the unpaid principal amount thereof from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and, in the case of accrued interest, on the dates set forth in Sections 2.5 and 2.9(d)(i), as applicable.

(b)          Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of Borrower to such Lender resulting from each Loan or LC Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement.

(c)          Administrative Agent, on behalf of Borrower, shall maintain a register (the “Register”), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan or LC Loan made hereunder and any Note evidencing such Loan or LC Loan, the Type of such Loan or LC Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder and (iii) both the amount of any sum received by Administrative Agent hereunder from Borrower and each Lender’s share thereof. The Register shall be available for inspection by (x) Borrower and (y) any Lender, but only as to such Lender’s Loans, LC Loans and Commitments, in each case at any reasonable time and from time to time upon reasonable notice.

(d)          The entries made in the Register and the accounts of each Lender shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of any Lender or Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of Borrower to repay (with applicable interest) the Loans made to Borrower by such Lender in accordance with the terms of this Credit Agreement.

(e)          Borrower agrees that, upon its receipt of notice of the request to Administrative Agent by any Lender, Borrower will promptly execute and deliver to such Lender a promissory note of Borrower evidencing (i) any Tranche A Construction Loans of such Lender, substantially in the form of Exhibit A-1 (a “Tranche A Construction Note”), with appropriate insertions as to date and the outstanding principal amount, (ii) any Tranche B Construction Loans of such Lender, substantially in the form of Exhibit A-2 (a “Tranche B Construction Note”), with appropriate insertions as to date and the outstanding principal amount, (iii) any Term Loans of such Lender, substantially in the form of Exhibit A-3 (a “Term Note”), with appropriate insertions as to date and the outstanding principal amount, (iv) any Tranche C Loans of such Lender, substantially in the form of Exhibit A-4 (a “Tranche C Loan Note”), with appropriate insertions as to date and the outstanding principal amount and (v) any LC Loans of such Lender, substantially in the form of Exhibit A-5 (an “LC Note”), with appropriate insertions as to date and the outstanding principal amount.

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(f)           Construction Loans, Term Loans and Tranche C Loans once repaid or prepaid (whether at maturity, by acceleration or otherwise) may not be reborrowed. Reinstatement of amounts under Letters of Credit upon the payment of Drawing Payments shall be governed by Section 2.4.

2.7         Loan Funding.

(a)          Notice. Each Notice of Construction Loan Borrowing, Notice of Tranche C Loan Borrowing, Notice of Term Conversion and Continuation/Conversion Certificate shall be delivered to Administrative Agent in accordance with this Article II and Section 13.1. Administrative Agent shall promptly notify each applicable Lender of its Proportionate Share (Commitment) of each Borrowing, the date of such Borrowing, the Type of Loan being requested (or continued or converted) and the Interest Periods applicable thereto.

(b)          Pro Rata Funding. All Loans and LC Loans shall be made on a pro rata basis by the applicable Lenders in accordance with their respective Proportionate Share (Commitment) of such Loans and LC Loans, with the Term Loan by each Tranche A Lender equal to such Lender’s Proportionate Share (Loans) of the Tranche A Construction Loans converted to Term Loans.

(c)          Lender Funding. Subject to the terms and conditions hereof, no later than 12:00 p.m. on the date specified in each Notice of Construction Loan Borrowing, Notice of Tranche C Loan Borrowing, as the case may be, each Lender will make available, through such Lender’s Lending Office, its pro rata portion of the aggregate amount of the Loans requested to be made on such date, in Dollars and in immediately available funds at the Payment Office, and, if applicable, Administrative Agent will deposit the aggregate of the amounts so made available in accordance with the Depositary Agreement; provided that the proceeds of LC Loans shall be deposited with the Administrative Agent for payment to the applicable Letter of Credit Issuing Bank. Unless Administrative Agent shall have been notified by any Lender prior to the applicable date of Borrowing that such Lender does not intend to make available to Administrative Agent such Lender’s portion of the Borrowing on such date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such date, and Administrative Agent may (but shall have no obligation to), in reliance upon such assumption, make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount from such Lender on demand. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Borrower, and Borrower shall immediately pay such corresponding amount to Administrative Agent. Administrative Agent shall also be entitled to recover on demand from such Lender or Borrower, in accordance with the following, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Administrative Agent to Borrower until the date such corresponding amount is recovered by Administrative Agent, at a rate per annum equal to (i) if such amount is recovered from such Lender, the cost to Administrative Agent of acquiring overnight federal funds at the then applicable rate and (ii) if such amount is recovered from Borrower, the then applicable rate of interest as provided herein. Nothing in this Section 2.7(c) shall be deemed to relieve any Lender from its obligation to make a Loan or LC Loan hereunder or to prejudice any rights which Borrower may have against any Lender as a result of any failure by such Lender to make Loans or LC Loans hereunder.

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2.8         Prepayments; Reduction of Commitments.

(a)          Terms of all Prepayments. Upon the prepayment of any Loan or LC Loan (whether such prepayment is a voluntary prepayment under Section 2.8(b) or a Mandatory Prepayment), Borrower shall pay to Administrative Agent for the account of the Lender that made such Loan or LC Loan, (i) all accrued interest to the date of such prepayment on the amount prepaid; (ii) all accrued fees and costs to the date of such prepayment corresponding to the amount being prepaid; and (iii) with respect to any LIBO Rate Loans, if such prepayment is the prepayment of a Loan or LC Loan on a day other than the last day of an Interest Period for such Loan or LC Loan, all Liquidation Costs incurred by such Lender as a result of such prepayment.

(b)          Voluntary Prepayments.

(i)          Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part, at any time, and from time to time on the following terms and conditions: (A) Borrower shall give Administrative Agent at least three Banking Days’ prior written notice of its intent to prepay such Loans, the aggregate principal amount of the prepayment, the Types of Loans to be prepaid and in the event that there are outstanding LIBO Rate Loans with different Interest Periods, the specific LIBO Rate Loan(s) to be prepaid (which notice Administrative Agent shall promptly transmit to each of the Lenders); (B) such prepayment shall be in an aggregate principal amount of at least $1,000,000 (or an integral multiple of $100,000 in excess thereof) with respect to Loans, unless the remaining aggregate principal amount is to be prepaid in full, in which case such prepayment shall be in an aggregate principal amount equal to the entire remaining aggregate principal amount; (C) prepayments of a LIBO Rate Loan may only be made pursuant to this Section 2.8(b) on the last day of an Interest Period applicable thereto, unless Borrower pays Liquidation Costs and Hedge Fix Fees incurred in connection with a prepayment made on a date other than the last day of the Interest Period applicable thereto; and (D) such prepayment shall be applied to the remaining installments of principal of such Loans in inverse order of maturity.

(ii)         Borrower shall have the right to prepay the LC Loans, without premium or penalty, in whole or in part, at any time, and from time to time on the following terms and conditions: (A) Borrower shall give Administrative Agent at least three Banking Days’ prior written notice of its intent to prepay such LC Loans, the aggregate principal amount of the prepayment, the Types of LC Loans to be prepaid and in the event that there are outstanding LIBO Rate Loans with different Interest Periods, the specific LIBO Rate Loan(s) to be prepaid (which notice Administrative Agent shall promptly transmit to each of the applicable Lenders); (B) such prepayment shall be in an aggregate principal amount of at least $100,000 (or an integral multiple of $50,000 in excess thereof) with respect to LC Loans, unless the remaining aggregate principal amount is to be prepaid in full, in which case such prepayment shall be in an aggregate principal amount equal to the entire remaining aggregate principal amount; (C) prepayments of a LIBO Rate Loan may only be made pursuant to this Section 2.8(b) on the last day of an Interest Period applicable thereto, unless Borrower pays Liquidation Costs incurred in connection with a prepayment made on a date other than the last day of the Interest Period applicable thereto; and (D) such prepayment shall be applied to the remaining installments of principal of any LC Loans in inverse order of maturity.

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(c)          Mandatory Prepayments. Borrower shall make Mandatory Prepayments of the Loans and, where applicable, LC Loans as follows:

(i)          Borrower shall prepay the Loans and LC Loans to the extent that amounts are received as Net Disposition Proceeds, excluding Net Disposition Proceeds received from any disposition permitted by Section 6.3.

(ii)         Borrower shall prepay the Loans and LC Loans from any amounts on deposit in the Distribution Reserve Account in accordance with the Depositary Agreement.

(iii)        Borrower shall prepay the Loans and LC Loans with Loss Proceeds in accordance with the Depositary Agreement.

(iv)        Borrower shall prepay Tranche B Construction Loans with the Cash Grant Proceeds in accordance with the Depositary Agreement.

(v)         Borrower shall prepay the Loans and LC Loans with the proceeds in excess of $250,000 of Guaranteed Performance Commitment Liquidated Damages.

(vi)        In the event that (A) there occurs an Upwind Array Event and (B) the certificate delivered pursuant to Section 5.21 demonstrates that the Projected Debt Service Coverage Ratio, calculated as of each remaining Repayment Date, fails to demonstrate at least the Minimum Projected Debt Service Coverage Ratio according to the P50 Production Scenario and the P99 Production Scenario as set forth in the Base Case Projections, then Borrower shall prepay the Term Loans, Tranche C Loans and LC Loans in accordance with clause sixth of Section 4.2(c) of the Depositary Agreement not later than the next Repayment Date after the Adjustment Date (or, if such Upwind Array Event occurs prior to the Term Conversion Date, within ten (10) Banking Days of the Adjustment Date), in an amount and applied to principal installments as selected by Borrower sufficient to achieve a Projected Debt Service Coverage Ratio equal to or greater than the Minimum Projected Debt Service Coverage Ratio according to both production scenarios as set forth in the Base Case Projections and the Loan Amortization Schedule shall be deemed amended and revised to take into account the amount of such prepayment.

(vii)       If a WTG Location Variance Event has occurred, and Administrative Agent has determined that a WTG Overleverage Amount is payable by Borrower, Borrower shall prepay, through a Borrowing of Tranche B Construction Loans on the Term Conversion Date, the Tranche A Construction Loans in an amount equal to the lesser of (A) the WTG Overleverage Amount and (B) the difference of (1) the amount of any Available Tranche B Construction Loan Commitments on such date less (2) the amount of Tranche B Construction Loans that would otherwise be needed to pay or reserve for Project Costs necessary to be funded in order for the Term Conversion Date to occur, and the Term Loan Commitments shall be automatically reduced in an aggregate amount equal to the amount of Tranche A Construction Loans prepaid by Borrower pursuant to this Section 2.8(c)(vii).

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(viii)      Borrower shall prepay the Term Loans, Tranche C Loans and LC Loans in accordance with clause sixth of Section 4.2(c) of the Depositary Agreement in an amount equal to the WTG Overleverage Term Loan Amount.

(ix)        Borrower shall prepay the LC Loans in accordance with clause fifth of Section 4.2(c) of the Depositary Agreement, to be applied to the remaining installments of principal of such LC Loans in inverse order of maturity.

(d)          Application. Except as expressly set forth in Sections 2.8(b) and 2.8(c), the aggregate amount of any Mandatory Prepayment payable pursuant to Sections 2.8(c)(i), 2.8(c)(ii), 2.8(c)(iii), 2.8(c)(v) and 2.8(c)(viii) shall (x) first, be divided between the Loans and the LC Loans in proportion to the aggregate amount of Loans and LC Loans outstanding at the time of such prepayment and (y) second, the portion of such prepayment to be applied to the Loans and LC Loans shall be applied to the remaining installments of principal of such Loans and LC Loans in inverse order of maturity. The aggregate amount of any prepayment to be applied to the Loans shall be applied first to prepay, pro rata, (x) the Tranche A Construction Loans or the Term Loans then outstanding and (y) the Tranche C Loans and second, to prepay the Tranche B Construction Loans.

(e)          Mandatory Reduction of Tranche C Loan Commitment. The unutilized portion of the Total Tranche C Loan Commitment shall be automatically reduced:

(i)          on the REC Loan Availability Termination Date: (A) to the extent that a Tranche C Loan that is a Salmon Falls Loan has been made, to zero and (B) to the extent that no Tranche C Loan that is a Salmon Falls Loan has been made, to the lesser of (1) $27,000,000 and (2) an amount obtained by subtracting the aggregate original principal amount of all REC Loans previously made from the Total Tranche C Loan Commitment; and

(ii)         on the Salmon Falls Availability Termination Date, to zero.

2.9         Other Payment Terms.

(a)          Place and Manner. Borrower shall make all payments due to each Lender, Letter of Credit Issuing Bank and each Agent hereunder to Administrative Agent, for the account of such Lender, Letter of Credit Issuing Bank or such Agent at Administrative Agent’s account held at The Bank of Tokyo-Mitsubishi UFJ, Ltd. (ABA Number: 026-009-632, Account Name: Loan Operations Department, Account Number: 9777-0191, Attention: Agency Desk, Reference: Idaho Wind or as otherwise directed by Administrative Agent in writing from time to time), in lawful money of the United States and in immediately available funds not later than 12:30 p.m. on the date on which such payment is due. Any payment made after such time on any day shall be deemed received on the next Banking Day after such payment is received. Administrative Agent shall disburse to each Lender, Letter of Credit Issuing Bank or each Agent each such payment received by Administrative Agent for such Lender, Letter of Credit Issuing Bank or such Agent, such disbursement to occur on the day such payment is received if received by 12:30 p.m. otherwise on the next Banking Day, and each payment received by Administrative Agent on behalf of the Lenders, Letter of Credit Issuing Banks and the Agents, except as otherwise provided in the Credit Documents, shall be applied first, to any out-of-pocket costs, expenses and/or indemnities owed to the Agents, Letter of Credit Issuing Banks and Lenders; second to any fees of the Agents and Letter of Credit Issuing Banks; third, to the payment of any interest then due and payable to the Lenders; fourth, to the any principal due and payable to the Lenders and fifth, to any other amounts due and payable under the Credit Documents.

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(b)          Pro Rata Treatment of Lenders. Except as expressly set forth in Section 2.8(c)(iv), Section 2.8(c)(ix), Section 2.11, Section 2.16 and Section 11.5, Administrative Agent shall promptly distribute to each Lender, its pro rata share, according to such Lender’s Proportionate Share (Loans) of Loans and LC Loans, of each payment of principal and interest payable to the applicable Lenders on the Loans and LC Loans and of fees hereunder received by Administrative Agent for the account of the Lenders and of any other amounts owing under the Loans and LC Loans. If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.4(d) or 11.5, then Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by Administrative Agent for the account of such Lender for the benefit of Administrative Agent or the applicable Letter of Credit Issuing Bank to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by Administrative Agent in its discretion.

(c)          Date. Unless otherwise specified in this Credit Agreement, whenever any payment due hereunder shall fall due on a day other than a Banking Day, such payment shall be made on the next succeeding Banking Day, no Default or Event of Default shall be deemed to have occurred as a result of such extension of time, and such extension of time shall be included in the computation of interest or fees, as the case may be.

(d)          Late Payments; Conversion to Base Rate Loans.

(i)          During such periods that an Event of Default has occurred and is continuing, all outstanding Loans and LC Loans shall bear interest at a rate per annum equal to the Default Rate to but excluding the dates such Event of Default is remedied or waived. In addition, if any amounts required to be paid by Borrower under this Credit Agreement or the other Credit Documents (including principal or interest payable on any Loan or LC Loan, and any fees or other amounts otherwise payable to Administrative Agent or any Lender) remain unpaid after such amounts are due, Borrower shall pay interest on the aggregate, outstanding balance of such amounts from the date due until those amounts are paid in full at a per annum rate equal to the Default Rate. Payments of interest accruing pursuant to this Section 2.9(d)(i) shall be payable on demand.

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(ii)         Without limiting any rights or remedies of Administrative Agent under Article IX or other Credit Documents, as long as any Event of Default shall have occurred and be continuing, Administrative Agent (acting at the direction of the Majority Lenders in their sole discretion) may suspend the right of Borrower to continue any Loan or LC Loan on the basis of a LIBO Rate, in which event all LIBO Rate Loans then outstanding shall be automatically converted on the last Banking Day of the respective Interest Periods therefor into Base Rate Loans, except as provided in Section 2.5(d).

(e)          Net of Taxes, Etc.

(i)          Taxes. Any and all payments to or for the benefit of any Agent, Letter of Credit Issuing Bank or Lender by Borrower hereunder or under any other Credit Document shall be made free and clear of and without deduction, setoff or counterclaim of any kind whatsoever and in such amounts as may be necessary in order that all such payments, after deduction for or on account of any present or future taxes, levies, imposts, deductions, charges or withholdings arising from or relating to such Lender’s Commitments, Loans or LC Loans made under this Credit Agreement or other amounts payable to any Agent, Letter of Credit Issuing Bank or Lender under the Credit Documents, and all liabilities with respect thereto (excluding (A) taxes imposed on or measured by the net income of any Agent, Letter of Credit Issuing Bank or Lender by any jurisdiction or any political subdivision (or taxing authority thereof or therein) in which the Agent, Letter of Credit Issuing Bank or Lender is organized, has a permanent establishment or is engaged in business other than solely by reason of executing, owning an interest in, delivering or performing its rights and obligations or receiving a payment under, or enforcing, this Credit Agreement, any Note or any other Credit Document, (B) taxes imposed as a result of the failure of Administrative Agent or such Lender, as applicable, to comply with its obligations described in Section 2.9(f), and (C) all liabilities with respect to taxes described in clauses (A) and (B)) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”), shall be not less than the amounts otherwise specified to be paid under this Credit Agreement and the other Credit Documents. If Borrower shall be required by law to withhold or deduct any Taxes imposed by any Governmental Authority from or in respect of any sum payable hereunder or under any other Credit Document to any Agent, Letter of Credit Issuing Bank or Lender, (I) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.9(e)), such Agent, Letter of Credit Issuing Bank or Lender receives an amount equal to the sum it would have received had no such deductions been made; (II) Borrower shall make such deductions; and (III) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If Borrower shall make any payment under this Section 2.9(e) to or for the benefit of any Agent, any Letter of Credit Issuing Bank or Lender with respect to Taxes and if such Agent, Letter of Credit Issuing Bank or Lender determines in its sole discretion, exercised in good faith, that it has received the benefit of any credit or deduction for such Taxes attributable to such payment, then such Agent, Letter of Credit Issuing Bank or Lender shall pay to Borrower an amount equal to the net amount of such credit or deduction actually received by such Agent, Letter of Credit Issuing Bank or Lender to the extent attributable to such payment; provided, however, that the aggregate amount payable by such Agent, Letter of Credit Issuing Bank or Lender pursuant to this sentence shall not exceed the aggregate amount previously paid by Borrower with respect to such Taxes and no Agent, Letter of Credit Issuing Bank or Lender shall be required to pay any amounts pursuant to this Section 2.9(e) at any time when an Event of Default exists. In addition, Borrower agrees to pay any present or future stamp, recording or documentary taxes and any other excise or property taxes, charges or similar levies (other than those in the nature of taxes described in clauses (A) and (B) above and taxes imposed on the gross or net assets or capital of any Agent, Letter of Credit Issuing Bank or Lender by any jurisdiction or any political subdivision (or taxing authority thereof or therein) in which the Agent, Letter of Credit Issuing Bank or Lender is organized, has a permanent establishment or is engaged in business other than solely by reason of executing, delivering or performing its obligations or receiving a payment under, or enforcing, this Credit Agreement, any Note or any other Credit Document) that arise under applicable law from any payment made hereunder or under any other Credit Document or from the execution, delivery or performance or otherwise with respect to this Credit Agreement or any other Credit Document (hereinafter referred to as “Other Taxes”).

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(ii)         Indemnity. Borrower shall indemnify each Agent, Letter of Credit Issuing Bank and Lender on an After Tax Basis for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.9(e)) arising from the execution, delivery or performance of its obligations or from receiving a payment hereunder or under any other Credit Document, or enforcing this Credit Agreement or any other Credit Document, paid by any Agent, Letter of Credit Issuing Bank or Lender, or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided, however, that Borrower shall not be obligated to indemnify any Agent, Letter of Credit Issuing Bank or Lender for any penalties, interest or expenses relating to Taxes or Other Taxes arising from the indemnitee’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Each Agent, Letter of Credit Issuing Bank and Lender agrees to use its best efforts to give notice to Borrower of the assertion of any claim against such Agent, Letter of Credit Issuing Bank or Lender, as applicable, relating to such Taxes or Other Taxes reasonably promptly, and in no event later than 90 days after the principal officer of such Agent, Letter of Credit Issuing Bank or Lender responsible for administering this Credit Agreement has actual knowledge of such claim; provided that any Agent, Letter of Credit Issuing Bank or Lender’s failure to notify Borrower within such 90-day period of such assertion shall not relieve Borrower of its obligation under this Section 2.9(e). Payments by Borrower pursuant to this indemnification shall be made within 30 days from the date such Agent, Letter of Credit Issuing Bank or Lender makes written demand therefor (submitted through Administrative Agent), which demand shall be accompanied by a certificate describing in reasonable detail a fair and reasonable basis for the calculations thereof. Each Agent, Letter of Credit Issuing Bank and Lender agree to (i) repay to Borrower any refund (including that portion of any interest that was included as part of such refund with respect to Taxes or Other Taxes paid by Borrower pursuant to this Section 2.9(e)) received by such Agent, Letter of Credit Issuing Bank or Lender for Taxes or Other Taxes that were paid by Borrower pursuant to this Section 2.9(e); provided, however, that no Agent, Letter of Credit Issuing Bank or Lender shall be required to pay any amounts pursuant to this Section 2.9(e) at any time following the occurrence and during the continuation of an Event of Default and (ii) determine in its sole discretion to contest, with the cooperation and at the expense of Borrower, any such Taxes or Other Taxes which such Agent, Letter of Credit Issuing Bank, Lender or Borrower reasonably believes not to have been properly assessed.

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(iii)        Notice. Within 30 days after the date of any payment of Taxes or Other Taxes by Borrower, Borrower shall furnish to Administrative Agent, at its address referred to in Section 13.1, the original or a certified copy of a receipt evidencing payment thereof, or if such receipt is not obtainable, other evidence of such payment by Borrower reasonably satisfactory to the Lenders. Borrower shall indemnify each Agent, Letter of Credit Issuing Bank and Lender, as applicable, for all reasonable losses and expenses sustained by such Agent, Letter of Credit Issuing Bank or Lender, as the case may be, as a result of any failure by Borrower to so furnish the original or certified copy of such receipt.

(iv)        Survival of Obligations. The obligations of Borrower under this Section 2.9(e) shall survive the termination of this Credit Agreement and the repayment of the Obligations for a period that is coterminous with the statute of limitations applicable to actions by applicable Governmental Authorities for the payment of Taxes.

(v)         Tax Returns; No Interference. Nothing in this Section 2.9(e) shall be construed to require any Agent, any Lender or any Letter of Credit Issuing Bank to (x) make available its tax returns (or any other information relating to its taxes that it deems confidential or proprietary) to Borrower or any other Person unless required in order for any Obligor to perform its obligations hereunder or (y) take other actions that, in the reasonable judgment of such Lender, would be adverse to its commercial interests. Nothing in this Credit Agreement shall interfere with the right of any Agent, any Lender or any Letter of Credit Issuing Bank to arrange its affairs, tax or otherwise, in whatever manner it thinks fit.

(f)           Withholding Exemption Certificates. Administrative Agent and each Letter of Credit Issuing Bank, on the Closing Date, and each Lender, upon becoming a Lender hereunder, agree that they will deliver to Borrower and Administrative Agent (and Administrative Agent agrees that it will deliver to Borrower and Collateral Agent) either (i) a statement that it is a United States person (as defined in Section 7701(a)(30) of the Code) pursuant to a Form W-9; or (ii) if it is not a United States person, (y) two duly completed copies of United States Internal Revenue Service Form W-8ECI or Form W-8BEN or successor applicable form, as appropriate, or (z) in the case of an Administrative Agent, Letter of Credit Issuing Bank or Lender claiming the benefits of the exemption for portfolio interest, a letter in the form of Exhibit J-1 “Withholding Certificate (Portfolio Interest)”, such Form W-8ECI or Form W-8BEN or letter in the form of Exhibit J-1 certifying in each case that such Administrative Agent, Letter of Credit Issuing Bank or Lender is entitled to receive payments under this Credit Agreement without deduction or withholding of any United States federal income taxes. Each Letter of Credit Issuing Bank and Lender which delivers to Borrower and Administrative Agent a Form W-8ECI or W-8BEN pursuant to the preceding sentence or accompanying a letter in the form of Exhibit J-1 further undertakes to deliver to Borrower and Administrative Agent further copies of the said letter and Form W-8ECI or W-8BEN, or successor applicable forms, or other manner of certification or procedure, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or within a reasonable time after gaining knowledge of the occurrence of any event requiring a change in the most recent letter and forms previously delivered by it to Borrower, and such extensions or renewals thereof as may reasonably be requested by Borrower or Administrative Agent, certifying in the case of a Form W-8ECI or W-8BEN that such Lender is entitled to receive payments under this Credit Agreement, the Notes and the other Credit Documents without deduction or withholding of any United States federal income taxes, unless in any such cases a Change of Law has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent a Lender from duly completing and delivering any such letter or form with respect to it. In the event that any Lender is not qualified or otherwise fails to satisfy the provisions of this Section 2.9(f), Borrower, Administrative Agent and such Lender shall take reasonable action at the expense of Borrower to find another Person to be substituted for such Lender in the manner provided in Section 11.11 hereof; provided that such Lender shall not be required to substitute any other Person if such substitution would result in any adverse consequence for which such Lender is not indemnified to its satisfaction.

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2.10       Sharing of Payments, Etc. If any Lender (a “Benefited Bank”) shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of any Loans or LC Loans (or interest thereon) owed to it, in excess of its ratable share of payments on account of such Loans or LC Loans obtained by all Lenders entitled to such payments, such Lender shall forthwith purchase from the other Lenders such participations in the Loans or LC Loans, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; and if after taking into account such participations the Benefited Bank continues to have access to additional funds of Borrower for application on account of its debt, then the Benefited Bank shall use such funds to reduce Indebtedness held by it and share such payments with the other Lenders; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from such Lender shall be rescinded and each other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender’s ratable share (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

2.11       Limitations on LIBO Rate Borrowing; Change of Circumstances.

(a)          Inability to Determine Rates.

(i)          If, prior to the first day of any Interest Period for LIBO Rate Loans, Administrative Agent shall have determined (which determination shall be conclusive and binding upon Borrower) that, by reason of circumstances affecting the relevant market, adequate and commercially reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period, Administrative Agent shall give facsimile or telephonic notice thereof to Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any LIBO Rate Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to LIBO Rate Loans shall be continued as Base Rate Loans and (z) any outstanding LIBO Rate Loans shall be converted, on the last day of the then-current Interest Period, to Base Rate Loans. Until such notice has been withdrawn by Administrative Agent, no LIBO Rate Loans shall be made or continued, and Borrower shall not have the right to convert Loans to LIBO Rate Loans. Once such notice has been withdrawn, Borrower may resume Borrowings of, and conversions to, LIBO Rate Loans as provided elsewhere in this Credit Agreement.

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(ii)         No later than 5:00 p.m. three Banking Days prior to the date when any Interest Period for a LIBO Rate Loan may be requested by Borrower (including any continuations of LIBO Rate Loans), any Lender (such lender, the “Affected Lender”) is entitled to provide a written notice to Administrative Agent and Borrower with respect to such Affected Lender’s projected additional costs of funds (in excess of the LIBO Rate then in effect) with respect to the relevant Interest Period for such LIBO Rate Loan. The Affected Lender is required to include in such written notice that (x) the relevant LIBO Rate for the upcoming Interest Period does not adequately reflect the Affected Lender’s funding costs and (y) the additional funding costs being claimed by the Affected Lender are a reasonable approximation of such additional costs sought to be recovered determined by applying reasonable practices used by such Affected Lender. After receipt of such written notice from Affected Lenders holding, in the aggregate, at least 35% of the Proportionate Share (Loans) of the LIBO Rate Loans under this Credit Agreement, (a) Administrative Agent shall provide written notice to the Lenders and Borrower (an “Additional Funding Costs Notice”) that Lenders holding, in the aggregate, at least 35% of the Proportionate Share (Loans) of the LIBO Rate Loans under this Credit Agreement have claimed additional funding costs (without specifying the identity of each such Affected Lender or the amount of the additional funding costs) and (b) each such Affected Lender’s LIBO Rate Loan for the relevant Interest Period shall accrue interest at (x) the applicable Adjusted LIBO Rate, plus (y) the relevant Applicable Margin and (z) the additional funding costs claimed by each such Affected Lender in its notice to Borrower and Administrative Agent. Upon receipt from Administrative Agent of the Additional Funding Costs Notice, Borrower shall have the right to convert the relevant LIBO Rate Loans to Base Rate Loans in accordance with Section 2.5(d).

(b)          Illegality. If, after the date of this Credit Agreement, the adoption of any Legal Requirement, any change in any Legal Requirement or the application or requirements thereof (whether such change occurs in accordance with the terms of such Legal Requirement as enacted, as a result of amendment, or otherwise), any change in the interpretation or administration of any Legal Requirement by any Governmental Authority, or compliance by any Lender or Borrower with any request or directive (whether or not having the force of law) of any Governmental Authority (a “Change of Law”) shall make it unlawful or impossible for any Lender to make or maintain any LIBO Rate Loan, such Lender shall immediately notify Administrative Agent and Borrower of such Change of Law. Upon receipt of such notice (i) Borrower’s right to request the making of, and the Lenders’ obligations to make or continue, LIBO Rate Loans shall be suspended for so long as such condition shall exist, and (ii) Borrower shall, at its option, either (y) immediately prepay such Loans or (x) convert such outstanding LIBO Rate Loans into Base Rate Loans. Any conversion or prepayment of LIBO Rate Loans made pursuant to the preceding sentence prior to the last day of an Interest Period for such Loans shall be deemed a prepayment thereof for purposes of Section 2.8. Notwithstanding anything to the contrary provided in this Section 2.11(b), Borrower may replace any Lender, affected as described in this Section 2.11(b), pursuant to Section 11.11.

(c)          Increased Costs. If, after the date of this Credit Agreement, any Change of Law:

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(i)          shall subject any Lender to any duty or other similar charge with respect to any Loan or Commitment with respect to such Lender, or shall change the basis of taxation of payments by Borrower to any Lender on such a Loan or LC Loan or with respect to any Commitment (except for Taxes or Other Taxes or changes in the rate of taxation on the overall net income of the any Lender); or

(ii)         shall impose, modify or hold applicable any reserve requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any Lender for any LIBO Rate Loan; or

(iii)        shall impose on any Lender any other condition directly related to any LIBO Rate Loan or Commitment;

and the effect of any of the foregoing is to increase the cost to such Lender of making, issuing, creating, renewing, participating in or maintaining any such Commitment or to reduce any amount receivable by such Lender hereunder or under the Notes, then Borrower shall from time to time, upon demand by such Lender (accompanied by a certificate from such Lender setting forth the calculations used in determining such incurred costs in reasonable detail), as the case may be, pay to such Lender additional amounts sufficient to reimburse such Lender for such increased costs or to compensate such Lender for such reduced amounts, to the extent actually incurred by or suffered by such Lender; provided that no Lender may make a claim for increased costs hereunder which are already addressed in the definition of Reserve Requirement.

(d)         Capital Requirements. If, after the date of this Credit Agreement, any Lender determines that (i) any Change of Law affects the amount of capital required or expected to be maintained by such Lender or the Lending Office of such Lender (a “Capital Adequacy Requirement”) and (ii) the amount of capital maintained by such Lender or such Lending Office which is attributable to or based upon the Loans, LC Loans, the Commitments or this Credit Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account the policies of such Lender with respect to capital adequacy), Borrower shall pay to Administrative Agent on behalf of such Lender, upon demand of Administrative Agent on behalf of such Lender (accompanied by a certificate from such Lender setting forth the calculations used in determining such incurred costs in reasonable detail), such amounts as such Lender shall determine are necessary to compensate such Lender for the increased costs to such Lender of such increased capital.

(e)         Notice. Each Lender will notify Administrative Agent of any event occurring after the date of this Credit Agreement that entitles such Person to compensation pursuant to this Section 2.11, as promptly as is reasonable, and in no event later than 90 days after the principal officer of such Lender responsible for administering this Credit Agreement has actual knowledge of such claim, and Administrative Agent shall promptly notify Borrower of such event; provided that any such Lender’s failure to notify Administrative Agent within such 90 day period of such assertion shall not relieve Borrower of its obligation under this Section 2.11 with respect to claims arising prior to the end of such period, but shall relieve Borrower of its obligations under this Section 2.11 with respect to the time between the end of such period and such time as Borrower receives notices as provided herein (except that, if the event giving rise to such increased costs or reductions is retroactive, then the period referred to above shall be extended to include the period of retroactive effect thereof). Any Lender seeking compensation under this Section 2.11 shall promptly deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.11, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

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2.12       Funding Losses. If Borrower shall (a) repay or prepay any LIBO Rate Loans on any day other than the last day of an Interest Period for such LIBO Rate Loans (whether as a voluntary prepayment or a Mandatory Prepayment), (b) fail to borrow, continue or convert any LIBO Rate Loan in accordance with a Notice of Construction Loan Borrowing, Notice of Tranche C Loan Borrowing, Notice of Term Conversion or Conversion/Continuation Certificate delivered to Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise other than a default by a Lender), or (c) fail to make any prepayment of any LIBO Rate Loan in accordance with any notice of prepayment delivered to Administrative Agent; then Borrower shall, upon demand by any Lender, reimburse such Lender for all documented and reasonable costs, losses, liabilities or expenses which such Lender may incur as a result of such repayment, prepayment or failure, including any loss, cost, liability or expense actually incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain such LIBO Rate Loan (but excluding any anticipated profits) (“Liquidation Costs”). Each Lender demanding payment under this Section 2.12 shall deliver to Administrative Agent a certificate setting forth and reasonably accounting for the amount of costs and losses for which demand is made, and Administrative Agent shall promptly provide such certificate to Borrower.

2.13       Alternate Office; Minimization of Costs.

(a)          To the extent reasonably possible, each Lender shall designate an alternative Lending Office with respect to its Loans and LC Loans and otherwise take any reasonable actions to reduce any liability of Borrower to such Lender under Sections 2.9(e), 2.11(c) or 2.11(d), or to avoid the unavailability of any Loans or LC Loans or an interest rate option under Section 2.11(b) so long as such Lender, in its sole discretion, does not determine that such designation is illegal or materially disadvantageous to such Lender.

(b)          Any Lender may designate a Lending Office other than that set forth on Exhibit I and may assign all of its interests under the Credit Documents, and its Notes, to such Lending Office, provided however, such designation or assignment shall not render the Loans or LC Loans or an interest rate option unavailable hereunder and that any liability of Borrower under Section 2.9(e), shall not exceed the amount otherwise payable at the time of such designation, if such designation had not been made.

(c)          Each Lender shall use reasonable efforts to avoid or minimize any additional costs, taxes, expense or obligation which might otherwise be imposed on Borrower pursuant to Sections 2.9(e), 2.11(c), or 2.11(d) or as a result of such Lender being subject to a Reserve Requirement or to avoid the unavailability of Loans or LC Loans or an interest rate option under Section 2.11(a) or Section 2.11(b); provided, however, that such efforts shall not cause the imposition on any Lender of any material additional costs (as determined in such Lender’s sole discretion) or legal or regulatory burdens (unless Borrower shall provide such Lender with an indemnification for such additional costs in form and substance reasonably satisfactory to such Lender).

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2.14       Fees.

(a)          Commitment Fees.

(i)          On each Quarterly Date during the Tranche A Construction Loan Availability Period (where all or any portion of such calendar quarter occurs on or after the Closing Date) and on the Tranche A Construction Loan Maturity Date, Borrower shall pay to Administrative Agent, for the benefit of the Tranche A Lenders, accruing from the Closing Date or the first day of such quarter, as the case may be, Tranche A Construction Loan commitment fees for such quarter (or portion thereof) then ending equal to the product of (x) 0.75% times (y) the daily average Available Tranche A Construction Loan Commitment for such quarter (or portion thereof) times (z) a fraction, the numerator of which is the number of days in such quarter (or portion thereof) and the denominator of which is 360.

(ii)         On each Quarterly Date during the Tranche B Construction Loan Availability Period (where all or any portion of such calendar quarter occurs on or after the Closing Date) and on the Tranche B Construction Loan Maturity Date, Borrower shall pay to Administrative Agent, for the benefit of the Tranche B Lenders, accruing from the Closing Date or the first day of such quarter, as the case may be, Tranche B Construction Loan commitment fees for such quarter (or portion thereof) then ending equal to the product of (x) 0.75% times (y) the daily average Available Tranche B Construction Loan Commitment for such quarter (or portion thereof) times (z) a fraction, the numerator of which is the number of days in such quarter (or portion thereof) and the denominator of which is 360.

(iii)        (x) Prior to December 31, 2011, on each Quarterly Date during the Tranche C Loan Availability Period (where all or any portion of such calendar quarter occurs on or after the Closing Date), Borrower shall pay to Administrative Agent, for the benefit of the Tranche C Lenders, accruing from the Closing Date or the first day of such quarter, as the case may be, commitment fees for such quarter (or portion thereof) then ending equal the product of (A) 0.75% times (B) the daily average Available Tranche C Loan Commitment for such quarter (or portion thereof) times (C) a fraction, the numerator of which is the number of days in such quarter (or portion thereof) and the denominator of which is 360 and (y) after December 31, 2011, on each Quarterly Date during the Tranche C Loan Availability Period occurring after December 31, 2011, Borrower shall pay to Administrative Agent, for the benefit of the Tranche C Lenders, accruing from the first day of such quarter, commitment fees for such quarter (or portion thereof) then ending equal the product of (A) 1.00% times (B) the daily average Available Tranche C Loan Commitment for such quarter (or portion thereof) times (C) a fraction, the numerator of which is the number of days in such quarter (or portion thereof) and the denominator of which is 360.

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(iv)        On each Quarterly Date from the Closing Date to the LC Facility Maturity Date (where all or any portion of such calendar quarter occurs on or after the Closing Date) and on the LC Facility Maturity Date, Borrower shall pay to Administrative Agent, for the benefit of the LC Lenders, accruing from the Closing Date or the first day of such quarter, as the case may be, Letter of Credit commitment fees for such quarter (or portion thereof) then ending equal to the product of (x) 0.75% times (y) the daily average Available LC Commitment with respect to Letters of Credit for such quarter (or portion thereof) times (z) a fraction, the numerator of which is the number of days in such quarter (or portion thereof) and the denominator of which is 360.

(b)          Annual Agency Fee; Collateral Agent and Depositary Bank Fee. Borrower shall pay to (x) Administrative Agent solely for Administrative Agent’s account the non-refundable fees described in the Administrative Agent Fee Letter and (y) shall pay to Collateral Agent and Depositary Bank the non-refundable fees described in the Collateral Agent and Depositary Bank Fee Letter.

(c)          LC Fees.

(i)          On each Quarterly Date during any period in which a Letter of Credit is outstanding, Borrower shall pay to the Letter of Credit Issuing Bank, for the account of the LC Lenders pro rata, based on each LC Lender’s Proportionate Share (Commitment) of such Letter of Credit, letter of credit fees in arrears for such quarter (or a portion thereof) in an aggregate amount equal to the product of (x) the Applicable Margin for LIBO Rate Loans times (y) the daily average Stated Amount available from time to time to be drawn under each Letter of Credit for such quarter (or portion thereof), including the first day of such period but excluding the last day thereof, times (z) a fraction, the numerator of which is the number of days in such quarter (or portion thereof), including the first day of such quarter but excluding the last day thereof, and the denominator of which is 360 (the “LC Maintenance Fees”).

(ii)         If any Person other than the Initial LC Lenders (or an Affiliate thereof) becomes an LC Lender pursuant to Section 11.13(b), then, on each Quarterly Date during any period in which a Letter of Credit is outstanding, Borrower shall pay to the Letter of Credit Issuing Bank a fronting fee in respect of such Letter of Credit equal to the product of (x) 0.375%, times (y) the excess, if any, of (A) the daily average Stated Amount available from time to time to be drawn under the Letter of Credit for such quarter (or portion thereof), including the first day of such period but excluding the last day thereof over (B) an amount equal to the Letter of Credit Issuing Bank’s (in its (or its Affiliate’s) capacity as a Lender) Proportionate Share (Commitment) of the daily average Stated Amount of the Letter of Credit for such quarter (or portion thereof), including the first day of such period but excluding the last day of thereof, times (z) a fraction, the numerator of which is the number of days in such quarter (or portion thereof), including the first day of such quarter but excluding the last day thereof, and the denominator of which is 360.

2.15       Loan Type and Class. Loans and LC Loans may be classified and referred to by type (“Type”) or class (“Class”). The “Type” of a Loan or LC Loan refers to whether such Loan or LC Loan is a Base Rate Loan or a LIBO Rate Loan, each of which constitutes a Type. The “Class” of a Loan or LC Loan refers to whether such Loan or LC Loan is a Tranche A Construction Loan, a Tranche B Construction Loan, an LC Loan, a Term Loan, or a Tranche C Loan and, when used in reference to any Commitment, refer to whether such Commitment is a Tranche A Construction Loan Commitment, Tranche B Construction Loan Commitment, LC Commitment, Term Loan Commitment or Tranche C Loan Commitment.

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2.16       Defaulting Lenders. Notwithstanding any provision of this Credit Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender :

(a)          fees shall cease to accrue on the unfunded portion of the Commitments of such Defaulting Lender pursuant to Section 2.14(a);

(b)          the Commitments of such Defaulting Lender shall not be included in determining whether the Majority Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.10); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;

(c)          if any DSR LC Exposure exists at the time a DSR LC Lender becomes a Defaulting Lender (and to the extent that such DSR LC Exposure has not been converted into an LC Loan in accordance with this Credit Agreement) then:

(i)          all or any part of such Defaulting Lender’s Proportionate Share (Commitment) of the DSR LC Exposure shall be reallocated among the non-Defaulting DSR LC Lenders in accordance with each such non-Defaulting DSR Lender’s Proportionate Share (Commitment) of the Total DSR LC Commitment (provided that, for the purposes of such calculation, the Defaulting Lender’s Proportionate Share (Commitment) of the Total DSR LC Commitment shall be disregarded), as applicable, but only to the extent the sum of all non-Defaulting DSR LC Lenders’ DSR LC Exposure does not exceed the total of all non-Defaulting DSR LC Lenders’ DSR LC Commitments;

(ii)         Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.14(c) with respect to such Defaulting Lenders’ Proportionate Share (Commitment) of the DSR LC Exposure; and

(iii)        if the DSR LC Exposure of the non-Defaulting DSR LC Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.14(a) and Section 2.14(c) shall be adjusted in accordance with such non-Defaulting DSR LC Lenders’ Proportionate Share (Commitment) of the Total DSR LC Commitment;

(c)          if any PPA LC Exposure exists at the time a PPA LC Lender becomes a Defaulting Lender (and to the extent that such PPA LC Exposure has not been converted into an LC Loan in accordance with this Credit Agreement) then:

(i)          all or any part of such Defaulting Lender’s Proportionate Share (Commitment) of the PPA LC Exposure shall be reallocated among the non-Defaulting PPA LC Lenders in accordance with each such non-Defaulting PPA Lender’s Proportionate Share (Commitment) of the Total PPA LC Commitment (provided that, for the purposes of such calculation, the Defaulting Lender’s Proportionate Share (Commitment) of the Total PPA LC Commitment shall be disregarded), as applicable, but only to the extent the sum of all non-Defaulting PPA LC Lenders’ PPA LC Exposure does not exceed the total of all non-Defaulting PPA LC Lenders’ PPA LC Commitments;

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(ii)         Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.14(c) with respect to such Defaulting Lenders’ Proportionate Share (Commitment) of the PPA LC Exposure; and

(iii)        if the PPA LC Exposure of the non-Defaulting PPA LC Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.14(a) and Section 2.14(c) shall be adjusted in accordance with such non-Defaulting PPA LC Lenders’ Proportionate Share (Commitment) of the Total PPA LC Commitment; and

(d)          so long as such Lender is a Defaulting Lender, each Letter of Credit Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding DSR LC Exposure or PPA LC Exposure, as applicable, will be 100% covered by the applicable LC Commitments of the applicable non-Defaulting LC Lenders and/or cash collateral will be provided by Borrower in accordance with Section 2.16(c), and participating interests in any newly issued or increased Letter of Credit shall be allocated among the applicable non-Defaulting LC Lenders in a manner consistent with Section 2.16(c)(i) (and such Defaulting Lender shall not participate therein).

In the event that Administrative Agent, Borrower and each Letter of Credit Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the DSR LC Exposure or PPA LC Exposure, as applicable of the LC Lenders shall be readjusted to reflect the inclusion of such LC Lender’s DSR LC Commitment or PPA LC Commitment, as applicable, and on such date such Lender shall purchase at par such of the Loans of the other Lenders as Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Proportionate Share (Loans) of the applicable Loans and LC Loans, subject to payment by such Lender to each other applicable Lender, Borrower and each applicable Agent of all fees, costs and expenses in connection with such Lender having become a Defaulting Lender and the purchase by such Defaulting Lender of Loans or portions thereof in accordance with this paragraph.

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2.17       Incremental Loans.

(a)          Borrower may, at any time after the Closing Date but prior to the date which falls nine (9) months after the Closing Date (provided such period may be extended by no more than three (3) months with the consent of Administrative Agent, which consent shall not be unreasonably withheld or delayed provided that Borrower is working diligently with a proposed Incremental Lender to provide a Commitment Increase), by written notice to the Administrative Agent (a “Commitment Increase Notice”), request (i) one or more increases in the amount of the Tranche A Construction Loan Commitments up to an aggregate amount not exceeding $19,000,000 in the aggregate and not less than $5,000,000 individually per request (or such lesser amount as shall be approved by Administrative Agent) (the “Incremental Tranche A Construction Loan Commitment Increase”); provided that any Incremental Tranche A Construction Loan Commitment Increase shall be accompanied by a dollar-for-dollar increase in the Term Loan Commitment to be held by the Person holding the Tranche A Construction Loan Commitments subject of the Incremental Tranche A Construction Loan Commitment Increase and provided further that no more than two Incremental Lenders may be allocated an Incremental Tranche A Construction Loan Increase, (ii) one or more increases in the amount of the Tranche B Construction Loan Commitments up to an aggregate amount not exceeding $30,250,000 in the aggregate and not less than $5,000,000 individually per request (or such lesser amount as shall be approved by Administrative Agent) (the “Incremental Tranche B Construction Loan Commitment Increase”) provided that no more than two Incremental Lenders may be allocated an Incremental Tranche B Construction Loan Increase and (iii) one or more increases in the amount of the Tranche C Loan Commitments up to an aggregate amount not exceeding $31,500,000 in the aggregate and not less than $5,000,000 individually per request (or such lesser amount as shall be approved by Administrative Agent) (the “Incremental Tranche C Commitment Increase” and, together with the Incremental Tranche A Construction Loan Commitment Increase and the Incremental Tranche B Construction Loan Commitment Increase, each a “Commitment Increase”) provided that no more than two Incremental Lenders may be allocated an Incremental Tranche C Loan Increase.

(b)          Each Commitment Increase Notice shall specify (i) the date on which Borrower proposes that a Commitment Increase shall be effective, which shall be a date not less than 10 Banking Days after the date on which such notice is delivered to the Administrative Agent and (ii) the identity of each Lender or other Person that is an Eligible Assignee (each, an “Incremental Lender”) to whom Borrower proposes any portion of such Commitment Increase be allocated and the amounts of such allocations; provided that the Administrative Agent may elect or decline to arrange such Commitment Increase in its sole discretion and any Lender approached to provide all or a portion of the Commitment Increase may elect or decline, in its sole discretion, to participate in such Commitment Increase.

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(c)          Commitments in respect of the Commitment Increases shall become Commitments (or, in the case of a Commitment Increase of a Class of Commitments to be provided by an existing Lender with a Commitment of such Class, an increase in such Lender’s Commitments of such Class) under this Credit Agreement pursuant to an amendment (an “Incremental Amendment”) to this Credit Agreement executed by Borrower, the Administrative Agent and each Incremental Lender (with the consent of no other Lender or Secured Party being required) which provides solely for (A) the increase in the Commitments of the applicable Class (including an increase in the Term Loan Commitments where the applicable increase is in respect of the Tranche A Construction Loan Commitments), (B) a proportionate decrease in the amounts of Commitment Increases which Borrower may request under Section 2.17(a), (C) amendments to the definitions of “Proportionate Share (Commitment)” and “Proportionate Share (Loans)” to reflect the relative unfunded Commitments of the Lenders and the Incremental Lender and (D) the joinder of the Incremental Lender to this Credit Agreement. The effectiveness of any Incremental Amendment (1) relating to: (i) an Incremental Tranche A Construction Loan Commitment Increase shall be subject to the satisfaction of the conditions set forth in Sections 3.3(g), (h) and (i); (ii) an Incremental Tranche B Construction Loan Commitment Increase shall be subject to the satisfaction of the conditions set forth in Sections 3.3(g), (h) and (i) and (iii) an Incremental Tranche C Loan Commitment Increase shall be subject to the satisfaction of the conditions set forth in Sections 3.5(i), (j) and (k) and 3.6(g), (h) and (n), (2) shall be subject to the condition that Administrative Agent has received an Updated Base Case Projections in form and substance reasonably satisfactory to Administrative Agent, which Updated Base Case Projections shall demonstrate that the requested Commitment Increase will not reduce the Projected Debt Service Coverage Ratio according to (i) the P50 Production Scenario to less than 1.40:1.00, on a minimum quarterly and on an average quarterly basis and (ii) the P99 Production Scenario to less than 1.00:1.00, on a minimum quarterly and on an average quarterly basis, (3) shall be subject to the condition that no Default or Event of Default shall exist on such date of effectiveness before or after giving effect to such Commitment Increase and (4) shall be subject to the condition that such Incremental Lender is entitled to receipt of any required reliance letters in respect of the legal opinions provided to Administrative Agent pursuant to Sections 3.1(l) and 3.5(l), as applicable.

(d)          On the first date on which Borrower requests any Loans following the effectiveness of an Incremental Amendment with respect to an Incremental Tranche A Construction Loan Increase, Borrower shall request that the Tranche A Lenders make a Tranche A Construction Loan in an amount at least equal to the full amount of the Incremental Tranche A Construction Loan Increase with the proceeds thereof in an amount equal to such Incremental Tranche A Construction Loan Increase being applied (i) first, to repay Member Loans outstanding on the Closing Date or as otherwise permitted by the Majority Lenders (provided that (x) the proceeds of such Member Loans had been used to pay Project Costs in respect of the Projects and (y) in the event that Total Completion and Completion (Salmon Falls) have not yet occurred, sufficient monies have been reserved in an Account to pay all remaining Project Costs in order to achieve Total Completion and Completion (Salmon Falls) in accordance with the Project Schedules and Project Budgets), (ii) second, in the event that such Loans are made after the Term Conversion Date, to reimburse Equity Contributions, in an amount, without duplication, not to exceed the positive difference between the Equity Contribution and the amount required to maintain the Debt to Equity Ratio of 70:30, in each case calculated as of the date of such Loan and (iii) third, to deposit any remaining proceeds in the Revenue Account, for application solely for the purposes and in the order and manner provided in the Depositary Agreement. In addition, the repayment of Member Loans and reimbursement of any Equity Contribution in accordance with this Section 2.17(d) is subject to the condition that all Reserve Account Requirements (if applicable) have been satisfied.

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(e)          On the first date on which Borrower requests any Loans following the effectiveness of an Incremental Amendment with respect to an Incremental Tranche B Construction Loan Increase, Borrower shall request that the Tranche B Lenders make a Tranche B Construction Loan in an amount at least equal to the full amount of the Incremental Tranche B Construction Loan Increase with the proceeds thereof in an amount equal to such Incremental Tranche B Construction Loan Increase being applied (i) first, to repay Member Loans outstanding on the Closing Date or as otherwise permitted by the Majority Lenders (provided that (x) the proceeds of such Member Loans had been used to pay Project Costs in respect of the Projects and (y) in the event that Total Completion and Completion (Salmon Falls) have not yet occurred, sufficient monies have been reserved in an Account to pay all remaining Project Costs in order to achieve Total Completion and Completion (Salmon Falls) in accordance with the Project Schedules and Project Budgets), (ii) second, in the event that such Loans are made after the Term Conversion Date, to reimburse Equity Contributions, in an amount, without duplication, not to exceed the positive difference between the Equity Contribution and the amount required to maintain the Debt to Equity Ratio of 70:30, in each case calculated as of the date of such Loan and (iii) third, to deposit any remaining proceeds in the Revenue Account, for application solely for the purposes and in the order and manner provided in the Depositary Agreement. In addition, the repayment of Member Loans and reimbursement of any Equity Contribution in accordance with this Section 2.17(e) is subject to the condition that all Reserve Account Requirements (if applicable) have been satisfied.

ARTICLE III
CONDITIONS PRECEDENT

3.1         Conditions Precedent to Closing. The obligation of each Lender to make a Loan and the obligation of each Letter of Credit Issuing Bank to issue a Letter of Credit on the Closing Date is subject to the satisfaction of each of the following conditions precedent, each in form and substance satisfactory to Administrative Agent and the Lenders (unless waived in writing by Administrative Agent and the Lenders):

(a)          Equity Contributions. Delivery to Administrative Agent of evidence satisfactory to Administrative Agent and the Lenders that Borrower has received Equity Contributions and Member Loans in an aggregate amount at least equal to the Required Contribution Amount and evidence of the amount of Project Costs incurred and paid for in respect of the Projects prior to the Closing Date.

(b)          Resolutions. Delivery to Administrative Agent of a copy of one or more resolutions or other authorizations duly authorized by the board of directors (or other equivalent body) or evidence of all corporate or limited liability company action, as the case may be, of each Idaho Wind Entity certified by an Authorized Officer of each such entity as being in full force and effect on the Closing Date, authorizing the Borrowings herein provided for and the execution, delivery and performance of this Credit Agreement (in the case of each Obligor) and the other Operative Documents and any instruments or agreements required hereunder or thereunder and in each case to which such Person is a party, as applicable.

(c)          Incumbency. Delivery to each of Administrative Agent and Collateral Agent of a certificate from each Idaho Wind Entity, signed by the appropriate Authorized Officer or representative of each such entity and dated the Closing Date, as to the name, incumbency and specimen signature of the natural persons authorized to execute and deliver this Credit Agreement (in the case of each Obligor’s certificate) and the other Operative Documents to which such Person is a party, as applicable.

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(d)          Formation Documents. Delivery to Administrative Agent and Collateral Agent of a certificate of each Idaho Wind Entity, as applicable, dated the Closing Date and attaching and certifying the following (i) with respect to Borrower, a true and correct copy of the certificate of formation of Borrower, certified by the Secretary of State of the State of Delaware, a true and correct copy of the Borrower Operating Agreement, satisfactory to the Lenders and any related agreements or certificates filed in accordance with applicable state law, and a certificate issued by the Secretary of State of the State of Delaware certifying that Borrower is in good standing in such state, in each case, certified by an Authorized Officer of Borrower as being true, correct and complete, (ii) with respect to each Borrower Subsidiary, a true and correct copy of the certificate of formation of such Borrower Subsidiary, certified by the Secretary of State of the State of Idaho, a true and correct copy of such Borrower Subsidiary’s Project Company Operating Agreement, satisfactory to the Lenders and any related agreements or certificates filed in accordance with applicable state law, and a certificate issued by the Secretary of State of the State of Idaho certifying that such Borrower Subsidiary is in good standing in such state, in each case, certified by an Authorized Officer of such Borrower Subsidiary as being true, correct and complete and (iii) with respect to each Member, a true and correct copy of the certificate of formation of each Member, certified by the Secretary of State of the state of formation of each such Person, a true and correct copy of the Organizational Documents of such Person and any related agreements or certificates filed in accordance with applicable state law, and a certificate issued by the Secretary of State of the state of formation of each such Person certifying that such Person is in good standing in such state, in each case, certified by an Authorized Officer of such Person as being true, correct and complete.

(e)          Idaho Qualification Certificate. Delivery to Administrative Agent of certificates issued as of a recent date prior to the Closing Date by the Idaho Secretary of State as to the qualification of Borrower to do business in the State of Idaho.

(f)           Membership Interest Certificates; Promissory Notes. Delivery to Collateral Agent of (i) the original membership interest certificates, with blank transfer powers, representing all issued and outstanding membership interests in Borrower and each Borrower Subsidiary, as required pursuant to each Pledge and Security Agreement and (ii) each promissory note (if any) pledged to the Collateral Agent pursuant to each Pledge and Security Agreement and endorsed (without recourse) in blank or with blank transfer powers, as required pursuant to each Pledge and Security Agreement.

(g)          Closing Certificates. Delivery to Administrative Agent, with a copy to Collateral Agent, of: (i) a certificate, dated as of the Closing Date, signed by an Authorized Officer of Borrower, in substantially the form of Exhibit G-1(a) (the “Borrower’s Closing Certificate”); (ii) a closing certificate, dated as of the Closing Date, signed by an Authorized Officer of each Borrower Subsidiary, in substantially the form of Exhibit G-1(b), and (iii) a closing certificate, dated as of the Closing Date, signed by an Authorized Officer of each Member in substantially the form of Exhibit G-1(c).

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(h)          Insurance Consultant Certificate; Insurance Broker Compliance Letter. Delivery to Administrative Agent, with a copy to Collateral Agent, of the Insurance Consultant’s certificate, in substantially the form of Exhibit G-2, with the Insurance Consultant’s report attached thereto. Delivery to Administrative Agent of a compliance letter from Borrower’s insurance broker, in substantially the form of Exhibit G-7, confirming that all insurance premiums required by Schedule 5.15 to be paid as of the Closing Date have been paid and that Borrower is otherwise in compliance with Section 5.15 and Schedule 5.15.

(i)           Independent Engineer Certificate. Delivery to Administrative Agent of the Independent Engineer’s certificate, in substantially the form of Exhibit G-3, with the Independent Engineer’s report attached thereto.

(j)           Wind Consultant Certificate. Delivery to Administrative Agent of the Wind Consultant’s certificate, in substantially the form of Exhibit G-4, with the Wind Consultant’s report attached thereto (the “Wind Consultant Closing Report”), which includes the wind and energy production forecasts for the life of the Projects and analysis attached thereto, and which shall also include a P50 Production Scenario and a P99 Production Scenario with respect to each Project.

(k)          Cost Segregation Consultant Report. Delivery to Administrative Agent of the Cost Segregation Consultant closing report in respect of each Project (the “Cost Segregation Closing Report”), which report shall: (i) identify the cost categories and the expected amount of Eligible Costs in respect of each Project and certify that the projected Project Costs and other Eligible Costs that will be claimed as part of the basis for Eligible Costs in respect of each Project shall constitute Eligible Costs, based on such Cost Segregation Consultant’s review of the Closing Date Base Case Projections and determined pursuant to a methodology consistent with the Treasury Guidance and any other guidance issued with respect to a Cash Grant, (ii) estimate the aggregate Cash Grant Proceeds to be at least $115,700,000 and (iii) include such other matters as Administrative Agent and the Lenders may reasonably request.

(l)           Legal Opinions. Delivery to Administrative Agent of the legal opinions set forth on Schedule 3.1(l).

(m)         Financial Statements. Delivery to Administrative Agent of the following: (i) the most recent quarterly unaudited financial statements of Borrower (on a consolidated basis for Borrower and the Borrower Subsidiaries and including pro forma financial statements) and each Member (other than Atlantic Member and GE Member) prepared in accordance with GAAP along with a certificate signed by an Authorized Officer of the applicable Person, certifying that such financial statements fairly present in all material respects the financial condition of such Idaho Wind Entity, in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments), (ii) a Financial Condition Certificate in respect of Atlantic Member and GE Member and (iii) the most recent annual audited financial statements of the Power Purchaser and EPC Contractor. Borrower shall deliver to Administrative Agent and Collateral Agent a copy of Form W-9 duly completed by Borrower.

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(n)          Insurance. Insurance complying with Section 5.15 shall be in full force and effect and Administrative Agent shall have received certified copies of all policies evidencing such insurance (or insurance certificates signed by the insurer or a broker authorized to bind the insurer evidencing such insurance).

(o)          Permits. Delivery to Administrative Agent of (i) Exhibit H-1, the schedule of Required Permits required to own, develop, construct and operate each Project (including the sale of electric energy therefrom but excluding any Required Permits that are necessary solely for the performance of an Obligor’s obligations under the REC Documents), (ii) true, correct and complete copies of all Permits listed on Part I of Exhibit H-1, which Permits shall be all of the Required Permits as of the Closing Date together with a certificate of Borrower signed by an Authorized Officer certifying that, except as disclosed in Exhibit H-1 each such Required Permit has been duly obtained and is in full force and effect and is not subject to appeal, further proceedings or any unsatisfied conditions that could reasonably be expected to result in a material modification or revocation and (iii) a certificate of Borrower signed by an Authorized Officer certifying that all of the conditions applicable to the construction of the Projects have been satisfied under the Conditional Use Permits issued by the Elmore County, Cassia County, Jerome County and Twin Falls County Planning Developments, as applicable. Part II of Exhibit H-1 shall list all other Permits of a type that is routinely granted on an application prior to the time it becomes a Required Permit and that would not normally be obtained before commencement of construction.

(p)          Governmental Authority Actions, Etc. No action, suit, proceeding or investigation shall have been instituted or threatened in writing, nor shall any rule, regulation, order, judgment or decree have been issued by any Governmental Authority that, (i) if such action, suit, proceeding or investigation shall have been adversely determined, would have a Closing Date Material Adverse Effect, or (ii) solely as a result of the construction, ownership, leasing or operation of any Project, the sale of electric energy, capacity or ancillary services or RECs from a Project, or the entering into of any Operative Document or any transaction contemplated hereby or thereby, would cause or deem (1) any of the Secured Parties or any Affiliate of any of them to be subject to, or not exempted from, regulation under the FPA or PUHCA or under any State laws and regulations respecting the rates or the financial or organizational regulation of electric utilities (other than, (x) upon exercise by a Secured Party of certain remedies allowed under the Credit Documents, such Secured Party may become subject to regulation under the FPA or PUHCA, to the extent such entity becomes a direct or indirect owner of 10% or more of the voting securities, as defined in PUHCA, of an Obligor, or the operator of, or controls, an Obligor, a Project, or an Obligor’s or a Project’s FERC-jurisdictional facilities or contracts, if any, and (y) the exercise of any remedy provided for in any Operative Document by a Secured Party or any of its successor or assigns may require prior approval of FERC under Section 203 of the FPA), or (2) an Obligor or any Affiliate of an Obligor to be subject to, or not exempted from, regulation under any State laws and regulations respecting the rates or the financial or organizational regulation of electric utilities.

(q)          FERC Documents. Delivery to Administrative Agent of a copy of each Project’s most recent notice of self-certification (“Notice of Self-Certification”) filed at FERC demonstrating that each of the Projects is a QF.

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(r)           IPUC Orders. Delivery to Administrative Agent of an order issued by the IPUC approving each Power Purchase Agreement without reservations or conditions, or on conditions and reservations acceptable to Idaho Power or conditions or reservations waived by Idaho Power under the applicable Power Purchase Agreement.

(s)          Anti-Terrorism Laws, Etc. At least five Banking Days prior to the Closing Date, delivery to Administrative Agent of all documentation and other information requested by Administrative Agent and the Lenders (including in respect of each Idaho Wind Entity and any applicable Affiliates) required by bank regulatory authorities under applicable “know your customer” laws and Anti-Terrorism Laws.

(t)           Payment of Fees, Etc. All amounts required to be paid to or deposited with any Agent, Letter of Credit Issuing Bank or Lender under the Credit Documents, and all taxes, fees (including, but not limited to, any Agency Fees, LC Maintenance Fees, attorneys’ fees and the Independent Consultants’ fees), expenses and other costs payable in connection with the execution, delivery, recordation or filing of the documents and instruments required to be filed pursuant to this Section 3.1 shall have been paid in full or will be paid in full on the Closing Date.

(u)          Collateral Requirements.

(i)          Financing statements or other documents required by the Collateral Documents or under applicable law to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, shall have been filed, registered or recorded or shall have been delivered to the Collateral Agent in form for filing, registration or recordation. The Liens of the Collateral Documents shall constitute valid and enforceable first-priority Liens on the Collateral (except, as to the priority of such Lien, for any Permitted Liens that, pursuant to applicable law, are entitled to a higher priority than the Lien of the Collateral Agent) and the security interests in the portion of the Collateral that consists of personal property and fixtures shall have been perfected. Notwithstanding the foregoing, the Liens on the portion of the Collateral that consists of real property created under each Mortgage shall have been duly recorded or registered at the real estate recordation offices of the Counties of Cassia, Elmore, Jerome or Twin Falls, as applicable, State of Idaho (or such Mortgage shall have been delivered to the Title Insurer for recordation on terms and conditions satisfactory to the Collateral Agent) and all such Liens shall be prior to any other Liens except for Permitted Liens.

(ii)         Delivery to Administrative Agent and Collateral Agent of UCC search reports of a recent date before the Closing Date for each of the jurisdictions in which the UCC-1 financing statements, the fixture filings and the Mortgages are intended to be filed in respect of the Collateral. The Administrative Agent shall have received litigation and docket search reports of a recent date before the Closing Date for each of the jurisdictions in which an Idaho Wind Entity has a main place of business.

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(iii)        Delivery to Administrative Agent and Collateral Agent of duly completed copies, which have been duly authorized for filing by the appropriate Person, or which will, upon payment of a specified amount, which amount shall be paid prior to or concurrently with the Closing Date, be authorized for filing by the appropriate Person, of each UCC financing statement amendment (Form UCC-3) termination statement, if any, necessary to release all Liens (other than Permitted Liens) of any Person in any Collateral previously granted by any Idaho Wind Entity.

(iv)        Delivery to Administrative Agent and Collateral Agent of evidence satisfactory to it that all filing, recordation, subscription and inscription fees and all recording and other similar fees, and all recording, stamp and other expenses related to such filings, registrations and recordings necessary for the consummation of the transactions contemplated by this Credit Agreement and the other Operative Documents have been paid in full by or on behalf of the Idaho Wind Entities.

(v)          No Closing Date Material Adverse Effect. No event shall have occurred and no condition shall exist that has had or could reasonably be expected to have a Closing Date Material Adverse Effect.

(w)          Representations and Warranties. Each representation and warranty of an Idaho Wind Entity set forth in Article IV and the Credit Documents shall be true and correct in all material respects on the Closing Date (except to the extent expressly made as of an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such date).

(x)           No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing.

(y)          Project Budget. Delivery to Administrative Agent of a budget, in form and substance reasonably satisfactory to Administrative Agent in consultation with the Independent Engineer (the “Project Budget”) for all Project Costs incurred and expected to be incurred in connection with the development, construction and start-up of the Projects, as well as estimates of revenues and cash flows expected to be generated from the Projects, in each case for the period commencing on the date of the Project Budget through the date of Total Completion and Completion (Salmon Falls), as applicable.

(z)           Closing Date Base Case Projections and Project Schedule. Delivery to Administrative Agent of (i) the Closing Date Base Case Projections (which shall, among other things, show a minimum Projected Debt Service Coverage Ratio according to (A) the P50 Production Scenario of not less than 1.40:1.00 on a minimum quarterly and on an average quarterly basis and (B) the P99 Production Scenario of not less than 1.00:1.00 on a minimum quarterly and on an average quarterly basis) and (ii) the Project Schedule for each of the Projects; in each case, in form and substance reasonably satisfactory to Administrative Agent, the Lenders and the Independent Engineer.

(aa)        Notices to Proceed. Delivery to Administrative Agent of duly executed copies of the notices to proceed required to be issued under the EPC Contract in respect of each Project and any change orders or amendments issued or required to be issued under the Construction Contracts and the Interconnection Agreements on or prior to the Closing Date.

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(bb)        Title to Real Estate. Each Borrower Subsidiary shall have (A) acquired good, marketable and indefeasible title to, or interest in, its respective Project and Site and in and to all related property and assets to the extent necessary to construct, operate and maintain the Project, in each case free and clear of all Liens other than Permitted Liens, (B) caused the instruments or memoranda of the Real Property Documents evidencing such interests in the Projects and Sites, as applicable, to be duly recorded with all required Governmental Authorities in accordance with applicable law, (C) taken all action necessary to satisfy all conditions and pay all amounts necessary to acquire its interest in its respective Project and Site as evidenced by the Ground Leases and Easements contemplated in the applicable Real Property Documents and (D) caused the instruments evidencing the Easements (as applicable) to be duly recorded with all required Governmental Authorities in accordance with applicable law.

(cc)        ALTA Land Title Surveys. Delivery to Administrative Agent of the Surveys (provided that optional items 7(b)(1) and 7(c) shall not be required to be included in the certification for such Surveys delivered in accordance with this paragraph (cc)) and so long as the Surveys delivered pursuant to this paragraph (cc) are in such form as is reasonably acceptable to Administrative Agent and the Title Insurer.

(dd)        ALTA Land Title Policies. At the sole cost and expense of Borrower, Title Insurer shall have delivered to Administrative Agent the Title Policies or a binding marked commitment to issue such Title Policies dated as of the Closing Date and to be redated the date of the recording of the Mortgages, subject only to those exceptions approved by the Lenders and containing such endorsements and affirmative assurances as the Lenders shall reasonably require and which are obtainable from title insurers in the State of Idaho.

(ee)        Landowner Estoppels. Borrower shall use commercially reasonable efforts to deliver to Administrative Agent estoppels with respect to the Ground Leases and Easements set forth on Exhibit H-2 (the “Landowner Estoppels”).

(ff)         Consents. Delivery to Administrative Agent, with a copy to Collateral Agent, of each of the fully executed Consents.

(gg)        Assignment. All Permits, Principal Project Documents, Real Property Documents, Ground Leases and any other property or assets necessary or appropriate for the development, construction and operation of the Projects (including, without limitation, the Turbine Supply Agreement), shall have been duly assigned or transferred to each applicable Borrower Subsidiary by Borrower or the Members, or such other Affiliates of Borrower or Members, as applicable, pursuant to documentation in form and substance satisfactory to Administrative Agent and each Lender.

(hh)        Establishment of Accounts. Delivery to Administrative Agent and Collateral Agent, of satisfactory evidence of the establishment of the Accounts and the Checking Accounts.

(ii)          Process Agent Letter. Delivery to Administrative Agent of a copy of a letter from Capitol Services, Inc. accepting its appointment as process agent in New York for each Idaho Wind Entity (other than GE Member) with respect to the Credit Documents that it is a party to, in substantially the form of Exhibit G-6.

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(jj)          Phase I Environmental Site Assessments. Delivery to Administrative Agent of the Phase I Environmental Site Assessments, together with a reliance and bringdown letter from Bionomics dated no earlier than 180 days prior to the Closing Date that shall entitle Administrative Agent, the other Agents, the Letter of Credit Issuing Banks and the Lenders to rely upon the Phase I Environmental Site Assessments as of the Closing Date, and shall be in form and substance reasonably satisfactory to Administrative Agent and the Lenders.

(kk)        Eligible Costs Certificate. Delivery to Administrative Agent of a certificate of an Authorized Officer of Borrower who is familiar in all material respects with the financial condition and operations of the Obligors, in substantially the form of Exhibit G-8, dated the Closing Date, certifying that: (i) the Cost Segregation Consultant has determined that the anticipated Project Costs designated as Eligible Costs in the Cost Segregation Closing Report will be Eligible Costs if incurred; (ii) such projected Eligible Costs basis has been determined pursuant to a methodology consistent with the Treasury Guidance; (iii) such projected Eligible Costs are at least equal to the total anticipated Project Costs that can be included in the basis of property eligible for five-year Modified Accelerated Cost Recovery System Depreciation pursuant to Code section 168(e)(3)(B)(vi) and (iv) the aggregate Tranche B Construction Loan Commitments do not exceed 95% of 30% of the projected amount of Eligible Costs, as certified by the Cost Segregation Consultant.

(ll)          Commencement of Construction. Delivery to Administrative Agent of a certificate of an Authorized Officer of Borrower certifying that each Project has commenced construction as of the Closing Date.

(mm)      Cash Grant Power of Attorney. Each Borrower Subsidiary shall have granted Collateral Agent (on behalf of the Lenders) a power of attorney (the “Power of Attorney”), in form and substance reasonably acceptable to Administrative Agent and the Majority Lenders, which grants the Collateral Agent the power to act in the place of such Borrower Subsidiary with respect to such Person’s Cash Grant Application and any filings, amendments or notices related thereto upon the occurrence and during the continuance of an Event of Default.

(nn)        Credit Documents and Principal Project Documents. Delivery to Administrative Agent, with a copy to Collateral Agent, of executed originals or copies of each Credit Document and a true and correct copy of each Principal Project Document, and any existing supplements or amendments thereto, all of which Credit Documents, Principal Project Documents and supplements or amendments thereto shall be satisfactory in form and substance to Administrative Agent and the Lenders, shall have been duly authorized, executed and delivered by the parties thereto, and shall be in full force and effect on the Closing Date and shall be certified by Borrower as being true, complete and correct copies and in full force and effect pursuant to the certificate referred to in Section 3.1(g) above.

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(oo)        Repayment of Indebtedness. Delivery to Administrative Agent of evidence satisfactory to Administrative Agent that all Indebtedness (other than Permitted Indebtedness) of each Obligor shall have been indefeasibly repaid or discharged in full.

(pp)        Amendments to Organizational Documents. Delivery to Administrative Agent of evidence satisfactory to Administrative Agent and the Lenders that the Borrower Operating Agreement, each Project Company Operating Agreement and the limited liability company agreements of each Member that is a partnership or other pass-through entity described in the Treasury Guidance includes, or has been amended to include, a provision substantially in the form attached hereto as Exhibit H-8   (or having the same substantive effect as such provision).

(qq)        Repayment of Member Loan Obligations. Delivery to Administrative Agent of a certificate of an Authorized Officer of Borrower certifying the aggregate amount of Member Loans (including unpaid principal and all accrued and unpaid interest thereon) to be repaid by Borrower with the proceeds of the Loans to be made on the Closing Date.

(rr)          Performance Bond. Delivery to Administrative Agent of a copy of the performance bond issued by or on behalf of EPC Contractor in favor of Collateral Agent.

(ss)        Incumbency Certificates. Delivery to Collateral Agent of an authority and incumbency certificate for each Idaho Wind Entity pursuant to Section 7.5 of the Intercreditor Agreement.

(tt)          Burley Butte Lease Amendment. Delivery to Administrative Agent of an executed original or copy of the First Amendment to Lease and Memorandum of Lease among Jarolimek Financial Group LLC and Burley Butte, duly authorized, executed and delivered by the parties thereto and in form and substance reasonably satisfactory to Administrative Agent and evidence that such First Amendment to Lease and Memorandum of Lease has been duly recorded in the real estate records of the County of Cassia, State of Idaho.

3.2         Conditions Precedent to Issuance of Letters of Credit. The issuance or amendment of any Letter of Credit is subject to the satisfaction of each of the following conditions precedent (unless waived in writing by Administrative Agent with the consent of the applicable Letter of Credit Issuing Bank and the Majority Lenders):

(a)          Notice of LC Activity. Delivery to Administrative Agent and the applicable Letter of Credit Issuing Bank of a Notice of LC Activity, in accordance with Section 2.4(c), requesting the issuance of a Letter of Credit.

(b)          Other Conditions Precedent. (i) In the case of the issuance of a PPA Letter of Credit, the conditions precedent set forth in Section 3.1, solely with respect to PPA Letters of Credit to be issued on or within five Banking Days of the Closing Date, and Section 3.3 (other than Sections 3.3(a), 3.3(b), 3.3(c), and 3.3(e)), with respect to all other issuances of PPA Letters of Credit shall have been satisfied, and all conditions to the “Operation Date” (other than the delivery of such PPA Letter of Credit) shall have occurred under and as defined in the applicable Power Purchase Agreement pursuant to which such PPA Letter of Credit is required to be delivered and (ii) in the case of the issuance of the DSR Letter of Credit, the conditions precedent set forth in Section 3.7 shall have been satisfied on the Term Conversion Date.

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(c)          Credit Documents, Principal Project Documents and Permits. Each Credit Document, Principal Project Document and Required Permit that is then required to be in effect shall be in full force and effect.

3.3         Conditions Precedent to Each Construction Loan. The obligation of each Lender to make each Construction Loan contemplated to be made by it hereunder, including the initial Construction Loan, is subject to the satisfaction of each of the following conditions precedent (unless waived in writing by Administrative Agent with the consent of the Majority Lenders or, solely with respect to the initial Construction Loan, with the consent of all Lenders):

(a)          Notice of Borrowing. Delivery to Administrative Agent of a Notice of Construction Loan Borrowing, in accordance with Section 2.1(c), which Notice of Construction Loan Borrowing shall include a certification as to certain of the matters set forth in this Section 3.3.

(b)          Drawdown Certificates. Within the time periods provided in Exhibit C-1, prior to each Construction Loan, delivery to Administrative Agent of a certificate, dated the date such Construction Loan is to be made and signed by an Authorized Officer of Borrower, substantially in the form of Exhibit E-1. Such certificate shall state the amount and purpose(s) of the requested Borrowing of Construction Loans accompanied by appropriate invoices or other evidence of payment representing Project Costs then due and payable to third parties (other than subcontractors solely to the extent that the aggregate amount of such subcontract to which such subcontractor is a party is equal to or less than $150,000 per annum) and together with a certification that the proceeds of such Construction Loans shall be used solely for Project Costs in accordance with the Project Budget, or otherwise as permitted under this Credit Agreement, and further certifying that sufficient funds are available pursuant to the Tranche A Construction Loan Commitments plus, solely to the extent Borrower has satisfied the conditions precedent set forth in Section 3.4, the applicable amount of the Tranche B Construction Loan Commitments to complete the Projects and achieve Total Completion and Completion (Salmon Falls) (or certifying that sufficient funds are available pursuant to the Tranche A Construction Loan Commitments, plus, solely to the extent Borrower has satisfied the conditions precedent set forth in Section 3.4, the applicable amount of the Tranche B Construction Loan Commitments, plus any other irrevocable funding commitment in form and substance acceptable to Administrative Agent and the Majority Lenders for any shortfall).

(c)          Certificate of Independent Engineer. The Independent Engineer shall have reviewed Borrower’s certificates and supporting invoices or other evidence of payment and other information referred to in Section 3.3(b), and shall have delivered a certificate to the Administrative Agent, in substantially the form of Exhibit E-2, approving such Borrower’s certificates and invoices or other evidence of payment; provided, however, that the Independent Engineer shall not be required to review and approve any invoices or other evidence of payment that are submitted under any agreement whose aggregate contract price is equal to or less than $150,000 per annum.

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(d)          Date Down Endorsement. Receipt by the Administrative Agent of a date-down endorsement in respect of each Project dated the date of such Construction Loan. Each date-down endorsement shall (i) show that since the effective date of the applicable Title Policy (or the effective date of the last such endorsement, if any) there has been no change in the status of the title to the applicable Site and no new Lien thereon (other than (A) matters constituting Permitted Liens, (B) matters that could not be reasonably expected to cause a Default or Event of Default under this Credit Agreement or (C) matters otherwise approved by the Administrative Agent), (ii) state the amount of coverage then existing under the applicable Title Policy and (iii) updating the date of the Title Policy to the date of such disbursement.

(e)          Project Documents and Required Permits. With respect to Additional Project Documents and Required Permits entered into or obtained, transferred or required to be obtained since the date of the most recent Construction Loan, delivery to Administrative Agent and Collateral Agent of copies of each such Additional Project Document and Required Permit, together with a certificate of Borrower signed by an Authorized Officer certifying that each such Additional Project Document and Required Permit (i) has been duly executed and delivered or duly obtained, as applicable, (ii) is in full force and effect and (iii) with respect to each Required Permit, is not subject to appeal, further proceedings, or any unsatisfied conditions that could reasonably be expected to result in a material modification or revocation. With respect to Permits listed on Part II of Exhibit H-1, Borrower reasonably believes that such permits will be obtained by the time required, and in any event no later than the Term Conversion Date.

(f)           Mechanics’ and Materialmen’s Liens. Delivery to Administrative Agent of duly executed acknowledgments of payments and releases of mechanics’ and materialmen’s liens, with respect to any payment to the EPC Contractor, Turbine Supplier and any subcontractors to the extent such payment, either alone or when combined with all payments previously made to the EPC Contractor, Turbine Supplier, or such subcontractor, exceeds $150,000, in a form reasonably satisfactory to Administrative Agent, from the EPC Contractor, Turbine Supplier and all such subcontractors for all work, services and materials, including equipment and fixtures of all kinds, done, previously performed or furnished for the construction of the Projects for which all prior disbursements have been made through the date specified therein; provided, however, that if the foregoing lien release cannot be obtained from the applicable counterparty, then the foregoing condition shall be satisfied if Borrower delivers to Administrative Agent either (i) a policy of title insurance or endorsement thereto, in the form referred to in Section 3.3(d), (ii) a bond, in form and substance reasonably acceptable to the Administrative Agent (additionally, such bond shall be for one-hundred and fifty percent (150%) of the amount claimed and in a form effective for release under applicable Idaho law for the amount claimed) or (iii) additional indemnity or guaranty (which additional indemnity or guaranty shall be in form, substance and from an indemnitor or guarantor reasonably satisfactory to the Administrative Agent) in the amount of all payments owed to the relevant contractor, subcontractor or other Person as to whom the filing periods for mechanics and materialmen’s Liens have not expired or who has filed a Lien, and covering an Obligor’s liability to such contractors, subcontractors or other Persons.

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(g)          Representations and Warranties. Each representation and warranty of an Idaho Wind Entity set forth in Article IV and the other Credit Documents shall be true and correct in all material respects as if made on the date of such Borrowing (except to the extent expressly made as of an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such date).

(h)          No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing or will result from the Borrowing of such Construction Loan.

(i)           No Material Adverse Effect. No event shall have occurred and no condition shall exist that has had a Material Adverse Effect.

(j)           Operative Documents. All of the Operative Documents (including, if applicable, in the case of any Additional Project Document entered into after the date of this Credit Agreement (i) the corresponding consents to the extent consents are required pursuant to Section 5.6 and (ii) documents necessary to cause the Obligor’s interests in, to and under such Additional Project Document to be pledged and/or mortgaged, if applicable, to Collateral Agent pursuant to Section 6.18, that were not in effect as of the date of any previous Borrowing and that are required, in connection with the development and construction of a Project, to be executed and delivered on or prior to the date of such Construction Loans, shall be in full force and effect and in a form, including any change or amendment thereto made since the respective dates of their execution and delivery, approved by Administrative Agent and the Majority Lenders, unless approval of such form, change or amendment was not required in accordance with this Credit Agreement.

(k)          Project Schedules and Project Budget. Each Obligor is in compliance with each Project Schedule and Project Budget, or if (i) an Obligor is not in compliance with such schedule(s) in respect of a Project, the Independent Engineer has certified that (x) such Project is reasonably likely to achieve Completion by April 1, 2011 and Final Completion by June 1, 2011, in compliance with the Project Budget for such Project and in addition, (y) in the case of Project (Burley Butte) and Project (Milner Dam), such Projects are reasonably likely to have completed all upgrades or modifications necessary to generate and transmit electric energy in all amounts up to and including its respective nameplate capacity by August 1, 2011; or (ii) if Project Costs in excess of those contemplated by the Project Budget for such Project (including the Contingency) are required to be expended to achieve Completion of a Project by April 1, 2011, Final Completion by June 1, 2011 and in addition, in the case of Project (Burley Butte) and Project (Milner Dam), such upgrades and modifications by August 1, 2011, Borrower has certified that sufficient funds are available pursuant to the Tranche A Construction Loan Commitments to achieve Completion with respect to such Project (or has certified that sufficient funds are available pursuant to the Tranche A Construction Loan Commitments and, solely to the extent the applicable conditions precedent have been met in Section 3.4, the applicable Tranche B Construction Loan Commitments, plus any other irrevocable funding commitment in form and substance acceptable to Administrative Agent and the Majority Lenders for any shortfall), which shall be satisfactory to Administrative Agent and the Majority Lenders (acting in consultation with the Independent Engineer).

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(l)           Insurance Proceeds. If at the time of making a Construction Loan, any Project shall have been materially damaged by flood, fire or other casualty, the Administrative Agent shall have received insurance proceeds or money or other assurances sufficient in the reasonable judgment of the Administrative Agent (acting at the direction of the Majority Lenders), the Insurance Consultant and the Independent Engineer to assure restoration of such Project and Completion in respect of such Project on or prior to April 1, 2011.

(m)         Defaults Under Operative Documents. There has not been any default under any Principal Project Document, Required Permit, certificate or insurance policy that would reasonably be expected to have a Material Adverse Effect.

(n)          Exergy Member Indemnification. It shall be a further condition to the third Borrowing of a Tranche A Construction Loans that Administrative Agent has received an executed original or copy of (i) an indemnity agreement duly authorized, executed and delivered by Exergy Member in favor of Collateral Agent for the benefit of the Secured Parties in respect of the Disputes (the “Exergy Member Dispute Indemnity”) and (ii) the Exergy Account Control Agreement duly authorized, executed and delivered by all parties thereto; in each case, in form and substance satisfactory to the Administrative Agent and the Lenders; provided that this condition 3.3(n) shall not be required to be satisfied in the event that Administrative Agent has received evidence reasonably satisfactory to Administrative Agent that the Disputes have been fully and finally compromised, settled, released or dismissed.

3.4         Conditions Precedent to Tranche B Construction Loans. The obligation of each Tranche B Lender to make each Tranche B Construction Loan is subject to the satisfaction of each of the following conditions precedent (unless waived in writing by Administrative Agent, with the consent of the Tranche B Lenders):

(a)          Tranche A Construction Loans. Borrower shall have drawn Tranche A Construction Loans in an aggregate amount equal to the Total Tranche A Construction Loan Commitment (or is contemporaneously making a draw of Tranche A Construction Loans that will cause the aggregate amount of such Loans then drawn to equal the Total Tranche A Construction Loan Commitment).

(b)          Borrower Certificate. Delivery to Administrative Agent of a certificate, substantially in the form of Exhibit G-9, from an Authorized Officer of Borrower who is familiar in all material respects with the financial condition and operations of the Obligors, and otherwise in form and substance satisfactory to Administrative Agent and the Majority Lenders certifying as to the amount of the projected Eligible Costs with respect to each Project and confirming therein that (i) the current estimated Cash Grant Proceeds are sufficient to repay the Tranche B Construction Loan in full, at its anticipated drawn size on the Tranche B Construction Loan Maturity Date and (ii) the drawn amount of the Tranche B Construction Loan (including the making of such Tranche B Construction Loan) is less than 95% of 30% of such Eligible Costs incurred to date.

(c)          Cash Grant Opinion. Not less than three Banking Days prior to the proposed initial date of Borrowing for the Tranche B Construction Loans, delivery to Administrative Agent of an opinion, substantially in the form of Exhibit G-10, from counsel to Borrower with respect to the qualification of each Borrower Subsidiary and Project to receive a Cash Grant.

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(d)          Independent Engineer Certificate. Not less than three Banking Days prior to the proposed initial date of Borrowing for the Tranche B Construction Loan, delivery to Administrative Agent of a certificate, substantially in the form of Exhibit G-11, from the Independent Engineer as to the status of construction of each Project. Such certificate shall describe the characteristics of each Project that make such Project a “qualified facility” for purposes of the Cash Grant, including that (A) such Project is a facility using wind to produce electricity, (B) the nameplate capacity of each wind turbine associated with such Project is greater than 100kW and (C) such Project commenced construction prior to December 31, 2010.

(e)          Cost Segregation Closing Report Update. (i) On or prior to the initial Borrowing in respect of the Tranche B Construction Loans and (ii) every 90 days thereafter, delivery to Administrative Agent of an update of the Cost Segregation Closing Report, in form and substance reasonably satisfactory to Administrative Agent, which update shall (x) be dated no more than 30 days prior to the date of delivery of such report, (y) identify any increases or decreases in the Cost Segregation Consultant’s estimate of the Cash Grant Proceeds compared to the Cost Segregation Closing Report and (z) include an update as to the calculation of Eligible Costs paid to date by Borrower or a Borrower Subsidiary (and characterization consistent with the initial Cost Segregation Closing Report).

3.5         Conditions Precedent to Tranche C Loans that are REC Loans. The obligation of each Tranche C Lender to make a Tranche C Loan that is a REC Loan, is subject to the satisfaction of each of the following conditions precedent (unless waived in writing by Administrative Agent with the consent of the Majority Lenders):

(a)          Notice of Borrowing. Delivery to Administrative Agent of a Notice of Tranche C Borrowing in the form of Exhibit D-3A, in accordance with Section 2.3(b), which Notice of Tranche C Loan Borrowing shall state the applicable Projects (and REC Documents) to which such Tranche C Loan that is a REC Loan relates and include a certification as to certain of the matters set forth in this Section 3.5.

(b)          Completion. Completion in respect of all Projects shall have occurred.

(c)          REC Documents. Delivery to Administrative Agent, with a copy to Collateral Agent, of the following with respect to each of the applicable Projects: (i) a true and correct copy of each REC Document relating to the Tranche C Loan that is a REC Loan requested by Borrower, and any existing supplements or amendments thereto, all of which REC Documents and supplements and amendments thereto shall be reasonably satisfactory in form and substance to Administrative Agent and the Lenders (such approval not to be unreasonably withheld or delayed) and shall have been duly authorized, executed and delivered by all the parties thereto, together with a certificate of an Authorized Officer of Borrower certifying that (1) all conditions precedent to the obligations of each party under such REC Documents have been satisfied (including, without limitation, the occurrence of the “Delivery Term Commencement Date” (under and as defined in the applicable REC Agreement)) and (2) such REC Documents and any existing supplements or amendments thereto are in full force and effect, (ii) executed originals or copies of the corresponding consents to the extent consents are required pursuant to Section 5.6 and (iii) executed originals or copies of all documents necessary to cause the applicable Borrower Subsidiary’s interests in, to and under such REC Documents to be pledged and/or mortgaged, if applicable, to Collateral Agent pursuant to Section 6.18.

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(d)          FERC Documents. Delivery to Administrative Agent of (i) a copy of the most recent Notice of Self-Certification filed at FERC demonstrating that each Project owned by a Borrower Subsidiary party to the REC Documents delivered to Administrative Agent pursuant to clause (c) above is a QF and (ii) a copy of such Borrower Subsidiary’s application for MBR Authority filed at FERC by Borrower Subsidiaries subject to this requirement and a copy of an order of FERC, which shall be in full force and effect and no longer subject to any period for seeking rehearing or appeal, granting such Borrower Subsidiary’s application for MBR Authority without any material modifications or conditions and accepting such Borrower Subsidiary’s tariff for filing, demonstrating that such Borrower Subsidiary has obtained MBR Authority.

(e)          REC Requirements. Each Borrower Subsidiary party to the REC Documents delivered to Administrative Agent pursuant to clause (c) above, shall have (i) obtained final CEC Certification in respect of its Project, (ii) obtained LORS Certification in respect of its Project, (iii) established its registration at WREGIS in respect of its Project and (iv) satisfied all other Legal Requirements necessary for such Borrower Subsidiary to perform its obligations under the REC Documents.

(f)           Updated Base Case Projections. Delivery to Administrative Agent of the Updated Base Case Projections in form and substance reasonably satisfactory to Administrative Agent and the Majority Lenders, which Updated Base Case Projections shall demonstrate that the requested Tranche C Loan Borrowing for REC Loans will not reduce the Projected Debt Service Coverage Ratio according to (i) the P50 Production Scenario to less than 1.40:1.00, on a minimum quarterly and on an average quarterly basis and (ii) the P99 Production Scenario to less than 1.00:1.00, on a minimum quarterly and on an average quarterly basis); in each case after application of the actual net revenues and costs from the REC Documents delivered to Administrative Agent pursuant to clause (c) above.

(g)          Operative Documents.

(i)          Delivery to Administrative Agent of executed originals or copies of each Credit Document and copies of each Additional Project Document executed and delivered since the date of the most recent Borrowing, including, but not limited to, the Tranche C Loan Notes if requested by a Lender, each in the form of Exhibit A-4, each of which shall have been duly authorized, executed and delivered by the parties thereto.

(ii)         All Operative Documents shall be in full force and effect as of the Borrowing Date other than those which have previously expired or been fully performed in accordance with their respective terms.

(h)          Required Permits. With respect to Required Permits obtained, transferred or required to be obtained since the date of the most recent Borrowing, delivery to Administrative Agent and Collateral Agent of such Required Permit, together with a certificate of Borrower signed by an Authorized Officer certifying that such Required Permit (i) has been duly obtained, (ii) is in full force and effect and (iii) is not subject to any appeal, further proceedings or any unsatisfied conditions that could reasonably be expected to result in a material modification or revocation.

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(i)           Representations and Warranties. Each representation and warranty of an Idaho Wind Entity set forth in Article IV and the other Credit Documents shall be true and correct in all material respects as of the date of such Borrowing (except to the extent expressly made as of an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such date).

(j)           No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing or will result from the Borrowing of such Tranche C Loan.

(k)          No Material Adverse Effect. No event shall have occurred and no condition shall exist that has had a Material Adverse Effect.

(l)           Legal Opinions. Delivery to Administrative Agent of legal opinions in form and substance reasonably satisfactory to Administrative Agent and the Majority Lenders from the counsels listed on Schedule 3.5(l).

(m)         REC Loan Availability Termination Date. The REC Loan Availability Termination Date shall not have occurred.

(n)          Nameplate Capacity. Each Project that is the subject of the requested Tranche C Loan Borrowing for REC Loans has completed all upgrades or modifications necessary to generate and transmit electric energy in all amounts up to and including its nameplate capacity (as certified by Borrower and the Independent Engineer, in form and substance reasonably satisfactory to Administrative Agent).

(o)          Amortization Schedule. Delivery to Administrative Agent of an amortization schedule for the requested Tranche C Loan Borrowing for REC Loans, which shall modify Exhibit K upon the approval of Administrative Agent and the Majority Lenders, which approval shall not be unreasonably withheld or delayed.

(p)          Appointment of Idaho Power as QRE. Delivery to Administrative Agent of evidence that Idaho Power has been appointed as the QRE for the Projects.

3.6         Conditions Precedent to Tranche C Loans that are Salmon Falls Loans. The obligation of each Tranche C Lender to make the Tranche C Loan that is a Salmon Falls Loan, is subject to the satisfaction of each of the following conditions precedent (unless waived in writing by Administrative Agent with the consent of the Majority Lenders):

(a)          Notice of Borrowing. Delivery to Administrative Agent of a Notice of Tranche C Loan Borrowing in the form of Exhibit D-3B, in accordance with Section 2.3(b), which Notice of Tranche C Loan Borrowing shall include a certification as to certain of the matters set forth in this Section 3.6.

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(b)          Payment of Fees, Etc. All amounts required to be paid to any Agent, Letter of Credit Issuing Bank or Lender, and all taxes, fees (including, but not limited to, any attorneys’ fees and the Independent Consultants’ fees), expenses and other costs payable in connection with the execution and delivery of the documents required to be executed and delivered pursuant to this Section 3.6 shall have been paid in full concurrently with the Borrowing of the Tranche C Loan that is a Salmon Falls Loan.

(c)          Operative Documents.

(i)          Delivery to Administrative Agent of executed originals or copies of each Credit Document and copies of each Additional Project Document executed and delivered since the date of the most recent Borrowing, including, but not limited to, the Tranche C Loan Notes if requested by a Lender, each in the form of Exhibit A-4, each of which shall have been duly authorized, executed and delivered by the parties thereto.

(ii)         All Operative Documents shall be in full force and effect as of the Borrowing Date other than those which have previously expired or been fully performed in accordance with their respective terms.

(d)          Completion Certificate of Borrower. Delivery to Administrative Agent of a certificate from Borrower in substantially the form of Exhibit E-5 certifying that Completion (Salmon Falls) has been achieved.

(e)          Completion Certificate of Independent Engineer. Delivery to Administrative Agent of a certificate of the Independent Engineer in substantially the form of Exhibit E-6, and otherwise in form and substance satisfactory to Administrative Agent and the Majority Lenders (i) certifying that Completion (Salmon Falls) has been achieved (including, for the avoidance of doubt, that all WTGs have been commissioned and completed in accordance with all Acceptance Tests required to achieve Completion (Salmon Falls) and set forth in the Construction Contracts) and addressing such other matters as Administrative Agent shall reasonably request, (ii) certifying that all upgrades or modifications necessary to generate and transmit electric energy in all amounts up to and including its nameplate capacity have been completed, (iii) confirming the Punch List Items (as provided by Borrower to the Independent Engineer) as those necessary to achieve Final Completion in respect of Project (Salmon Falls) and (iv) addressing such other matters related to Completion (Salmon Falls) as Administrative Agent and the Majority Lenders may reasonably request.

(f)           Updated Base Case Projections. Delivery to Administrative Agent of an Updated Base Case Projections in form and substance reasonably satisfactory to Administrative Agent and the Majority Lenders, which Updated Base Case Projections shall demonstrate that the requested Borrowing of Tranche C Loans that are Salmon Falls Loans will not reduce the Projected Debt Service Coverage Ratio according to (i) the P50 Production Scenario to less than 1.40:1.00, on a minimum quarterly and on an average quarterly basis and (ii) the P99 Production Scenario to less than 1.00:1.00, on a minimum quarterly and on an average quarterly basis.

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(g)          Representations and Warranties. Each representation and warranty of an Idaho Wind Entity set forth in Article IV and the Credit Documents shall be true and correct in all material respects as if made on the date of such Borrowing (except to the extent expressly made as of an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such date).

(h)          No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing or will result from the Borrowing of such Tranche C Loan.

(i)           Nameplate Capacity. Project (Salmon Falls) has completed all upgrades or modifications necessary to generate and transmit electric energy in all amounts up to and including its nameplate capacity (as certified by Borrower and the Independent Engineer, in form and substance reasonably satisfactory to Administrative Agent).

(j)           Required Permits. Delivery to Administrative Agent of copies of all Required Permits that have not previously been delivered to Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent (acting in consultation with the Independent Engineer), together with a certificate of an Authorized Officer of Borrower, in form and substance reasonably satisfactory to Administrative Agent, certifying that (i) all such Required Permits necessary to have been obtained since the Closing Date have been obtained and are in full force and effect and (ii) such Required Permits are not subject to appeal, further proceedings or any unsatisfied conditions that could reasonably be expected to result in a material modification or revocation. All Required Permits then required for the operation of Project (Salmon Falls) shall have been obtained and are in full force and effect and are not subject to appeal, further proceedings or any unsatisfied conditions that could reasonably be expected to result in a material modification or revocation.

(k)          Work. There has not been filed with or served upon an Obligor or Project (Salmon Falls) (or any part thereof) notice of any Lien, claim of Lien or attachment upon or claim affecting the right to receive payment of any of the moneys payable to any of the Persons named on such request which has not been released or for which a bond has not been obtained, other than Permitted Liens. Administrative Agent shall have received evidence reasonably satisfactory to Administrative Agent that all work in connection with the Project (Salmon Falls) requiring inspection by any Governmental Authorities has been duly inspected and approved by such authorities and that any certificates or notices required to be issued in connection therewith have been issued by such Governmental Authorities.

(l)           Insurance. All insurance policies required to be maintained by Borrower under Section 5.15 shall be in full force and effect with respect to Project (Salmon Falls) and Administrative Agent shall have received certified copies of all policies evidencing such insurance (or insurance certificates signed by the insurer or a broker authorized to bind the insurer evidencing such insurance), in each case in form and substance reasonably satisfactory to Administrative Agent (acting in consultation with the Insurance Consultant). Administrative Agent shall have received (i) a certificate of the Insurance Consultant, in substantially the form of Exhibit G-2, with the Insurance Consultant’s report attached thereto, dated as of the Term Conversion Date, in form and substance satisfactory to Administrative Agent and the Majority Lenders and (ii) a compliance letter from Borrower’s insurance broker, in substantially the form of Exhibit G-7, confirming that all insurance premiums required by Schedule 5.15 to be paid as of the Term Conversion Date have been paid and that Borrower is otherwise in compliance with Section 5.15 and Schedule 5.15.

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(m)         Amortization Schedule. Delivery to Administrative Agent of an amortization schedule for the requested Tranche C Loan Borrowing for the Salmon Falls Loan, which shall modify Exhibit K upon the approval of Administrative Agent and the Majority Lenders, which approval shall not be unreasonably withheld or delayed.

(n)          No Material Adverse Effect. No event shall have occurred and no condition shall exist that has had a Material Adverse Effect.

3.7         Conditions Precedent to Term Conversion. The Tranche A Construction Loans shall be converted to Term Loans in accordance with the terms and conditions of this Credit Agreement upon the satisfaction of each of the following conditions precedent (unless waived by Administrative Agent with the consent of the Majority Lenders):

(a)          Repayment of Loans. Borrower shall have repaid in full (i) to Administrative Agent (on behalf of the Lenders) the aggregate principal amount of Tranche A Construction Loans then outstanding which are not to be converted to Term Loans under this Credit Agreement, plus all accrued and unpaid fees and interest on such Tranche A Construction Loans; (ii) to Administrative Agent (on behalf of the LC Lenders, as the case may be) the amount of all Drawing Payments that have not been reimbursed, plus all accrued and unpaid fees and interest on such amounts and (iii) to Administrative Agent (on behalf of the Lenders or LC Lenders, as the case may be) all other Obligations of Borrower then due and owing to the Lenders and LC Lenders hereunder or under the other Credit Documents.

(b)          Notice of Term Conversion. Delivery to Administrative Agent of a Notice of Term Conversion in accordance with Section 2.2(b).

(c)          Payment of Fees, Etc. All amounts required to be paid to or deposited with any Agent, Letter of Credit Issuing Bank or Lender, and all taxes, fees (including, but not limited to, any attorneys’ fees and the Independent Consultants’ fees), expenses and other costs payable in connection with the execution and delivery of the documents required to be executed and delivered pursuant to this Section 3.7 shall have been paid in full concurrently with the occurrence of the Term Conversion Date.

(d)          Funding of Debt Service Reserve Account. Borrower shall have funded the Debt Service Reserve Account in accordance with the Depositary Agreement, caused the issuance of a DSR Letter of Credit for the benefit of Collateral Agent (acting for the benefit of the Lenders) and/or provided an Acceptable Guarantee or Acceptable Letter of Credit for the benefit of Collateral Agent (acting for the benefit of the Lenders) in an aggregate amount equal to the Debt Service Reserve Requirement.

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(e)          Operative Documents.

(i)          Delivery to Administrative Agent of executed originals or copies of each Credit Document and copies of each Additional Project Document executed and delivered after the Closing Date but on or prior to the Term Conversion Date, including, but not limited to, the Term Notes if requested by a Lender, each in the form of Exhibit A-3, each of which shall have been duly authorized, executed and delivered by the parties thereto.

(ii)         All Operative Documents shall be in full force and effect as of the Term Conversion Date other than those which have previously expired or been fully performed in accordance with their respective terms.

(f)           WTG Location Variance Event. If a WTG Location Variance Event has occurred, (i) Borrower shall have delivered to Administrative Agent any updates to the Closing Date Base Case Projections required pursuant to Section 5.22 (which shall, for the avoidance of doubt, be incorporated into the Term Conversion Date Base Case Projections delivered to Administrative Agent in accordance with Section 3.7(m)), (ii) the Wind Consultant shall have delivered to Administrative Agent the Wind Consultant Conversion Report pursuant to Section 5.22 and (iii) Borrower shall have made such Mandatory Prepayments as are required pursuant to Section 2.8(c)(vii), if applicable.

(g)          Completion Certificate of Borrower. Delivery to Administrative Agent of a certificate from Borrower in substantially the form of Exhibit E-3 certifying that Completion has been achieved in respect of each Project.

(h)          Completion Certificate of Independent Engineer. Delivery to Administrative Agent of a certificate of the Independent Engineer in substantially the form of Exhibit E-4, and otherwise in form and substance reasonably satisfactory to Administrative Agent and the Majority Lenders (i) certifying that Completion has been achieved in respect of each Project (including, for the avoidance of doubt, that all WTGs have been commissioned and completed in accordance with all Acceptance Tests required to achieve Completion in respect of each Project and set forth in the Construction Contracts) and addressing such other matters as Administrative Agent shall reasonably request, (ii) confirming the Punch List Items (as provided by Borrower to the Independent Engineer) as those necessary to achieve Final Completion in respect of each Project and (iii) addressing such other matters related to Term Conversion as Administrative Agent and the Majority Lenders may reasonably request.

(i)           Completion Certificates of Turbine Supplier. Delivery to Administrative Agent and the Independent Engineer of evidence (including copies of all notices confirming Start-up and Commissioning and Turbine Completion in respect of each WTG delivered by Turbine Supplier under the Turbine Supply Agreement) that Start-up and Commissioning and Turbine Completion in respect of each WTG has been achieved under the Turbine Supply Agreement.

(j)           Substantial Completion Certificate of EPC Contractor. Delivery to Administrative Agent and the Independent Engineer of true, complete and correct copies of each “Project Site Substantial Completion Certificate” (as each such certificate is defined in the EPC Contract) with respect to each “Project Site” (as defined in the EPC Contract).

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(k)          High Voltage Electrical System Substantial Completion Certificate of EPC Contractor. Delivery to Administrative Agent and the Independent Engineer of a true, complete and correct copy of the “High Voltage Electrical System Substantial Completion Certificate” (as such certificate is defined in the EPC Contract).

(l)           Financial Statements. Delivery to Administrative Agent of the financial statements required to be delivered pursuant to Section 5.4.

(m)         Term Conversion Date Base Case Projections. At least 10 Banking Days prior to the anticipated Term Conversion Date, delivery to Administrative Agent of the Term Conversion Date Base Case Projections in form and substance satisfactory to Administrative Agent and the Majority Lenders (which shall, among other things, show a minimum Projected Debt Service Coverage Ratio according to (A) the P50 Production Scenario of not less than 1.40:1.00, on a minimum quarterly and on an average quarterly basis and (B) the P99 Production Scenario of not less than 1.00:1.00, on a minimum quarterly and on an average quarterly basis).

(n)          Representations and Warranties. Each representation and warranty of an Idaho Wind Entity set forth in Article IV and the Credit Documents shall be true and correct in all material respects as if made as of the Term Conversion Date (except to the extent expressly made as of an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such date).

(o)          No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing or will result from the Term Conversion.

(p)          Title Policies. Delivery to Administrative Agent of a copy of an endorsement to each Title Policy, dating down such Title Policy to the date of Term Conversion, insuring the continuation of the applicable original Title Policy and showing the continuing first Lien of the Mortgage relating to such Title Policy, setting forth no additional exceptions (including survey exceptions) except for Permitted Liens, and otherwise in form and substance satisfactory to Administrative Agent.

(q)          Annual Operating Budgets. Delivery to Administrative Agent of an Annual Operating Budget with respect to each Project, as provided in Section 5.10.

(r)           Punch List Items. Delivery to Administrative Agent of the list of remaining Punch List Items (as approved by the Independent Engineer) to achieve Final Completion in respect of each Project and funding of the Completion Reserve Account in an amount equal to 150% of the aggregate value of the Punch List Items.

(s)          Required Permits. Delivery to Administrative Agent of copies of all Required Permits that have not previously been delivered to Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent (acting in consultation with the Independent Engineer), together with a certificate of an Authorized Officer of Borrower, in form and substance reasonably satisfactory to Administrative Agent, certifying that (i) all such Required Permits necessary to have been obtained as of the Term Conversion Date have been obtained and are in full force and effect and (ii) such Required Permits are not subject to appeal, further proceedings or any unsatisfied conditions that could reasonably be expected to result in a material modification or revocation. All Required Permits then required for the operation of each Project shall have been obtained (other than the BLM Permit in respect of Project (Salmon Falls)), are in full force and effect and are not subject to appeal, further proceedings or any unsatisfied conditions that could reasonably be expected to result in a material modification or revocation.

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(t)           Work. There has not been filed with or served upon an Obligor or a Project (or any part thereof) notice of any Lien, claim of Lien or attachment upon or claim affecting the right to receive payment of any of the moneys payable to any of the Persons named on such request which has not been released or for which a bond has not been obtained, other than Permitted Liens. Administrative Agent shall have received evidence reasonably satisfactory to Administrative Agent that all work in connection with the Projects requiring inspection by any Governmental Authorities has been duly inspected and approved by such authorities and that any certificates or notices required to be issued in connection therewith have been issued by such Governmental Authorities.

(u)          Intentionally deleted.

(v)          Insurance. All insurance policies required to be maintained by Borrower under Section 5.15 shall be in full force and effect with respect to the Projects and Administrative Agent shall have received certified copies of all policies evidencing such insurance (or insurance certificates signed by the insurer or a broker authorized to bind the insurer evidencing such insurance), in each case in form and substance reasonably satisfactory to Administrative Agent (acting in consultation with the Insurance Consultant). Administrative Agent shall have received (i) a certificate of the Insurance Consultant, in substantially the form of Exhibit G-2, with the Insurance Consultant’s report attached thereto, dated as of the Term Conversion Date, in form and substance satisfactory to Administrative Agent and the Majority Lenders and (ii) a compliance letter from Borrower’s insurance broker, in substantially the form of Exhibit G-7, confirming that all insurance premiums required by Schedule 5.15 to be paid as of the Term Conversion Date have been paid and that Borrower is otherwise in compliance with Section 5.15 and Schedule 5.15.

(w)         Bringdowns. Delivery to Administrative Agent of updated opinions, resolutions, certificates, reports and similar documents reasonably requested by Administrative Agent, in each case dated as of the Term Conversion Date and in form and substance reasonably satisfactory to Administrative Agent.

(x)          Site Surveys.  Delivery to Administrative Agent of an “as-built” ALTA/ACSM survey of each Site, in form and substance reasonably satisfactory to Administrative Agent, the Majority Lenders and the Title Insurer, prepared by a licensed surveyor reasonably satisfactory to Administrative Agent, sufficient for the Title Insurer to eliminate standard survey exceptions and to confirm that there are no encroachments on any competing land interests in respect of such Site dated within 30 days prior to the Term Conversion Date.

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(y)          LC Loans. There are no LC Loans outstanding as a result of a Drawing on a PPA Letter of Credit.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Each of the Obligors makes the following representations and warranties to and in favor of each Agent, each Letter of Credit Issuing Bank and each Lender as of the Closing Date, as of each Borrowing Date, and as of the Term Conversion Date (except that any representation or warranty in this Article IV which relates expressly to an earlier date, by direct reference or by reference to a document dated a certain date, shall be deemed made only as of such date). All of these representations and warranties shall survive the Closing Date, each Borrowing Date and the Term Conversion Date:

4.1         Organization; Power and Authority. Each Idaho Wind Entity (i) is a limited liability company duly organized or formed, validly existing and in good standing under the laws of the State of its formation with all requisite organizational or other power and authority under the laws of such State to enter into the Operative Documents to which it is a party and to perform its obligations thereunder and to consummate the transactions contemplated thereby; (ii) is duly qualified, authorized to do business and in good standing in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary; (iii) has the power (A) to carry on its business as now being conducted and as proposed to be conducted by it hereunder, (B) to execute, deliver and perform its obligations under each Operative Document to which it is a party, in its individual capacity, (C) to take all action as may be necessary to consummate the transactions contemplated thereunder, and (D) to grant the Liens and security interests provided for in the Credit Documents to which it is a party; and (iv) has the authority to execute, deliver and perform its obligations under each Operative Document to which it is a party.

4.2         Authorization; No Conflict.

(a)          Each Idaho Wind Entity has duly authorized, executed and delivered each Operative Document to which such Person is a party. Each Idaho Wind Entity’s execution and delivery of each Operative Document to which such Person is a party, the consummation of the transactions contemplated thereby and the compliance with the terms thereof or performance of its obligations thereunder (i) do not or will not contravene (A) the Borrower Operating Agreement or any other Organizational Document of such Person or (B) any other Legal Requirement applicable to or binding on such Person or on any of their respective properties except for any such contravention of a Legal Requirement which could not reasonably be expected to result in a Material Adverse Effect, (ii) will not result in any material breach of or constitute any material default under, or result in or require the creation of any Lien (other than Liens in favor of Collateral Agent pursuant to the Credit Documents or Permitted Liens) upon any of their respective properties under, any agreement or instrument to which such Person is a party or by which any of them or any of their respective properties may be bound or affected or (iii) does not or will not require the consent or approval of any Person except for any such consent or approval which has been granted or obtained.

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(b)          Each Idaho Wind Entity’s execution, delivery and performance of the Credit Documents to which such Person is a party, do not (i) contravene any of the Project Documents except for any such contravention which could not reasonably be expected to result in a Material Adverse Effect or (ii) result in a material breach of or constitute a material default under (in each case, with due notice or lapse of time or both) the Project Documents or create any present right of any counterparty to terminate any of the Project Documents.

4.3         Enforceability. Each Operative Document to which an Idaho Wind Entity is a party is a legal, valid and binding obligation of such Idaho Wind Entity, as the case may be, enforceable against such Idaho Wind Entity, as the case may be, in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights and subject to general equitable principles. None of the Operative Documents to which an Idaho Wind Entity is a party has been amended or modified since the Closing Date except as permitted by this Credit Agreement. Each Operative Document has been duly executed and delivered by each Idaho Wind Entity party thereto, and to the knowledge of the Obligors, by each other party thereto (other than the Agents, the Lenders and the Letter of Credit Issuing Banks). Each Operative Document (other than any Additional Project Documents) is in full force and effect as of the Closing Date. As of the date this representation is made or deemed made, each Operative Document remains in full force and effect except for those Operative Documents that have expired in accordance with their respective terms as of such date.

4.4         Compliance with Organizational Documents and Law. (a)  Each Obligor is and at all times has been in compliance with and not in default under its Organizational Documents; and (b) each Obligor is and at all times has been in compliance with all Legal Requirements applicable to it, the Projects and the Sites, as applicable except in each such case, where any such non-compliance or default which could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to Administrative Agent in writing, no notices of violation of any Legal Requirement relating to any Project or any Site have been issued or received by an Obligor.

4.5         Compliance with Project Documents; Existing Defaults. Each Obligor is in material compliance with all of its obligations under all Principal Project Documents. To each Obligor’s knowledge, each Principal Project Participant is in material compliance with its obligations under each Principal Project Document to which it is a party unless otherwise disclosed in writing to Administrative Agent. As of the Closing Date, no Obligor is in default under any term of any Project Document which default gives rise to a current right of the counterparty to such document to terminate such document; as of the Closing Date, to each Obligor’s knowledge, no other party to any Project Document is in default under any material term thereunder; and as of the Closing Date, to each Obligor’s knowledge, no events or circumstances exist which, with the passage of time or the giving of notice, or both, would constitute a default under any Project Document.

4.6         No Default. No Default or Event of Default has occurred and is continuing.

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4.7         No Closing Date Material Adverse Effect. As of the Closing Date, no Closing Date Material Adverse Effect has occurred or is continuing.

4.8         Bankruptcy Event. No Bankruptcy Event has occurred and is continuing with respect to an Idaho Wind Entity.

4.9         Indebtedness, Contracts, Etc. No Obligor has any outstanding Indebtedness other than Permitted Indebtedness, and no Obligor is a party to or bound by any material contract other than the Credit Documents and the Project Documents.

4.10       Offices. The chief executive office or chief place of business of each Obligor is set forth in Schedule 4.10, together with the organization number assigned to such Obligor in such jurisdiction and each Obligor’s federal employer identification number.

4.11       Accounts. No Obligor has any “deposit account” with a “bank” (within the meaning of Section 9-102 of the UCC) or “securities account” (within the meaning of section 8-501 of the UCC) with a “securities intermediary” (within the meaning of section 8-102 of the UCC) other than the Accounts and the Checking Accounts established in accordance with this Credit Agreement and the other Credit Documents.

4.12       Financial Statements. The financial statements delivered in respect of Borrower and the Borrower Subsidiaries (on a consolidating and a consolidated basis) and each Member (other than Atlantic Member and GE Member) pursuant to Section 3.1(m) and Section 5.4 fairly present in all material respects the financial condition of the Person to whom they relate as of the date thereof (subject in the case of unaudited financial statements, to normal year-end adjustments). Such financial statements have been prepared in accordance with GAAP consistently followed throughout the periods involved. Each Financial Condition Certificate delivered in respect of Atlantic Member and GE Member pursuant to Section 3.1(m) and Section 5.4 fairly presents in all material respects the financial condition of the Person to which it relates as of the date thereof.

4.13       No Ownership by Disqualified Persons. As of the Closing Date and thereafter until the expiration of the Recapture Period, no Obligor or any direct equity beneficial owner of an Obligor (other than any such direct equity owner that is a direct owner solely as a result of owning equity interests in an entity that is treated as a corporation for federal income tax purposes) is a Disqualified Person.

4.14       Regulation U, Etc. No Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined or used in Regulations T, U or X of the Federal Reserve Board), and no part of the proceeds of the Loans, LC Loans or the Project Revenues will be used by an Obligor to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or otherwise in violation of Regulations T, U or X of the Federal Reserve Board.

4.15       Ranking. The monetary Obligations of Borrower constitute unsubordinated Indebtedness and rank senior in priority of payment to all other secured Indebtedness and at least pari passu in priority of payment with all other present and future unsubordinated Indebtedness (other than obligations preferred by statute or by operation of Law).

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4.16       Ownership; Single-Purpose Entity.

(a)          Borrower owns 100% of all issued and outstanding membership and limited liability company interests in each Borrower Subsidiary.

(b)          As of the Closing Date, Atlantic Member, Exergy Member, GE Member and Reunion Member together own 100% of all issued and outstanding membership and limited liability company interests in Borrower.

(c)          No Obligor has engaged in any business other than the development, construction and operation of the Projects.

(d)          No Obligor has any Subsidiaries (other than in the case of Borrower, the Borrower Subsidiaries).

4.17       Investment Company. No Obligor is an “investment company” or a company “controlled by” an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

4.18       Partnerships and Joint Ventures; Investments.

(a)          No Obligor is a general partner or a limited partner in any general or limited partnership or a joint venturer in any joint venture or a member in any limited liability company, other than pursuant to any transaction contemplated under the Credit Documents and the Project Documents that relate solely to the Projects; and

(b)          no Obligor has any investments other than Permitted Investments.

4.19       Taxes. Each Obligor has filed, or has caused to be filed, all federal, state and local tax returns that it is required to file, has paid or has caused to be paid all taxes it is required to pay to the extent due (other than (a) those taxes that it is contesting in good faith and by appropriate proceedings, with reserves established for such taxes as required by GAAP and (b) de minimis taxes that it shall pay promptly upon its knowledge of non-payment). No Obligor is liable for the Taxes of any other Person, whether by contract, by operation of law (including as a successor) or otherwise; provided, however that any contract entered into during the ordinary course of business whose principal purpose is not to address tax matters shall not be considered for such determination of liability hereunder.

4.20       Tax Status. For federal income purposes, (a) each Borrower Subsidiary is, and since its inception has been, a limited liability company that is disregarded for federal income tax purposes and (b) Borrower is, and since its inception has been, a limited liability company that is disregarded or treated as a partnership for federal income tax purposes. Neither the execution and delivery of this Credit Agreement or the other Operative Documents nor the consummation of any of the transactions contemplated hereby or thereby shall affect such status.

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4.21       ERISA. No Obligor or any member of the Controlled Group sponsors, maintains, contributes to or has any liability in respect of any ERISA Plans and no ERISA Plan provides benefits to any employee of an Obligor or any member of the Controlled Group. No Obligor nor any member of the Controlled Group has any liabilities to the PBGC.

4.22       Labor Disputes and Acts of God. Neither the business nor the properties of an Obligor are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty or force majeure event (whether or not covered by insurance), which could reasonably be expected to have a Material Adverse Effect.

4.23       Project Documents.

(a)          Other than those that can be reasonably expected to be commercially available on commercially reasonable terms when and as required, the services to be performed, the materials to be supplied and the real property interests and other rights granted pursuant to the Project Documents and the Real Property Documents:

(i)          comprise all of the property interests reasonably necessary to develop, construct, operate and maintain the Projects in accordance in all material respects with all Legal Requirements and in accordance in all material respects with the Project Schedules, the Project Budgets and the Project Documents, all without reference to any proprietary information not owned by an Obligor or available (under terms and conditions satisfactory to Administrative Agent) to an Obligor under the Project Documents;

(ii)         are sufficient to enable each Project to be located, constructed, operated and maintained on the applicable Site; and

(iii)        provide adequate ingress and egress for the construction, operation and maintenance of each Project under the Project Documents.

(b)          There are no services, materials or rights required for the construction, operation or maintenance of the Projects in accordance with the Principal Project Documents, the Plans and Specifications for the Projects and the Base Case Projections other than those available under the Project Documents or that can reasonably be expected to be commercially available at the Sites on commercially reasonable terms at or before the time when such services, materials and rights are needed.

(c)          As of the Closing Date, all agreements relating to the Projects to which an Obligor or any of their respective Affiliates are a party that are in effect are listed on Exhibit H-3 and copies of all Project Documents to which any such Obligor or any of their respective Affiliates is a party as currently in effect have been delivered to Administrative Agent by Borrower.

4.24       Project Document Representations. Each of the representations and warranties made by an Obligor or any of its respective Affiliates contained in the Project Documents were true and correct in all material respects as of the date made or deemed made by such Person. To each Obligor’s knowledge, the representations and warranties of the Principal Project Participants contained in the Project Documents were true and correct in all material respects as of the time made or deemed made by such Principal Project Participant.

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4.25       Proper Subdivision. None of the Mortgaged Property needs to be subdivided from larger tracts of land in order to be made subject to a Lien, and the Mortgaged Property may be mortgaged, conveyed, made subject to a Lien and otherwise dealt with as separate legal lots or parcels subject to the extent and limitations of the applicable Obligor’s rights, title and interest therein and thereto.

4.26       Land Not in Flood Zone. Except as disclosed on the Surveys but in no event with respect to Real Property where WTGs are, or are expected to be, located, none of the Collateral includes improved real property that is or will be located in an area that has been identified by the Director of the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, as amended.

4.27       Collateral; Title and Liens.

(a)          The security interests granted to Collateral Agent in the Collateral pursuant to the Collateral Documents (i) constitute as to personal property included in the Collateral and, with respect to subsequently acquired personal property included in the Collateral, will constitute, a perfected security interest and Lien after the proper filing of each applicable UCC financing statement listed on Schedule 4.27 hereof (but only where filing of a UCC financing statement is sufficient for the perfection of such security interest under applicable Legal Requirements), and (ii) are, and, with respect to such subsequently acquired property, will be, as to Collateral perfected after the proper filing of each applicable UCC financing statement, superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of Lien, encumbrance, assignment or otherwise, except for Permitted Liens. Except to the extent control or possession of portions of the Collateral is required for perfection, all such action as is necessary has been taken to establish and perfect Administrative Agent’s rights in and to, and first priority Lien on the Collateral, including any recording, filing, registration, giving of notice or other similar action. The Collateral Documents and the financing statements relating thereto have been duly filed or recorded in each office and in each jurisdiction where required in order to create, perfect and maintain perfected the first Lien and security interest described above. Borrower has properly delivered or caused to be delivered to Collateral Agent all Collateral that requires or allows for perfection of the Lien and security interest by possession.

(b)          Each Obligor, as applicable, has and will have, good and marketable title with respect to any owned real property and a legal, valid and subsisting interest in and to the leasehold or easement estate (as the case may be) to the Sites pursuant to the Real Property Documents, to the assets that comprise the Projects as of such date, and all of the Collateral then existing relating to the Projects, in each case free and clear of all Liens or other exceptions to title other than Permitted Liens. Each Obligor owns no assets other than assets included in the Collateral. Upon proper recordation of the Mortgages and filing of the applicable UCC financing statements listed on Schedule 4.27 hereof, the Lien of each Mortgage constitutes a valid and subsisting first priority Lien of record on all the Mortgaged Property described in such Mortgage and a first priority perfected security interest in all the personal property described in the Collateral Documents that may be perfected by filing, subject to no Liens except Permitted Liens.

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4.28       Environmental Matters.

(a)          Except as could not be reasonably expected to result in a Material Adverse Effect, no Obligor nor any Project is in violation of any Environmental Law. To the knowledge of an Obligor, there has been no Release nor any threatened Release of any Hazardous Substance at, on, under or from the Real Property or any other location at which any Hazardous Substance generated, used, stored, treated or disposed by or on behalf of an Obligor or a Project has been located.

(b)          There is no Environmental Claim pending or, to the knowledge of an Obligor threatened in writing against or involving an Obligor, the Real Property, the Sites or the Projects. To the knowledge of each Obligor, there are no circumstances or conditions that would reasonably be expected to give rise to any such Environmental Claim except as disclosed to Administrative Agent in writing or as could not reasonably be expected to result in a Material Adverse Effect.

(c)          There are no Hazardous Substances used, stored or present at or on the Real Property or any Site that could reasonably be expected to give rise to a material liability of any Obligor.

(d)          With respect to an Obligor or the Projects or, to the knowledge of an Obligor, with respect to any third party, there is no present condition, circumstance, action, activity or event that is reasonably likely to form the basis of any material violation of any Environmental Law with respect to, at or on the Projects, the Real Property or any Site or give rise to any liability to Administrative Agent, other Agents or the Lenders or any material liability of the Obligors under any Environmental Law.

(e)          There are no aboveground or, to the knowledge of an Obligor, no underground tanks, whether operative or temporarily or permanently closed, located on the Real Property or any Site which would give rise to any material liability under Environmental Law.

(f)           No Obligor has received a written notice of any proceeding, investigation or inquiry by any Governmental Authority (including the U.S. Environmental Protection Agency and the Idaho Department of Environmental Quality) or any non-governmental third party with respect to the presence or Release of Hazardous Substances in, on, from or to the Real Property or any Site.

(g)          Borrower has provided to Administrative Agents copies of all material environmental, wildlife or natural resource assessment reports, studies or audits and other material environmental, wildlife, natural resources or permitting documents concerning the Projects in the possession, custody or control of Obligors.

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4.29       Permits.

(a)          As of the Closing Date, there are no Permits under Legal Requirements, including Environmental Laws, applicable to an Obligor or a Project, as each is currently designed that are or will become Required Permits other than (i) the Permits described in (A) Part I of Exhibit H-1 and (B) Part II of Exhibit H-1 where, in the case of the Permits required to be listed in Part II of Exhibit H-1, such Permits can be reasonably expected to be obtained on commercially reasonable terms and conditions when needed unless previously obtained and (ii) any Required Permits that are necessary solely for the performance of an Obligor’s obligations under the REC Documents.

(b)          As of the Closing Date, each Borrowing Date occurring prior to the Term Conversion Date and the Term Conversion Date, (i) each Obligor, as applicable, has obtained all Required Permits necessary as of such date; (ii) except as otherwise disclosed in Exhibit H-1, each of the Required Permits is validly issued, final, in full force and effect and is not subject to any current appeal, legal proceeding or any unsatisfied conditions that, in the case of any such unsatisfied conditions, could reasonably be expected to result in a material modification or revocation, and all applicable rehearing or appeal periods with respect thereto have expired; and (iii) each Obligor, as applicable, is in compliance in all respects with all Required Permits except where such noncompliance could not reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, each Borrowing Date occurring prior to the Term Conversion Date and the Term Conversion Date, each Permit listed on Part II of Exhibit H-1 can be reasonably expected to be obtained on commercially reasonable terms and conditions when needed unless previously obtained.

(c)          No Required Permit has been modified, amended or supplanted in a manner that could reasonably be expected to have a Material Adverse Effect and no Obligor has entered into any material stipulations, amendments or agreements with any Governmental Authority issuing any Required Permit(s) that are expressly set forth in such Permit(s).

4.30       Utilities. All utility services necessary for the construction and the operation of the Projects for their intended purposes are available at the Sites or will be so available, as and when required for the construction and operation of the Projects upon commercially reasonable terms.

4.31       Gen-Tie Lines; Roads.

(a)          All necessary easements, rights of way, agreements and other rights for the construction, interconnection and utilization of the collector or feeder lines and Gen-Tie Lines have been acquired, other than the authorization to be obtained by Idaho Power from the United States Bureau of Land Management necessary to upgrade the interconnection line for the Project (Salmon Falls).

(b)          All roads necessary for the construction and full utilization of the Projects for their intended purpose have either been completed or the necessary rights of way therefor have been acquired, except for Permits to cross state, county or township roads that will be granted as a ministerial matter during the construction of the Projects prior to the date such Permits are required to be acquired pursuant to any applicable Governmental Authority.

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4.32       REC Compliance; FPA and PUHCA.

(a)          In respect of each Borrower Subsidiary and each Project, on or before the performance of obligations under any of the REC Documents and the initial sale of RECs from such Project, such Borrower Subsidiary and such Project, as applicable, will be eligible and duly authorized pursuant to any applicable law to perform such obligations and sell RECs generated by the Project.

(b)          Each of the Projects is a QF. None of the transactions contemplated by any Operative Document will cause any of the Projects to lose its status as a QF. Borrower is not a “public utility” as such term is defined in Section 201(e) of the FPA. Borrower will not become a “public utility” solely as a result of the construction, ownership, leasing or operation of the Projects, or the Borrower Subsidiaries’ sale of electric energy, capacity, ancillary services or RECs from a Project or any transaction contemplated hereby or thereby. Each of the Borrower Subsidiaries is exempt from regulation under the FPA, to the extent set forth in 18 C.F.R. § 292.601(c). None of the Borrower Subsidiaries is a “holding company” as such term is defined in Section 1262(8) of PUHCA, and Borrower is a “holding company” solely with respect to its indirect ownership of one or more QFs, and is not subject to regulation under PUHCA, except with respect to exemption therefrom.

(c)          None of the Secured Parties, nor any Affiliate of any of them will, solely as a result of the construction, ownership, leasing or operation of the Projects, the sale of electric energy, capacity, ancillary services or RECs from a Project, or the entering into any Credit Document or any transaction contemplated hereby or thereby, be subject to, or not exempt from, regulation under the FPA, PUHCA or State laws, rules or regulations respecting the rates or the financial or organizational regulation of electric utilities or holding companies; provided, however, upon exercise by a Secured Party of certain remedies allowed under the Credit Documents, such Secured Party may become subject to regulation under the FPA or PUHCA; and provided further, that if any of the Secured Parties is otherwise a “holding company” as defined in PUHCA, the purchase, acquisition or taking by such Secured Party of a security (as defined in Section 3(16) of the FPA) in an Obligor, after such Obligor becomes an “electric utility company” as defined in PUHCA, may be subject to Section 203(a)(2) of the FPA (provided further that such Secured Party may be eligible for one or more blanket authorizations granted pursuant to 18 C.F.R. § 33.1(c)). Borrower is not subject to, or is exempt from, regulation under any Legal Requirement as to securities, rates or financial or organizational matters that would preclude the incurrence or repayment of the principal of and interest on any Loans or LC Loans, or the incurrence by Borrower of any of the Obligations or the execution, delivery and performance by Borrower of the Operative Documents to which it is a party. Borrower will not be deemed by the IPUC to be subject to financial, organizational or rate regulation as an “electric utility” or similar entity under any existing Idaho law, rule or regulation.

4.33       Project Completion Date; Project Costs.

(a)          Construction of each Project has commenced and no landlord, holder or owner under any Ground Lease in respect of the Sites has the right to terminate such Ground Lease for failure to commence construction as contemplated in such Ground Lease.

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(b)          Borrower estimates, in good faith, that (i) the Placed in Service Date for each WTG included in the Projects will occur no later than January 15, 2011, (ii) “High Voltage Electrical System Substantial Completion” (under and as defined in the EPC Contract) will occur no later than December 31, 2010, (ii) Completion in respect of each Project will occur no later than April 1, 2011, (iv) Final Completion in respect of each Project will occur no later than June 1, 2011, (v) Project (Burley Butte) and Project (Milner Dam) will have completed all upgrades or modifications necessary to generate and transmit electric energy in all amounts up to and including its respective nameplate capacity by no later than August 1, 2011, and (vi) the aggregate proceeds of the Loans, together with the aggregate Equity Contributions and aggregate Member Loans not repaid as of the Closing Date, will be sufficient to achieve Total Completion and Completion (Salmon Falls).

(c)          As of the Closing Date, no change order (other than change orders entered into prior to the Closing Date that were disclosed to the Lenders and reviewed by the Independent Engineer prior to delivering its report pursuant to Section 3.1(i)) has been proposed and no change order has been duly executed and delivered by Borrower and the EPC Contractor or the Turbine Supplier.

4.34       Insurance. Insurance complying with Section 5.15 hereof will be, when required in accordance with such section to be, in full force and effect and all premiums due thereon have been paid in full.

4.35       Grant Eligible. So long as any Obligations with respect to the Tranche B Construction Loans remain outstanding:

(a)          each Borrower Subsidiary, as applicable, is the owner of a Project, and each Project is a wind facility within the meaning of Section 45(d)(1) of the Code, and each Borrower Subsidiary and each Project meet the standards listed on Part A of Exhibit H-4 hereto; and

(b)          as of the Closing Date, each of the representations listed on Part B of Exhibit H-4 hereto is true, correct and complete in all material respects.

4.36       Cash Grant Application. So long as any Obligations with respect to the Tranche B Construction Loans remain outstanding:

(a)          to the knowledge, after due inquiry of the Manager personnel preparing each Draft Cash Grant Application, at the time of the delivery thereof, the factual information and the representations of each Borrower Subsidiary set forth therein (i) are based on reasonable assumptions as to all legal and factual matters material to the figures set forth therein, (ii) are materially consistent with the provisions of the Project Documents, (iii) have been prepared in good faith and (iv) fairly represents each Obligor’s reasonable expectations as to the matters covered thereby;

(b)          the factual information and the representations of each Borrower Subsidiary set forth each Cash Grant Application, as applicable (i) are true, correct and complete in all material respects, (ii) are based on reasonable assumptions as to all legal and factual matters material to the figures set forth therein, (iii) are materially consistent with the provisions of the Project Documents, (iv) have been prepared in good faith and with due care and (v) fairly represent such Idaho Wind Entity’s reasonable expectations as to the matters covered thereby;

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(c)          no Federal tax credit under Section 48 or Section 45 of the Code has been claimed with respect to any asset comprising a Project; and

(d)          in respect of each Project, as of the Cash Grant Application Date for such Project, the relevant Obligor has made every election that is necessary to claim and apply for the applicable Cash Grant in accordance with the Treasury Guidance and applicable Law.

4.37       Anti-Terrorism Laws. No Idaho Wind Entity is in violation of any Anti-Terrorism Laws. The use of the proceeds of the Loans by Borrower will not violate any Anti-Terrorism Laws.

4.38       Litigation. There are no pending or, to each Obligor’s knowledge, threatened in writing, legal, arbitral or equitable actions or proceedings of any kind, including actions or proceedings of or before any Governmental Authority, to which an Obligor, a Project, or by which any of them or any of their properties incorporated into a Project is bound. There are no condemnation proceedings by or before any Governmental Authority now pending or, to each Obligor’s knowledge, threatened in writing against an Obligor or any Project or any portion thereof, material to the construction, ownership or operation of the Projects or the sale of electricity or ancillary services from the Projects.

4.39       Intellectual Property. Each Obligor owns or has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses and other rights which are necessary for the operation of its business. No Obligor has received notice that (a) any material product, process, method, substance, part or other material presently contemplated to be sold by or employed by an Obligor in connection with its business will infringe in any manner any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person; (b) there is pending or threatened any claim or litigation against or affecting an Obligor contesting its right to sell or use any such product, process, method, substance, part or other material; or (c) there is, or there is pending or proposed, any patent, invention, device, application or principle or any statute, law, rule, regulation, standard or code which could, in each case described in clauses (a) – (c), reasonably be expected to have a Material Adverse Effect.

4.40       Project Work. All work that has been done on the Projects has been done in a good and workmanlike manner and in accordance with the Plans and Specifications, Project Budgets, Required Permits, the Project Documents and Good Utility Practices except where the failure to adhere to the foregoing could not reasonably be expected to result in a Material Adverse Effect.

4.41       Project Budgets; Projection. Borrower has prepared or provided the Project Schedules and Project Budgets in good faith and on the basis of reasonable assumptions that are consistent with the provisions of the Project Documents. As of the date of this Credit Agreement and as of the date when this representation is made or deemed made, there are no material Project Costs that are not included in the Project Budgets.

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4.42       Disclosure. As of the Closing Date, all information (other than the Base Case Projections and any report of an Independent Consultant) heretofore or contemporaneously furnished to Administrative Agent by or on behalf of an Obligor (but only where Obligor has knowledge of such disclosure) in connection with any Credit Document or any transaction contemplated hereby, taken together as a whole with all other information with which Administrative Agent has previously been furnished by or on behalf of an Obligor (but only where an Obligor has knowledge of such disclosure) is complete and correct in all material respects as of the date such information was furnished and as of the Closing Date, and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make any information not materially misleading in light of the circumstances under which furnished. As of the Closing Date, the Base Case Projections have been prepared in good faith based upon assumptions believed by Borrower to be reasonable at the time made and at the time so furnished, it being understood that the Base Case Projections are not to be viewed as facts and are subject to uncertainties and contingencies, many of which are beyond the control of Borrower, that no assurance can be given that the Base Case Projections will be realized, that actual results may differ and such differences may be material.

ARTICLE V
AFFIRMATIVE COVENANTS

Each Obligor covenants and agrees that, so long as any Commitments are outstanding (including the Commitments under the Letters of Credit), any Interest Rate Hedging Agreement with any Hedge Counterparty remains in effect, or any Loans or LC Loans are outstanding, it shall (or shall cause, as the context may require):

5.1         Use of Loan Proceeds and Project Revenues.

(a)          Construction Loan Proceeds. Use the proceeds of Construction Loans solely:

(i)          to pay Project Costs;

(ii)         to make a Permitted Financed Payment; and

(iii)        in the case of Tranche B Construction Loans only, to make the prepayment of Tranche A Construction Loans up to the WTG Overleverage Amount in accordance with Section 2.8(c)(vii).

Proceeds of the Construction Loans shall be applied in the order and manner set forth in the Depositary Agreement.

(b)          Tranche C Loan Proceeds. Borrower shall use the proceeds of Tranche C Loans either by (i) making a Permitted Financed Payment or (ii) depositing such proceeds into the Revenue Account pursuant to the Depositary Agreement, for application solely for the purposes and in the order and manner provided in the Depositary Agreement.

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(c)          Revenues. Deposit all Project Revenues into the Construction Account or the Revenue Account, as applicable, pursuant to the Depositary Agreement, for application solely for the purposes and in the order and manner provided in the Depositary Agreement.

5.2         Payment. Pay all sums due under this Credit Agreement and the other Credit Documents according to the terms hereof and thereof.

5.3         Notices. Promptly upon acquiring notice or giving notice, as the case may be, or obtaining knowledge thereof, give written notice, and deliver the documents, correspondence or reports, as applicable, that are the subject of such notices describing the relevant events in reasonable detail (with reference to this Section 5.3) to Administrative Agent of the following:

(a)          Any litigation (including any litigation arising under any Environmental Law) pending or, to the knowledge of an Obligor, threatened against:

(i)           any Obligor and prior to the expiration of the Recapture Period, any Member, involving claims against such Idaho Wind Entity or any Project in excess of $500,000 in the aggregate or involving any material injunctive, declaratory or other equitable relief; and

(ii)         after the expiration of the Recapture Period, any Member, involving claims against any Project in excess of $500,000 in the aggregate or involving any material injunctive, declaratory or other equitable relief, in each case, such notice to include copies of all papers filed in such litigation and to be given monthly if any such papers have been filed since the last notice given;

(b)          Any dispute or disputes (including any dispute or disputes arising under any Environmental Law) between:

(i)          any Obligor and prior to the expiration of the Recapture Period, any Member on the one hand, and any Governmental Authority on the other that involves (i) a claim against an Idaho Wind Entity which individually exceeds $500,000 or in the aggregate in any fiscal year of such Idaho Wind Entity exceeds $500,000; (ii) a request for any material injunctive or declaratory relief; (iii) revocation, material modification, suspension or the like of any Required Permit or imposition of additional material conditions with respect thereto; or (iv) any Lien for taxes due but not paid; and

(ii)         after the expiration of the Recapture Period, any Member and any Governmental Authority that involves (i) a claim against any Project which individually exceeds $500,000 or in the aggregate in any fiscal year of such Member exceeds $500,000; (ii) a request for any material injunctive or declaratory relief in respect of a Project or (iii) revocation, material modification, suspension or the like of any Required Permit or imposition of additional material conditions with respect thereto in respect of a Project;

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(c)          Any Default or Event of Default and together with such notice, or as soon thereafter as possible, a description of the action that Borrower has taken or proposes to take with respect to such Default or Event of Default;

(d)          Any casualty, damage or loss, whether or not insured, through fire, theft, other hazard or casualty, or any act or omission of any Obligor or any of their respective members, officers, directors, employees, contractors, consultants or representatives, or of any other Person if such casualty, damage or loss affects an Obligor or a Project and is in excess of $500,000 for any one casualty or loss, or an aggregate of $1,000,000;

(e)          Any cancellation or material change in the terms, coverages or amounts of any insurance described in Section 5.15;

(f)           (i) Any termination (except in accordance with its terms), (ii) event of default or notice thereof, (iii) other material notices under any Project Document and in the case of (iii) where such material notice relates to facts or circumstances that could reasonably be expected to have a Material Adverse Effect and (iv) copies of any financial statements being delivered to an Obligor under any Project Document;

(g)          The commencement of any Acceptance Tests which are to be performed under the Construction Contracts;

(h)          Any PUC or FERC proceeding with respect to any Obligor or any Project alleging a violation of the regulations of any PUC or FERC or the loss of QF status of any Project or the loss of MBR Authority by any Borrower Subsidiary once MBR Authority has been obtained by a Borrower Subsidiary required to obtain such MBR Authority, except where MBR Authority is no longer a Legal Requirement;

(i)           (i) Any non-compliance with any Environmental Law or any liability or remedial, corrective or investigation obligation thereunder where such noncompliance or obligation has resulted or would reasonably be expected to result in a Material Adverse Effect, (ii) any Release of Hazardous Substances at, on, under or from any Site, any Improvement or any other Mortgaged Property or any other location at which any Hazardous Substance is generated, used, stored, treated or disposed of by or on behalf of any Obligor or any Project has come to be located that has resulted or would reasonably be expected to result in a Material Adverse Effect, and (iii) any pending or, to an Obligor’s knowledge, threatened in writing any material Environmental Claim against or involving any Obligor, any Project, any Site, any Improvement or other Mortgaged Property;

(j)           The occurrence of the “Operation Date” with respect to a Project, as defined in and pursuant to each Power Purchase Agreement;

(k)          Any claim of force majeure under any Project Document lasting more than five consecutive days or which could reasonably be expected to cause a material delay in the Project Schedule, material increase the Project Costs or material impairment in the operation of any of the Projects;

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(l)           The adoption or participation in, or incurrence of liability with respect to, any ERISA Plan by any Obligor or any member of the Controlled Group;

(m)         The occurrence of an Event of Eminent Domain;

(n)          So long as any Obligations with respect to the Tranche B Construction Loans remain outstanding any notices or communications delivered or received by an Obligor in connection with any Cash Grant Application;

(o)          So long as any Obligations with respect to the Tranche B Construction Loans remain outstanding, the receipt by any Obligor of any Cash Grant Proceeds;

(p)          Any notice or other communications received by any Obligor from the U.S. Treasury Department or any other Governmental Authority relating to any Cash Grant Recapture Liability applicable to a Project;

(q)          Any material notice received by any Obligor from FERC or the IPUC;

(r)           Any notice received by any Obligor from a Principal Project Participant or a subcontractor of the EPC Contractor that could reasonably be expected to result in a material delay in any Project Schedule or a material increase in any Project Budget;

(s)          The commencement of the erection of any Upwind Turbine;

(t)           Promptly upon obtaining knowledge thereof, provide written notice of any transfer or disposition of any direct ownership interest in an Obligor, including information regarding transferees in respect of any transfers by any Person that directly owns an interest in an Obligor below a corporate taxpayer level;

(u)          The loss of CEC Certification or LORS Certification by any Borrower Subsidiary once CEC Certification or LORS Certification has been obtained by such Borrower Subsidiary; and

(v)          Any other event, circumstance, development or condition which has had, or, in Borrower’s reasonable judgment, could reasonably be expected to have a Material Adverse Effect.

5.4         Financial Statements.

(a)          Deliver to Administrative Agent (or cause to be delivered to the Administrative Agent), with sufficient copies for the Lenders, in form and detail satisfactory to Administrative Agent:

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(i)          Commencing with the fiscal quarter ending December 31, 2010, and as soon as available but no later than 45 days after the close of the first, second and third quarterly periods of its fiscal year, (x) quarterly (and year-to-date) financial statements of Borrower (on a consolidated basis for Borrower and the Borrower Subsidiaries) and, prior to the expiration of the Recapture Period, each Member (other than Atlantic Member and GE Member), such statements to include a balance sheet, an income and expense statement and a statement of cash flows, all prepared in accordance with GAAP, setting forth, in each case, in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, if any, in each case to be accompanied by a certificate signed by an Authorized Officer of the applicable Person, certifying that (A) in the case of Borrower’s certificate only, no Default or Event of Default has occurred and is continuing and (B) such financial statements fairly present in all material respects the financial condition (and to the extent applicable) results of operations of such Idaho Wind Entity, in accordance with GAAP, consistently applied, as at the end of, and for, such period and (y) in the case of Atlantic Member and GE Member, prior to the expiration of the Recapture Period, a Financial Condition Certificate duly authorized, executed and delivered by an Authorized Officer of the applicable Person;

(ii)         Commencing with fiscal year 2010, as soon as available but no later than 120 days after the close of each fiscal year, (x) audited annual financial statements of Borrower (on a consolidated basis for Borrower and the Borrower Subsidiaries) and, prior to the expiration of the Recapture Period, each Member (other than Atlantic Member and GE Member), including a statement of equity, a balance sheet as of the close of such year, a statement of operations, a statement of changes in members capital and a statement of cash flows, all prepared in accordance with GAAP, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year and accompanied by a report thereon of an independent certified public accountant selected by Borrower reasonably satisfactory to Administrative Agent and the Majority Lenders to the effect that said financial statements present fairly in all material respects the financial position and results of operations of such Person as at the end of, and for, such fiscal year in accordance with GAAP consistently applied (except as otherwise disclosed in such financial statements) and that the examination by such auditor in connection with such financial statements has been made in accordance with GAAP (such related accountants report shall be unqualified as to going concern and scope of audit) and (y) in the case of Atlantic Member and GE Member, prior to the expiration of the Recapture Period, a Financial Condition Certificate duly authorized, executed and delivered by an Authorized Officer of the applicable Person; and

(iii)        Upon the reasonable request of Administrative Agent and to the extent required by auditors of any Lender or by any Governmental Authority under applicable Legal Requirement, any information required to be delivered under Section 13.18.

(b)          No later than 15 Banking Days after each Calculation Date, calculate and deliver to Administrative Agent a certificate setting forth (in reasonable detail and with appropriate computations) the Historical Debt Service Coverage Ratio for the 12-month period ending on such Calculation Date (or such shorter period between the Term Conversion Date and the first, second or third Calculation Dates).

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5.5         Reports.

(a)          Deliver to Administrative Agent and the Independent Engineer monthly after the Closing Date as soon as available but no later than 10 Banking Days after the end of each calendar month until the Term Conversion Date, a report describing in reasonable detail: (i) the estimated date on which “Project Site Substantial Completion” shall be achieved in respect of each Project under the EPC Contract, (ii) the estimated date on which “High Voltage Electrical System Substantial Completion” shall be achieved under the EPC Contract, (iii) if the “Project Site Substantial Completion” in respect of each Project is not anticipated to occur under the EPC Contract on or before December 31, 2010, the reasons therefor, (iv) if the “High Voltage Electrical System Substantial Completion” is not anticipated to occur under the EPC Contract on or before October 30, 2010, the reasons therefor (v) the status of construction of each Project (and a description of any material defects or deficiencies with respect thereto or any material discrepancies with the Plans and Specifications) and compliance by the EPC Contractor with the Project Schedule for each Project, (vi) the conformance to the Project Budgets of the amount of Project Costs incurred to date and during the most recent monthly period, and in the event of a material variance, the reasons therefor, (vii) any progress reports received from the Turbine Supplier and the EPC Contractor, and (viii) an update on the process of obtaining any Required Permits that an Obligor has not yet obtained. Until Total Completion and Completion (Salmon Falls) is achieved, deliver to Administrative Agent and the Independent Engineer a weekly progress report describing in reasonable detail the progress of construction with respect to each applicable Project.

(b)          Provide to Administrative Agent promptly upon reasonable request such information concerning any Project at such times as the Administrative Agent or any Lender shall reasonably require, including such reports and information as are reasonably required by the Independent Consultants.

(c)          Deliver copies of all monthly reports required to be delivered under the BOP O&M Agreement by the BOP Operator and copies of all annual, quarterly and monthly reports, as applicable, required to be delivered under the Construction Oversight Agreement, the Management Services Agreements and the Operations Support Agreement by Power Constructors Inc., the Manager and Operator, respectively, promptly after receipt by any Obligor (and in any event within five Banking Days of receipt thereof).

(d)          Following the Term Conversion Date, as soon as practicable but no later than (x) in respect of the first year following the Term Conversion Date, the 30th day following the end of each calendar month and (y) from and after the first anniversary of the Term Conversion Date, the 30th day following the end of each calendar quarter, deliver a summary operating report for each Project, which shall include (i) a monthly or quarterly, as applicable, and year-to-date numerical and a brief summary narrative assessment of (A) such Project’s compliance with each material category in the then current Annual Operating Budget for such Project, (B) such Project’s electrical production and delivery, REC sales (including, if applicable, any shortfalls), sale and purchase of power under the REC Documents applicable to such Project and grid curtailment, if any, (C) a comparison of each Project’s actual production compared to its achievable production based on actual measured wind speed at each WTG of such Project (adjusted for scheduled and unscheduled maintenance), together with a good faith determination by Borrower based on such information and supported in reasonable detail with respect to whether the WTGs had produced electricity during such period at levels meeting or exceeding the “Power Curve Guarantee” under the Turbine Supply Agreement, (D) revenues and expenses and cash balances, including debt service payments and balances in the Accounts and the Checking Accounts, (E) the amount of electrical energy delivered to Power Purchaser pursuant to a Power Purchase Agreement in respect of which Power Purchaser paid the Market Energy Cost or Market Energy Reference Price therefor (in each case, under and as defined in the applicable Power Purchase Agreement) and if applicable, the monthly generation estimates of Net Energy nominated to Idaho Power under the applicable Power Purchase Agreement; (F) property losses of value in excess of $250,000 in the aggregate per Project, (G) replacement of equipment not contemplated by the then current Annual Operating Budgets of value in excess of $250,000 in the aggregate per Project, (H) material disputes with contractors, materialmen, suppliers or others and any related claims against any Obligor, (I) a description of any penalties or fines incurred by such Project and (J) (i) performance guarantee claims made by or against any Obligor; (ii) statistical data and reasonably detailed commentary thereon; and (iii) a comparison of year-to-date figures for each Project to corresponding figures provided in the prior year.

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(e)          Until the expiration of the Recapture Period, deliver (i) copies of any and all reports filed with, or certifications made to, the U.S. Treasury Department with respect to each Cash Grant within five Banking Days after the filing or certification thereof and (ii) a copy of any acknowledgement or notice from the U.S. Treasury Department (including any notice acknowledging receipt of any Cash Grant Application) promptly upon the receipt thereof.

5.6         Additional Permits and Project Documents; Additional Consents.

(a)          Deliver to Administrative Agent promptly, but in no event later than 10 Banking Days after the receipt thereof by an Obligor, copies of (i) all Required Permits or Additional Project Documents obtained or entered into by an Obligor after the Closing Date; and (ii) any amendment, supplement or other modification to any Required Permit received by an Obligor after the Closing Date.

(b)          With respect to any Additional Project Document entered into by an Obligor after the Closing Date, use reasonable commercial efforts to cause its counterparty thereto to execute and deliver to Administrative Agent a consent substantially in the form of Exhibit F-6.

5.7         Existence, Conduct of Business, Properties, Etc.

(a)          Except as otherwise expressly permitted under this Credit Agreement, Borrower shall (i) maintain and preserve its existence as a Delaware limited liability company and all material rights, privileges and franchises necessary or desirable in the normal conduct of its business and (ii) engage only in the business contemplated by the Operative Documents.

(b)          Except as otherwise expressly permitted under this Credit Agreement, each Borrower Subsidiary shall (i) maintain and preserve its existence as an Idaho limited liability company and all material rights, privileges and franchises necessary or desirable in the normal conduct of its business and (ii) engage only in the business contemplated by the Operative Documents.

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(c)          Each Obligor shall (i) be, and at all times hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of an Obligor or any constituent party of an Obligor), (ii) correct any known misunderstanding regarding its status as a separate entity, (iii) conduct business in its own name, (iv) not identify itself or any of its Affiliates as a division or part of the other and (v) maintain and utilize separate stationery, bank accounts (except the Accounts), invoices and checks bearing its own name.

5.8         Books, Records, Access. Maintain adequate books, accounts and records with respect to each Obligor and each Project and prepare all financial statements required hereunder in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction thereof, and permit employees or agents of Administrative Agent and the Lenders at any reasonable times and upon reasonable prior notice to inspect all Project properties, including the WTGs, the Sites and the Easements, to examine or audit all books, accounts and records of the Obligors and make copies and memoranda thereof and, together with the Independent Engineer, to witness any Acceptance Tests under the Construction Contracts.

5.9         QF; REC Compliance.

(a)          Each Borrower Subsidiary shall maintain the status of its Project as a QF.

(b)          Each Borrower Subsidiary shall maintain its MBR Authority once obtained, if applicable to such Borrower Subsidiary, except where MBR Authority is no longer a Legal Requirement, and shall comply with all applicable requirements of FERC relating to MBR Authority.

(c)          On or before the initial sale of RECs from a Project, the applicable Borrower Subsidiary and the Project shall obtain all Required Permits necessary for the sale of RECs from the Project and the performance of the Borrower Subsidiary’s other obligations under the applicable REC Documents, and maintain the eligibility and authorization under any applicable law necessary for the sale of RECs and performance of such other obligations by such Borrower Subsidiary and the Project under the applicable REC Documents.

5.10       Operation of Projects and Annual Budget and Annual Maintenance Plan.

(a)          Keep and operate the Projects, or cause the same to be kept and operated, in good operating condition consistent with Good Utility Practices, all Required Permits and all Legal Requirements and all applicable requirements of the Operative Documents, and make or cause to be made all repairs (structural and non-structural, extraordinary or ordinary) necessary to keep and operate the Projects in such condition, in each case, except to the extent the failure to take such action could not reasonably be expected to result in a Material Adverse Effect. Each Obligor shall from time to consider the reasonable recommendations of the Independent Engineer in connection with the operation of the Projects.

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(b)          On or before 45 days prior to Completion of each Project, Borrower shall adopt an operating plan and a budget for each Project, detailed by calendar month of anticipated revenues, Debt Service, proposed member distributions, maintenance, repair and operation expenses (including reasonable allowance for contingencies and working capital), maintenance reserves and all other anticipated O&M Costs for such Project for the period from Completion to the conclusion of the first full fiscal year thereafter (the “Annual Operating Budget”) and shall re-assess the scheduling and probable cost of each item of maintenance of such Project and include a timetable and budget therefor in such Annual Operating Budget. Not less than 60 days in advance of the beginning of each fiscal year after the Term Conversion Date, Borrower shall adopt a draft Annual Operating Budget for each Project for the ensuing fiscal year. Copies of each draft Annual Operating Budget for the initial year and each subsequent year of operation of each Project shall be promptly furnished to Administrative Agent for the review and approval by Administrative Agent (in consultation with the Independent Engineer) 45 days in advance of the Completion Date for each Project and 60 days in advance of the beginning of each fiscal year after the Term Conversion Date. Borrower shall incorporate reasonable suggestions of Administrative Agent and the Lenders into a final Annual Operating Budget for each Project, which shall be prepared no less than 30 days in advance of the Completion Date for such Project and the beginning of each fiscal year thereafter. Borrower shall operate and maintain the each Project, or cause each Project to be operated and maintained, in accordance with each applicable Annual Operating Budget as approved by Administrative Agent in consultation with the Independent Engineer; provided that an Obligor shall not exceed any individual line item in any Annual Operating Budget by more than 15% of the budgeted amount therefor for the applicable fiscal year and shall not exceed in the aggregate for all line items in any Annual Operating Budget by more than 10% of the budgeted amount therefor for the applicable fiscal year; provided, further that any Annual Operating Budget may be amended with Administrative Agent’s prior written consent in consultation with the Independent Engineer and in such event Borrower shall operate and maintain the relevant Project, or cause the relevant Project to be operated and maintained, within such Annual Operating Budget, as so amended and subject to the proviso set forth above. If Administrative Agent does not approve an Annual Operating Budget, Administrative Agent shall notify Borrower of the items which are disapproved and the reason for such disapproval, and until such Annual Operating Budget is so approved, the applicable Annual Operating Budget most recently in effect shall continue to apply, except that (i) any inflation indexes or escalators contained in any Project Documents shall be applied, and (ii) any items of the then-proposed Annual Operating Budget that have been approved shall be given effect in substitution of the corresponding items in the applicable Annual Operating Budget most recently in effect.

5.11       Preservation of Rights; Further Assurances.

(a)          Preserve, protect and defend the material rights of each Obligor under each and every Project Document, including, if appropriate in the reasonable business judgment of Borrower, prosecution of suits to enforce any material right of an Obligor thereunder and enforcement of any claims with respect thereto.

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(b)          From time to time as reasonably requested by Administrative Agent, execute, acknowledge, record, register, deliver and/or file all such notices, statements, instruments and other documents necessary to render valid and enforceable under all applicable laws the rights, Liens and priorities of Administrative Agent and the Secured Parties with respect to all Collateral, in each case, in such form and at such times as shall be reasonably satisfactory to Administrative Agent, and pay all reasonable fees and expenses (including attorneys’ fees) incident to compliance with this Section 5.11(b).

(c)          If any Obligor shall at any time acquire any fee interest in real property or leasehold, easement or other interest in real property which is not covered by any Mortgage, promptly upon such acquisition (or on the Closing Date if such acquisition occurred prior thereto, but in any event no later than 30 days after the date of acquisition), such Obligor shall execute, deliver and record a supplement to the applicable Mortgage, reasonably satisfactory in form and substance to Administrative Agent, subjecting such fee interest in real property or leasehold, easement or other interests in real property to the Lien and security interest created by such Mortgage and shall include such additional fee interest in real property or leasehold, easement or other interest in real property in the applicable Title Policy for such Project, or obtain title insurance for such fee interest in real property, leasehold, easement or other interest in real property consistent on substantially the same terms as the applicable Title Policy for such Project at Borrower’s expense.

(d)          Any Person to whom any Membership Interest in Borrower is transferred shall execute and deliver to Collateral Agent (i) a Pledge and Security Agreement in the form of Exhibit F-2, or otherwise be subject to a Pledge and Security Agreement such that Collateral Agent has a valid and subsisting first priority security interest in such transferred ownership interest (subject to Permitted Liens), and such intended transferee shall have delivered to Collateral Agent original membership interest certificates, with blank transfer powers, evidencing such transferee’s ownership interest in Borrower (and Collateral Agent shall return any original certificates or other instruments evidencing the transferor’s ownership interest in Borrower for cancellation by Borrower in replacement thereof) and (ii) prior to the end of the Recapture Period, a Member Indemnity Agreement in the form of Exhibit F-1, or otherwise be party to a Member Indemnity Agreement.

5.12       Construction of Projects; Operation Date.

(a)          Make or cause to be made all contracts and do or cause to be done all things necessary for the acquisition, construction, expansion, improvement, equipping and Completion of the Projects and cause (i) each Project to achieve Completion by no later than April 1, 2011 and (ii) each Project to achieve Final Completion no later than June 1, 2011, in each case, substantially in accordance in all material respects with the Plans and Specifications, the Construction Contracts, the Interconnection Agreements, the Project Schedules and the Project Budgets.

(b)          Cause Project (Burley Butte) and Project (Milner Dam) to complete all upgrades or modifications necessary to generate and transmit electric energy in all amounts up to and including their respective nameplate capacities by no later than August 1, 2011, in each case substantially in accordance in all material respects with the Plans and Specifications, the Construction Contracts, the Interconnection Agreements, the Project Schedules and the Project Budgets.

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(c)          Cause (i) each Initial Project to achieve the “Operation Date” (as defined in such Project’s Power Purchase Agreement) no later than April 1, 2011 and (ii) each of Project (Burley Butte) and Project (Milner Dam) to achieve the “Operation Date” (as defined in such Project’s Power Purchase Agreement) no later than June 1, 2011.

5.13       Taxes, Other Government Charges and Utility Charges.

(a)          File, as and when due, all tax returns and pay, or cause to be paid, as and when due and prior to delinquency, all taxes, assessments and governmental charges of any kind that may at any time be lawfully assessed or levied against or with respect to any Obligor or any Project and all assessments and charges lawfully made by any Governmental Authority for public improvements that may be secured by a Lien on the properties of any Obligor or any Project, unless, in each case, the same are being contested in good faith and by appropriate proceedings, with reserves established for such taxes as required by GAAP, and except for de minimis taxes that an Obligor shall pay promptly upon such Obligor’s knowledge of such non-payment.

(b)          Pay, or cause to be paid, as and when due and prior to delinquency, all utility and other charges incurred in the construction, operation, maintenance, use, occupancy and upkeep of the Projects except where the failure to so pay could reasonably be expected to result in a Material Adverse Effect or an Obligor is in good faith contesting the same, so long as (i) reserves in accordance with GAAP have been established in an amount sufficient to pay any such utility or other charges, accrued interest thereon and potential penalties or other costs relating thereto, or other adequate provision for the payment thereof shall have been made; (ii) enforcement of Liens or judgments associated with the contested utility or other charge is effectively stayed for the entire duration of such contest; and (iii) any utility or other charge determined to be due, together with any interest or penalties thereon, is paid when due after final resolution of such contest.

5.14       Compliance With Laws, Instruments, Etc. At its expense, (a)  comply, or cause compliance with all Legal Requirements relating to the Projects or any Obligor, including all Environmental Laws except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect; (b) procure, maintain and comply with, all Required Permits (as and when required to be procured and maintained under Legal Requirements (including all Environmental Laws)) for the construction, operation and maintenance of the Projects and the sale of electricity and ancillary services from the Projects except where failure to so comply could not reasonably be expected to have a Material Adverse Effect; and (c) in the case of a change of name or corporate organization involving any Obligor, take such actions, including the filing of appropriate notices with all Governmental Authorities that have issued Required Permits, to maintain in full force and effect each Required Permit, as may be necessary by applicable Legal Requirements. Each Obligor shall (i) promptly take any remedial, responsive or corrective action to the extent required of such Obligor under and for compliance with any Environmental Law with respect to any presence or Release or threatened Release of Hazardous Substances and (ii) promptly respond to, and address, any Environmental Claim against any Obligor or any Project.

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5.15       Maintenance of Insurance. Without cost to the Lenders, maintain or cause to be maintained on its behalf in effect at all times the types of insurance required pursuant to the Insurance Requirements set forth in Schedule 5.15, in the amount and on the terms and conditions specified therein, with insurance companies rated “A-X” or better by Best’s Insurance Guide and Key Ratings (or an equivalent rating by another nationally recognized insurance rating agency of similar standing if Best’s Insurance Guide and Key Ratings shall no longer be published); provided, however, that if insurance required pursuant to the Insurance Requirements is not available on commercially reasonable terms, each applicable Obligor shall obtain insurance on terms most similar to the Insurance Requirements that is available on commercially reasonable terms with the consent of Administrative Agent which consent shall not be unreasonably withheld or delayed.

5.16       Warranty of Title. Subject only to Permitted Liens, each Obligor shall maintain (a) good, marketable and insurable title to, or interest in, the fee, leasehold or easement estate (as the case may be) to the Sites pursuant to the Real Property Documents and (b) good, marketable and insurable title to, or interest in, all of its other respective properties and assets.

5.17       Event of Eminent Domain. If an Event of Eminent Domain shall be threatened or occur with respect to any Collateral, (a) diligently pursue any right to compensation against the relevant Governmental Authority in respect of such Event of Eminent Domain; (b) not, without the written consent of Administrative Agent, compromise or settle any claim against such Governmental Authority where the amount subject of such claim is in excess of $500,000; and (c) pay or apply all Eminent Domain Proceeds in accordance with the Depositary Agreement. Each Obligor consents to the participation of Administrative Agent at the direction of the Majority Lenders in any proceedings resulting from an Event of Eminent Domain, and each Obligor shall from time to time deliver to Administrative Agent (with reference to this Section 5.17) all documents and instruments reasonably requested by it to permit such participation.

5.18       Compliance with Project Document Covenants.

(a)          Perform and observe all covenants and obligations contained in any Project Document to which it is a party except where failure to perform could not reasonably be expected to result in a Material Adverse Effect;

(b)          take all reasonable and necessary action to prevent the termination or cancellation of any Project Document in accordance with the terms of such Project Document or otherwise (except for the expiration of any Project Document in accordance with its terms and not as a result of a breach or default thereunder); and

(c)          enforce against the relevant Principal Project Participant each covenant or obligation of such Project Document to which it is a party in accordance with its terms except where failure to enforce such covenant or obligation could not reasonably be expected to result in a Material Adverse Effect, including enforcing each Obligor’s rights and remedies under the Project Documents to maximize the amount of liquidated damages available to such Obligor under the Project Documents.

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5.19       Interest Rate Hedging Agreements.

(a)          Within 7 Banking Days of the Closing Date, enter into the Confirmations and maintain in full force and effect until the earlier of (i) December 31, 2027 and (ii) the Term Loan Maturity Date, Interest Rate Hedging Agreements with Hedge Counterparties with respect to a notional amount equal to at least 75% of the projected Term Loans based on the Term Loan Commitments in effect on the Closing Date.

(b)          Within 7 Banking Days of the closing of any Incremental Tranche A Construction Loan Commitment Increase, enter into Confirmations and maintain in full force and effect until the earlier of (i) December 31, 2027 and (ii) the Term Loan Maturity Date, Interest Rate Hedging Agreements with Hedge Counterparties with respect to a notional amount (in addition to that required under Section 5.19(a) and any amounts previously hedged under this Section 5.19(b)) equal to at least 75% of the projected Term Loans associated with such Incremental Tranche A Construction Loan Commitment Increase.

(c)          Within 7 Banking Days of the Borrowing of any Tranche C Loans, enter into Confirmations and maintain in full force and effect until the earlier of (i) December 31, 2027 and (ii) the Term Loan Maturity Date, Interest Rate Hedging Agreements with Hedge Counterparties with respect to a notional amount (in addition to any amounts previously hedged under this Section 5.19(c)) equal to at least 75% of the projected Tranche C Loans associated with such Borrowing.

(d)          All such Interest Rate Hedging Agreements referred to in this Section 5.19 shall be in form and substance reasonably satisfactory to Administrative Agent, the Majority Lenders and the Hedge Counterparties. Borrower shall be responsible for all reasonable costs, fees and expenses, if any, incurred by the Hedge Counterparties in accordance with, and pursuant to the terms of, the Interest Rate Hedging Agreements (“Hedge Fix Fees”). Borrower shall ensure that at no time shall the total aggregate notional amounts of the swaps entered into pursuant to the Interest Rate Hedging Agreements exceed the outstanding amount of Term Loans and Tranche C Loans.

5.20       Spare Parts. Maintain a spare parts inventory for each Project as required under the applicable manufacturer’s operating manual.

5.21       Upwind Array Event. In the event that an Upwind Array Event shall occur, then within (a) 10 Banking Days after the completion of construction in respect thereof, if such Upwind Array Event shall have been caused by an Idaho Wind Entity or any Affiliate thereof, or (b) promptly, but in any event within 10 Banking Days after Borrower has knowledge thereof, if such Upwind Array Event shall have been caused by a Person other than an Idaho Wind Entity or an Affiliate thereof (such date of delivery, the “Adjustment Date”), calculate and deliver to Administrative Agent the Projected Debt Service Coverage Ratio as of the Adjustment Date using the applicable Base Case Projections (after giving effect to any prepayments made prior to the date of determination) updated with any changes needed solely to take into account the effect, if any, of such Upwind Array Event on the expected power production of the Projects, as determined by the Wind Consultant and the Independent Engineer. In the event that there occurs an Upwind Array Event and the Projected Debt Service Coverage Ratio, calculated as of each remaining Repayment Date, fails to demonstrate at least the Minimum Projected Debt Service Coverage Ratio for either production scenario, then Borrower shall make a mandatory prepayment in accordance with Section 2.8(c)(vi).

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5.22       WTG Location Variance Event. If (a) on or prior to the Term Conversion Date, (i) one or more WTGs at any Site were constructed or are located at a distance greater than 500 feet in the aggregate from the locations therefor set forth in the Wind Consultant Closing Report and (ii) at least one WTG was constructed or is located at a distance greater than 30 feet from the location therefor set forth in the Wind Consultant Closing Report, or (b) on or prior to Term Conversion Date, at least one WTG at any Site was constructed or is located at a distance greater than 60 feet from the location therefor set forth in the Wind Consultant Closing Report or (c) if at Term Conversion Date, the number of WTGs at all of the Sites that have achieved Turbine Completion (as defined in the Turbine Supply Agreement) is less than 122 (each a “WTG Location Variance Event”), then (i) Borrower shall cause the Wind Consultant to deliver to Administrative Agent an update to the Wind Consultant Closing Report (the “Wind Consultant Conversion Report”) solely as to the difference, if any, in the wind and energy production forecasts from those set forth in the Wind Consultant Closing Report, (ii) Borrower shall deliver to Administrative Agent an update to the Closing Date Base Case Projections which reflects the wind and energy production forecasts set forth in the Wind Consultant Conversion Report (which updates shall be included in the Term Conversion Date Base Case Projections delivered to Administrative Agent pursuant to Section 3.7(m)) and (iii) Administrative Agent shall, based on the Term Conversion Date Base Case Projections, determine the WTL Overleverage Amount (if any).

5.23       Cash Grant Applications.

(a)          At least 10 days prior to the earlier of (i) the anticipated Final Completion Date in respect of each Project and (ii) April 1, 2011, deliver to Administrative Agent a substantially complete Draft Cash Grant Application for such Project, together with all supporting documents, including the commissioning report, design plans and final engineering design documents stamped by a licensed professional engineer and a substantially final report of the Cost Segregation Consultant in form and substance reasonably satisfactory to Administrative Agent (acting on the instructions of the Majority Lenders). Administrative Agent shall have the right to consult with the Cost Segregation Consultant and any auditor or accountant of Borrower in respect of any such drafts. Administrative Agent (acting on the instructions of the Majority Lenders) shall, within 10 Banking Days after receipt thereof, approve such Draft Cash Grant Application or inform Borrower that such Draft Cash Grant Application is deficient or incomplete in any respect as required pursuant to the Treasury Guidance or inconsistent with the categorization, methodology or amount included in such report of the Cost Segregation Consultant delivered pursuant to this Section 5.23(a). If such Draft Cash Grant Application is not approved by Administrative Agent, the Administrative Agent shall notify Borrower and the applicable Borrower Subsidiaries of any applicable deficiencies or incompleteness and Borrower and such Borrower Subsidiaries shall correct any deficiencies or incompleteness prior to filing a final Cash Grant Application.

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(b)          As soon as practicable but not later than 30 days after the earlier of (i) the Final Completion Date in respect of each Project and (ii) April 1, 2011, file, or cause to be filed, the Cash Grant Application in respect of such Project and provide Administrative Agent with a copy thereof, (i) which application shall be true, correct and complete, (ii) which application shall be based on reasonable assumptions as to all legal and factual matters material to the estimates set forth therein and prepared in good faith with due care, (iii) which application shall be consistent with the provisions of the Operative Documents and the applicable Draft Cash Grant Application approved pursuant to Section 5.23(a), (iv) which application shall fairly represent such Obligor’s reasonable expectations as to the matters covered thereby, (v) which application shall be on the maximum amount of qualifying energy property of the Project and (vi) which application and notice shall be prepared and filed in accordance with the Treasury Guidance and applicable Law, including by being consistent with the independent accountants’ examination opinion (required pursuant to the Treasury Guidance) attesting to the accuracy of the costs claimed as the basis of the assets for purposes of the relevant Cash Grant Application. Borrower shall instruct, or cause the relevant Borrower Subsidiary to instruct, in each Cash Grant Application, that the proceeds of such Cash Grant be deposited into the Construction Account or the applicable Borrower Subsidiary Account, as applicable, in accordance with the Depositary Agreement and Borrower shall apply, or cause such proceeds to be applied, in accordance the Depositary Agreement.

(c)          In respect of each Project, deliver to Administrative Agent each Cash Grant Application and a certificate of an Authorized Officer of Borrower, dated the Cash Grant Application Date for such Project, certifying that all facts set forth in, and all representations, warranties and certifications made by, or on behalf of, Borrower or the relevant Borrower Subsidiary, as applicable, in the applicable Cash Grant Application and in the information provided to the Cost Segregation Consultant and the independent accountant providing the independent accountants’ examination opinion are true, complete and correct in all material respects.

(d)          (i) Timely provide all supporting documentation required to be filed with, or in connection with, each Cash Grant Application on and after each Cash Grant Application Date, (ii) promptly respond to all requests for further information with respect to each Cash Grant Application from the U.S. Treasury Department and (iii) make all other filings and take all other actions deemed necessary or advisable in connection with each Cash Grant Application and each Cash Grant from time to time, including upon the reasonable request of Administrative Agent.

(e)          Comply with all laws applicable to each Cash Grant and each Cash Grant Application (including the Treasury Guidance).

(f)           During the Recapture Period, deliver to Administrative Agent no later than 30 days after the end of each calendar year commencing on the first full calendar year after receipt by an Obligor of any Cash Grant Proceeds, a certificate of an Authorized Officer of Borrower certifying that to its knowledge, no event or circumstance shall have occurred and be continuing that could reasonably be expected to result in a claim by the U.S. Treasury Department for the recapture of any Cash Grant in the event the property of any Project (i) is disposed of to a Disqualified Person by any Idaho Wind Entity or Affiliate thereof or (ii) ceases to be specified energy property.

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5.24       Site Surveys. Provide Administrative Agent an as-built survey of each Site consistent with the requirements and detail of the applicable Survey delivered at Closing, and clearly delineating the location of all Improvements constructed by an Obligor on such Site, in each case, dated no more than 30 days prior to the Term Conversion Date.

5.25       Government Regulation. Take or cause to be taken any actions necessary in order to ensure that (a) each Project will maintain its status as a QF, (b) after a Borrower Subsidiary obtains MBR Authority, as applicable, such Project will maintain its MBR Authority and (c) none of the Secured Parties or any affiliate (as that term is defined in Section 1262(1) of PUHCA) of any of them, solely as a result of an Obligor’s actions relating to the ownership, leasing or operation of any Project, the sale of electric energy, capacity or ancillary services from the Projects or the entering into any Operative Document or any transaction contemplated hereby or thereby, other than with respect to exercise of certain remedies allowed under the Credit Documents, will become subject to, or not exempt from, regulation under PUHCA, the FPA or State laws and regulations respecting the rates or the financial or organizational regulation of electric utilities.

5.26       Supplemental Reserve. Borrower shall fund the Supplemental Reserve Account (or cause an Acceptable Letter of Credit and/or Acceptable Guarantee to be issued), in an aggregate amount equal to at least the required Supplemental Reserve Amount, in accordance with the Depositary Agreement.

5.27       BOP O&M Agreement; Operations Support Agreement. At least 30 days prior to the expiry of the term of the BOP O&M Agreement or the Operations Support Agreement, either (a) extend the term of such agreement (or cause the term of such agreement to be extended) for a period of at least 12 months, on substantially similar terms as the BOP O&M Agreement or Operations Support Agreement, as applicable, existing on the date hereof or (b) replace such agreement with an agreement in form and substance reasonably acceptable to the Administrative Agent and the Majority Lenders.

5.28       Nomination of Net Energy Amounts.

(a)          Prior to the Operation Date of its Project, each applicable Borrower Subsidiary (other than Camp Reed, Payne’s Ferry and Yahoo Creek) shall deliver a written notice to Power Purchaser pursuant to Section 6.2.3 of its Power Purchase Agreement, nominating the “Initial Year Monthly Net Energy Amounts” (as such term is used in the applicable Power Purchase Agreement), which Initial Year Monthly Net Energy Amounts shall not exceed the amount of energy production for such Project, based on a P99 Scenario/0.90 (such amounts, the “Required Net Energy Amounts”). During the period commencing on the applicable Operation Date and ending on the first anniversary of the Operation Date for its Project, each Borrower Subsidiary, as applicable, shall ensure that all monthly generation estimates of Net Energy Amounts provided by such Borrower Subsidiary to Power Purchaser pursuant to its Power Purchase Agreement shall not exceed the Required Net Energy Amounts. For the purposes of this Section 5.28, the Operation Date shall mean the “Operation Date” as such term is defined in the Power Purchase Agreement with respect to each Project (other than Project (Camp Reed), Project (Payne’s Ferry) and Project (Yahoo Creek)).

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(b)          In the event that Depositary Bank withdraws funds from the Supplemental Reserve Account (or a drawing or demand is made in respect of an Acceptable Letter of Credit or an Acceptable Guarantee delivered to satisfy the Supplemental Reserve Amount) pursuant to the Depositary Agreement, each Borrower Subsidiary, as applicable, shall ensure that all monthly generation estimates of Net Energy Amounts provided by such Borrower Subsidiary to Power Purchaser pursuant to its Power Purchase Agreement shall not exceed the Required Net Energy Amounts until the funds on deposit in the Supplemental Reserve Account (together with the aggregate amount then available to be drawn or demanded, as applicable, under any Acceptable Letter of Credit and any Acceptable Guarantee provided, in each case, to satisfy in whole or in part, the Supplemental Reserve Amount) are at least equal to the Supplemental Reserve Amount in effect as of such date.

5.29       Delay Security LCs; Interconnection LCs. Within five Banking Days of the Closing Date, Borrower shall:

(a)          cause the Delay Security LCs to be replaced by Letters of Credit issued pursuant to this Credit Agreement; and

(b)          cause the Interconnection LCs to be cancelled and returned from Idaho Power, and provide evidence thereof to Administrative Agent.

5.30       Warranty Period.

(a)          No later than 12 months prior to the expiration of the Warranty Period, Borrower shall (together with Operator and Independent Engineer) conduct an inspection of each Project and determine any final claims associated with the applicable warranties. Independent Engineer shall submit a report of its findings to Administrative Agent, which report shall be used by Administrative Agent to determine the Minimum Major Maintenance Reserve Amount, if any.

(b)          No later than 90 days after the expiration of the Warranty Period, Borrower shall (together with Operator and Independent Engineer) conduct an inspection of each Project and determine any final claims associated with the applicable warranties. Independent Engineer shall submit a report of its findings to Administrative Agent, which report shall be used by Administrative Agent to determine the Minimum Major Maintenance Reserve Amount, if any.

5.31       Intentionally deleted.

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5.32       Payne’s Ferry Lease Amendment; Landowner Estoppels.

(a)          Within 30 days after the Closing Date (or such longer period as agreed by Borrower and Administrative Agent in writing), Payne’s Ferry shall use all commercially reasonable efforts to record in the real property records of Twin Falls County, Idaho, the First Amendment to Lease and Memorandum of Lease among O'Connor Enterprises, Inc., Half Moon LLC and Payne's Ferry (which amendment shall be in form and substance reasonably satisfactory to Administrative Agent). Payne’s Ferry shall provide a copy of the recorded amendment to Administrative Agent and Collateral Agent on or before the 30th day (or within such longer period as agreed by Borrower and Administrative Agent in writing) after the Closing Date. In addition, Payne's Ferry shall execute such additional documents and instruments (including , without limitation,  an amendment to the Mortgage (Payne's Ferry)  and an amendment to the Survey for the Project (Payne's Ferry), all of which shall be in form and substance reasonably acceptable  to Administrative Agent), as necessary to  (i)  incorporate the additional real estate interests that are subject to the First Amendment to Lease and Memorandum of Lease into the Mortgage (Payne’s Ferry) and subject to the lien thereof  and (ii) enable the Title Insurer to issue endorsements and amendments to the Title Policy (Payne’s Ferry) to remove any encroachment exception and to fully insure the amendment to the Lease and the additional real estate interests.

(b)          Following the Closing Date, Borrower shall use commercially reasonable efforts to deliver to Administrative Agent the Landowner Estoppels that were not executed and delivered to Administrative Agent prior to the Closing Date.  Each of the Landowner Estoppels shall be in form and substance reasonably acceptable to Administrative Agent.

ARTICLE VI
NEGATIVE COVENANTS

Each Obligor covenants and agrees that, so long as this Credit Agreement is in effect, it shall not:

6.1         Limitations on Liens. Create, assume or suffer to exist any Lien on any of the Collateral or any Project except Permitted Liens.

6.2         Indebtedness. Incur, create, assume or permit to exist any Indebtedness except Permitted Indebtedness.

6.3         Sale or Lease of Assets. Dispose of assets, whether now owned or hereafter acquired except (i) inventory (including all sales of energy) in the ordinary course of developing and operating a Project as contemplated by the Operative Documents, (ii) interests in Real Property not being utilized at any of the Sites or obsolete, worn out or replaced personal property not used or useful in the development of any Project, in each case, having a fair market value as to each such item of property of less than $500,000 and (iii) in the case of a Borrower Subsidiary, Dispositions from one Borrower Subsidiary to another Borrower Subsidiary.

6.4         Changes. Change the nature of its business or expand its business beyond the business contemplated in the Operative Documents, including the installation by any Obligor of any WTG that is not on any Site or does not comprise any Project.

6.5         Distributions. Borrower shall not, directly or indirectly, make or declare any distribution (in cash, property or obligation) on, or make any return of capital or any other payment or transfer on account of, any interest in Borrower, make any payments in respect of indebtedness owed to any Member or Affiliate thereof or make any payments in respect of any management fees or fees to any Member or Affiliate thereof (any such distribution, payment or transfer, a “Restricted Payment”) except for:

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(a)          Permitted Financed Payments;

(b)          the payment of Project Costs (including the repayment of interest on Member Loans as permitted under clause (k) of the definition of Project Costs);

(c)          fees and expense reimbursements to the Manager provided for under the Management Services Agreements in accordance with the applicable Annual Operating Budgets;

(d)          the distribution by Borrower of Project Revenues in accordance with Section 4.2(c) of the Depositary Agreement;

(e)          payments under the Turbine Supply Agreement, so long as Turbine Supplier is an Affiliate of any Obligor; and

(f)           payments under the Operations Support Agreement, so long as Operator is an Affiliate of any Obligor.

6.6         Investments. Make or permit to remain outstanding any advances or loans or extensions of credit to, or purchase or own any stock, bonds, notes, debentures or other securities of any Person except Permitted Investments.

6.7         Transactions with Affiliates. Other than the Turbine Supply Agreement, the Operations Support Agreement, Management Services Agreements, the Development Fee Agreement and the Reimbursement Agreement, directly or indirectly enter into any transaction or series of transactions with or for the benefit of an Affiliate other than (i) on an arm’s length basis and on reasonable market terms and conditions and (ii) not involving, in the aggregate, in excess of $500,000 across all Obligors on an annual basis, without the prior written approval of Administrative Agent (in consultation with the Majority Lenders and the Independent Engineer).

6.8         Regulations. Directly or indirectly apply any part of the proceeds of any Loan, LC Loan or Project Revenues to the purchasing or carrying of any margin stock within the meaning of Regulations T, U or X of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder.

6.9         Loan Proceeds; Project Revenues. Use, pay, transfer, distribute or dispose of any Loan or LC Loan proceeds or any Project Revenues in any manner or for any purposes except as provided in Sections 2.17 and 5.1 and in the Depositary Agreement.

6.10       Partnerships. Execute a binding agreement to become a general or limited partner in any partnership, or a member in any limited liability company, or a joint venturer in any joint venture, acquire property, create or hold stock or other equity interests in any Person or form or acquire any Subsidiaries; other than pursuant to any transaction contemplated under the Credit Documents and the Project Documents that relate solely to the Projects.

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6.11       Dissolution. Liquidate or dissolve, or sell or lease or otherwise transfer or dispose of all or substantially all of its property, assets or business, or combine, merge or consolidate with or into any other entity.

6.12       Amendments; Change Orders; Completion.

(a)          Cause, consent to, or permit: (i) any termination or cancellation of any Project Document to which it is a party unless it is replaced as contemplated by Section 8.7, except for expiration in accordance with its terms, (ii) sell, assign (other than pursuant to the Collateral Documents) or otherwise dispose of (by operation of law or otherwise) any part of its interest in any Project Document to which it is a party, (iii) waive any material default under, or material breach of, any Project Document to which it is a party or waive, fail to enforce, forgive, compromise, settle, adjust or release any material right, interest or entitlement, howsoever arising, under, or in respect of any such Project Document or in any way vary, or consent or agree to the variation of, any material provision of such Project Document or of the performance of any material covenant or obligation by any other Person or consent to any assignment by any other Person under any such Project Document, (iv) petition, request or take any other legal or administrative action that seeks, or may be expected, to impair any Project Document to which it is a party or seeks to amend, modify or supplement any such Project Document, or (v) amend, supplement or modify any Project Document (in each case as in effect when originally delivered to and accepted by Administrative Agent, or the Majority Lenders, as applicable) to which it is a party; in each case of clauses (i) through (v) above without first obtaining the prior written approval of Administrative Agent and the Majority Lenders (which approval shall not be unreasonably withheld, conditioned or delayed).

(b)          Notwithstanding anything to the contrary in Section 6.12(a), Borrower shall (i) prior to the Term Conversion Date, not be required to obtain the consent or other approval of Administrative Agent or any Lender in respect of any change order under a Construction Contract which change order has been reviewed and approved in writing by the Independent Engineer; provided that the aggregate amount of change orders approved under this sub-clause (i) shall not exceed $5,000,000 in the aggregate across all Projects and any change orders required in excess of such amount shall be subject to the prior approval of Administrative Agent and the Majority Lenders acting in consultation with the Independent Engineer (which approval shall not be unreasonably withheld, conditioned or delayed) and (ii) prior to and after the Term Conversion Date, not be required to obtain the consent or other approval of Administrative Agent or any Lender in respect of (A) the settlement of claims for liquidated damages under any Project Document which has been reviewed and approved in writing by the Independent Engineer provided that the amount of dispute shall not exceed $1,000,000 in the aggregate across all Projects and any settlement with respect to a disputed amount in excess of such amount shall be subject to the prior approval by the Administrative Agent and Majority Lenders (which approval shall not be unreasonably withheld or delayed), (B) the modification or amendment of any Project Document (except for a Power Purchase Agreement, which any such modification or amendment of the Power Purchase Agreement shall be subject to the prior written consent of the Administrative Agent and the Majority Lenders) as long as the aggregate obligations of an Obligor pursuant to such modification or amendment, when considered with all other amendments to such agreement effected under this item (B), would not exceed (1) $250,000 with respect to such modification or amendment in the aggregate over the term of such contract with respect to any Project Document entered into with an Affiliate of an Obligor other than the Operations Support Agreement or (2) $500,000 with respect to such modification or amendment in the aggregate over the term of such contract with respect to any other Project Document, (C) amendments or modifications of the Project Documents effected to correct a clear and manifest error in a Project Document, (D) any change order, amendment or modification to be funded, pursuant to arrangements reasonably satisfactory to the Administrative Agent and Majority Lenders, solely from an Equity Contribution or (E) purchase orders for spare parts not included in the spare parts program of any of the Projects not to exceed either (1) $1,000,000 in the aggregate across all Projects or (2) the amounts specified in the applicable Annual Operating Budget with respect thereto; provided that any purchase order for spare parts not covered in clause (1) or clause (2) shall not exceed $1,000,000 in the aggregate across all Projects on an annual basis. Borrower shall promptly provide to the Administrative Agent a true, correct and complete copy of any modification, amendment or waiver of any Project Document entered into in accordance with the foregoing.

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(c)          Without the prior written consent of the Majority Lenders, replace the Manager, unless such replacement manager (or the Managing Member performing the services of the Manager under the Borrower Operating Agreement), is an Experienced Person.

(d)          (i) Declare “Mechanical Completion” or “Turbine Completion” with respect to any Unit (in each case, under and as defined in the Turbine Supply Agreement) or (ii) declare “Project Site Mechanical Completion”, “Project Site Substantial Completion”, “Project Site Final Completion”, with respect to any Project or “High Voltage Electrical System Substantial Completion” or “High Voltage Electrical Site Final Completion” (in each case, under and as defined in the EPC Contract); in each case without the prior written approval of Administrative Agent in consultation with the Independent Engineer, such approval not to be unreasonably withheld or delayed.

6.13       Name and Location; Fiscal Year. Change its name, its jurisdiction of legal organization, its form of legal organization or the location of its chief executive office or principal place of business without written notice to Administrative Agent at least 30 days prior to such change or change its fiscal year without the prior written consent of Administrative Agent.

6.14       Use of Sites. Use or permit to be used, any Site for any purpose other than for the construction, operation and maintenance of a Project and as contemplated by the Operative Documents, without the prior written consent of Administrative Agent (in consultation with the Majority Lenders), or permanently locate any portion of a Project on a site other than as permitted by the Operative Documents.

6.15       Assignment. Assign its rights or obligations hereunder or under any of the Operative Documents to any Person.

6.16       Transfer of Interests.

(a)          Cause, make, suffer, permit or consent to any creation, sale, assignment or transfer of any ownership interest or other interest in a Borrower Subsidiary.

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(b)          Cause, make, suffer, permit or consent to (and not allow any Member to cause, make, suffer, permit or consent to) any creation, sale, assignment, transfer, hypothecation, or other disposition of any of direct or indirect ownership interest in Borrower except: (i) as provided under the Collateral Documents, or (ii) to a Permitted Transferee in accordance with the Permitted Transfer Conditions.

(c)          Cause, make, suffer, permit or consent to any creation, sale, assignment or transfer of any ownership interest or other interest in Borrower that would constitute a Change of Control, unless such Change of Control is caused by the removal of the Managing Member in accordance with Article IX of the Borrower Operating Agreement following the occurrence of a “Removal Event”.

6.17       Abandonment of Project. With respect to any Project, willfully and voluntarily abandon the development, construction or operation of such Project for a continuous period of more than 30 days; provided, however, that none of (i) scheduled maintenance of the Project, (ii) repairs to such Project whether scheduled or not scheduled, (iii) the occurrence of force majeure prior to Completion of such Project, (iv) an unscheduled outage (including as a result of force majeure, uncontrollable force or a similar event which would excuse performance) or scheduled outage of such Project, or (v) non-operation of such Project as the result of non-dispatch of such Project, shall constitute abandonment of such Project, and, in the case of suspension of operation of a Project as a result of a forced outage (including as a result of force majeure, uncontrollable force or a similar event which would excuse performance), or in the case of unscheduled repairs to a Project so long as Borrower or the relevant Borrower Subsidiary is diligently attempting to end such suspension of operation.

6.18       Additional Documents. On and after the Closing Date, enter into any Additional Project Documents, without the prior written consent of Administrative Agent (in consultation with the Independent Engineer). Borrower shall deliver to the Administrative Agent documents necessary to cause the Obligor’s interests in, to and under such Additional Project Document to be pledged and/or mortgaged, if applicable, to Collateral Agent if requested by Administrative Agent.

6.19       Government Regulation. Take or cause to be taken any actions that could reasonably be expected to result in: (a) a Project losing its status as a QF, (b) a Borrower Subsidiary losing its MBR Authority, if applicable, once obtained, (c) an Obligor becoming an “investment company” or a company “controlled by” an “investment company”, within the meaning of the Investment Company Act of 1940, as amended, or (d) any of the Secured Parties or any affiliate (as that term is defined in Section 1262(1) of PUHCA) of any of them, solely as a result of any Obligor’s actions relating to the ownership, leasing or operation of any Project, the sale of electric energy, capacity or ancillary services from a Project, or the entering into any Operative Document or any transaction contemplated hereby or thereby, other than with respect to exercise of certain remedies allowed pursuant to the Credit Documents, becoming subject to, or not exempt from, regulation under PUHCA, the FPA or State laws and regulations respecting the rates or the financial or organizational regulation of electric utilities.

6.20       Accounts. Open or fund any accounts other than the Accounts and the Checking Accounts.

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6.21       Transfer to a Disqualified Person. During the Recapture Period, cause, make, suffer, permit or consent to any sale, assignment, transfer or other disposition of any direct or indirect ownership interest or other interest in a Borrower Subsidiary that could reasonably be expected to cause such Borrower Subsidiary to be directly or indirectly owned by a Disqualified Person.

6.22       ERISA. Establish, maintain, contribute to or become obligated to contribute to or incur any liability in respect of any ERISA Plan or suffer or permit any member of the Controlled Group to do so.

6.23       Clauses Restricting Borrower Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Borrower Subsidiary to (a) make Restricted Payments in respect of any ownership interest in such Borrower Subsidiary held by, or pay any Indebtedness owed to, Borrower or any other Borrower Subsidiary, (b) make loans or advances to, or other Investments in, Borrower or any other Borrower Subsidiary or (c) transfer any of its assets to Borrower or any other Borrower Subsidiary, except for such encumbrances or restrictions existing under or by reason of the Credit Documents.

ARTICLE VII
GUARANTEE

7.1         Guarantee The Borrower Subsidiaries (the “Subsidiary Guarantors”) hereby jointly and severally guarantee to each of the Secured Parties and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of:

(a)          the principal of and interest on the Loans made by the Lenders to Borrower and all fees, indemnification payments, Obligations and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to the Lenders or the Agents by Borrower under this Credit Agreement and by any Subsidiary Guarantor under any of the Credit Documents, and

(b)          all obligations of, as applicable, Borrower and each other Borrower Subsidiary to any Lender (or any Affiliate thereof) under any Interest Rate Hedging Agreement to which such Lender or affiliate is a party, in each case strictly in accordance with the terms thereof and including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to Borrower, whether or not such interest or expenses are allowed as a claim in such proceeding (such obligations being herein collectively called the “Guaranteed Obligations”). The Subsidiary Guarantors hereby further jointly and severally agree that if Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

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7.2         Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 7.1 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Borrower under this Credit Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 7.2 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

(a)          at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b)          any of the acts mentioned in any of the provisions of this Credit Agreement or any other agreement or instrument referred to herein shall be done or omitted;

(c)          the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Credit Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(d)          any Lien or security interest granted to, or in favor of, any Secured Party as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against Borrower under this Credit Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

7.3         Reinstatement. The obligations of the Subsidiary Guarantors under this Article 7 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Obligor in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Secured Parties on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Secured Parties in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

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7.4         Subrogation. The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration or termination of all Commitments of the Lenders under this Credit Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 7.1, whether by subrogation or otherwise, against Borrower or any other Subsidiary Guarantor of any of the Guaranteed Obligations, or any security for any of the Guaranteed Obligations.

7.5         Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of Borrower under this Credit Agreement may be declared to be forthwith due and payable as provided in Article IX of this Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article IX) for purposes of Section 7.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 7.1.

7.6         Instrument for the Payment of Money. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Article 7 constitutes an instrument for the payment of money, and consents and agrees that any Secured Party, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

7.7         Continuing Guarantee. The guarantee in this Article 7 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

7.8         General Limitation on Guaranteed Obligations. In any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 7.1 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Secured Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

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ARTICLE VIII
EVENTS OF DEFAULT

The occurrence of any of the following events shall constitute an event of default (individually, an “Event of Default”, and, collectively, “Events of Default”) hereunder:

8.1         Failure to Make Payments. An Obligor shall fail to pay, in accordance with the terms of this Credit Agreement, (i) any principal on any Loan or LC Loan when due; (ii) any interest or fee due and owing to Administrative Agent or the Lenders within three days after the date that such sum is due; or (iii) any other cost, charge or other sum due under this Credit Agreement or any other Credit Document within ten Banking Days after the date that such sum is due; or

8.2         Judgments.

(a)          (i) A final non-appealable judgment or judgments shall be entered against an Obligor in the amount of $500,000 or more individually or $1,000,000 or more in the aggregate, which remains unstayed or unsatisfied, or for which no bond is posted, for more than 30 consecutive days after its entry; or (ii) any other final judgment or judgments shall be entered against an Obligor (for declaratory or injunctive relief), and, with respect to clause (a)(ii) above, such judgment could reasonably be expected to materially impair or inhibit the construction of any Project, or an Obligor’s use of a Project, for the purpose for which such Project was intended; or

(b)          Prior to the expiration of the Recapture Period (i) a final non-appealable judgment or judgments shall be entered against any Member in the amount of $500,000 or more individually or $1,000,000 or more in the aggregate, which remains unstayed or unsatisfied, or for which no bond is posted, for more than 30 consecutive days after its entry; or (ii) any other final judgment or judgments shall be entered against a Member (for declaratory or injunctive relief), and, with respect to both clauses (b)(i) and (ii) above, such judgment could reasonably be expected to materially impair or inhibit the construction of any Project, or an Obligor’s use of a Project, for the purpose for which such Project was intended;

(c)          After the expiration of the Recapture Period (i) a final non-appealable judgment or judgments shall be entered against a Member which remains unstayed or unsatisfied, or for which no bond is posted, for more than 30 consecutive days after its entry; or (ii) any other final judgment or judgments shall be entered against a Member (for declaratory or injunctive relief), and, with respect to both clauses (c)(i) and (ii) above, such judgment could reasonably be expected to materially impair or inhibit the construction of any Project, or an Obligor’s use of a Project, for the purpose for which such Project was intended and which could reasonably be expected to have a Material Adverse Effect; or

(d)          (i) A final non-appealable judgment or judgments shall be entered against a Principal Project Participant which remains unstayed or unsatisfied, or for which no bond is posted, for more than 30 consecutive days after its entry; or (ii) any other final judgment or judgments shall be entered against a Principal Project Participant (for declaratory or injunctive relief), and, with respect to both clauses (d)(i) and (ii) above, such judgment could reasonably be expected to materially impair or inhibit the construction of any Project, or an Obligor’s use of a Project, for the purpose for which such Project was intended and which could reasonably be expected to have a Material Adverse Effect; or

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8.3         Representations and Warranties. Any representation, warranty or certificate made or prepared by, an Idaho Wind Entity or a Principal Project Participant, and furnished to Administrative Agent or any Secured Party pursuant to this Credit Agreement or any other Operative Document shall contain an untrue or misleading statement of a material fact as of the date made and, if such misrepresentation is susceptible of cure, the adverse effect of the misrepresentation is not remedied within 30 days of an Idaho Wind Entity receiving notice or knowledge thereof; provided that, after the expiration of the Recapture Period, any misrepresentation of a Member made under or pursuant to a Member Indemnity Agreement shall not constitute an Event of Default under this Section 8.3; or

8.4         Bankruptcy; Insolvency. Any of the following events shall have occurred (each, a “Bankruptcy Event”): (i) any Idaho Wind Entity or any Principal Project Participant (the “Subject Persons”) shall institute a voluntary case seeking liquidation or reorganization under any Bankruptcy Law (or any successor statute), or shall consent to the institution of an involuntary case thereunder against it; (ii) any of the Subject Persons shall file a petition or consent or shall otherwise institute any similar proceeding under any other applicable federal, State or other applicable law, or shall consent thereto; (iii) any of the Subject Persons shall apply for, or by consent or acquiescence there shall be an appointment of, a receiver, liquidator, sequestrator, trustee or other officer over such Subject Person or its assets with similar powers; (iv) any of the Subject Persons shall make an assignment for the benefit of creditors; or any of the Subject Persons shall admit in writing its inability to pay its debts generally as they become due; or (v) if an involuntary case shall be commenced seeking the liquidation or reorganization of any of the Subject Persons under the Bankruptcy Law (or any successor statute) or any similar proceeding shall be commenced against any of the Subject Persons under any other applicable federal, State or other applicable law, and (A) the petition commencing the involuntary case is not timely controverted; (B) the petition commencing the involuntary case is not dismissed within 60 days of its filing; (C) an interim trustee is appointed to take possession of all or a portion of the property, and/or to operate all or any part of the business of any of the Subject Persons and such appointment is not vacated within 60 days; (D) an order for relief shall have been issued or entered therein; (E) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers of any of the Subject Persons or of all or a part of their property, shall have been entered and such decree or order is not vacated within 60 days; or (F) any other similar relief shall be granted against any of the Subject Persons under any applicable federal, State or other law; or

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8.5         ERISA. If an Obligor or any member of the Controlled Group should establish, maintain, contribute to or become obligated to contribute to any ERISA Plan and (a) a Reportable Event shall have occurred with respect to any ERISA Plan and, within 45 days after the reporting of such Reportable Event to Administrative Agent by Borrower (or Administrative Agent or any Lender otherwise obtaining knowledge of such event) and the furnishing of such information as any Lender may request with respect thereto, Administrative Agent shall have notified Borrower in writing that (i) the Majority Lenders have made a determination that, on the basis of such Reportable Event, there are reasonable grounds for the termination of such ERISA Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such ERISA Plan and (ii) as a result thereof, an Event of Default exists hereunder; or (b) a trustee shall be appointed by a United States District Court to administer any ERISA Plan; or (c) the PBGC shall institute proceedings to terminate any ERISA Plan; or (d) a complete or partial withdrawal by an Obligor or any member of the Controlled Group from any Multiemployer Plan shall have occurred, or any Multiemployer Plan shall enter reorganization status, become insolvent, or terminate (or notify an Obligor or any member of the Controlled Group of its intent to terminate) under Section 4041A of ERISA and, within 45 days after the reporting of any such occurrence to Administrative Agent by Borrower (or Administrative Agent or any Lender otherwise obtaining knowledge of such event) and the furnishing of such information as any Lender may request with respect thereto, Administrative Agent shall have notified Borrower in writing that the Majority Lenders have made a determination that, on the basis of such occurrence, an Event of Default exists hereunder; provided that any of the events described in this Section 8.5 shall involve (x) one or more ERISA Plans that are single-employer plans (as defined in Section 4001(a)(15) of ERISA) and under which the aggregate gross amount of unfunded benefit liabilities (as defined in Section 4001(a)(16) of ERISA), including vested unfunded liabilities which arise or might arise as the result of the termination of such ERISA Plan or Plans, and/or (y) one or more Multiemployer Plans to which the aggregate liabilities of an Obligor and all members of the Controlled Group shall, in each case, be in an amount that could reasonably be expected to have a Material Adverse Effect on the economic condition of an Obligor or on the Controlled Group as a whole; or

8.6         Cross Default; Cross Acceleration.

(a)          Any Obligor shall default for a period beyond any applicable grace period (i) in the payment of any principal, interest or other amount due under any agreement (other than the Credit Documents) or (ii) in the performance of any other obligation due under such agreement (other than the Credit Documents), (x) in each case, involving the borrowing of money or the advance of credit and the amounts payable under such agreement or agreements equals or exceeds $1,000,000 in the aggregate; and (y) solely with respect to clause (a)(ii), pursuant to such default the holder of the obligations concerned exercises its right to accelerate the maturity of the indebtedness evidenced thereby;

(b)          Prior to the expiration of the Recapture Period, any Member shall default for a period beyond any applicable grace period (i) in the payment of any principal, interest or other amount due under any agreement (other than the Credit Documents) or (ii) in the performance of any other obligation due under such agreement (other than the Credit Documents), (x) in each case, (1) involving the borrowing of money or the advance of credit and the amounts payable under such agreement or agreements equals or exceeds $500,000 in the aggregate and (2) such default could reasonably be expected to materially impair or inhibit the construction of any Project, or an Obligor’s use of a Project, for the purpose for which such Project was intended; and (y) solely with respect to clause (b)(ii), pursuant to such default the holder of the obligations concerned exercises its right to accelerate the maturity of the indebtedness evidenced thereby;

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(c)          After the expiration of the Recapture Period, any Member shall default for a period beyond any applicable grace period (i) in the payment of any principal, interest or other amount due under any agreement or (ii) in the performance of any other obligation due under such agreement, (x) in each case, (1) involving the borrowing of money or the advance of credit and the amounts payable under such agreement or agreements equals or exceeds $500,000 in the aggregate and (2) such default would reasonably be expected to result in a Material Adverse Effect; and (y) solely with respect to clause (c)(ii), pursuant to such default the holder of the obligations concerned exercises its right to accelerate the maturity of the indebtedness evidenced thereby;

(d)          Any Principal Project Participant (other than Power Purchaser) shall default for a period beyond any applicable grace period (i) in the payment of any principal, interest or other amount due under any agreement or (ii) in the performance of any other obligation due under such agreement, (x) in each case, (1) involving the borrowing of money or the advance of credit and the amounts payable under such agreement or agreements equals or exceeds $1,000,000 in the aggregate, (2) so long as such Principal Project Participant has any material unperformed obligations under a Principal Project Document, and (3) such default would reasonably be expected to result in a Material Adverse Effect; and (y) solely with respect to clause (d)(ii), pursuant to such default the holder of the obligations concerned exercises its right to accelerate the maturity of the indebtedness evidenced thereby; or

(e)          An Idaho Power Cross-Default Event has occurred that could reasonably be expected to have a Material Adverse Effect.

8.7         Breach of Project Documents.

(a)          Principal Project Documents (other than a Power Purchase Agreement or a Portfolio Agreement). (i) Breach of a Principal Project Document (other than any Power Purchase Agreement or Portfolio Agreement) by an Idaho Wind Entity that is not remediable, or if remediable, shall continue unremedied for a period equal to the lesser of the cure period provided under such Principal Project Document or 30 days and such failure to comply could reasonably be expected to have a Material Adverse Effect, unless the counterparty to such Principal Project Document is not an Affiliate of GE Member and an Original Class A Member has proposed a plan of remediation to the Administrative Agent prior to the expiration of such cure period and either (A) such breach has been remedied within 15 days after the expiration of such cure period or (B) the applicable Idaho Wind Entity has commenced and is continuing diligently curing such breach within 15 days after the expiration of such period and such breach has been remedied within 30 days after the expiration of such period; (ii) breach of a Principal Project Document (other than any Power Purchase Agreement or Portfolio Agreement) by a party (other than an Idaho Wind Entity) that is not remediable, or if remediable, shall continue unremedied for 30 days after an Idaho Wind Entity receives notice of such breach unless either (A) such breach could not reasonably be expected to have a Material Adverse Effect or (B) such Principal Project Document has been replaced (if capable of being replaced) within 90 days by a replacement agreement in form and substance reasonably satisfactory to the Administrative Agent; (iii) an Idaho Wind Entity shall repudiate its obligations under any Principal Project Document (other than a Power Purchase Agreement or Portfolio Agreement); (iv) a party (other than an Idaho Wind Entity) shall repudiate its obligations under any Principal Project Document (other than a Power Purchase Agreement or Portfolio Agreement) unless either (A) such repudiation could not reasonably be expected to have a Material Adverse Effect or (B) such Principal Project Document has been replaced (if capable of being replaced) within 90 days by a replacement agreement in form and substance reasonably satisfactory to the Administrative Agent; or (v) any Principal Project Document (other than a Power Purchase Agreement or Portfolio Agreement) shall terminate or otherwise cease to be valid and binding on the parties thereto (other than upon expiry) unless either (A) such termination or cessation of effectiveness could not reasonably be expected to have a Material Adverse Effect or (B) such Principal Project Document has been replaced (if capable of being replaced) within 90 days by a replacement agreement in form and substance reasonably satisfactory to the Administrative Agent; provided that, for the avoidance of doubt, if Obligations in respect of Tranche C Loans that are REC Loans remain outstanding under this Credit Agreement, Section 8.7(d) shall apply in respect of breaches of such REC Agreement, as applicable;

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(b)          Portfolio Agreements. (i) Material breach of a Portfolio Agreement by an Idaho Wind Entity and such breach results in a default under the Portfolio Agreement that would immediately, or with the passage of the applicable grace period or the giving of notice or both, enable the counterparty to terminate such Portfolio Agreement, and such breach is not remediable, or if remediable, shall continue unremedied for a period equal to the lesser of the cure period provided under such Portfolio Agreement or 30 days unless the counterparty to such Principal Project Document is not an Affiliate of GE Member and an Original Class A Member has proposed a plan of remediation to the Administrative Agent prior to the expiration of such cure period and either (A) such breach has been remedied within 15 days after the expiration of such cure period or (B) the applicable Idaho Wind Entity has commenced and is continuing diligently curing such breach within 15 days after the expiration of such period and such breach has been remedied within 30 days after the expiration of such period; (ii) material breach of a Portfolio Agreement by a party (other than an Idaho Wind Entity) that is not remediable, or if remediable, shall continue unremedied for 30 days after an Idaho Wind Entity receives notice of such breach unless such Principal Project Document has been replaced (if capable of being replaced) within  90 days by a replacement agreement in form and substance reasonably satisfactory to the Administrative Agent; (iii) an Idaho Wind Entity shall repudiate its obligations under any Portfolio Agreement; (iv) a party (other than an Idaho Wind Entity) shall repudiate its obligations under any Portfolio Agreement unless such Portfolio Agreement has been replaced (if capable of being replaced) within 90 days by a replacement agreement in form and substance reasonably satisfactory to the Administrative Agent; or (v) any Portfolio Agreement shall terminate or otherwise cease to be valid and binding on the parties thereto (other than upon expiry) unless such Portfolio Agreement has been replaced (if capable of being replaced) within 90 days by a replacement agreement in form and substance reasonably satisfactory to the Administrative Agent;

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(c)          Power Purchase Agreements. (i) Breach of a Power Purchase Agreement by an Idaho Wind Entity and such breach results in a default under the Power Purchase Agreement that would immediately, or with the passage of the applicable grace period or the giving of notice or both, enable the Power Purchaser to terminate such Power Purchase Agreement and such breach is not remediable, or if remediable, shall continue unremedied for a period equal to (x) in respect of a Material Breach (as defined in a Power Purchase Agreement) the lesser of the cure period provided under such Power Purchase Agreement or 10 days (provided that where the Power Purchaser has issued a notice of material breach and specified a date by which such material breach must be cured (the “Cure Date”), the cure period under this Credit Agreement shall continue until the date which falls 15 days prior to the Cure Date) and (y) in respect of any other breach, the lesser of the cure period provided under such Power Purchase Agreement or 45 days, (ii) material breach of a Power Purchase Agreement by a party (other than an Idaho Wind Entity) that is not remediable, or if remediable, shall continue unremedied for 45 days after an Idaho Wind Entity receives notice of such breach unless such Power Purchase Agreement has been replaced (if capable of being replaced) within  90 days by a replacement agreement in form and substance reasonably satisfactory to the Administrative Agent; (iii) an Idaho Wind Entity shall repudiate its obligations under any Power Purchase Agreement; (iv) a party (other than an Idaho Wind Entity) shall repudiate its obligations under any Power Purchase Agreement unless such Power Purchase Agreement has been replaced (if capable of being replaced) within 90 days by a replacement agreement in form and substance reasonably satisfactory to the Administrative Agent; or (v) any Power Purchase Agreement shall terminate or otherwise cease to be valid and binding on the parties thereto (other than upon expiry) unless such Power Purchase Agreement has been replaced (if capable of being replaced) within 90 days by a replacement agreement in form and substance reasonably satisfactory to the Administrative Agent; provided that it shall not be an event of default hereunder if Borrower demonstrates, after giving effect to such breach or termination of the applicable Power Purchase Agreement, that the Projected Debt Service Coverage Ratio, calculated on a pro forma basis, is not below (i) 1.30:1.00 according to the P50 Production Scenario and (ii) 1.00:1.00 according to the P99 Production Scenario; in each case, based upon the applicable Base Case Projections delivered to Administrative Agent hereunder (which Base Case Projections shall take into account, among other things, the outstanding amount of any LC Loans advanced to Borrower under this Credit Agreement, any termination payments required to be made by an Obligor under such Power Purchase Agreement and any REC Document entered into since the date of the most recent Base Case Projections delivered to Administrative Agent under this Credit Agreement) and excluding any merchant cash flows derived from the applicable Project; or

(d)          REC Agreements. (i) Breach of a REC Agreement by an Idaho Wind Entity and such breach results in a default under the REC Agreement that would immediately, or with the passage of the applicable grace period or the giving of notice or both, enable the REC Purchaser to terminate such REC Agreement and such breach is not remediable, or if remediable, shall continue unremedied for a period equal to the lesser of the cure period provided under such REC Agreement or 30 days; (ii) material breach of a REC Agreement by a party (other than an Idaho Wind Entity) that is not remediable, or if remediable, shall continue unremedied for 45 days after an Idaho Wind Entity receives notice of such breach unless such REC Agreement has been replaced (if capable of being replaced) within  90 days by a replacement agreement in form and substance reasonably satisfactory to the Administrative Agent; (iii) an Idaho Wind Entity shall repudiate its obligations under any REC Agreement; (iv) a party (other than an Idaho Wind Entity) shall repudiate its obligations under any REC Agreement unless such REC Agreement has been replaced (if capable of being replaced) within 90 days by a replacement agreement in form and substance reasonably satisfactory to the Administrative Agent; or (v) any REC Agreement shall terminate or otherwise cease to be valid and binding on the parties thereto (other than upon expiry) unless such REC Agreement has been replaced (if capable of being replaced) within 90 days by a replacement agreement in form and substance reasonably satisfactory to the Administrative Agent; provided that it shall not be an event of default hereunder if (1) there are no Obligations in respect of Tranche C Loans that are REC Loans outstanding under this Credit Agreement (and for the avoidance of doubt, in the event that an Obligor is a party to a REC Agreement but there are no Obligations in respect of Tranche C Loans that are REC Loans outstanding under this Credit Agreement, Section 8.7(a) shall apply in respect of breaches of such REC Agreement, as applicable) or (2) Borrower demonstrates, after giving effect to such breach or termination of the applicable REC Agreement, that the Projected Debt Service Coverage Ratio, calculated on a pro forma basis, is not below (i) 1.30:1.00 according to the P50 Production Scenario and (ii) 1.00:1.00 according to the P99 Production Scenario; in each case, based upon the applicable Base Case Projections delivered to Administrative Agent hereunder (which Base Case Projections shall take into account, among other things, the outstanding amount of any LC Loans advanced to Borrower under this Credit Agreement, any termination payments required to be made by an Obligor under such REC Agreement and any REC Document entered into since the date of the most recent Base Case Projections delivered to Administrative Agent under this Credit Agreement); or

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(e)          Replacement of Managing Member. At any time, the Managing Member is removed in accordance with Article IX of the Borrower Operating Agreement following the occurrence of a “Removal Event” thereunder and either (i) the Managing Member is not replaced with a Permitted Transferee within 90 days of such removal or (ii) Borrower (or each Obligor, as applicable) has not entered into an agreement for the management of the Projects on terms and conditions substantially similar to the Management Services Agreements with a Person that is an Experienced Person within 90 days of such removal; or

(f)           Replacement of Manager. At any time, the Manager is removed under a Management Services Agreement and the Manager is not replaced with a Person that is an Experienced Person within 60 days of such removal; or

8.8         Breach of Terms of Credit Agreement; Credit Documents.

(a)          An Obligor (or its Affiliates, as the case may be) shall fail to perform or observe any of the covenants set forth in Sections 2.17(d) and (e), 5.1, 5.7(a), 5.7(b), 5.9, 5.12, 5.15, 5.23(b), 5.28, 5.29, 5.32, Article VI or Article VII; or

(b)          Borrower shall fail to perform or observe the covenant set forth in Section 5.3(c) and such failure shall continue unremedied for a period of 30 days after a Responsible Officer of Borrower obtains actual knowledge thereof; or

(c)          Any Idaho Wind Entity (or its Affiliates, as the case may be) shall fail to perform or observe any other covenant to be performed or observed by it hereunder or under any Credit Document and not otherwise specifically provided for elsewhere in this Article 8, and such failure shall continue unremedied for a period of 30 days after Borrower receives written notice thereof from Administrative Agent; provided, however, that if such default is of a nature such that it cannot reasonably be cured within such 30 day period but is susceptible to cure within 60 days, an Event of Default shall not result therefrom so long as (a) Borrower has, promptly upon discovery thereof, given written notice to Administrative Agent of such default; (b) Borrower as promptly as practicable commences action reasonably designed to cure such default and continues diligently to pursue such action; and (c)  such default is cured within 30 days after the expiration of the initial 30 day grace period; or

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8.9         Loss of QF Status; Government Regulation.

(a)          Any Project shall cease to be a QF; or

(b)          Borrower becomes a “public utility” as such term is defined in Section 201(e) of the FPA or becomes subject to regulation under PUHCA except with respect to waiver of or exemption from PUHCA;

(c)          Any Borrower Subsidiary becomes ineligible for the exemptions from regulation under the FPA, PUHCA, or any state electric utility law as specified in 18 C.F.R. §§ 292.601(c), 292.602(b) and 292.602(c), subject to FERC authority to modify such exemptions pursuant to §§ 292.602(c)(3-4), or becomes subject to regulation under PUHCA;

(d)          Any Borrower Subsidiary loses any required MBR Authority, once obtained, except if MBR Authority is no longer a Legal Requirement; or

(e)          Any Obligor becomes an “investment company” or a company “controlled by” an “investment company”, within the meaning of the Investment Company Act of 1940, as amended; or

8.10       Security. Any of the Collateral Documents shall fail to be in full force and effect or enforceable or fail to provide Collateral Agent for the benefit of the Secured Parties the Liens, security interest, rights, titles, interest, remedies, powers or privileges intended to be created thereby, or the validity or enforceability thereof or the applicability thereof to the Loans, the LC Loans, the Notes or any other obligations purported to be secured or guaranteed thereby or any part thereof shall be disaffirmed in writing by or on behalf of an Idaho Wind Entity or any other party thereto other than a Secured Party; or

8.11       Loss of Required Permits. Any Required Permit shall be revoked, cancelled or materially and adversely modified by the Governmental Authority having jurisdiction, and Administrative Agent (acting at the direction of the Majority Lenders) shall have reasonably determined that such revocation, cancellation or modification could be reasonably expected to have a Material Adverse Effect and such revocation, cancellation or modification shall continue unremedied for 30 days from such revocation, cancellation or modification; or

8.12       Change of Control.

(a)          At any time, Borrower shall cease to own 100% of the membership interests of the Borrower Subsidiaries;

(b)          General Electric Capital Corporation and its wholly-owned Subsidiaries shall cease to own, directly or indirectly (i) at any time prior to the Term Conversion Date, at least 52% of the Class A Membership Interests and Class A Units in the Borrower and (ii) after the Term Conversion Date, at least 35% of the Class A Membership Interests and Class A Units in the Borrower during the first year of the Recapture Period, with such percentage to decrease by 5% per year through the end of the Recapture Period;

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(c)          Qualified Owners shall cease to own (i) at any time prior to, but excluding, the end of the Recapture Period, at least 52% of the Class A Membership Interests and Class A Units in the Borrower or (ii) at any after the end of the Recapture Period through to, but excluding, the Term Loan Maturity Date, at least 35% of the Class A Membership Interests and Class A Units in the Borrower; or

(d)          At any time a Change of Control shall occur, unless such Change of Control is caused by the removal of the Managing Member in accordance with Article IX of the Borrower Operating Agreement following the occurrence of a “Removal Event” thereunder, in which case Section 8.7(e) shall apply; or

8.13       Destruction or Abandonment of a Project.

(a)          All or a material portion of the assets or operations of a Project is destroyed such that the insurers for such Project, as applicable, deem the Project to be a “total loss”, unless restoration or repair shall have been approved by or on behalf of the Majority Lenders; or

(b)          An Obligor shall, at any time, willfully and voluntarily cause a permanent suspension or cessation of the development, construction or operation of a Project for any reason; provided, however, that no such Event of Default shall be declared unless such Obligor fails to resume development, construction or operation of the Project within 15 days of receiving a notice from Administrative Agent or within a greater amount of days otherwise agreed by such Obligor and Administrative Agent (acting on the instructions of the Majority Lenders); or

8.14       Cash Grant Recapture Liabilities. Any Cash Grant Recapture Liability has been claimed against an Obligor pursuant to a written notice demanding payment issued by the U.S. Treasury Department or any other applicable Governmental Authority unless (i) such Cash Grant Recapture Liabilities are paid in full on or prior to the deadline for payment set forth in such notice or demand, (ii) an Obligor has commenced disputing in good faith the claim within the time periods required for payment in such notice (and is thereafter diligently and in good faith pursuing such dispute), or (iii) adequate security (which may include a guarantee from a Qualified Guarantor or a letter of credit that is non-recourse to the Idaho Wind Entities from a Qualified LC Issuer), in form and substance reasonably satisfactory to Administrative Agent and the Majority Lenders, in the full amount of such Cash Grant Recapture Liability (as set forth in the demand notice) has been posted for the benefit of the Secured Parties; or

8.15       Member Indemnity. Any amount payable under a Member Indemnity Agreement has not been paid when due or, unless the Recapture Period shall have expired, a Member Indemnity Agreement shall cease to be in full force and effect; or

8.16       Completion.

(a)          Completion with respect to at least two of the Projects shall not have occurred on or prior to January 31, 2011; or

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(b)          Term Conversion shall not have occurred on or prior to the Tranche A Construction Loan Maturity Date; or

8.17       Change in Law. An Obligor shall become subject to any other law or regulation with respect to the generation or sale of electric energy or RECs under any applicable state or federal law or regulation, compliance with which could reasonably be expected to have a Material Adverse Effect; or

8.18       Loss of Collateral. Any material portion of the Collateral is seized or appropriated without value being paid therefor such as to allow replacement of such property with comparable property and/or prepayment in full of the corresponding portion of the Obligations then outstanding and to allow the Idaho Wind Entities, as applicable, to continue satisfying their obligations hereunder and/or under the other Operative Documents.

ARTICLE IX
REMEDIES

Upon the occurrence and during the continuation of an Event of Default, Administrative Agent or Collateral Agent, as applicable, shall, subject to the terms of the Intercreditor Agreement and at the election of the Majority Lenders, without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such notices and demands being waived, exercise any or all of the following rights and remedies, in any combination or order that Administrative Agent or the Majority Lenders may elect, in addition to such other rights or remedies as Collateral Agent and the Lenders may have hereunder, under the Collateral Documents or at law or in equity:

9.1         No Further Loans or Letters of Credit. The Lenders and Letter of Credit Issuing Banks shall not be obligated to make any additional Loans or LC Loans or issue any Letters of Credit.

9.2         Cure by Administrative Agent or Collateral Agent. Without any obligation to do so, make disbursements or Loans to or on behalf of Borrower to cure any Event of Default hereunder and to cure any default and render any performance under the Project Documents as Administrative Agent and Collateral Agent (acting at the direction of the Majority Lenders) in their sole discretion may consider necessary or appropriate, whether to preserve and protect the Collateral or the Lenders’ interests therein or for any other reason, and all sums so expended, together with interest on such total amount at the Default Rate (but, in no event shall the rate exceed the maximum lawful rate), shall be repaid by Borrower to Administrative Agent and Collateral Agent on demand and shall be secured by the Credit Documents, notwithstanding that such expenditures may, together with amounts advanced under this Credit Agreement, exceed the amount of the Total Tranche A Construction Loan Commitment and the Total Tranche B Construction Loan Commitment. In addition, file any Cash Grant Application in respect of a Project if Obligations with respect to the Tranche B Construction Loans have not been repaid in full with the proceeds of the applicable Cash Grant.

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9.3         Acceleration. Declare and make all sums of accrued and outstanding principal and accrued but unpaid interest remaining under this Credit Agreement together with all unpaid fees, costs (including Liquidation Costs), charges and other amounts owed hereunder or under any other Credit Document, immediately due and payable, provided that in the event of an Event of Default occurring under Section 8.4 with respect to an Obligor, all such amounts shall become immediately due and payable without further act of Administrative Agent, Collateral Agent, the Lenders or any other Person.

9.4         Accounts; Cash Collateral. (a) Suspend any requirements in the Credit Documents relating to the application of payments from any Account, Checking Account or any Loss Proceeds and (b) apply or execute upon any amounts on deposit in any Account, Checking Account or any Loss Proceeds or any other moneys of Borrower on deposit with any Agent or any Lender in the manner provided in the Depositary Agreement and the other Credit Documents.

9.5         Possession of Project. Enter into possession of any Project and perform or cause to be performed any and all work and labor necessary to complete the Project substantially according to the Construction Contracts and the Plans and Specifications or to operate and maintain such Project and all sums expended by Collateral Agent in so doing, together with interest on such total amount at the Default Rate, shall be repaid by Borrower to Collateral Agent upon demand and shall be secured by the Credit Documents, notwithstanding that such expenditures may, together with amounts advanced under this Credit Agreement, exceed the amount of the Total Tranche A Construction Loan Commitment, the Total Tranche B Construction Loan Commitment and the Total LC Commitment.

9.6         Remedies Under Credit Documents. Without being limited by any of the foregoing, exercise any and all rights and remedies available to it under any of the Credit Documents, including judicial or non-judicial foreclosure or public or private sale of any of the Collateral pursuant to the Collateral Documents and the right to credit bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted by Collateral Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code, or at any sale or foreclosure conducted by Collateral Agent (whether by judicial action or otherwise) in accordance with applicable law.

9.7         Order of Payments During Continuance of Events of Default. If at any time during the continuance of any Event of Default there shall be insufficient funds available to the Secured Parties in accordance with the terms and conditions of the Credit Documents to pay all Obligations which are then due and payable, then all amounts from time to time thereafter held, received or recovered by or on behalf of the Secured Parties shall be applied in the order and manner set forth in the Intercreditor Agreement.

9.8         Interest Rate Hedge Agreements. Nothing in this Article IX shall be construed as limiting the rights of a Hedge Counterparty to terminate an Interest Rate Hedging Agreement in accordance with the terms and conditions of such Interest Rate Hedging Agreement.

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ARTICLE X
SCOPE OF LIABILITY

Notwithstanding any other provision of the Credit Documents (but subject to the last sentence of this Article X), there shall be no recourse against any Member or their respective Affiliates (except an Obligor), or the stockholders, members, partners or other owners, officers, directors or employees of any of them (each, a “Non-Recourse Party”), for any liability to the Lenders arising under this Credit Agreement or any other Credit Document, and the Lenders shall look solely to the Obligors (but not to any Non-Recourse Party except to the extent of any distributions from Borrower made by Borrower in violation of this Credit Agreement) and the Collateral and the rents, issues, profits, proceeds and products of the Collateral in enforcing rights and obligations under and in connection with the Credit Documents. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained in this Article X shall be deemed to (i) limit or restrict any right or remedy of the Lenders (or any assignee or beneficiary thereof or successor thereto), including the right to name an Obligor or any other Person as a defendant in any action or suit for a judicial foreclosure, with respect to, and each Obligor and all of the Non-Recourse Parties described above shall remain fully liable to the extent that such Person would otherwise be liable for its own actions with respect to, any fraud, willful misconduct or gross negligence; (ii) limit in any respect the enforceability against the parties thereto (including the Non-Recourse Parties), the Collateral Documents, any Liens thereunder or any other Operative Document in accordance with their respective terms; (iii) constitute a waiver, release or discharge of any of the Indebtedness, or any of the terms, covenants, conditions or provisions of this Credit Agreement, the Notes, any Collateral Documents or any other Credit Documents, and the same shall continue until the Commitments have been terminated and all Obligations have been fully paid, discharged, observed or performed, or (iv) release any legal consultant in its capacity as such from liability on account of any legal opinion rendered in connection with the transactions contemplated hereby.

ARTICLE XI
AGENTS AND LETTER OF CREDIT ISSUING BANKS; SUBSTITUTION

11.1       Appointment, Powers and Immunities.

(a)          Each Lender hereby appoints and authorizes Administrative Agent and each other Agent to act as its agent hereunder and under the other Credit Documents with such powers as are expressly delegated to such Agent by the terms of this Credit Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each Lender also hereby authorizes Administrative Agent and each other Agent to execute, deliver and perform their respective obligations under each Credit Document to which it is a party in such capacity, and hereby approves the terms and conditions of each such Credit Document. None of the Agents shall have any duties or responsibilities except those expressly set forth in this Credit Agreement or in any other Credit Document, and shall not be a trustee for, or fiduciary of, any Lender or any other Agent. Notwithstanding anything to the contrary contained herein, none of the Agents shall be required to take any action which is contrary to this Credit Agreement or any other Credit Documents or any Legal Requirement or exposes such Agent to any liability. None of the Agents, the Letter of Credit Issuing Bank, the Lenders and any of their respective Affiliates shall be responsible to any other Lender for any recitals, statements, representations or warranties made by any Obligor or its Affiliates contained in this Credit Agreement or any other Credit Document or in any certificate or other document referred to or provided for in, or received by any Agent, the Letter of Credit Issuing Bank or any Lender under this Credit Agreement or any other Credit Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Credit Agreement, the Notes, any other Credit Document or any other document referred to or provided for herein or for any failure by any Obligor or its Affiliates to perform their respective obligations hereunder or thereunder. Each Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

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(b)          None of the Agents, the Letter of Credit Issuing Banks or their respective Affiliates, directors, officers, employees or agents shall be responsible for any action taken or omitted to be taken by it or them hereunder or under any other Credit Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, each Agent (i) may treat the payee of any Note as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form and substance satisfactory to Administrative Agent; (ii) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it with reasonable care and shall not be liable for any action taken or omitted to be taken in good faith by them in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender for any statements, warranties or representations made in or in connection with any Project Document or Credit Document; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Operative Document on the part of any party thereto or to inspect the property (including the books and records) of Borrower or any other Person; and (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Operative Document or any other instrument or document furnished pursuant hereto or thereto.

11.2       Reliance by Agents and Letter of Credit Issuing Bank. Each Agent and the Letter of Credit Issuing Bank shall be entitled to rely upon any certificate, notice or other document (including any electronic mail or facsimile) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agents with reasonable care. In addition to the required consents or approvals referred to in Sections 11.10(a) and 11.10(b), each Agent may (but, shall not be obligated) at any time request instructions from the Majority Lenders with respect to any actions or approvals which, by the terms of this Credit Agreement or of any of the Credit Documents, each Agent is permitted or required to take or to grant without instructions from any Lenders, and if such instructions are promptly requested, each Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Lender for refraining from taking any action or withholding any approval under any of the Credit Documents until it shall have received such instructions from the Majority Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Credit Agreement or any of the other Credit Documents in accordance with the instructions of, as applicable, the Majority Lenders or all Lenders. In no event shall any Agent or the Letter of Credit Issuing Bank be required to take any actions which exposes such Agent or the Letter of Credit Issuing Bank to personal liability or which is contrary to this Credit Agreement, any other Credit Document or any Legal Requirement.

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11.3       Non-Reliance. Each Lender represents that it has, independently and without reliance on any Agent, the Letter of Credit Issuing Bank or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of Borrower or any of Borrower and decision to enter into this Credit Agreement and agrees that it will, independently and without reliance upon any Agent, the Letter of Credit Issuing Bank or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Credit Agreement. None of the Agents, the Letter of Credit Issuing Bank or Lenders shall be required to keep informed as to the performance or observance by Borrower, any Affiliate of Borrower or Members under this Credit Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of Borrower, any Affiliate of Borrower or Members.

11.4       Defaults. None of the Agents or the Letter of Credit Issuing Bank (acting in its capacity as an Agent or Letter of Credit Issuing Bank and not in any other capacity) shall be obliged to monitor or enquire as to whether a Default or Event of Default has occurred or to investigate any Default or Event Default, and shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent or the Letter of Credit Issuing Bank has received a written notice from another Agent, Lender or Borrower, referring to this Credit Agreement, describing such Default or Event of Default and indicating that such notice is a “notice of default.” If an Agent receives such a notice of the occurrence of a Default or Event of Default, such Agent shall give prompt notice thereof to the Lenders. Administrative Agent or Collateral Agent, as applicable, shall take such action with respect to such Default or Event of Default as is provided in Article IX or in the Collateral Documents, or, if not provided for in Article IX or in the Collateral Documents, as Administrative Agent or Collateral Agent, as applicable, shall be directed by the Majority Lenders; provided, however, that, notwithstanding any provision in this Credit Agreement or the other Collateral Documents to the contrary, unless and until Administrative Agent or Collateral Agent, as the case may be, shall have received such directions, Administrative Agent or Collateral Agent, as the case may be, may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

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11.5       Indemnification. Without limiting the obligations of Borrower hereunder, each Lender agrees to indemnify each Agent and each Letter of Credit Issuing Bank, ratably in accordance with its aggregate Proportionate Share (Obligations) of the Obligations under this Credit Agreement for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any Agent or the Letter of Credit Issuing Bank (in such capacity) in any way relating to or arising out of this Credit Agreement, the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Lender shall be liable for any of the foregoing to the extent they arise solely from such Agent’s or the Letter of Credit Issuing Bank’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Each Agent and the Letter of Credit Issuing Bank shall be fully justified in refusing to take or to continue to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limitation of the foregoing, each Lender agrees to reimburse each Agent and the Letter of Credit Issuing Bank promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by each Agent or the Letter of Credit Issuing Bank (in such capacity) in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under, the Operative Documents, to the extent that such Agent or the Letter of Credit Issuing Bank is not reimbursed promptly for such expenses by Borrower.

11.6       Collateral Agent’s Duty of Care. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment that is substantially equivalent to that which Collateral Agent accords its own property. Collateral Agent shall not be liable for any loss, reduction or diminution in the value of the Collateral except for any such loss, reduction or diminution in value caused solely by the gross negligence or willful misconduct of Collateral Agent.

11.7       Information.

(a)          Each Agent shall promptly forward a copy of each document received by it (in its capacity as an Agent hereunder) to each Person identified in the original or copy of any such document.

(b)          Each Agent shall promptly notify each other Secured Party of all notices or certificates received by such Agent (in its capacity as such) from Borrower or any Borrower Subsidiary, Member or counterparty to a Project Document.

(c)          No Agent (in its capacity as such) shall be required to review or verify the accuracy or completeness of any document delivered by it to any other party to the Credit Documents.

(d)          Each Secured Party acknowledges and agrees that (i) at no time will any Agent be required to provide the Secured Parties with any credit or other information concerning the financial condition or affairs of Borrower or any Borrower Subsidiary, Member or counterparty to a Project Document or in each case, their respective Affiliates and (ii) unless requested to do so by a Secured Party in accordance with the Credit Documents, no Agent shall be required to request any certificates or other documents from Borrower or any Borrower Subsidiary, Member or counterparty to a Project Document.

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11.8       Successor Agents and Letter of Credit Issuing Banks.

(a)          Each Agent acknowledges that its current intention is to remain an Agent hereunder. Nevertheless, any Agent may resign at any time by giving written notice thereof to the Lenders and Borrower, such resignation to be effective only upon the acceptance of the appointment of a successor Agent. Any Agent may be removed involuntarily upon a vote of the Majority Lenders (excluding such Agent from such vote and such Agent’s Proportionate Share (Obligations) of the Loans and LC Loans from the amounts used to determine the portion of the Loans and LC Loans necessary to constitute the required Proportionate Share (Obligations) of the remaining Lenders). Upon any such resignation or removal, the Majority Lenders (excluding such Agent from such vote and such Agent’s Proportionate Share (Obligations) of the applicable Loans and LC Loans from the amounts used to determine the portion of the Loans and LC Loans necessary to constitute the required Proportionate Share (Obligations) of the remaining Lenders) shall have the right to appoint a successor Agent with the consent of Borrower (unless an Event of Default shall have occurred and be continuing), which consent shall not be unreasonably withheld or delayed. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation or the Lenders’ removal of the retiring Agent, Administrative Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be a commercial bank having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent under the Credit Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent only under the Credit Documents. After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Credit Documents.

(b)          The Letter of Credit Issuing Bank may resign at any time (i) with the prior written consent of Borrower (such consent not to be unreasonably withheld or delayed), (ii) after the occurrence and during the continuation of an Event of Default (which for the avoidance of doubt, the consent of Borrower shall not be required) or (iii) after the first anniversary of the Term Conversion Date by giving at least 90 days prior written notice thereof to Administrative Agent, the LC Lenders and Borrower; such resignation, in each case, to be effective only upon (x) the acceptance of the appointment of a successor Letter of Credit Issuing Bank (which such successor Letter of Credit Issuing Bank shall satisfy any rating requirements required under the applicable Power Purchase Agreement in respect of the letter of credit required to be provided thereunder), (y) the replacement of any outstanding Letter of Credit issued by such retiring Letter of Credit Issuing Bank by the successor Letter of Credit Issuing Bank substantially in the form of Exhibit B-1 or Exhibit B-2, as applicable and (z) the execution and delivery by the successor Letter of Credit Issuing Bank of a joinder agreement in form and substance satisfactory to Administrative Agent (and, so long as no Event of Default has occurred and is continuing, Borrower) evidencing such appointment and pursuant to which the successor Letter of Credit Issuing Bank agrees to be bound by the provisions of this Credit Agreement and the other Credit Documents. Upon any resignation of a Letter of Credit Issuing Bank, Administrative Agent and the Majority Lenders shall have the right to appoint a successor Letter of Credit Issuing Bank, which shall be a Qualified LC Issuer. Upon the acceptance of any appointment as Letter of Credit Issuing Bank under the Credit Documents by a successor Letter of Credit Issuing Bank and the execution and delivery of the joinder agreement described above, such successor Letter of Credit Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Letter of Credit Issuing Bank, and the retiring Letter of Credit Issuing Bank shall be discharged from its duties and obligations as Letter of Credit Issuing Bank under the Credit Documents; provided that pending the effectiveness of such resignation, the retiring Letter of Credit Issuing Bank shall continue to act as Letter of Credit Issuing Bank in respect of such outstanding Letters of Credit and provided, further, that, upon the effectiveness of such resignation, such retiring Letter of Credit Issuing Bank shall have no obligation to issue any new Letter of Credit, extend the Expiration Date of any outstanding Letter of Credit or otherwise amend any outstanding Letter of Credit. If no successor Letter of Credit Issuing Bank shall have been so approved by Administrative Agent and the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Letter of Credit Issuing Bank’s giving of notice of resignation, the retiring Letter of Credit Issuing Bank may appoint the successor Letter of Credit Issuing Bank hereunder, which shall be a Lender that is a Qualified LC Issuer and agrees, in its sole discretion, to be a Letter of Credit Issuing Bank. After any retiring Letter of Credit Issuing Bank’s resignation hereunder as Letter of Credit Issuing Bank, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Letter of Credit Issuing Bank under the Credit Documents (including while it was Letter of Credit Issuing Bank in respect of any Letter of Credit outstanding after the effectiveness of the Letter of Credit Issuing Bank’s resignation).

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11.9       Withholding Tax.

(a)          If the forms or other documentation required by Section 2.9(f) are not delivered to Administrative Agent, then Administrative Agent may withhold from any interest payment to any Lender not providing such forms or other documentation, an amount equivalent to the applicable withholding tax.

(b)          If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered by such Lender, was not properly executed, or because such Lender failed to notify Administrative Agent or any other Person of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall promptly indemnify Administrative Agent and/or Borrower, as applicable, fully for all amounts paid, directly or indirectly, by such Person as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs, and any out of pocket expenses.

(c)          If any Lender sells, assigns or otherwise transfers its rights under this Credit Agreement pursuant to Section 11.11 or Section 11.13, the purchaser, assignee or transferee shall comply and be bound by the terms of Sections 2.9(e), 2.9(f), 11.9(a) and 11.9(b) as though it were such Lender.

11.10     Consents and Approvals.

(a)          Each of the following shall require the approval or consent of the Majority Lenders:

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(i)          The exercise of any rights and remedies under the Credit Documents following an Event of Default; provided that, absent any direction from the Majority Lenders, Administrative Agent or Collateral Agent may exercise any right or remedy under the Credit Documents as Administrative Agent or Collateral Agent may determine in good faith to be necessary or appropriate to prevent diminution in the value of the Collateral and to protect and preserve the Collateral and the validity and enforceability of the Liens of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral;

(ii)         Appointment of a successor Agent or successor Letter of Credit Issuing Bank;

(iii)        Except as referred to in Section 11.10(b) below, any amendment, supplement or modification of this Credit Agreement or any of the other Credit Documents, or issuance of any waiver of any provision of this Credit Agreement or any of the other Credit Documents; or

(iv)        Waiver of compliance with (or approval of the matters provided in) the terms of this Credit Agreement or any of the other Credit Documents except as otherwise provided in Section 11.10(b).

(b)          Each of the following shall require the approval or consent of each affected Lender:

(i)          extend the Tranche A Construction Loan Maturity Date, Tranche B Construction Loan Maturity Date (except as provided in the definition thereof), the Term Loan Maturity Date, the LC Facility Maturity Date or any of the Notes or reduce the principal amount thereof, or reduce the rate or change the time of payment of interest due on any Loan or any Notes;

(ii)         other than as provided in clause (i) above, reduce the amount or extend the payment date for any amount due under Article II;

(iii)        increase the amount of the Commitment of any Lender hereunder;

(iv)        change the time or reduce the amount of payment of any fee or indemnification due or payable hereunder or under any Credit Document to a Lender;

(v)         change the percentage specified in the definition of Majority Lenders;

(vi)        extend the Tranche A Construction Loan Availability Period, the Tranche B Construction Loan Availability Period, the DSR Letter of Credit Availability Period, the PPA Letter of Credit Availability Period, the REC Loan Availability Termination Date, the Tranche C Loan Availability Period or the Salmon Falls Availability Termination Date;

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(vii)       amend Section 2.7(b), Section 2.7(c), Section 2.9(b), Section 2.9(e)(i), Section 2.10 or Section 13.11;

(viii)      amend this Section 11.10 or any other provision of this Credit Agreement that requires the consent of each affected Lender;

(ix)         release all or substantially all of the Collateral from the Lien of any of the Collateral Documents; or

(x)          release any Subsidiary Guarantor from the guarantee in Article 7, or amend the definition of Guaranteed Obligations or release any other guaranties under any of the Credit Documents,

provided that, notwithstanding anything in this Section 11.10(b) to the contrary, any release of Collateral, reduction or extinguishment of debt, direction to credit bid or other action that may be incidental to an exercise of remedies against the Collateral shall be authorized if approved, consented to or as directed by the Majority Lenders.

No amendment of any provision of this Credit Agreement affecting any Agent or the Letter of Credit Issuing Bank shall be effective without the written consent of such Agent or the Letter of Credit Issuing Bank.

11.11      Substitution of Lender. If any Lender (a “Substitutable Lender”) (a) fails to consent to an election, consent, amendment, waiver or other modification to this Credit Agreement that requires unanimous consent of Lenders (where consent of the Majority Lenders has been obtained), (b)  makes a demand upon Borrower for (or if Borrower is otherwise required to pay) amounts pursuant to Section 2.11(c) or Section 2.11(d) (and the payment of such amounts are, and are likely to continue to be, more onerous in the reasonable judgment of Borrower than with respect to the other Lenders), or gives notice pursuant to Section 2.11(a) or Section 2.11(b) requiring a conversion of such Substitutable Lender’s LIBO Rate Loans to Base Rate Loans or a repayment by Borrower of such Lender’s LIBO Rate Loans or suspending such Lender’s obligation to make Loans as, or to convert Loans into, LIBO Rate Loans, or (c) becomes a Defaulting Lender, Borrower may (in the case of clause (a) only, within 30 days of the date by which Lenders are required to respond to any request for an election, consent, amendment, waiver or other modification or at any time, in the case of clause (b) or clause (c)) give notice (a “Replacement Notice”) in writing to Administrative Agent and such Substitutable Lender of its intention to cause such Substitutable Lender to sell all or any portion of its Loans, LC Loans (if any), Commitments and/or Notes (if any) to another financial institution or other Person (a “Replacement Lender”) designated in such Replacement Notice; provided, however, that no Replacement Notice may be given by Borrower if (i) such replacement conflicts with any applicable law or regulation, (ii) any Event of Default shall have occurred and be continuing at the time of such replacement (unless such Replacement Notice relates solely to the waiver of such Event of Default) or (iii) prior to any such replacement in connection with clause (b) above, such Lender shall have taken any necessary action under Section 2.11(c) or Section 2.11(d) (if applicable) so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.11(c) or Section 2.11(d) or has waived its right to receive the same. If Administrative Agent shall, in the exercise of its reasonable discretion and within 10 days of its receipt of such Replacement Notice, notify Borrower and such Substitutable Lender in writing that the Replacement Lender is reasonably satisfactory to Administrative Agent (such consent not being required where the Replacement Lender is already a Lender), then such Substitutable Lender shall, subject to the payment of any amounts due pursuant to Section 2.11 and Section 2.12, assign, in accordance with Section 11.13, the portion of its Commitments, Loans, LC Loans (if any), Notes (if any) and other rights and obligations under this Credit Agreement and all other Credit Documents (including Obligations, if applicable) designated in the Replacement Notice to such Replacement Lender; provided, however, that (A) such assignment shall be without recourse, representation or warranty (in accordance with and subject to the restrictions contained in Section 11.13) and shall be on terms and conditions reasonably satisfactory to such Substitutable Lender and such Replacement Lender (other than with respect to the purchase price which shall be no less than the amount set forth in clause (B)), (B) the purchase price paid by such Replacement Lender shall be in the amount of such Substitutable Lender’s Loans and LC Loans designated in the Replacement Notice and/or its Commitment of outstanding Obligations, as applicable, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under Section 2.11(c) or Section 2.11(d), owing to such Substitutable Lender hereunder, (C) in the case of an assignment and assumption from an event described in the clause (a) of the first sentence of this Section, the Replacement Lender shall consent, at the time of such assignment, to such event, and (D) Borrower shall pay to the Substitutable Lender and Administrative Agent all reasonable out-of-pocket expenses incurred by the Substitutable Lender and Administrative Agent in connection with such assignment and assumption (including the processing fees described in Section 11.11). Upon the effective date of an assignment described above, the Replacement Lender shall become a “Lender” for all purposes under the Credit Documents.

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11.12     Participations. Nothing herein provided shall prevent any Lender from selling a participation in its Commitment (and Loans and LC Loans made thereunder) and/or rights, claims and interests under the Credit Documents to any bank or any other Person (other than an Idaho Wind Entity or any Affiliate of an Idaho Wind Entity); provided that (a) no such sale of a participation shall alter such Lender’s obligations hereunder and (b) any agreement pursuant to which any Lender may grant a participation in its rights with respect to its Commitment (and Loans and LC Loans) shall provide that, with respect to such Commitment (and Loans and LC Loans), such Lender shall retain the sole right and responsibility to exercise the rights of such Lender, and enforce the obligations of Borrower relating to such Commitment (and Loans and LC Loans), including the right to approve any amendment, modification or waiver of any provision of this Credit Agreement or any other Credit Document and the right to take action to have the Obligations (and the Notes) declared due and payable pursuant to Article IX. No recipient of a participation in any Commitment or Loans or LC Loans of any Lender shall have any rights under this Credit Agreement or shall be entitled to any reimbursement for Taxes, Other Taxes, increased costs or Reserve Requirements under Section 2.11 or any other indemnity or payment rights against Borrower. In no event shall Borrower be responsible for any costs or expenses of any counsel engaged by a recipient of a participation in any Loans or LC Loans by a Lender hereunder.

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11.13      Transfer of Commitment.

(a)          Notwithstanding anything else herein to the contrary, each Lender, after receiving the prior written consent of Administrative Agent (and, so long as no Event of Default has occurred and is continuing, Borrower (such consent not to be unreasonably withheld or delayed)) may from time to time, at its option, sell, assign, transfer, negotiate or otherwise dispose of all or a portion of its Commitment (other than any LC Commitment) and Loans made thereunder (including the Lender’s rights, claims or interests under this Credit Agreement and the other Credit Documents) to any Eligible Assignee which in such assigning Lender’s reasonable judgment is reasonably capable of performing the obligations of a Lender hereunder and reasonably experienced in project financings; provided, however, that no consent of Borrower or Administrative Agent shall be required for any assignment or transfer to another Lender or to an Affiliate of a Lender or as contemplated by Section 11.15; provided, further, however, that no Lender (including any assignee of any Lender) may assign any portion of its Commitment (other than its LC Commitment), including Loans, of less than $5,000,000 (unless to another Lender) or which leaves the assigning Lender with a Commitment (other than an LC Commitment), including Loans, of less than $5,000,000 after giving effect to such assignment and all previous assignments (except that a Lender may be left with no Commitment and Loans if it assigns its entire remaining Commitment and Loans). In the event of any such assignment: (i) the assigning Lender’s Proportionate Share (Commitment) of the Commitments and Proportionate Share (Loans) of the Loans shall be reduced by the amount of the Proportionate Share (Commitment) of the Commitments and Proportionate Share (Loans) of the Loans assigned to the new lender; (ii) the parties to such assignment shall execute and deliver to Administrative Agent an assignment agreement in substantially the form of Exhibit M attached hereto or such other agreement in form and substance reasonably satisfactory to Administrative Agent (and, so long as no Event of Default has occurred and is continuing, Borrower) evidencing such sale, assignment, transfer or other disposition; (iii) at the assigning Lender’s option, Borrower shall execute and deliver to such new lender new Notes, in a principal amount equal to its Proportionate Share (Commitment) of the Commitments and Proportionate Share (Loans) of the Loans being assigned upon surrender by the assigning Lender of its Notes, and Borrower shall execute and exchange with the assigning Lender a replacement note for any Note in an amount equal to the Proportionate Share (Commitment) of the Commitments and Proportionate Share (Loans) of the Loans retained by the Lender, if any; and (iv) the new lender shall pay an assignment fee to Administrative Agent of $3,500. Such new lender shall be a Lender and shall have all of the rights and duties of a Lender (except as otherwise provided in this Article XI), in accordance with its Proportionate Share (Commitment) of the Commitments and Proportionate Share (Loans) of the Loans, under each of the Credit Documents.

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(b)          Notwithstanding anything else herein to the contrary, each LC Lender, after receiving the prior written consent of Administrative Agent (and, so long as no Event of Default has occurred and is continuing, Borrower (such consent not to be unreasonably withheld or delayed)) may from time to time, at its option, sell, assign, transfer, negotiate or otherwise dispose of all or a portion of its LC Commitment and LC Loans made thereunder (including the LC Lender’s interest in this Credit Agreement and the other Credit Documents) to any bank, insurance company or other lending institution which in such assigning LC Lender’s reasonable judgment is reasonably capable of performing the obligations of an LC Lender hereunder and reasonably experienced in project financings; provided, however, that no LC Lender (including any assignee of any LC Lender) may assign any portion of its LC Commitment (including LC Loans) of less than $3,000,000 (unless to another Lender) or which leaves the assigning LC Lender with an LC Commitment (including LC Loans) of less than $3,000,000 after giving effect to such assignment and all previous assignments (except that an LC Lender may be left with no LC Commitment and LC Loans if it assigns its entire LC Commitment and LC Loans). In the event of any such assignment, (i) the assigning Lender’s Proportionate Share (Commitment) of the LC Commitments and LC Loans shall be reduced by the amount of the Proportionate Share (Commitment) of the LC Commitments and LC Loans assigned to the new lender; (ii) the parties to such assignment shall execute and deliver to Administrative Agent an assignment agreement in substantially the form of Exhibit M attached hereto or such other agreement in form and substance reasonably satisfactory to Administrative Agent (and, so long as no Event of Default has occurred and is continuing, Borrower) evidencing such sale, assignment, transfer or other disposition; (iii) at the assigning LC Lender’s option, Borrower shall execute and deliver to such new lender new Notes, in a principal amount equal to its Proportionate Share (Commitment) of the LC Commitment and LC Loans being assigned, and Borrower shall execute and exchange with the assigning LC Lender a replacement note for any Note in an amount equal to the Proportionate Share (Commitment) of the LC Commitment and LC Loans retained by the LC Lender, if any and (iv) the new lender shall pay an assignment fee to Administrative Agent of $3,500. Thereafter, such new lender shall be deemed to be an LC Lender and shall have all of the rights and duties of an LC Lender (except as otherwise provided in this Article XI), in accordance with its Proportionate Share (Commitment) of the LC Commitments and LC Loans, under each of the Credit Documents.

11.14     Laws. Notwithstanding the foregoing provisions of this Article XI, no sale, assignment, transfer, negotiation or other disposition of the interests of any Lender hereunder or under the other Credit Documents shall be allowed if it would require registration under the Securities Act, any other federal securities laws or regulations or the securities laws or regulations of any applicable jurisdiction.

11.15     Assignability to Federal Reserve Bank or Central Bank. Notwithstanding any other provision contained in this Credit Agreement or any other Credit Document to the contrary, any Lender may assign, transfer, pledge or grant a security interest in all or any portion of the Loans, LC Loans or Notes held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Federal Reserve Board and any Operating Circular issued by such Federal Reserve Bank or to any central bank having jurisdiction over such Lender as collateral security, provided that any payment in respect of such assigned Loans, LC Loans or Notes made by Borrower to or for the account of the assigning and/or pledging Lender in accordance with the terms of this Credit Agreement shall satisfy Borrower’s obligations hereunder in respect to such assigned Loans, LC Loans or Notes to the extent of such payment. No such assignment, transfer, pledge or grant shall release the assigning Lender from its obligations hereunder (other than upon enforcement by the beneficiary of the relevant assignment, transfer, pledge or grant) or substitute the beneficiary of the relevant assignment, transfer, pledge or grant as a party to any Credit Document.

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ARTICLE XII
INDEPENDENT CONSULTANTS

12.1       Removal and Fees. Administrative Agent (at the direction of the Majority Lenders, in their reasonable discretion) may remove from time to time, any one or more of the Independent Consultants for cause and appoint replacements reasonably acceptable to Borrower. Notice of any replacement Independent Consultant shall be given by Administrative Agent to Borrower, the Lenders and to the Independent Consultant being replaced. All reasonable fees and expenses of the Independent Consultants (whether the original Independent Consultants or replacements) shall be paid by Borrower; provided, however, that unless an Event of Default shall have occurred and be continuing, Administrative Agent shall request that each such Independent Consultant provide Borrower with its proposed scope of work and proposed budget therefor, and shall consult with and obtain the consent of Borrower with regard to the matters contained therein.

12.2       Duties. Each Independent Consultant shall be contractually obligated to Administrative Agent and the Lenders to carry out the activities required of it in this Credit Agreement and as otherwise requested by Administrative Agent reasonably related to a Project or an Obligor and shall be responsible solely to Administrative Agent. Borrower acknowledges that it will not have any cause of action or claim against any Independent Consultant resulting from any decision made or not made, any action taken or not taken or any advice given by such Independent Consultant in the due performance in good faith of its duties to Administrative Agent.

12.3       Independent Consultants’ Certificates. Borrower shall provide such documents and information to the Independent Consultants as any of the Independent Consultants may consider reasonably necessary or advisable in order for the Independent Consultants to deliver to Administrative Agent the following certificates:

(a)          certificates of the Insurance Consultant, the Independent Engineer, the Cost Segregation Consultant and the Wind Consultant delivered on and dated as of the Closing Date as described in Article 3 and containing the matters set out therein; and

(b)          after the Closing Date, all certificates to be delivered pursuant to Section 3.3(b) or, if no Loan has taken place in any month, certificates delivered at the end of the month as to the matters required by Exhibit E-2.

ARTICLE XIII
MISCELLANEOUS

13.1       Notices.

(a)          Notice Addresses. Any communications between the parties hereto or notices provided herein to be given may be given to the following addresses:

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If to Administrative Agent:

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch

Investment Banking Division

1251 Avenue of the Americas

New York, NY 10020

Attention: Lawrence Blat,

Syndicated Loan Markets Group

Telephone: (212) 782-4310

Facsimile: (212) 782-4934

Email: lblat@us.mufg.jp

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch

Investment Banking Division

1251 Avenue of the Americas

New York, NY 10020-1104

Attention: Andrew G. Douglas

Vice President

Telephone: (212) 782-4339

Facsimile: (212) 782-4934

Email:adouglas@us.mufg.jp

If to Collateral Agent:	Union Bank, N.A. 551 Madison Avenue, 11th Floor New York, NY 10022 Attention: Corporate Trust Department Telephone: (646) 452-2005 Facsimile: (646) 452-2000/1

If to Borrower:

Idaho Wind Partners 1, LLC

c/o RP Wind ID LLC

PO Box 2049

82 Elm Street

Manchester Center, Vermont 05255

Attention: Steven I. Eisenberg

Telephone: (802) 362-9147

Facsimile: (802) 362-9148

Email: steve.eisenberg@reunionpower.com

If to a Borrower Subsidiary:

c/o Idaho Wind Partners 1, LLC

c/o RP Wind ID LLC

PO Box 2049

82 Elm Street

Manchester Center, Vermont 05255

Attention: Steven I. Eisenberg

Telephone: (802) 362-9147

Facsimile: (802) 362-9148

Email: steve.eisenberg@reunionpower.com

If to a Lender:	At the address opposite such Lender’s name on Exhibit I.

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Any party shall have the right to change its address for notice hereunder to any other location within the United States by giving of 10 days’ written notice to the other parties in the manner set forth herein above.

Simultaneously with delivery of any notice to any Obligor with respect to any Default or Event of Default, Administrative Agent shall deliver an original or a copy of such notice to each of the Members at the following addresses; provided that the failure by Administrative Agent to deliver any notice to a Member shall not affect the occurrence or existence of any Default or Event of Default:

If to Atlantic Member:	Atlantic Idaho Wind A, LLC c/o Atlantic Power Corporation 200 Clarendon Street 25th Floor Boston, MA 02116 Attention: President Telephone: (617) 977 2400

If to Exergy Member:	Exergy Idaho Holdings, LLC 802 W. Bannock St. Suite 1200 Boise, ID 83702 Attention: James Carkulis Telephone: (208) 336-9793

If to GE Member:	EFS Idaho Wind, LLC c/o GE Energy Financial Services, Inc. 800 Long Ridge Road Stamford, CT 06927 Attention: Portfolio Manager - EFS Idaho Wind, LLC Telephone: (203) 316 7717

If to Reunion Member:	c/o Idaho Wind Partners 1, LLC c/o RP Wind ID LLC PO Box 2049 82 Elm Street Manchester Center, Vermont 05255 Attention: Steven I. Eisenberg Telephone: (802) 362-9147 Facsimile: (802) 362-9148

(b)          Means of Transmittal. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (i) if delivered in person, (ii) if sent by overnight delivery service (including Federal Express, United Parcel Service and other similar overnight delivery services), (iii) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested, (iv) if transmitted by facsimile confirmed by telephone or (v) if transmitted by electronic communication as provided in Section 13.1(d).

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(c)          Effectiveness of Notices. Notices delivered in person or by overnight courier service, or mailed by registered or certified mail, shall be effective upon receipt by the addressee. Notices transmitted by facsimile shall be deemed to have been given when transmitted, if confirmation of a successful transmission has been received (except that, in all instances, if not given during normal business hours on a Banking Day for recipient, shall be deemed to have been given at the opening of business on the next Banking Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 13.1(d), shall be effective as provided in such Section.

(d)          Electronic Communications.

(i)          Notices and other communications hereunder may be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, Collateral Agent and Borrower; provided that the foregoing shall not apply to notices pursuant to Article II if the party to receive the notice has notified Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Each Obligor and each Lender may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by them, respectively; provided that approval of such procedures may be limited to particular notices or communications.

(ii)         Unless Administrative Agent otherwise prescribes, (A) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Banking Day of the recipient and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (A) of notification that such notice or communication is available and identifying the website address therefor.

13.2       Additional Security; Right to Set-Off. Any deposits or other sums at any time credited to or due from Lenders and any Project Revenues, securities or other property of an Obligor in the possession of any Agent or any Lender may at all times be treated as collateral security for the payment of the Loans, LC Loans and the Notes and all other obligations of the Obligors to the Lenders under this Credit Agreement and the other Credit Documents, and each Obligor hereby pledges to Administrative Agent for the benefit of the Lenders and grants Administrative Agent a security interest and Lien in and to all such deposits, sums, securities or other property. Regardless of the adequacy of any other collateral, Administrative Agent and only Administrative Agent, may execute or realize on the Lenders’ security interest in any such deposits or other sums credited to or due from the Lenders to an Obligor, and may apply any such deposits or other sums to or set them off against such Obligor’s obligations to Lenders under the Notes and this Credit Agreement at any time after the occurrence and during the continuance of any Event of Default following instruction from the Majority Lenders.

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13.3       No Waiver; Remedies Cumulative. No failure or delay on the part of the Agents, the Letter of Credit Issuing Bank or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between an Obligor and any Agent, the Letter of Credit Issuing Bank or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies that the Agents, the Letter of Credit Issuing Bank or any Lender would otherwise have. No notice to or demand on an Obligor in any case shall entitle such Obligor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agents, the Letter of Credit Issuing Bank or Lenders to any other or further action in any circumstances without notice or demand.

13.4       Costs, Expenses and Attorneys’ Fees; Syndication. Borrower will pay to each Agent all of its reasonable costs and expenses in connection with the preparation, negotiation, closing and costs of administering the Credit Documents and the documents contemplated thereby, including the reasonable fees, expenses and disbursements of a single counsel and a local counsel in each appropriate jurisdiction, in each case retained by the Agent and the Letter of Credit Issuing Banks in connection with the preparation of such documents and any amendments hereof or thereof, legal fees in respect of the issuance or amendment of any Letter of Credit or the negotiation, closing or administration of the Credit Documents or preserving its rights thereunder, and the reasonable fees, expenses and disbursements of the Independent Consultants and any other engineering, insurance, environmental and construction consultants to Administrative Agent incurred in connection with this Credit Agreement or the Loans or the Commitments, and the reasonable and documented travel, out-of-pocket costs incurred by any Agent or the Letter of Credit Issuing Bank. Each Obligor will reimburse the Agents, the Letter of Credit Issuing Bank, the Lenders and the Hedge Counterparties for all costs and expenses, including reasonable attorneys’ fees, expended or incurred by each Agent, the Letter of Credit Issuing Bank and each Lender in enforcing this Credit Agreement or the other Credit Documents, in actions for declaratory relief in any way related to this Credit Agreement or the other Credit Documents, in collecting any sum which becomes due to any Agent, the Letter of Credit Issuing Bank or any Lender on the Notes or under the Credit Documents, or exercising any rights and remedies under the Consents or in connection with the participation by any Agent, the Letter of Credit Issuing Bank, any Lender or the Independent Engineer in any arbitration proceedings under the Construction Contracts or in connection with any waiver or amendment requested by an Obligor.

13.5       Indemnification.

(a)          Each Obligor shall, jointly and severally, indemnify, defend and hold harmless the Agents, the Letter of Credit Issuing Banks and each other Secured Party and in their capacities as such, their respective officers, directors, shareholders, controlling persons, employees and agents (collectively, the “Indemnitees”) from and against and reimburse the Indemnitees for:

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(i)          any and all claims, obligations, liabilities, losses, damages, injuries (to person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments, costs and expenses (including reasonable attorney’s fees of a single counsel, plus a single local counsel if required, and additional counsel solely to the extent the Indemnitees have inconsistent or conflicting defenses or the circumstances giving rise to such indemnification would create an ethical conflict for such single counsel) of whatever kind or nature, whether or not well founded, meritorious or unmeritorious, demanded, asserted or claimed against any such Indemnitee in any way relating to, or arising out of or in connection with this Credit Agreement the Loans, the LC Loans, the other Operative Documents or the Projects (collectively, “Claims”);

(ii)         any Environmental Claims relating to, arising from, or with respect to the Projects or the Real Property, including all Claims in connection with (A) the Release, threatened Release or presence of any Hazardous Substances relating to a Project, or at, on, under or from any Site or Real Property, whether foreseeable or unforeseeable and (B) any violation of or non-compliance with any Environmental Law or any Required Permit by an Obligor or with respect to any Project, any Site, or any Real Property, including in each case, (x) all costs of removal and disposal of Hazardous Substances, (y) all reasonable costs for environmental testing to correct the existence of Hazardous Substances or compliance with any applicable Legal Requirements, and (z) all reasonable costs incurred for claims for damages to persons or property, including reasonable attorneys’ and consultants’ fees and court costs; and

(iii)        any and all Claims in any way relating to, or arising out of or in connection with any claims, suits, liabilities against any Idaho Wind Entity.

(b)          The foregoing indemnities shall not apply with respect to an Indemnitee, to the extent of a Claim arising as a result of the gross negligence or willful misconduct of such Indemnitee as determined by a final non-appealable judgment of a court of competent jurisdiction, but shall continue to apply to other Indemnitees.

(c)          The provisions of this Section 13.5 shall survive foreclosure of the Collateral Documents and satisfaction or discharge of the Obligations (but only for the period of the applicable statute of limitations), and shall be in addition to any other rights and remedies of the Agents, the Letter of Credit Issuing Banks and the other Secured Parties.

(d)          In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee shall notify Borrower of the commencement thereof, and Borrower or an Obligor shall be entitled, at its expense, acting through counsel acceptable to such Indemnitee, to participate in, and, to the extent that such Obligor desires, to assume and control the defense thereof. The failure to give or delay in giving such notice shall not relieve the Obligors of their obligation under this Section 13.5. Such Indemnitee shall be entitled, at its expense, to participate in any action, suit or proceeding the defense of which has been assumed by an Obligor. Notwithstanding the foregoing, an Obligor shall not be entitled to assume and control the defenses of any such action, suit or proceedings if and to the extent that, in the reasonable opinion of such Indemnitee and its counsel, such action, suit or proceeding involves the potential imposition of criminal liability upon such Indemnitee or a potential or actual conflict of interest between such Indemnitee and such Obligor, and in such event (other than with respect to disputes between such Indemnitee and another Indemnitee) such Obligor shall pay the reasonable expenses of such Indemnitee in such defense; provided, that an Obligor shall not be required to pay any such expenses of more than one lead counsel for the Indemnitee.

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(e)          Borrower shall report to such Indemnitee on the status of such action, suit or proceeding as developments shall occur and at least within 90 days of the previous report. Borrower shall deliver to such Indemnitee a copy of each document filed or served on any party in such action, suit or proceeding, and each material document which an Obligor possesses relating to such action, suit or proceeding.

(f)           Upon payment of any Claim by an Obligor pursuant to this Section 13.5, such Obligor, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto, and such Indemnitee shall cooperate with such Obligor and give such further assurances as are necessary or advisable to enable such Obligor vigorously to pursue such claims.

(g)          Each Obligor shall pay any amount due pursuant to this Section 13.5 within 30 days after such Obligor receives an invoice therefor. Amounts not paid within such 30 day period shall bear interest at the Default Rate.

13.6       Entire Agreement. This Credit Agreement and the other Credit Documents integrate all the terms and conditions mentioned herein or incidental hereto and completely set forth the agreements between the parties hereto and thereto, supersede all prior agreements (written and oral) and all oral negotiations and prior writings in respect to the subject matter hereof and thereof. This Credit Agreement and the other Credit Documents may only be amended or modified, and provisions may only be waived, by an instrument in writing signed by Borrower (to the extent party thereto), each Borrower Subsidiary (to the extent party thereto), Administrative Agent (acting with the consent of, or pursuant to the direction of, the Majority Lenders or each affected Lender, as applicable) and any other parties to be charged and in accordance with the terms of this Credit Agreement or the applicable Credit Document. All covenants of an Obligor set forth in this Credit Agreement and the other Credit Documents (including, without limitation, in Articles V and VI) and all Defaults and Events of Default set forth in Article VIII shall be given independent effect so that, in the event that a particular action or condition is not permitted by the terms of any such covenant or would result in a Default, the fact that such event or condition could be permitted by an exception to, or be otherwise within the limitations of, another covenant or another Default or Event of Default shall not avoid the occurrence of a Default or an Event of Default in the event that such action is taken or condition exists.

13.7       Governing Law. THIS CREDIT AGREEMENT AND EACH OTHER CREDIT DOCUMENT (TO THE EXTENT NOT EXPRESSLY PROVIDED FOR THEREIN), SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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13.8       Severability. In case any one or more of the provisions contained in this Credit Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.

13.9       Headings. Paragraph headings and a table of contents have been inserted in this Credit Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Credit Agreement and shall not be used in the interpretation of any provision of this Credit Agreement.

13.10     Additional Financing. The parties hereto acknowledge that the Lenders have made no agreement or commitment to provide any financing except as set forth herein.

13.11     No Partnership, Etc. Each Agent, the Lenders and the Obligors intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Credit Agreement, the Notes or in any of the other Credit Documents shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by, between or among the Agents, the Lenders, the Obligors or any other Person. Neither the Agents nor the Lenders shall be in any way responsible or liable for the debts, losses, obligations or duties of an Obligor or any Affiliate of an Obligor, or any other Person with respect to the Project Documents, the Projects, or otherwise except as specifically provided in the Consents. All obligations to pay real property or other taxes, assessments, insurance premiums, and all other fees and charges arising from the ownership, operation or occupancy of the Projects and to perform all obligations under the Real Property Documents and any other agreements and contracts relating to the Projects shall be the sole responsibility of the Obligors.

13.12     Limitation on Liability. NO CLAIM SHALL BE MADE BY ANY PARTY HERETO OR ANY OF ITS AFFILIATES, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS AGAINST ANY OTHER PARTY HERETO OR ANY OF ITS AFFILIATES, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (WHETHER OR NOT THE CLAIM THEREFOR IS BASED ON CONTRACT, TORT, DUTY IMPOSED BY LAW OR OTHERWISE), IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS CREDIT AGREEMENT OR THE OTHER OPERATIVE DOCUMENTS OR ANY ACT OR OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; AND EACH PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

13.13     Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH AGENT, THE LETTER OF CREDIT ISSUING BANK, THE LENDERS AND EACH OBLIGOR HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS CREDIT AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE AGENTS, LETTER OF CREDIT ISSUING BANKS, THE LENDERS OR AN OBLIGOR. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS, THE LETTER OF CREDIT ISSUING BANK AND THE LENDERS TO ENTER INTO THIS CREDIT AGREEMENT.

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13.14     Consent to Jurisdiction. To the fullest extent permitted by applicable Law, the Agents, the Letter of Credit Issuing Bank, Lenders and the Obligors agree that any legal action or proceeding by or against an Obligor or with respect to or arising out of this Credit Agreement, the Notes, or any other Credit Document may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York. By execution and delivery of this Credit Agreement, the Agents, the Letter of Credit Issuing Bank, the Lenders and the Obligors accept, for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Agents, the Letter of Credit Issuing Bank, the Lenders and the Obligors irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified airmail, postage prepaid, to the Agents, the Letter of Credit Issuing Bank, the Lenders or the Obligors, as the case may be, at their respective addresses for notices as specified herein and that such service shall be effective 5 Banking Days after such mailing. Nothing herein shall affect the right to serve process in any other manner permitted by law or the right of any Agent, the Letter of Credit Issuing Bank, any Lender or an Obligor to bring legal action or proceedings in any other competent jurisdiction, including judicial or non-judicial foreclosure of any Mortgage. The Agents, the Letter of Credit Issuing Bank, the Lenders and the Obligors hereby waive any right to stay or dismiss any action or proceeding under or in connection with any or all of the Projects, this Credit Agreement or any other Credit Document brought before the foregoing courts on the basis of forum non-conveniens.

13.15     Usury. Borrower and each Lender specifically intend and agree to limit contractually the amount of interest payable under this Credit Agreement, the Notes and or the other Credit Documents to the maximum amount of interest lawfully permitted to be charged under applicable law. Nothing contained in this Credit Agreement, the Notes or the other Credit Documents shall be construed or deemed to require the payment of interest or other charges by Borrower or any other Person in excess of the amount which the holders of the Notes may lawfully charge under any applicable usury laws and the provisions of this Section 13.15 shall control over all other provisions of this Credit Agreement, the Notes or all other Credit Documents. In the event that a Lender shall collect moneys which shall be in excess of said maximum amount of interest which, under applicable law, could lawfully have been collected by such Lender incident to such transactions, then such excess shall be deemed to have been the result of a mathematical error by all parties hereto and shall be refunded promptly by the Person receiving such amount to the party paying such amount. All amounts paid or agreed to be paid in connection with such transactions which would under applicable law be deemed “interest” shall, to the extent permitted by such applicable law, be amortized, prorated, allocated and spread throughout the stated term of this Credit Agreement and the Notes. “Applicable law” as used in this paragraph means that law in effect from time to time which permits the charging and collection of the highest permissible lawful, nonusurious rate of interest on the transactions herein contemplated including laws of any State and of the United States of America, and “maximum rate” as used in this paragraph means, with respect to each of the Notes, the maximum lawful, nonusurious rates of interest (if any) which under applicable law may be charged to Borrower from time to time with respect to such Notes. Nothing contained in this Section 13.15 shall be construed as waiving any usury exemption any Lender has under law, and, to the extent any such exemption applies, this Section 13.15 shall be inapplicable.

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13.16     Successors and Assigns. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns and no other Person shall have any right or benefit under or because of this Credit Agreement; provided that each Hedge Counterparty is an express third party beneficiary of the guarantee and other provisions under this Credit Agreement as a Secured Party. An Obligor may not assign or otherwise transfer any of its rights under this Credit Agreement without the prior written consent of the Agents, the Letter of Credit Issuing Bank and the Lenders.

13.17     Counterparts. This Credit Agreement and any amendment, waivers, consents or supplements hereto or in connection herewith may be executed in one or more counterparts (and by different parties in different counterparts), each of which when executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. The delivery of an executed counterpart of a signature page of this Credit Agreement by electronic means, including by facsimile or by “.pdf” attachment to email, shall be effective as valid delivery of a manually executed counterpart of this Credit Agreement.

13.18     USA PATRIOT Act Compliance. Each Agent hereby notifies each Obligor that, pursuant to the requirements of the USA PATRIOT Act, it and the Letter of Credit Issuing Bank and Lender shall be required to obtain, verify and record information that identifies each Obligor, which information includes, without limitation, the names and addresses and other information that will allow it or the Letter of Credit Issuing Bank or any Lender to identify each Obligor in accordance with the requirements of the USA PATRIOT Act. Each Obligor shall promptly deliver information described in the immediately preceding sentence when requested by any Agent, the Letter of Credit Issuing Bank or any Lender in writing pursuant to the requirements of the USA PATRIOT Act.

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13.19     Confidentiality. The Agents, the Letter of Credit Issuing Bank and the Lenders agree to maintain the confidential nature of, and shall not use or disclose an Obligor’s financial information or confidential information identified in writing by an Obligor as such without first obtaining such Obligor’s prior written consent; provided, that nothing in this Section 13.19 shall require any Agent, the Letter of Credit Issuing Bank or any Lender to obtain any consent of an Obligor in connection with (and each Obligor hereby authorizes each Agent, the Letter of Credit Issuing Bank and each Lender to freely disclose any financial information or confidential information with respect to an Obligor, the Projects, any Project Document or any Credit Document or the parties thereto without any consent of an Obligor in connection with) (a) exercising any of their respective rights under the Credit Documents, including those exercisable upon the occurrence of an Event of Default; (b) providing information about an Idaho Wind Entity, the Projects, any Project Document or any Credit Document or the parties thereto to any prospective Letter of Credit Issuing Bank, Hedge Counterparty, any other Lender or prospective Lender or any Person acquiring (including by participation or pledge), or potentially acquiring (including by participation or pledge), any interest of the Letter of Credit Issuing Bank and the Lenders under this Credit Agreement and any such Person’s directors, officers, employees, agents, auditors, advisors and consultants who need to know such information in connection with their evaluation of an Idaho Wind Entity, the Projects or any Project Document or otherwise (if, in the case of any such Person potentially acquiring such an interest from the Letter of Credit Issuing Bank or Lender, such Person agrees to be bound by the terms of a confidentiality agreement substantially similar to this Section 13.19)); (c) any situation in which any Agent, the Letter of Credit Issuing Bank or any Lender is required by statute, rule, regulation or law or is otherwise required by any court, Governmental Authority or any relevant stock exchange to disclose information; (d) providing information to counsel to any Agent, the Letter of Credit Issuing Bank or any Lender who need to know such information in connection with the transactions contemplated by any of the Credit Documents; (e) providing information to independent auditors or other consultants or advisors, agents or accountants retained by any Agent, the Letter of Credit Issuing Bank or any Lender who need to know such information; (f) any information that is in or becomes part of the public domain in any manner other than through a breach of this Section 13.19 by such Agent, the Letter of Credit Issuing Bank or Lender or any employees or agents thereof; (g) any information that is in the possession of any Agent, the Letter of Credit Issuing Bank or any Lender prior to receipt thereof from Borrower or any other Person known to the Agents, the Letter of Credit Issuing Bank or the Lenders to be acting on behalf of Borrower or obtained from another source thereafter (other than through a breach of this Section 13.19) or (h) to the beneficiary of any assignment, transfer, pledge or grant of any security interest under Section 11.15.

Notwithstanding anything to the contrary set forth in this Section 13.19, after notice to Borrower, any Agent, the Letter of Credit Issuing Bank or any Lender shall be free to disclose any information regarding the tax structure of the transaction contemplated in this Credit Agreement to any relevant Governmental Authority requiring such information.

13.20     Jointly Drafted. This Credit Agreement and each of the other Credit Documents shall be deemed to have been jointly drafted, and no provision of this Credit Agreement or any other Credit Document shall be interpreted or construed for or against any party hereto because such party purportedly prepared or requested such provision, any other provision, or this Credit Agreement or any other Credit Document as a whole.

13.21     Union Bank, N.A.. The Lenders hereby direct Union Bank, N.A., as Collateral Agent and Depositary Bank, to enter into all of the Collateral Documents and any other Credit Documents to which it is a party, in either or both such capacities.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have caused this Credit Agreement to be duly executed by an authorized representative or Authorized Officer thereunto duly authorized as of the day and year first above written.

IDAHO WIND PARTNERS 1, LLC,
a Delaware limited liability company,
as Borrower
By:	RP Wind ID LLC
its Managing Member

By:	/s/ Steven I. Eisenberg
Name: Steven I. Eisenberg
Title: Managing Director

tHE Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch,
as Administrative Agent

By:	/s/ ANDREW DOUGLAS
Name: ANDREW DOUGLAS
Title: Authorized Signatory

tHE Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch,
as PPA Letter of Credit Issuing Bank

By:	/s/ Koichiro Oshima
Name: Koichiro Oshima
Title: Senior Vice President & Group Head

tHE Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch,
as Lender

By:	/s/ Koichiro Oshima
Name: Koichiro Oshima
Title: Senior Vice President & Group Head

UNION BANK, N.A.,
as Collateral Agent

By:	/s/ EVA ARYEETEY
Name: EVA ARYEETEY
Title: VICE PRESIDENT

ING CAPITAL LLC,
as Lender

By:	/s/ ERWIN THOMET
Name: ERWIN THOMET
Title: MANAGING DIRECTOR

By:	/s/ SCOTT HANCOCK
Name: SCOTT HANCOCK
Title: VICE PRESIDENT

ING CAPITAL LLC,
as DSR Letter of Credit Issuing Bank

By:	/s/ ERWIN THOMET
Name: ERWIN THOMET
Title: MANAGING DIRECTOR

By:	/s/ SCOTT HANCOCK
Name: SCOTT HANCOCK
Title: VICE PRESIDENT

NORDDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH,
as Lender

By:	/s/
Name:
Title:

By:	/s/ Andrew Vernon
Name: Andrew Vernon
Title: Director

BURLEY BUTTE WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

By:	Idaho Wind Partners 1, LLC
its Managing Member

By:	RP Wind ID LLC
its Managing Member

By:	/s/ Steven I. Eisenberg
Name: Steven I. Eisenberg
Title: Managing Director

CAMP REED WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

By:	Idaho Wind Partners 1, LLC
its Managing Member

By:	RP Wind ID LLC
its Managing Member

By:	/s/ Steven I. Eisenberg
Name: Steven I. Eisenberg
Title: Managing Director

GOLDEN VALLEY WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

By:	Idaho Wind Partners 1, LLC
its Managing Member

By:	RP Wind ID LLC
its Managing Member

By:	/s/ Steven I. Eisenberg
Name: Steven I. Eisenberg
Title: Managing Director

MILNER DAM WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

By:	Idaho Wind Partners 1, LLC
its Managing Member

By:	RP Wind ID LLC
its Managing Member

By:	/s/ Steven I. Eisenberg
Name: Steven I. Eisenberg
Title: Managing Director

OREGON TRAIL WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

By:	Idaho Wind Partners 1, LLC
its Managing Member

By:	RP Wind ID LLC
its Managing Member

By:	/s/ Steven I. Eisenberg
Name: Steven I. Eisenberg
Title: Managing Director

PAYNE’S FERRY WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

By:	Idaho Wind Partners 1, LLC
its Managing Member

By:	RP Wind ID LLC
its Managing Member

By:	/s/ Steven I. Eisenberg
Name: Steven I. Eisenberg
Title: Managing Director

PILGRIM STAGE STATION WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

By:	Idaho Wind Partners 1, LLC
its Managing Member

By:	RP Wind ID LLC
its Managing Member

By:	/s/ Steven I. Eisenberg
Name: Steven I. Eisenberg
Title: Managing Director

SALMON FALLS WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

By:	Idaho Wind Partners 1, LLC
its Managing Member

By:	RP Wind ID LLC
its Managing Member

By:	/s/ Steven I. Eisenberg
Name: Steven I. Eisenberg
Title: Managing Director

THOUSAND SPRINGS WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

By:	Idaho Wind Partners 1, LLC
its Managing Member

By:	RP Wind ID LLC
its Managing Member

By:	/s/ Steven I. Eisenberg
Name: Steven I. Eisenberg
Title: Managing Director

TUANA GULCH WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

By:	Idaho Wind Partners 1, LLC
its Managing Member

By:	RP Wind ID LLC
its Managing Member

By:	/s/ Steven I. Eisenberg
Name: Steven I. Eisenberg
Title: Managing Director

YAHOO CREEK WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

By:	Idaho Wind Partners 1, LLC
its Managing Member

By:	RP Wind ID LLC
its Managing Member

By:	/s/ Steven I. Eisenberg
Name: Steven I. Eisenberg
Title: Managing Director

ANNEX A

DEFINITIONS

As used in the Credit Agreement and its Annexes, Schedules and Exhibits, the following terms shall have the respective meanings indicated:

“Acceptable Guarantee” means a guarantee in a form reasonably acceptable to Collateral Agent (with the consent of the Majority Lenders) provided by a Qualified Guarantor to Collateral Agent for the benefit of the Lenders to satisfy, in whole or in part, the Debt Service Reserve Requirement, the Supplemental Reserve Amount, the O&M Reserve Requirement or the Minimum Major Maintenance Reserve Amount.

“Acceptable Letter of Credit” means a letter of credit in substantially the form of Exhibit B-1 to the Credit Agreement or otherwise in a form reasonably acceptable to Collateral Agent (in consultation with the Majority Lenders) issued by a Qualified LC Issuer to Collateral Agent, as beneficiary, for the benefit of the Lenders, in respect of which no Obligor is an account party and the reimbursement obligations with respect to which are not recourse to an Obligor to satisfy, in whole or in part, the Debt Service Reserve Requirement, the Supplemental Reserve Amount, the O&M Reserve Requirement or the Minimum Major Maintenance Reserve Amount.

“Acceptance Tests” means the acceptance tests performed in respect of Start-up and Commissioning and any other acceptance tests performed in accordance with the Construction Contracts in order to determine that Completion in respect of a Project has occurred.

“Account Control Agreement” means an agreement in form and substance satisfactory to the Administrative Agent which provides for Collateral Agent to have “control” (as defined in Section 8-106 of the UCC, as such term relates to investment property (other than certificated securities or commodity contracts), or as used in Section 9-106 of the UCC, as such term relates to commodity contracts, or as used in Section 9-104(a) of the UCC, as such term relates to deposit accounts).

“Accounts” means the Borrower Accounts and the Borrower Subsidiary Accounts.

“ACSM” means American Congress on Surveying and Mapping.

“Additional Funding Costs Notice” has the meaning set forth in Section 2.11(a)(ii) of the Credit Agreement.

“Additional Project Documents” means any contract or agreement relating to the development, construction, testing, operation, maintenance, repair, financing or use of a Project entered into by an Obligor with any other Person in the ordinary course of business subsequent to the date of the Credit Agreement (a) that replaces or substitutes for any Principal Project Document, (b) if the aggregate cost or value of goods and services to be acquired by an Obligor pursuant thereto could reasonably be expected to exceed $500,000 or the equivalent per annum, (c) if the aggregate revenue payable to an Idaho Wind Entity pursuant thereto could reasonably be expected to exceed $500,000 or the equivalent per annum, (d) if the aggregate amount of termination fees or liquidated damages which could be incurred by an Idaho Wind Entity in respect of such Additional Project Document per annum could reasonably be expected to exceed $500,000 or the equivalent or (e) the loss of such contract or agreement could reasonably be expected to have a Material Adverse Effect.

“Adjusted LIBO Rate” means, with respect to any LIBO Rate Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) determined in accordance with the following formula: LIBO Rate/(1.00-Reserve Requirement).

“Adjustment Date” has the meaning set forth in Section 5.21 of the Credit Agreement.

“Administrative Agent” has the meaning set forth in the preamble of the Credit Agreement.

“Administrative Agent Fee” has the meaning set forth in Section 2.14(b) of the Credit Agreement.

“Administrative Agent Fee Letter” means the fee letter, dated as of October 8, 2010, between Borrower and Administrative Agent.

“Affected Lender” has the meaning set forth in Section 2.11(a)(ii) of the Credit Agreement.

“Affiliate” of a specified Person means any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified, or who holds or beneficially owns 10% or more of the equity interest in the Person specified or 10% or more of any class of voting securities of the Person specified. As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of partnership interests or voting securities, by contract or otherwise.

“After Tax Basis” means after taking into account all Taxes required to be paid by the recipient of the indemnity with respect to the receipt or accrual by it of amounts for which it is entitled to be indemnified.

“Agency Fees” means the Administrative Agent Fee, the Collateral Agent Fee and the Depositary Bank Fee.

“Agents” means, collectively or individually, depending on the context, Administrative Agent, Depositary Bank and Collateral Agent.

“ALTA” means the American Land Title Association.

“Annual Operating Budget” has the meaning set forth in Section 5.10(b) of the Credit Agreement.

“Anti-Terrorism Laws” means (a) the anti-money laundering provisions of the USA PATRIOT Act, (b) any of the foreign asset control regulations of the U.S. Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto and (c) Executive Order No. 13,224 Fed Reg 49,079 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism).

“Applicable Margin” means, with respect to any Loan or LC Loan at any time, the percentage set forth for such Loan or LC Loan at such time in the table below:

Time	Base Rate Loans	LIBO Rate Loans
Prior to the Term Conversion Date	1.50%	2.50%
On the Term Conversion Date and until the second anniversary of the Term Conversion Date	1.50%	2.50%
On the second anniversary of the Term Conversion Date and until the fifth anniversary of the Term Conversion Date	1.75%	2.75%
On the fifth anniversary of the Term Conversion Date and until the eighth anniversary of the Term Conversion Date	2.00%	3.00%
On the eighth anniversary of the Term Conversion Date and until the eleventh anniversary of the Term Conversion Date	2.25%	3.25%
On the eleventh anniversary of the Term Conversion Date and until the fourteenth anniversary of the Term Conversion Date	2.50%	3.50%
On the fourteenth anniversary of the Term Conversion Date and until the Term Loan Maturity Date	2.75%	3.75%

“Atlantic Member” means Atlantic Idaho Wind A, LLC.

“Authorized Officer” means: (a) with respect to any Person that is a corporation, the chief executive officer, the president, any vice president, secretary, the treasurer or the chief financial officer of such Person or any other authorized officer (to the extent Borrower provides reasonable evidence of the authority of such officer); (b) with respect to any Person that is a partnership, the general partner or an Authorized Officer of a general partner of such Person or such other authorized officer as appointed by the board of directors or other governing body of such general partner; or (c) with respect to any Person that is a limited liability company, any member or manager, or to the extent duly authorized so to act pursuant to such Person’s governing documents, the president, any vice president, secretary, the treasurer, chief financial officer of such Person, the Managing Member or any other authorized officer (to the extent Borrower provides reasonable evidence of the authority of such officer). No Person shall be deemed to be an “Authorized Officer” unless designated as an individual duly authorized to act on behalf of such Person in a certificate of incumbency of such Person delivered to Administrative Agent.

“Available DSR LC Commitment” means at any time, the Total DSR LC Commitment at such time minus the DSR LC Exposure at such time.

“Available PPA LC Commitment” means at any time, the Total PPA LC Commitment at such time minus the PPA LC Exposure at such time.

“Available Tranche A Construction Loan Commitment” means (a) at any time prior to the Tranche A Construction Loan Maturity Date, the Total Tranche A Construction Loan Commitment at such time minus the aggregate outstanding amount of the Tranche A Construction Loans at such time, and (b) on or after the Tranche A Construction Loan Maturity Date, zero.

“Available Tranche B Construction Loan Commitment” means (a) at any time prior to the Tranche B Construction Loan Maturity Date, the Total Tranche B Construction Loan Commitment at such time minus the aggregate outstanding amount of the Tranche B Construction Loans at such time, and (b) on or after the Tranche B Construction Loan Maturity Date, zero.

“Available Tranche C Loan Commitment” means (a) at any time prior to the expiration of the Tranche C Loan Availability Period, the Total Tranche C Loan Commitments at such time minus the aggregate outstanding amount of the Tranche C Loans at such time, and (b) on or after the expiration of the Tranche C Loan Availability Period, zero.

“Banking Day” means (a) any day other than a Saturday, Sunday or other day on which banks are authorized to be closed in New York, New York and (b) where such term is used in any respect relating to a LIBO Rate Loan, a day on which dealings in Dollar deposits are carried out in the London interbank market.

“Bankruptcy Event” has the meaning set forth in Section 8.4 of the Credit Agreement.

“Bankruptcy Law” means Title 11, United States Code, and any other State or federal insolvency, reorganization, moratorium or similar law for the relief of debtors.

“Base Case Projections” means, as applicable, (a) the Closing Date Base Case Projections, (b) the Term Conversion Date Base Case Projections, and (c) any Updated Base Case Projections.

“Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day; (b) the Federal Funds Rate for such day plus 0.500%; (c) the Adjusted LIBO Rate (assuming an Interest Period of one month) on such day (or, if such day is not a Banking Day, on the immediately preceding Banking Day) plus 1.00%, (d) the Adjusted LIBO Rate (assuming an Interest Period of three months) on such day (or, if such day is not a Banking Day, on the immediately preceding Banking Day) plus 1.00% and (e) the Adjusted LIBO Rate (assuming an Interest Period of six months) on such day (or, if such day is not a Banking Day, on the immediately preceding Banking Day); provided that, for purposes of Section 2.11(a) and 2.11(b) of the Credit Agreement, clauses (c), (d) and (e) shall be disregarded from the foregoing definition. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Rate, as the case may be.

“Base Rate Loans” means Loans or LC Loans which bear interest at the Base Rate.

“Bell Rapids Common Use Agreement” means the Bell Rapids Substation and Transmission Easements Common Use Agreement dated as of September 22, 2010 by and among Camp Reed, Oregon Trail, Payne’s Ferry, Thousand Springs, Tuana Gulch, Yahoo Creek and Borrower.

“Bell Rapids Subsidiaries” means each of Oregon Trail, Payne’s Ferry, Thousand Springs, Tuana Gulch, Yahoo Creek and Camp Reed.

“Bell Rapids Substation” means the “High Voltage Substation” as such term is defined in the EPC Contract.

“Bell Rapids Transmission and Access Agreements” means (a) the Bell Rapids Transmission and Access Easement Agreement dated May 7, 2010, entered into by and between Randy G. Bean, a/k/a Randy Bean, an unmarried man, Randall G. Bean, as Personal Representative of the Estates of Charles Gary Bean, a/k/a Gary Bean and Norma Jean Bean, a/k/a Norma J. Bean, both deceased, and RGB Farms, a partnership, an assumed business name of Randy Bean and Charles Gary Bean, collectively as Grantor and Bell Rapids Electric, LLC, as Grantee, which was recorded on May 28, 2010 as Instrument No. 2010-010811, records of Twin Falls County, Idaho and on May 28, 2010 as Instrument No. 414580, records of Elmore County, Idaho, (b) the Bell Rapids Transmission and Access Easement Agreement dated May 5, 2010 entered into by and between Plateau Farms, LLC, an Idaho limited liability company, as Grantor and Bell Rapids Electric, LLC, as Grantee, which was recorded on May 28, 2010 as Instrument No. 2010-010813, records of Twin Falls County, Idaho and (c) the Bell Rapids Transmission and Access Easement Agreement dated May 19, 2010 entered into by and between Bell Rapids Mutual Irrigation Company, an Idaho corporation, as Grantor and Bell Rapids, as Grantee, which was recorded on May 28, 2010 as Instrument No. 2010-010814, records of Twin Falls County, Idaho.

“Benefited Bank” has the meaning set forth in Section 2.10 of the Credit Agreement.

“Bionomics” means Bionomics Environmental, Inc.

“BLM Permit” means the special use permit to be obtained by the Interconnection Provider from the United States Bureau of Land Management (“BLM”) to use BLM land to provide for provide electrical interconnection between the Site (Salmon Falls) and the Interconnection Provider’s facilities.

“BOP O&M Agreement” means the Balance of Plant, Operation and Maintenance Services Agreement dated as of September 28, 2010 among BOP Operator and Borrower.

“BOP Operator” means Caribou Inc.

“Borrower” has the meaning set forth in the preamble of the Credit Agreement.

“Borrower Account Control Agreement” means the Special Deposit Account Control Agreement dated as of October 8, 2010 among Checking Account Bank, Collateral Agent, Borrower and each Borrower Subsidiary in respect of the Checking Accounts.

“Borrower Accounts” has the meaning set forth in the Depositary Agreement.

“Borrower Operating Agreement” means the Amended and Restated Limited Liability Company Agreement of Borrower dated as of May 11, 2010, as amended by the First Amendment to the Amended and Restated Limited Liability Company Agreement dated as of June 18, 2010, as further amended by the Second Amendment to the Amended and Restated Limited Liability Company Agreement of Borrower dated as of October 8, 2010.

“Borrower Subsidiary” has the meaning set forth in the preamble of the Credit Agreement.

“Borrower Subsidiary Accounts” has the meaning set forth in the Depositary Agreement.

“Borrower’s Closing Certificate” has the meaning set forth in Section 3.1(g) of the Credit Agreement.

“Borrowing” means a borrowing of Construction Loans, Term Loans or Tranche C Loans.

“Borrowing Date” means a Banking Day specified in a Notice of Construction Loan Borrowing, Notice of Term Conversion, Notice of Tranche C Loan Borrowing, or Notice of LC Activity on which the Lenders make Loans or an Letter of Credit Issuing Bank issues a Letter of Credit pursuant to the Credit Agreement.

“Burley Butte” means Burley Butte Wind Park, LLC, an Idaho limited liability company.

“Calculation Date” means each Quarterly Date commencing on the first such date after the Term Conversion Date.

“Camp Reed” means Camp Reed Wind Park, LLC, an Idaho limited liability company.

“Camp Reed Delay Security LC” means the letter of credit issued by the PPA Letter of Credit Issuing Bank in favor of Idaho Power, substantially in the form of Exhibit B-1, to be delivered by or on behalf of Camp Reed to Idaho Power pursuant to Section 5.7 of the Power Purchase Agreement (Camp Reed).

“Camp Reed PPA LC” means the letter of credit issued by the PPA Letter of Credit Issuing Bank in favor of Idaho Power, substantially in the form of Exhibit B-1, to be delivered by or on behalf of Camp Reed to Idaho Power prior to the Operation Date of the Project (Camp Reed), under and as defined in the Power Purchase Agreement (Camp Reed).

“Capital Adequacy Requirement” has the meaning set forth in Section 2.11(d) of the Credit Agreement.

“Cash Grant” means the cash grant provided for from the U.S. Treasury Department under Section 1603 of division B of the American Recovery and Reinvestment Act of 2009 with respect to each Project.

“Cash Grant Application” means the application for a Cash Grant filed by each Borrower Subsidiary, as an applicant, for a Cash Grant in respect of its Project.

“Cash Grant Application Date” means the date on which each Borrower Subsidiary files its Cash Grant Application.

“Cash Grant Proceeds” means the Cash Grant proceeds received by a Borrower Subsidiary from the U.S. Treasury Department in respect of its Project.

“Cash Grant Recapture Liabilities” means any loss or liability to an Idaho Wind Entity resulting from all or any portion of any Cash Grant being required to be repaid to the U.S. Treasury Department as a result of (a) any direct or indirect ownership interest in the Borrower being disposed of to a Disqualified Person or (b) any portion of a Project for which the Cash Grant was claimed ceasing to be or otherwise being determined not to be “specified energy property”, including, in each case, any interest and penalties related thereto.

“CEC” means the California Energy Commission or its regulatory successor.

“CEC Certification” means, in respect of a Project, certification of the Project as a renewable energy resource eligible for the RPS.

“Change of Control” means (i) on or prior to the Term Conversion Date, Reunion Power LLC and Atlantic Power Corporation shall collectively cease to own, directly or indirectly, 100% of the Class C Membership Interests and Class C Units in Borrower, or (ii) after the Term Conversion Date, Reunion Power LLC and Atlantic Power Corporation shall collectively cease to own, directly or indirectly, 51% of the Class C Membership Interests and Class C Units in Borrower.

“Change of Law” has the meaning set forth in Section 2.11(b) of the Credit Agreement.

“Checking Account” has the meaning set forth in the Depositary Agreement.

“Checking Account Bank” means Union Bank N.A., or any other bank or other financial institution reasonably selected by Borrower with respect to the Checking Accounts or the Exergy Escrow Account.

“Claims” has the meaning set forth in Section 13.5(a)(i) of the Credit Agreement.

“Class” has the meaning set forth in Section 2.15 of the Credit Agreement.

“Class A Membership Interests” has the meaning set forth in the Borrower Operating Agreement.

“Closing Date” means the date upon which each of the conditions precedent set forth in Section 3.1 of the Credit Agreement has been satisfied (or waived by the Lenders by a written instrument signed by the Lenders).

“Closing Date Base Case Projections” means a projection of operating results for Borrower and the Projects over a period ending no sooner than the 20th anniversary of the Closing Date, prepared by Borrower and showing at a minimum Borrower’s reasonable good faith estimates, as of the Closing Date of revenue, operating expenses and sources and uses of revenues over the forecast period and containing assumptions satisfactory to the Administrative Agent and the Lenders, which projection is attached as Exhibit H-7 to the Credit Agreement.

“Closing Date Material Adverse Effect” means any event, circumstance or occurrence of whatever nature that results in a material and adverse effect on (a)  the business, properties, performance, results of operations or condition (financial or otherwise) of an Obligor or a Project; (b) the ability of an Idaho Wind Entity to perform its obligations under the Operative Documents to which it is a party; (c) the validity or priority of the Lenders’ security interests in and liens on the collateral, or the enforceability of the Credit Documents; or (d) the ability of the secured parties to enforce any of their rights and remedies or obligations under the Credit Agreement or any other Credit Document.

“COD Development Fee” has the meaning set forth in the Development Fee Agreement.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all real and personal property which is subject, or is intended or required to become subject, to the security interests or liens granted by any of the Collateral Documents.

“Collateral Agent” has the meaning set forth in the preamble of the Credit Agreement.

“Collateral Agent and Depositary Bank Fee” has the meaning set forth in Section 2.14(b) of the Credit Agreement.

“Collateral Agent and Depositary Bank Fee Letter” means the fee letter, dated as of September 27, 2010, between Borrower, Collateral Agent and Depositary Bank.

“Collateral Documents” means each Mortgage, each Pledge and Security Agreement, the Depositary Agreement, the Intercreditor Agreement, Borrower Account Control Agreement, the Exergy Member Dispute Indemnity (when executed and delivered), the Exergy Account Control Agreement (when executed and delivered), each Account Control Agreement, the Consents, the Landowner Estoppels, each Power of Attorney, and any other mortgage, deed of trust, security document, financing statement and the like filed or recorded in connection with the foregoing.

“Commitment Increase” has the meaning set forth in Section 2.17(a) of the Credit Agreement.

“Commitment Increase Notice” has the meaning set forth in Section 2.17(a) of the Credit Agreement.

“Commitments” means, with respect to the applicable Lender, (a) Tranche A Construction Loan Commitments, (b) Tranche B Construction Loan Commitments, (c) Term Loan Commitments, (d) Tranche C Loan Commitments and (e) LC Commitments.

“Common Use Agreements” means the Bell Rapids Common Use Agreement and the O&M Common Use Agreement.

“Completion” means, (a) in respect of each Initial Project, that: (i) “Turbine Completion” has occurred under the Turbine Supply Agreement in respect of each WTG relating to such Project, (ii) the “Operation Date” (as defined in such Project’s Power Purchase Agreement) has occurred under such Project’s Power Purchase Agreement, (iii) “Project Site Substantial Completion” with respect to such Project has occurred under the EPC Contract, (iv) “High Voltage Electrical System Substantial Completion” has occurred under the EPC Contract and (v) all applicable Acceptance Tests have been completed, all as certified by the Independent Engineer to Administrative Agent, (b) in respect of Project (Burley Butte) and Project (Milner Dam) that: (i) “Turbine Completion” has occurred under the Turbine Supply Agreement in respect of each WTG relating to such Project, (ii) the “First Energy Date” (as defined in such Project’s Power Purchase Agreement) has occurred under such Project’s Power Purchase Agreement, (iii) the applicable Borrower Subsidiary has requested an “Operation Date” (as defined in such Project’s Power Purchase Agreement) in writing from Idaho Power pursuant to Section 5.2 of such Project’s Power Purchase Agreement and the applicable Borrower Subsidiary has received written confirmation from Idaho Power accepting such Operation Date, which Operation Date must occur no later than June 1, 2011, (iv) “Project Site Substantial Completion” with respect to such Project has occurred under the EPC Contract, (v) “High Voltage Electrical System Substantial Completion” has occurred under the EPC Contract and (vi) all applicable Acceptance Tests have been completed, all as certified by the Independent Engineer to Administrative Agent and (c) in respect of Project (Salmon Falls) that: (i) “Turbine Completion” has occurred under the Turbine Supply Agreement in respect of each WTG relating to such Project, (ii) the “First Energy Date” (as defined in such Project’s Power Purchase Agreement) has occurred under such Project’s Power Purchase Agreement, (iii) “Project Site Substantial Completion” with respect to such Project has occurred under the EPC Contract, (iv) “High Voltage Electrical System Substantial Completion” has occurred under the EPC Contract and (v) all applicable Acceptance Tests have been completed, all as certified by the Independent Engineer to Administrative Agent.

“Completion Date” in respect of a Project, means the date on which Completion in respect of such Project occurs.

“Completion Reserve Account” has the meaning set forth in the Depositary Agreement.

“Completion (Salmon Falls)” means that the Completion Date in respect of the Project (Salmon Falls) has occurred, the “Operation Date” (as defined in the Power Purchase Agreement (Salmon Falls)) has occurred under the Power Purchase Agreement (Salmon Falls) and Project (Salmon Falls) has completed all upgrades or modifications necessary to generate and transmit electric energy in all amounts up to and including its nameplate capacity, as certified by the Independent Engineer to Administrative Agent.

“Confirmations” means the rate swap confirmations to be entered into between Borrower and Hedge Counterparties pursuant to and in accordance with the Interest Rate Hedge Agreements.

“Consents” means the Consent and Agreements, identified on Exhibit H-6 to the Credit Agreement, in each case among an Obligor, Collateral Agent and the Persons identified therein, in each case in form and substance reasonably satisfactory to Administrative Agent and any other consents executed in connection with any Additional Project Document entered into by an Obligor after the Closing Date and substantially in the form of Exhibit F-6 to the Credit Agreement.

“Construction Account” has the meaning set forth in the Depositary Agreement.

“Construction Contracts” means, collectively, the Turbine Supply Agreement and the EPC Contract.

“Construction Development Fee” has the meaning set forth in the Development Fee Agreement.

“Construction Loans” has the meaning set forth in Section 2.1(c) of the Credit Agreement.

“Construction Oversight Agreement” means the Construction Oversight Agreement dated as of July 12, 2010 between Borrower and Power Constructors, Inc.

“Contingency” means the aggregate amount specified in the “Contingency” line item in the Project Budget.

“Contractors” means, collectively, Turbine Supplier and EPC Contractor.

“Controlled Group” means, collectively, any Person, trade or business (whether or not incorporated) which is under common control or treated as a single employer with the Borrower and the Borrower Subsidiaries within the meaning of Section 414(b) or 414(c) of the Code.

“Conversion/Continuation Certificate” means a certificate substantially in the form of Exhibit D-6 to the Credit Agreement.

“Cost Segregation Closing Report” has the meaning set forth in Section 3.1(k) of the Credit Agreement.

“Cost Segregation Consultant” means (a) for the purposes of preparing the Cost Segregation Closing Report and any updates to such report, Ernst & Young, (b) for the purposes of preparing the final report to be delivered to Administrative Agent pursuant to Section 5.23(a) of the Credit Agreement, Deloitte and (c) any other Person from time to time appointed by Borrower with the consent of the Majority Lenders to act as Cost Segregation Consultant.

“CPUC” means the California Public Utilities Commission or its regulatory successor.

“Credit Agreement” has the meaning set forth in the preamble to the Credit Agreement.

“Credit Documents” means, collectively, the Credit Agreement, the Notes, the Collateral Documents, the Letters of Credit, the Interest Rate Hedging Agreements, the Member Indemnity Agreements and any other loan or security agreements, fee letter agreements or letter agreements or similar documents, agreements or instruments entered into in connection with any of the foregoing.

“Credit Party” means Administrative Agent, each Letter of Credit Issuing Bank, or any other Lender.

“Debt Service” means, for any period, the sum of (a) all fees, expenses and other charges payable under the Credit Agreement (other than amounts payable for such period pursuant to Section 4.2(c) (first) of the Depositary Agreement), (b) interest payable on the Loans and LC Loans (net of ordinary course settlement payments received under Interest Rate Hedging Agreements), (c) principal (including any payments of principal with respect to any LC Loan, but excluding any payments of principal with respect to any Tranche B Construction Loans or payments with respect to any outstanding Drawing Payments that have not been converted into LC Loans) and (d) net ordinary course settlement payments payable pursuant to Interest Rate Hedging Agreements, in each case paid, or projected to be paid, by Borrower during such period.

“Debt Service Payment Account” has the meaning set forth in the Depositary Agreement.

“Debt Service Reserve Account” has the meaning set forth in the Depositary Agreement.

“Debt Service Reserve Requirement” means, on any date of determination, an amount equal to the sum of the scheduled principal and interest (after taking into account the affect of the Interest Rate Hedging Agreements) on the Term Loans, Tranche C Loans and LC Loans payable by Borrower during the next succeeding six months, as calculated by the Administrative Agent.

“Debt to Equity Ratio” means, as of any date of determination, the ratio of (a) the aggregate principal amount of Loans and LC Loans outstanding under the Credit Agreement to (b) the aggregate Equity Contribution.

“Default” means any occurrence, circumstance or event, or any combination thereof, which, with the lapse of time, the giving of notice or both, would constitute an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Banking Days of the date required to be funded or paid, to (i) fund any portion of its Loans or LC Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it under the Credit Agreement, unless, in the case of clause (i) above, such Lender notifies Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under the Credit Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under the Credit Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Banking Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and LC Loans and participations in then outstanding Letters of Credit under the Credit Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and Administrative Agent, or (d) has become the subject of a Lender Bankruptcy Event.

“Default Rate” means, (a) with respect to any Base Rate Loans outstanding from time to time or any other amounts not covered by clause (b) below, the interest rate per annum equal to the Base Rate then in effect plus the Applicable Margin plus 2%, or (b) with respect to any LIBO Rate Loans outstanding from time to time, the interest rate per annum equal to the LIBO Rate then in effect plus the Applicable Margin plus 2%.

“Delayed Projects” means the Project (Burley Butte), the Project (Milner Dam) and the Project (Salmon Falls).

“Delay Security LC” means each letter of credit issued by General Electric Capital Corporation in favor of Idaho Power for the account of each of Camp Reed, Payne’s Ferry and Yahoo Creek.

“Depositary Agreement” means the Depositary Agreement among Borrower, each Borrower Subsidiary, Collateral Agent, Administrative Agent and Depositary Bank, in substantially the form of Exhibit F-3 to the Credit Agreement.

“Depositary Bank” means Union Bank, N.A., in its capacity as Depositary Bank for the Lenders and any permitted successors or assigns.

“Depositary Bank Fee” has the meaning set forth in Section 2.14(b) of the Credit Agreement.

“Development Fee Agreement” means the Development Fee Agreement dated as of May 11, 2010 between the Borrower and Exergy Development Group of Idaho, L.L.C.

“Development Fees” means the Construction Development Fee and the COD Development Fee.

“Disposition” means any sale, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired) by an Obligor to any other Person excluding any sale, assignment, transfer or other disposition of any property sold or disposed of in the ordinary course of business and on ordinary business terms. “Dispose” has the correlative meaning.

“Disputes” means the disputes disclosed in Exhibit O of the Credit Agreement.

“Disqualified Person” means (a) a federal state or local government (or political subdivision, agency or instrumentality thereof), (b) an organization described in Section 501(c) of the Code and exempt from tax under Section 501(a) of the Code, (c) an entity described in paragraph (4) of Section 54(j) of the Code, (d) a real estate investment trust, as defined in Section 856(a) of the Code, (e) a regulated investment company, as defined in Section 851(a) of the Code, or (f) a partnership or other “pass-thru entity” (within the meaning of paragraph (g)(4) of Section 1603 of division B of the American Recovery and Reinvestment Act of 2009) any direct or indirect partner (or other holder of an equity or profits interest) of which is an organization described in (a) through (e) above unless such person owns an indirect interest in such Borrower Subsidiary through a “taxable C corporation” (other than a regulated investment company), as that term is used in the Treasury Guidance; provided, further, that if and to the extent the definition of “Disqualified Person” under Section 1603(g) of division B of the American Recovery and Reinvestment Act of 2009 is amended after the date of the Credit Agreement and such amendment is applicable to the Cash Grant, the definition of “Disqualified Person” under the Credit Agreement shall be interpreted to conform to such amendment and any Treasury Guidance with respect thereto.

“Distribution Conditions” has the meaning set forth in the Depositary Agreement.

“Distribution Reserve Account” has the meaning set forth in the Depositary Agreement.

“Dollars” and “$” means United States dollars or such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America.

“Draft Cash Grant Application” means, in respect of each Project, a substantially complete draft of the Cash Grant Application to be delivered to the Administrative Agent in respect of such Project in accordance with Section 5.23(a) of the Credit Agreement.

“Drawing” means a drawing on a Letter of Credit by the beneficiary thereof.

“Drawing Payment” means a payment by a Letter of Credit Issuing Bank of all or any part of the Stated Amount in conjunction with a Drawing under any Letter of Credit.

“DSR LC Commitment” means the commitment of a DSR LC Lender to make LC Loans to Borrower, up to an aggregate amount, at any one time outstanding, not in excess of such DSR LC Lender’s Proportionate Share (Commitment) of the Total DSR LC Commitment at such time.

“DSR LC Exposure” means, at any time, the sum of (a) the aggregate Stated Amount of all DSR Letters of Credit issued and outstanding at such time, plus (b) the amount equal to (i) the aggregate amount of all Drawing Payments made in respect of a DSR Letter of Credit prior to such time minus (ii) the aggregate amount of Eligible Reimbursed Drawing Payments made in respect of a Drawing Payment under a DSR Letter of Credit at such time, plus (c) the amount equal to (i) the aggregate principal amount of all DSR LC Loans prior to such time under the Credit Agreement minus (ii) the aggregate amount of Eligible Repaid LC Loans that were DSR LC Loans at such time. The DSR LC Exposure of any DSR LC Lender at any time shall be its Proportionate Share (Commitment) of the Total DSR LC Exposure at such time.

“DSR LC Lender” means the Lenders identified as “DSR LC Lenders” on Exhibit I to the Credit Agreement.

“DSR LC Loans” has the meaning set forth in Section 2.4(d)(iv) of the Credit Agreement.

“DSR Letter of Credit” means the letter of credit issued by the DSR Letter of Credit Issuing Bank, substantially in the form of Exhibit B-2 to the Credit Agreement.

“DSR Letter of Credit Availability Period” means the period from the Term Conversion Date to the LC Facility Maturity Date.

“DSR Letter of Credit Issuing Bank” has the meaning set forth in the preamble to the Credit Agreement.

“Easements” means the “Easement Estates” as defined and described in each Mortgage.

“ECCA” means the Membership Interest Purchase and Equity Capital Contribution Agreement, dated as of May 11, 2010, among Borrower, Exergy Member, Reunion Member and GE Member.

“Eligible Assignee” means any Person (other than a natural Person, an Idaho Wind Entity or any Affiliate of an Idaho Wind Entity) that (a) is a bank, insurance company or other lending institution, (b) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course or (c) is administered or managed by a Lender, an Affiliate of a Lender or a Person or an Affiliate or a Person that administers or manages a Lender.

“Eligible Costs” means expenditures entitled to be included in the basis (or cost) of property eligible for a Cash Grant as described in the Treasury Guidance, as supplemented by related rules in the Code, including Sections 263 and 263A of the Code, and Treasury Regulations, including Treasury Regulations sections 1.46-3, 1.263A-1, 1.263A-8 and 1.266-1.

“Eligible Reimbursed Drawing Payment” means an amount equal to the aggregate amount of any Drawing Payments repaid by Borrower in accordance with Section 2.4(b)(i) of the Credit Agreement.

“Eligible Repaid LC Loan” means an amount equal to the aggregate amount of any LC Loans repaid by Borrower in accordance with Section 2.4(b)(ii) of the Credit Agreement.

“Eminent Domain Proceeds” has the meaning set forth in the Depositary Agreement.

“Environmental Claim” means any Claim arising under or relating in any way to any non-compliance with liability under any Environmental Law or any Permit issued under any such Environmental Law (hereafter as used in this definition, “Environmental Claims”), including any Environmental Claims by any Governmental Authority or any other Person for enforcement or for damages, contribution, indemnification, cost recovery, compensation, cleanup, removal, response, remedial or other actions, or injunctive relief resulting from or relating to Hazardous Substances or arising from alleged injury or threat of injury to the environment.

“Environmental Law” means any Law, whenever enacted or in effect, including all common law, concerning pollution, protection of human health and safety (to the extent relating to exposure to Hazardous Substances), wildlife, the environment or natural resources or the manufacture, distribution in commerce, use of Release of, or exposure of humans or other living organisms to, Hazardous Substances.

“EPC Contract” means the Amended and Restated Balance of Plant Engineering, Procurement and Services Agreement, dated as of June 18, 2010, between Borrower and EPC Contractor, as amended by Amendment No. 1 to Amended and Restated Balance of Plant Engineering, Procurement and Services Agreement, dated as of October 6, 2010 between Borrower and EPC Contractor.

“EPC Contractor” means Fagen, Inc.

“Equity Contribution” means the aggregate amount of any non-borrowed funds contributed by or on behalf of Borrower or a Borrower Subsidiary toward Project Costs; excluding, for the avoidance of doubt, any funds borrowed under the Credit Documents or under a Member Loan.

“Equity Fees” means the Development Fees, the Pre-Closing Amount and the Post-Closing Amount.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plan” means any employee benefit plan (a) maintained by Borrower, any Borrower Subsidiary, or any member of the Controlled Group, or to which any of them contributes, is obligated to contribute, or has any liability for its employees and (b) covered by Title IV of ERISA or to which Section 412 of the Code applies.

“Event of Default” has the meaning set forth in Article VIII of the Credit Agreement.

“Event of Eminent Domain” means any compulsory transfer or taking by condemnation, eminent domain or exercise of a similar power, or transfer under threat of such compulsory transfer or taking, of any part of the Collateral or any of the Mortgaged Property, by any agency, department, authority, commission, board, instrumentality or political subdivision of any State in which a Project is located, the United States or another Governmental Authority having jurisdiction.

“Exergy Account Control Agreement” means an Account Control Agreement among Exergy Member, Checking Account Bank and Collateral Agent in respect of the Exergy Escrow Account.

“Exergy Escrow Account” means an account established by Exergy Member with a Checking Account Bank.

“Exergy Member” means Exergy Idaho Holdings, LLC.

“Exergy Member Dispute Indemnity” has the meaning set forth in Section 3.3(n) of the Credit Agreement.

“Experienced Person” means any Person that owns, operates or manages (or is majority owned or controlled by a Person that directly or indirectly owns, operates or manages) at least 250 MW of electric power generating capacity.

“Expiration Date” means, with respect to any Letter of Credit, the date of the expiration set forth therein.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the per annum rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers as published by the Federal Reserve Bank of New York for such day (or, if such rate is not so published for any day, the average of the rates quoted by three federal funds brokers to Administrative Agent on such day on such transactions).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“FERC” means the Federal Energy Regulatory Commission and its successors.

“Final Completion” means (a) in respect of a Project, that (i) “Project Site Final Completion” under the EPC Contract has occurred in respect of such Project (including final acceptance of such work by Borrower, the applicable Borrower Subsidiary and Independent Engineer) and the completion or settlement of the “BOP Punch List” items (as such term is defined in the EPC Contract) in respect of such Project, (ii)  “Final Project Acceptance” under the Turbine Supply Agreement has occurred in respect of such Project (including final acceptance of such work by Borrower, the applicable Borrower Subsidiary and Independent Engineer) and completion or settlement of all “Punch List Items” (as such term is defined in the Turbine Supply Agreement) in respect of such Project and (iii) “High Voltage Electrical System Final Completion” under the EPC Contract has occurred (including final acceptance of such work by Borrower, the applicable Borrower Subsidiary and Independent Engineer) and the completion or settlement of the “HVES Punch List” items (as such term is defined in the EPC Contract) and (b) that completion of all such work referred to in clause (a) above shall have been in accordance with the Plans and Specifications for such Project and the requirements of all Required Permits applicable to such Project as certified by the Independent Engineer to Administrative Agent.

“Financial Condition Certificate” means a financial condition certificate, substantially in the form of Exhibit G-5 of the Credit Agreement, duly authorized, executed and delivered by an Authorized Officer of the applicable Person.

“Fixed and Variable O&M Costs” means those costs which comprise the line items entitled “Planned O&M Expense” and “Unplanned O&M Expense” on the “Operations” worksheet in the Base Case Projections1.

“FPA” means the Federal Power Act, as amended.

“GAAP” means generally accepted accounting principles in the United States of America consistently applied.

“GE Member” means EFS Idaho Wind, LLC.

“Gen-Tie Lines” means the generator lead or transmission lines constructed by or on behalf of an Obligor or otherwise provided for by an Obligor to carry electrical power and other transmissions, including communications, from any collector or feeder lines associated with WTGs of any Project to the relevant substation therefor, including any and all poles, wires, cables, anchors, cross-arms and foundations.

“Golden Valley” means Golden Valley Wind Park, LLC, an Idaho limited liability company.

“Good Utility Practices” means the practices, methods, and acts (including but not, limited to the practices, methods, and acts engaged in or approved by a significant portion of the wind energy electric generation industry) that, at a particular time, in the exercise of reasonable judgment in light of the facts known at the time a decision was made, could reasonably have been expected to accomplish the desired result in a manner consistent with law, regulation, permits, codes, standards, equipment manufacturer’s recommendations, reliability, safety, environmental protection, economy, and expedition. Good Utility Practices are not intended to be limited to a single set of practices, methods and acts, but rather a spectrum of acceptable practices, methods and acts.

“Governmental Authority” means any national, State or local government, any political subdivision thereof or any other governmental, quasi-governmental acting under delegated authority, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including any zoning authority, FERC, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority), or any arbitrator with authority to bind a party at law.

“Ground Leases” means the “Ground Leases” as defined and described in each Mortgage.

1 Note: to conform to financial model.

“Guaranteed Obligations” has the meaning set forth in Section 7.1 of the Credit Agreement.

“Guaranteed Performance Commitment Liquidated Damages” means any performance liquidated damages payable by the Operator to an Obligor pursuant to Exhibit B of the Operations Support Agreement or otherwise.

“Hazardous Substances” means, collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain regulated levels of polychlorinated byphenyls (“PCBs”), (b) any chemicals or other materials or substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous wastes”, “restricted hazardous wastes”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants” under any Environmental Law and (c) any other chemical or other material or substance (including products), exposure to which is prohibited, limited or regulated or could give rise to liability or standards of conduct under any Environmental Law.

“Hedge Counterparty” means any Tranche A Lender or its Affiliate that is a counterparty to an Interest Rate Hedging Agreement (or was an Affiliate of a Tranche A Lender at the time such Person entered into the Interest Rate Hedge Agreement).

“Hedge Fix Fees” has the meaning set forth in Section 5.19 of the Credit Agreement.

“Historical Debt Service Coverage Ratio” means, as of any Calculation Date, the ratio of (a) Operating Cash Available for Debt Service to (b) Debt Service, for the 12 month period ending on such Calculation Date (or, in the case of the first, second and third Calculation Dates, such shorter period as applicable).

“Idaho Power” means Idaho Power Company.

“Idaho Power Cross-Default Event” means Power Purchaser shall default for a period beyond any applicable grace period (i) in the payment of any principal, interest or other amount due under any agreement or (ii) in the performance of any other obligation due under such agreement and pursuant to such default the holder of the obligations concerned exercises its right to accelerate the maturity of the indebtedness evidenced thereby, in each case, involving the borrowing of money or the advance of credit and the amounts payable under such agreement or agreements equals or exceeds $20,000,000 in the aggregate.

“Idaho Wind Entity” means Borrower, each Borrower Subsidiary and each Member.

“Improvements” has the meaning set forth in each Mortgage.

“Incremental Amendment” has the meaning set forth in Section 2.17(c) of the Credit Agreement.

“Incremental Lender” has the meaning set forth in Section 2.17(b) of the Credit Agreement.

“Incremental Loan” means any Loan made by an Incremental Lender pursuant to an Incremental Commitment.

“Incremental Tranche A Construction Loan Commitment Increase” has the meaning set forth in Section 2.17(a) of the Credit Agreement.

“Incremental Tranche B Construction Loan Commitment Increase” has the meaning set forth in Section 2.17(a) of the Credit Agreement.

“Incremental Tranche C Loan Commitment Increase” has the meaning set forth in Section 2.17(a) of the Credit Agreement.

“Indebtedness” means, with respect to an Obligor, (i) all indebtedness of such Obligor for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of Borrower or such Obligor, (iii) the face amount of all letters of credit issued for the account of such Obligor and, without duplication, all drafts drawn thereunder, (iv) all indebtedness for borrowed money of a second Person secured by any Lien on any property owned by an Obligor, whether or not such indebtedness has been assumed (except for Permitted Liens), (v) all obligations of an Obligor evidenced by a note, bond, debenture or similar instrument, (vi) all obligations of an Obligor under leases which are or should be, in accordance with GAAP, recorded as capital leases in respect of which an Obligor is liable, (vii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by an Obligor (even though the rights and remedies of the seller or lender under such agreement are limited to repossession or sale of such property), (viii) all obligations of an Obligor, contingent or otherwise, in respect of acceptances, letters or credit or similar facilities issued or created for the account of an Obligor, (ix) all net ordinary course settlement obligations of Borrower under Interest Rate Hedging Agreements, and (x) all indebtedness of others guaranteed directly or indirectly by an Obligor; provided that Indebtedness shall not include trade payables arising in the ordinary course of business so long as such trade payables are payable within 30 days of the date the respective goods are delivered or the respective services are rendered and are not overdue.

“Indemnitees” has the meaning set forth in Section 13.5(a) of the Credit Agreement.

“Independent Consultants” means, collectively, the Cost Segregation Consultant, the Insurance Consultant, the Independent Engineer and the Wind Consultant.

“Independent Engineer” means R.W. Beck, Inc.

“Initial LC Lenders” means the Lenders identified on Exhibit I to the Credit Agreement as the “Initial LC Lenders”.

“Initial Projects” means, collectively, all Projects other than the Delayed Projects.

“Initial Repayment Date” means the third Quarterly Date occurring after the Term Conversion Date.

“Insurance Consultant” means Moore-McNeil, LLC.

“Insurance Proceeds” has the meaning set forth in the Depositary Agreement.

“Insurance Requirements” means the provisions set forth on Schedule 5.15 to the Credit Agreement.

“Interconnection Agreements” means, collectively, the Interconnection Agreement (Burley Butte), the Interconnection Agreement (Golden Valley), the Interconnection Agreement (Milner Dam), the Interconnection Agreement (Pilgrim Stage), the Interconnection Agreement (Salmon Falls) and the Interconnection Agreement (Thousand Springs).

“Interconnection Agreement (Burley Butte)” means the Generator Interconnection Agreement dated as of September 23, 2010 among Idaho Power and Burley Butte.

“Interconnection Agreement (Golden Valley)” means the Generator Interconnection Agreement dated as of September 23, 2010 among Idaho Power and Golden Valley.

“Interconnection Agreement (Milner Dam)” means the Generator Interconnection Agreement dated as of September 23, 2010 among Idaho Power and Milner Dam.

“Interconnection Agreement (Pilgrim Stage)” means the Generator Interconnection Agreement dated as of September 23, 2010 among Idaho Power and Pilgrim Stage.

“Interconnection Agreement (Salmon Falls)” means the Generator Interconnection Agreement dated as of October 6, 2010 among Idaho Power and Salmon Falls.

“Interconnection Agreement (Thousand Springs)” means the Generator Interconnection Agreement dated as of September 23, 2010 among Idaho Power, Borrower, Camp Reed, Oregon Trail, Payne’s Ferry, Thousand Springs, Tuana Gulch and Yahoo Creek.

“Interconnection LCs” means collectively, (a) the letter of credit issued by General Electric Capital Corporation in favor of Idaho Power for the account of Golden Valley in the aggregate stated amount of $514,406.25, (b) the letter of credit issued by General Electric Capital Corporation in favor of Idaho Power for the account of Milner Dam in the aggregate stated amount of $881,839.50, (c) the letter of credit issued by General Electric Capital Corporation in favor of Idaho Power for the account of Salmon Falls in the aggregate stated amount of $881,839.50 and (d) the letter of credit issued by General Electric Capital Corporation in favor of Idaho Power for the account of Thousand Springs in the aggregate stated amount of $755,529.75.

“Interconnection Provider” means Idaho Power or any permitted successor or permitted assign.

“Intercreditor Agreement” means the Collateral Agency and Intercreditor Agreement, dated as of the date hereof, among Borrower, each Borrower Subsidiary, each Member, each Hedge Counterparty, Administrative Agent and Collateral Agent.

“Interest Payment Date” has the meaning set forth in Section 2.5(b) of the Credit Agreement.

“Interest Period” means, with respect to any Loan, the time periods selected by Borrower pursuant to Section 2.5(c) of the Credit Agreement.

“Interest Rate Hedging Agreements” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement which is designed to protect against fluctuations in interest rates.

“IPUC” means the Idaho Public Utilities Commission.

“Landowner Estoppels” has the meaning set forth in Section 3.1(ee) of the Credit Agreement.

“Law” means, with respect to any Person (i) any statute, law, regulation, ordinance, rule, judgment, order, decree, Permit, concession, grant, franchise, license, agreement or other governmental restriction or any interpretation or administration of any of the foregoing by any Governmental Authority and (ii) any directive, guideline, policy, requirement or any similar form of decision of or determination by any Governmental Authority, in each case, which is legally binding on such Person whether now or hereafter in effect.

“LC Commitment” means the DSR LC Commitment and/or PPA LC Commitment, as the context requires.

“LC Facility Maturity Date” means the earliest of (i) the Scheduled LC Facility Maturity Date, (ii) if the Term Conversion Date has not occurred by the Scheduled Tranche A Construction Loan Maturity Date, the Scheduled Tranche A Construction Loan Maturity Date and (iii) the date on which any Loan or LC Loan is accelerated in accordance with Article IX of the Credit Agreement.

“LC Lenders” means the DSR LC Lenders and/or the PPA LC Lenders, as the context requires.

“LC Loan” has the meaning set forth in Section 2.4(b)(iv) of the Credit Agreement.

“LC Loan Amortization Schedule” has the meaning set forth in Exhibit L to the Credit Agreement.

“LC Maintenance Fee” has the meaning set forth in Section 2.14(c)(i) of the Credit Agreement.

“LC Note” has the meaning set forth in Section 2.6(e) of the Credit Agreement.

“Legal Requirement” means, as to any Person, any Law, any requirement under a Permit, and any determination of any Governmental Authority in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

“Lender Bankruptcy Event” means, with respect to any Lender, such Lender becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Lender charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Lender Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Lender by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Lender.

“Lenders” means (a) the Tranche A Lenders, (b) the Tranche B Lenders, (c) the Tranche C Lenders and (d) the LC Lenders.

“Lending Office” means, with respect to any Lender, the office designated as such next to the name of such Lender on Exhibit I to the Credit Agreement or such other office of such Lender as such Lender may specify in writing from time to time to Administrative Agent and Borrower.

“Letter of Credit” means, collectively or individually, the DSR Letter of Credit and the PPA Letters of Credit.

“Letter of Credit Application” has the meaning set forth in Section 2.4(c) of the Credit Agreement.

“Letter of Credit Issuing Bank” means the DSR Letter of Credit Issuing Bank and/or the PPA Letter of Credit Issuing Bank.

“LIBO Rate” means for any LIBO Rate Loan for any Interest Period then applicable thereto, a rate per annum (rounded upwards if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent equal to the rate appearing on Page BBAMI of the Bloomberg Professional Service (or any successor or substitute page of the Bloomberg Professional Service providing rate quotations comparable to those currently provided on such page, as determined by Administrative Agent) as the rate for deposits in Dollars having approximately the same maturity as the Interest Period then applicable to such Loan in the London interbank market at approximately 11:00 a.m. (London time), 2 Banking Days prior to the first day of the Interest Period then applicable to such Loan. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Loan or LC Loan for such Interest Period shall be the average rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of three major banks (selected by Administrative Agent) in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, 2 Banking Days prior to the first day of the Interest Period then applicable to such Loan.

“LIBO Rate Loans” means Loans or LC Loans made and/or being maintained at a rate of interest based upon the LIBO Rate.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, restrictive covenant or easement or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or effective under applicable law, or any interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Liquidation Costs” has the meaning set forth in Section 2.12 of the Credit Agreement.

“LLC Agreement (Burley Butte)” means the Second Amended and Restated Operating Agreement of Burley Butte Wind Park LLC, dated as of September 21, 2010, as amended, amended and restated, modified or supplemented from time to time.

“LLC Agreement (Camp Reed)” means the Second Amended and Restated Operating Agreement of Camp Reed Wind Park LLC, dated as of September 21, 2010, as amended, amended and restated, modified or supplemented from time to time.

“LLC Agreement (Golden Valley)” means the Second Amended and Restated Operating Agreement of Golden Valley Wind Park LLC, dated as of September 21, 2010, as amended, amended and restated, modified or supplemented from time to time.

“LLC Agreement (Milner Dam)” means the Second Amended and Restated Operating Agreement of Milner Dam Wind Park LLC, dated as of September 21, 2010, as amended, amended and restated, modified or supplemented from time to time.

“LLC Agreement (Oregon Trail)” means the Second Amended and Restated Operating Agreement of Oregon Trail Wind Park LLC, dated as of September 21, 2010, as amended, amended and restated, modified or supplemented from time to time.

“LLC Agreement (Payne’s Ferry)” means the Second Amended and Restated Operating Agreement of Payne’s Ferry Wind Park LLC, dated as of September 21, 2010, as amended, amended and restated, modified or supplemented from time to time.

“LLC Agreement (Pilgrim Stage)” means the Second Amended and Restated Operating Agreement of Pilgrim Stage Wind Park LLC, dated as of September 21, 2010, as amended, amended and restated, modified or supplemented from time to time.

“LLC Agreement (Salmon Falls)” means the Second Amended and Restated Operating Agreement of Salmon Falls Wind Park LLC, dated as of September 21, 2010, as amended, amended and restated, modified or supplemented from time to time.

“LLC Agreement (Thousand Springs)” means the Second Amended and Restated Operating Agreement of Thousand Springs Wind Park LLC, dated as of September 21, 2010, as amended, amended and restated, modified or supplemented from time to time.

“LLC Agreement (Tuana Gulch)” means the Second Amended and Restated Operating Agreement of Tuana Gulch Wind Park LLC, dated as of September 21, 2010, as amended, amended and restated, modified or supplemented from time to time.

“LLC Agreement (Yahoo Creek)” means the Second Amended and Restated Operating Agreement of Yahoo Creek Wind Park LLC, dated as of September 21, 2010, as amended, amended and restated, modified or supplemented from time to time.

“Loan” means (a) Tranche A Construction Loans, (b) Tranche B Construction Loans, (c) Term Loans and (d) Tranche C Loans.

“Loan Amortization Schedule” has the meaning set forth in Exhibit K to the Credit Agreement.

“LORS Certification” means a written acknowledgement by the CEC of an electric generation facility not located within the State of California that such facility meets California’s environmental quality laws, ordinances, regulations and standards as set forth in the CEC’s RPS Eligibility Guidebook.

“Loss Proceeds” has the meaning set forth in the Depositary Agreement.

“Loss Proceeds Account” has the meaning set forth in the Depositary Agreement.

“Major Maintenance Reserve Account” has the meaning set forth in the Depositary Agreement.

“Majority Lenders” means, at any time, Lenders having in excess of 50.00% of the total outstanding Loans and LC Loans.

“Management Services Agreements” means, collectively (a) that certain Amended and Restated Master Agreement of Common Terms for Management Services Agreements dated as of September 22, 2010, between Borrower, each Borrower Subsidiary and Manager, (b) the Management Services Agreement (Borrower), (c) the Management Services Agreement (Burley Butte), (d) the Management Services Agreement (Camp Reed), (e) the Management Services Agreement (Golden Valley), (f) the Management Services Agreement (Milner Dam), (g) the Management Services Agreement (Oregon Trail), (h) the Management Services Agreement (Payne’s Ferry), (i) the Management Services Agreement (Pilgrim Stage), (j) the Management Services Agreement (Salmon Falls), (k) the Management Services Agreement (Thousand Springs), (l) the Management Services Agreement (Tuana Gulch) and (m) the Management Services Agreement (Yahoo Creek).

“Management Services Agreement (Borrower)” means (a) that certain Amended and Restated Management Services Agreement dated as September 22, 2010, 2010 between Manager and Borrower, as amended, amended and restated, modified or supplemented from time to time and (b) that certain Amended and Restated Master Agreement of Common Terms for Management Services Agreements dated as of September 22, 2010 between Borrower, each Borrower Subsidiary and Manager.

“Management Services Agreement (Burley Butte)” means (a) that certain Amended and Restated Management Services Agreement dated as of September 22, 2010 between Manager and Burley Butte, as amended, amended and restated, modified or supplemented from time to time and (b) that certain Amended and Restated Master Agreement of Common Terms for Management Services Agreements dated as of September 22, 2010 between Borrower, each Borrower Subsidiary and Manager.

“Management Services Agreement (Camp Reed)” means (a) that certain Amended and Restated Management Services Agreement dated as of September 22, 2010 between Manager and Camp Reed, as amended, amended and restated, modified or supplemented from time to time and (b) that certain Amended and Restated Master Agreement of Common Terms for Management Services Agreements dated as of September 22, 2010 between Borrower, each Borrower Subsidiary and Manager.

“Management Services Agreement (Golden Valley)” means (a) that certain Amended and Restated Management Services Agreement dated as of September 22, 2010 between Manager and Golden Valley, as amended, amended and restated, modified or supplemented from time to time and (b) that certain Amended and Restated Master Agreement of Common Terms for Management Services Agreements dated as of September 22, 2010 between Borrower, each Borrower Subsidiary and Manager.

“Management Services Agreement (Milner Dam)” means (a) that certain Amended and Restated Management Services Agreement dated as of September 22, 2010 between Manager and Milner Dam, as amended, amended and restated, modified or supplemented from time to time and (b) that certain Amended and Restated Master Agreement of Common Terms for Management Services Agreements dated as of September 22, 2010 between Borrower, each Borrower Subsidiary and Manager.

“Management Services Agreement (Oregon Trail)” (a) that certain Amended and Restated Management Services Agreement dated as of September 22, 2010 between Manager and Oregon Trail, as amended, amended and restated, modified or supplemented from time to time and (b) that certain Amended and Restated Master Agreement of Common Terms for Management Services Agreements dated as of September 22, 2010 between Borrower, each Borrower Subsidiary and Manager.

“Management Services Agreement (Payne’s Ferry)” means (a) that certain Amended and Restated Management Services Agreement dated as of September 22, 2010 between Manager and Payne’s Ferry, as amended, amended and restated, modified or supplemented from time to time and (b) that certain Amended and Restated Management Services Agreement, dated as of September 22, 2010 between Manager and Payne’s Ferry, as amended, amended and restated, modified or supplemented from time to time.

“Management Services Agreement (Pilgrim Stage)” means (a) that certain Amended and Restated Management Services Agreement dated as of September 22, 2010 between Manager and Pilgrim Stage, as amended, amended and restated, modified or supplemented from time to time and (b) that certain Amended and Restated Master Agreement of Common Terms for Management Services Agreements dated as of September 22, 2010 between Borrower, each Borrower Subsidiary and Manager.

“Management Services Agreement (Salmon Falls)” means (a) that certain Amended and Restated Management Services Agreement dated as of September 22, 2010 between Manager and Salmon Falls, as amended, amended and restated, modified or supplemented from time to time and (b) that certain Amended and Restated Master Agreement of Common Terms for Management Services Agreements dated as of September 22, 2010 between Borrower, each Borrower Subsidiary and Manager.

“Management Services Agreement (Thousand Springs)” means (a) that certain Amended and Restated Management Services Agreement dated as of September 22, 2010 between Manager and Thousand Springs, as amended, amended and restated, modified or supplemented from time to time and (b) that certain Amended and Restated Master Agreement of Common Terms for Management Services Agreements dated as of September 22, 2010 between Borrower, each Borrower Subsidiary and Manager.

“Management Services Agreement (Tuana Gulch)” means (a) that certain Amended and Restated Management Services Agreement dated as of September 22, 2010 between Manager and Tuana Gulch, as amended, amended and restated, modified or supplemented from time to time and (b) that certain Amended and Restated Master Agreement of Common Terms for Management Services Agreements dated as of September 22, 2010 between Borrower, each Borrower Subsidiary and Manager.

“Management Services Agreement (Yahoo Creek)” means (a) that certain Amended and Restated Management Services Agreement dated as of September 22, 2010 between Manager and Yahoo Creek, as amended, amended and restated, modified or supplemented from time to time and (b) that certain Amended and Restated Master Agreement of Common Terms for Management Services Agreements dated as of September 22, 2010 between Borrower, each Borrower Subsidiary and Manager.

“Manager” means RP Operations Company LLC, or such other Person appointed as a Manager under the Management Services Agreements (or any agreement replacing such Management Services Agreements entered into in accordance with the Credit Agreement), in each case in accordance with the provisions of the Management Services Agreements (or replacement management services agreements, as applicable), the Credit Agreement and the Borrower Operating Agreement.

“Manager Guarantee” means that certain Amended and Restated Manager Guaranty dated as of September 23, 2010 by Reunion Power LLC in favor of Borrower and each Borrower Subsidiary in respect of the Management Services Agreements.

“Managing Member” means RP Wind ID LLC, or any subsequent replacement or successor managing member of Borrower appointed in accordance with the Borrower Operating Agreement.

“Mandatory Prepayment” means a mandatory prepayment of Obligations required of Borrower pursuant to Section 2.4(e)(ii) or Section 2.8(c) of the Credit Agreement.

“Material Adverse Effect” means any event, circumstance or occurrence of whatever nature that results in a material and adverse effect on (a)  the business, properties, performance, results of operations or condition (financial or otherwise) of Borrower and the Borrower Subsidiaries (taken as a whole), or the Projects (taken as a whole); (b) the ability of an Idaho Wind Entity to perform its obligations under the Operative Documents to which it is a party; (c) the validity or priority of the Lenders’ security interests in and Liens on the Collateral, or the enforceability of the Credit Documents; or (d) the ability of the Secured Parties to enforce any of their rights and remedies or an Obligor’s obligations under the Credit Agreement or any other Credit Document.

“Maturity” or “maturity” means, with respect to any Construction Loan, Term Loan, Tranche C Loan, LC Loan, Borrowing, interest, fee or other amount payable by Borrower under the Credit Agreement or the other Credit Documents, the date such Construction Loan, Term Loan, Tranche C Loan, LC Loan, Borrowing, interest, fee or other amount becomes due, whether upon the stated maturity or due date, upon acceleration or otherwise, in each case, in accordance with the provisions of the Credit Agreement.

“MBR Authority” means authority conferred by FERC under Section 205 of the FPA to effect sales of electric energy, capacity and certain ancillary services at wholesale at negotiated or market-based rates, acceptance by FERC of a tariff under Section 205 of the FPA providing for such sales, and granting such waivers of FERC regulations and accounting requirements and granting blanket authorizations under the FPA as are customarily held by holders of market-based rate authority, including blanket authorization under Section 204 of the FPA to issue securities and assume liabilities.

“Member Guarantees” means (a) that certain Guaranty dated as of May 11, 2010 by General Electric Capital Corporation in favor of Borrower, the Exergy Member and the Reunion Member, (b) that certain Guaranty dated as of May 11, 2010 by EIH Parent LLC in favor of Borrower, the GE Member and the Reunion Member and (c) that certain Guaranty dated as of May 11, 2010 by RP Wind ID Holdings LLC in favor of Borrower, the GE Member and the Exergy Member.

“Member Indemnity Agreements” means, collectively, (a) the indemnity agreement dated as of October 8, 2010 from GE Member in favor of Borrower, each Borrower Subsidiary and Collateral Agent for the benefit of the Secured Parties, (b) the indemnity agreement dated as of October 8, 2010 from Exergy Member in favor of Borrower, each Borrower Subsidiary and Collateral Agent for the benefit of the Secured Parties, (c) the indemnity agreement dated as of October 8, 2010 from Reunion Member in favor of Borrower, each Borrower Subsidiary and Collateral Agent for the benefit of the Secured Parties, (d) the indemnity agreement dated as of October 8, 2010 from Atlantic Member in favor of Borrower, each Borrower Subsidiary and Collateral Agent for the benefit of the Secured Parties and (e) after the Closing Date, any indemnity agreement entered into by new or additional members of the Borrower, in each case substantially in the form of Exhibit F-1 to the Credit Agreement.

“Member Loans” means unsecured Indebtedness of Borrower (a) to GE Member as evidenced by those certain Member Loan Notes issued by Borrower on the following dates, each as in effect on the Closing Date: (i) in the principal amount of $85,409,006.33, dated July 1, 2010; (ii) in the principal amount of $2,204,845.83, dated August 10, 2010; and (iii) in the principal amount of $20,494,542.21, dated August 16, 2010, (b) to Reunion Member as evidenced by those certain Member Loan Notes issued by Borrower on the following dates, each as in effect on the Closing Date: (i) in the principal amount of $2,212,668.56, dated July 1, 2010; (ii) in the principal amount of $57,120.36, dated as of August 10, 2010 and (iii) in the principal amount of $530,946.69, dated August 17, 2010, (c) to Atlantic Member as evidenced by that certain Member Loan Note issued by Borrower in the principal amount of $10,000,000 dated September 24, 2010, as in effect on the Closing Date and (d) to a Member incurred by Borrower after the Closing Date, provided that such Indebtedness is (i) evidenced by promissory note(s) issued by Borrower to such Member, substantially in the form of Exhibit A-6 to the Credit Agreement and (ii) made pursuant to subordination and other terms which are reasonably satisfactory to the Administrative Agent (acting on behalf of the Majority Lenders).

“Members” means the GE Member, the Exergy Member, the Reunion Member, the Atlantic Member, and any other Person who becomes a member in Borrower.

“Membership Interest” has the meaning set forth in the Borrower Operating Agreement.

“Milner Dam” means Milner Dam Wind Park, LLC, an Idaho limited liability company.

“Minimum Major Maintenance Reserve Amount” means a reasonable amount determined by Administrative Agent in consultation with the Independent Engineer, which amount shall be determined at the following times (i) at any time if actual Fixed and Variable O&M Costs exceed Fixed and Variable O&M Costs for such calendar year by 15% or more, (ii) after submission of the report delivered by the Independent Engineer pursuant to Section 5.30(a) of the Credit Agreement and (iii) after submission of the report delivered by the Independent Engineer pursuant to Section 5.30(b) of the Credit Agreement.

“Minimum Projected Debt Service Coverage Ratio” means a Projected Debt Service Coverage Ratio equal to (a) 1.40:1.00 on a minimum quarterly and on an average quarterly basis according to the P50 Production Scenario and (b) 1.00:1.00 on a minimum quarterly and on an average quarterly basis according to the P99 Production Scenario.

“Modified Accelerated Cost Recovery System” means the depreciation rules set forth in Section 168 of the Code for property placed in service after 1986.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage (Burley Butte)” means the Fee, Leasehold and Easement Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date hereof, by Burley Butte, as mortgagor, in favor of Collateral Agent, as mortgagee, substantially in the form of Exhibit F-5 to the Credit Agreement.

“Mortgage (Camp Reed)” means the Fee, Leasehold and Easement Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date hereof, by Camp Reed, as mortgagor, in favor of Collateral Agent, as mortgagee, substantially in the form of Exhibit F-5 to the Credit Agreement.

“Mortgage (Golden Valley)” means the Fee, Leasehold and Easement Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date hereof, by Golden Valley, as mortgagor, in favor of Collateral Agent, as mortgagee, substantially in the form of Exhibit F-5 to the Credit Agreement.

“Mortgage (Milner Dam)” means the Fee, Leasehold and Easement Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date hereof, by Milner Dam, as mortgagor, in favor of Collateral Agent, as mortgagee, substantially in the form of Exhibit F-5 to the Credit Agreement.

“Mortgage (Oregon Trail)” means the Fee, Leasehold and Easement Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date hereof, by Oregon Trail, as mortgagor, in favor of Collateral Agent, as mortgagee, substantially in the form of Exhibit F-5 to the Credit Agreement.

“Mortgage (Payne’s Ferry)” means the Fee, Leasehold and Easement Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date hereof, by Payne’s Ferry, as mortgagor, in favor of Collateral Agent, as mortgagee, substantially in the form of Exhibit F-5 to the Credit Agreement.

“Mortgage (Pilgrim Stage)” means the Fee, Leasehold and Easement Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date hereof, by Pilgrim Stage, as mortgagor, in favor of Collateral Agent, as mortgagee, substantially in the form of Exhibit F-5 to the Credit Agreement.

“Mortgage (Salmon Falls)” means the Fee, Leasehold and Easement Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date hereof, by Salmon Falls, as mortgagor, in favor of Collateral Agent, as mortgagee, substantially in the form of Exhibit F-5 to the Credit Agreement.

“Mortgage (Thousand Springs)” means the Fee, Leasehold and Easement Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date hereof, by Thousand Springs, as mortgagor, in favor of Collateral Agent, as mortgagee, substantially in the form of Exhibit F-5 to the Credit Agreement.

“Mortgage (Tuana Gulch)” means the Fee, Leasehold and Easement Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date hereof, by Tuana Gulch, as mortgagor, in favor of Collateral Agent, as mortgagee, substantially in the form of Exhibit F-5 to the Credit Agreement.

“Mortgage (Yahoo Creek)” means the Fee, Leasehold and Easement Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date hereof, by Yahoo Creek, as mortgagor, in favor of Collateral Agent, as mortgagee, substantially in the form of Exhibit F-5 to the Credit Agreement.

“Mortgaged Property” means, collectively, the “Mortgaged Property” as defined in each Mortgage.

“Mortgages” means, collectively, (a) the Mortgage (Burley Butte), (b) the Mortgage (Camp Reed), (c) the Mortgage (Golden Valley), (d) the Mortgage (Milner Dam), (e) the Mortgage (Oregon Trail), (f) the Mortgage (Payne’s Ferry), (g) the Mortgage (Pilgrim Stage), (h) the Mortgage (Salmon Falls), (i) the Mortgage (Thousand Springs), (j) the Mortgage (Tuana Gulch) and (k) the Mortgage (Yahoo Creek).

“Multiemployer Plan” means any ERISA Plan that is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which Borrower, any Borrower Subsidiary, or any member of the Controlled Group is making, or has an obligation to make, contributions, or has made, or has been obligated to make, contributions since the date which is six years immediately preceding the Closing Date.

“MW” means megawatt.

“Net Disposition Proceeds” means, with respect to any Disposition, the gross cash proceeds received from such disposition (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received), net of the reasonable out-of-pocket costs of such disposition, including fees, expenses and commissions with respect to legal, accounting, financial advisory, brokerage and other professional services provided in connection with such disposition.

“Net Energy” has the meaning set forth in each Power Purchase Agreement.

“Net Energy Amount” means “Net Energy Amount” as such term is used in each Power Purchase Agreement (other than Power Purchase Agreement (Camp Reed), Power Purchase Agreement (Payne’s Ferry) and Power Purchase Agreement (Yahoo Creek)).

“Nomination Notice” has the meaning set forth in Section 5.28 of the Credit Agreement.

“Non-Recourse Party” has the meaning set forth in Article X of the Credit Agreement.

“Notes” means (a) Tranche A Construction Notes, (b) Tranche B Construction Notes, (c) Term Notes, (d) REC Notes and (e) LC Notes.

“Notice of Construction Loan Borrowing” has the meaning set forth in Section 2.1(c) of the Credit Agreement.

“Notice of LC Activity” has the meaning set forth in Section 2.4(c) of the Credit Agreement.

“Notice of Self-Certification” has the meaning set forth in Section 3.1(q) of the Credit Agreement.

“Notice of Term Conversion” has the meaning set forth in Section 2.2(b) of the Credit Agreement.

“Notice of Tranche C Loan Borrowing” has the meaning set forth in Section 2.3(b) of the Credit Agreement.

“O&M Building” means that certain real property described as Lots 11 and 18 in Block 1 of Crossroads Point Business Center PUD Phase I, Jerome County, Idaho, as shown on the recorded plat thereof, recorded June 29, 2006 as Instrument No. 2063855, Jerome County records, including all structures or Improvements erected on the property, all alterations thereto or replacements thereof, all fixtures, attachments, appliances, equipment, machinery and other articles attached thereto or used in connection therewith and owned or leased by the Borrower Subsidiaries and all parts which may from time to time be incorporated or installed in or attached thereto owned or leased by the Borrower Subsidiaries, all real or personal property owned or leased by the Borrower Subsidiaries related thereto, and all other real and tangible and intangible personal property leased or owned by the Borrower Subsidiaries and placed upon or used in connection with the operation, maintenance, repair or replacement of the electricity generating facilities upon the Projects, the electrical interconnection with the facilities of the Interconnection Provider and the delivery and sale of electric energy, capacity and ancillary services.

“O&M Building Lots” means Lots 12 and 17 in Block 1 of Crossroads Point Business Center PUD Phase 1, Jerome County, Idaho, as shown on the recorded plat thereof, recorded June 29, 2006, as Instrument No. 2063855, Jerome County.

“O&M Common Use Agreement” means the O&M Property Common Use Agreement dated as of September 22, 2010 by and among Burley Butte, Camp Reed, Golden Valley, Milner Dam, Oregon Trail, Payne’s Ferry, Pilgrim Stage, Salmon Falls, Thousand Springs, Tuana Gulch, Yahoo Creek and Borrower.

“O&M Costs” means all actual maintenance and operation costs incurred and paid or payable for or in relation to the Projects in any period to which said term is applicable, State and local taxes, including franchise taxes (but excluding income taxes or any other taxes paid by the Members), insurance, consumables, payments under any lease, payments pursuant to the agreements for the management, operation and maintenance of the Projects (including pursuant to the Operations Support Agreement, the BOP O&M Agreement and other working capital and capital expenditures), payments pursuant to the Power Procurement Agreements, reasonable legal fees, costs and expenses paid by an Obligor in connection with the management, maintenance or operation of the Projects, payments under any Ground Leases, fees paid in connection with obtaining, transferring, maintaining or amending any Required Permits, fees and expenses of the Secured Parties during such period not included in Debt Service, reasonable general and administrative expenses and ordinary course fees, and all other cash expenses paid or payable by an Obligor in the ordinary course of business in connection with the Projects but exclusive in all cases of non-cash charges, including depreciation or obsolescence charges or reserves therefor, amortization of intangibles or other bookkeeping entries of a similar nature, and also exclusive of all interest charges and charges for the payment or amortization of principal of Debt Service (other than any (a) O&M Costs for payments made out of the O&M Reserve Account (provided, however, that for the avoidance of doubt, payments made from the O&M Reserve Account will not be considered deductions from Operating Cash Available for Debt Service for purposes of calculating the Historical Debt Service Coverage Ratio) or (b) any discretionary capital expenditures made with distributable funds that have otherwise met the Distribution Conditions.) Other than the variances permitted under Section 5.10(b) of the Credit Agreement, O&M Costs shall not include items not set forth in the Annual Operating Budget or, with respect to items set forth in an Annual Operating Budget, expenses, costs or other amounts in excess of the amounts set forth in the applicable Annual Operating Budget for any such items.

“O&M Reserve Account” has the meaning set forth in the Depositary Agreement.

“O&M Reserve Requirement” means an amount equal to 50% of the sum of the projected Fixed and Variable O&M Costs for the immediately succeeding twelve month period following the termination or expiry of the Operations Support Agreement, as set forth in the applicable Base Case Projections.

“Obligations” means (a) all Indebtedness, loans, advances, liabilities (including any indemnification or other obligations that survive the termination of the Credit Agreement and other Credit Documents) and all other obligations, howsoever arising (including guarantee obligations), owed by an Obligor to the Agents, the Letter of Credit Issuing Banks, the Hedge Counterparties or the Lenders of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of the Credit Agreement, the Collateral Documents or any of the other Credit Documents including all interest, fees, charges, expenses, attorneys’ fees and accountants fees chargeable to such Person payable by such Person thereunder, (b) any and all sums advanced by Administrative Agent, Collateral Agent or any Lender in accordance with the terms of the Credit Documents in order to preserve the Collateral or preserve its security interest in the Collateral and (c) in the event of any proceeding for the collection or enforcement of the obligations described in clause (a) and (b) above, after an Event of Default shall have occurred and be continuing, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Lenders of their rights under the Collateral Documents, together with any necessary attorneys’ fees and court costs.

“Obligor” means the Borrower and each Borrower Subsidiary.

“Operating Account” has the meaning set forth in the Depositary Agreement.

“Operating Cash Available for Debt Service” means for any period the sum of Project Revenues for such period, less amounts payable for such period pursuant to Section 4.2(c)(first) of the Depositary Agreement; provided that, for the avoidance of doubt, the proceeds of any Loans and LC Loans and Loss Proceeds shall not be considered Operating Cash Available for Debt Service.

“Operations Support Agreement” means the Operations Support Agreement dated as of July 14, 2010 between Borrower and Operator, as amended by Amendment No. 1 to the Operations Support Agreement dated as of September 15, 2010 among Borrower and Operator.

“Operative Documents” means the Credit Documents and the Principal Project Documents.

“Operator” means General Electric International Incorporated.

“Oregon Trail” means Oregon Trail Wind Park, LLC, an Idaho limited liability company.

“Organizational Documents” means, as to any Person, the articles of incorporation, certificate of formation, bylaws, operating agreement, partnership agreement, or other organizational or governing documents of such Person, including, in the case of Borrower, the Borrower Operating Agreement and in the case of each Borrower Subsidiary, the Project Company Operating Agreements.

“Original Class A Member” means each Member that is a Class A Member as of the Closing Date.

“Other Taxes” has the meaning set forth in Section 2.9(e)(i) of the Credit Agreement.

“P50 Production Scenario” means the annual energy production level of the Project that has a probability of exceedance of 50% over a ten-year period of time according to the Wind Consultant’s wind production forecasts delivered to Administrative Agent pursuant to the Wind Consultant’s Closing Report, as may be updated on the Term Conversion Date pursuant to Wind Consultant’s Conversion Report.

“P99 Production Scenario” means the annual energy production level of the Project that has a probability of exceedance of 99% in each year over a one-year period of time according to Wind Consultant’s wind production forecasts delivered to Administrative Agent pursuant to the Wind Consultant’s Closing Report, as may be updated on the Term Conversion Date pursuant to Wind Consultant’s Conversion Report.

“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Payment Office” means the office of Administrative Agent located in New York, New York or such other office as Administrative Agent may hereafter designate in writing as such to each of the other parties to the Credit Agreement.

“Payne’s Ferry” means Payne’s Ferry Wind Park, LLC, an Idaho limited liability company.

“Payne’s Ferry Delay Security LC” means the letter of credit issued by the PPA Letter of Credit Issuing Bank in favor of Idaho Power, substantially in the form of Exhibit B-1, to be delivered by or on behalf of Payne’s Ferry to Idaho Power pursuant to Section 5.7 of the Power Purchase Agreement (Payne’s Ferry).

“Payne’s Ferry PPA LC” means the letter of credit issued by the PPA Letter of Credit Issuing Bank in favor of Idaho Power, substantially in the form of Exhibit B-1, to be delivered by or on behalf of Payne’s Ferry to Idaho Power prior to the Operation Date of the Project (Payne’s Ferry), under and as defined in the Power Purchase Agreement (Payne’s Ferry).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under Title IV of ERISA.

“Permit” means any action, approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, registration, right or license of, with or from a Governmental Authority.

“Permitted Financed Payment” means:

(a)          with respect to the initial Borrowing of the Tranche A Construction Loans, a repayment of Member Loans existing on the Closing Date, in an amount not to exceed the positive difference between (i) the sum of the Equity Contribution and the outstanding principal amount of Member Loans, calculated as of the date of the initial Borrowing of the Tranche A Construction Loans and (ii) the Required Contribution Amount calculated as of the Closing Date;

(b)          with respect to the final Borrowing of Construction Loans on the Term Conversion Date (after giving effect to (i) any funding of Project Costs or reserves necessary to cause the Term Conversion Date to occur (ii) funding of the Supplemental Reserve Account (or providing an Acceptable Letter of Credit or Acceptable Guarantee) in an amount equal to the Supplemental Reserve Amount and (iii) the making of any prepayment required pursuant to Section 2.8(c)(vii) of the Credit Agreement), a distribution by Borrower to one or more Members to reimburse Equity Contributions, in an amount, without duplication, not to exceed the positive difference between the Equity Contribution and the amount required to maintain the Debt to Equity Ratio of 70:30, calculated as of the Term Conversion Date;

(c)          with respect to a Borrowing of Tranche C Loans, either (i) a repayment of any and all outstanding Member Loans existing on the Closing Date or as otherwise permitted by the Majority Lenders in an amount, without duplication, not to exceed the amount of the proceeds of such Borrowing of Tranche C Loans provided that, in the case of this clause (i), (A) the proceeds of such Member Loans had been used to pay Project Costs in respect of the Projects, (B) sufficient monies have been reserved in an Account to pay all remaining Project Costs in order to achieve Total Completion and Completion (Salmon Falls) in accordance with the Project Schedules and Project Budgets and (C) all Reserve Account Requirements have been satisfied, or (ii) a distribution by Borrower to one or more Members to reimburse Equity Contributions, in an amount, without duplication, not to exceed the positive difference between the Equity Contribution and the amount required to maintain the Debt to Equity Ratio of 70:30, calculated as of the date of such Borrowing of Tranche C Loans; provided that, in the case of this clause (ii), (A) the Term Conversion Date has occurred and (B) all Reserve Requirements have been satisfied;

(d)          with respect to a Borrowing of Loans pursuant to an Incremental Tranche A Construction Loan Increase, a repayment of any and all outstanding Member Loans existing on the Closing Date or as otherwise permitted by the Majority Lenders and to reimburse Equity Contributions, in an amount equal to such Incremental Tranche A Construction Loan Increase, as permitted in Section 2.17(d) of the Credit Agreement; and

(e)           with respect to a Borrowing of Loans pursuant to an Incremental Tranche B Construction Loan Increase, a repayment of any and all outstanding Member Loans existing on the Closing Date or as otherwise permitted by the Majority Lenders and to reimburse Equity Contributions, in an amount equal to such Incremental Tranche B Construction Loan Increase, as permitted in Section 2.17(e) of the Credit Agreement.

“Permitted Indebtedness” means (a) Indebtedness arising under the Credit Documents; (b) Indebtedness in respect of current accounts and other amounts payable under the Principal Project Documents incurred in the ordinary course of business and only to the extent such amounts are not overdue by more than 90 days or are being contested in good faith and by appropriate proceedings and in respect of which appropriate reserves have been established in accordance with GAAP; (c) with respect to Borrower only, Member Loans; (d) Indebtedness (other than Indebtedness for borrowed money) secured by a Permitted Lien; (e) Indebtedness arising from the honoring by a bank or other financial institution of a check drawn against insufficient funds in the ordinary course of business; (f) solely with respect to a Borrower Subsidiary, Indebtedness of one Borrower Subsidiary to another Borrower Subsidiary provided that such Indebtedness is evidenced by promissory note(s) issued by such Borrower Subsidiary to such other Borrower Subsidiary, substantially in the form of Exhibit A-7 to the Credit Agreement, which promissory note(s) are pledged to the Secured Parties pursuant to a Pledge and Security Agreement; (g) solely with respect to a Borrower Subsidiary, Indebtedness of a Borrower Subsidiary to Borrower as contemplated in the Credit Documents; provided that such Indebtedness is evidenced by promissory note(s) issued by such Borrower Subsidiary to Borrower, substantially in the form of Exhibit A-7 to the Credit Agreement, which promissory note(s) are pledged to the Secured Parties pursuant to a Pledge and Security Agreement; and (h) solely with respect to Borrower, unsecured Indebtedness not otherwise covered in items (a) through (c) and (e) through (g) above in an aggregate principal amount not to exceed $250,000.

“Permitted Investments” means, for (a) any Person: (i) direct obligations of the United States, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States, or of any agency thereof, in either case maturing not more than 180 days from the date of acquisition thereof by such Person; (ii) Dollar time deposits in the London interbank market with, or certificates of deposit issued by, any bank or trust company licensed under the laws of the United States or any State thereof which has (A) outstanding senior long-term unsecured and unsupported indebtedness which is rated (on the date of acquisition thereof) A+ or A1 or better by S&P or Moody’s, respectively, maturing not more than 180 days from the date of acquisition thereof by such Person and (B) portfolio assets of at least $1,000,000,000; (iii) commercial paper rated A-1 or P-1 or better by S&P or Moody’s, respectively, maturing not more than 180 days from the date of acquisition thereof by such Person; and (iv) money market funds rated at least “AA” by S&P or “Aa2” or better by Moody’s which money market funds invest principally in those investments described in clauses (i) through (iii) above and (b) the Borrower, (i) investments in the equity of Borrower Subsidiaries and (ii) investments in Indebtedness issued by the Borrower Subsidiaries.

“Permitted Liens” means (a) the Liens, rights and interests of the Agents, the Letter of Credit Issuing Banks, the Lenders and the Hedge Counterparties as provided in the Operative Documents; (b) Liens imposed by any Governmental Authority for Taxes and Other Taxes not yet due or being contested in good faith and by appropriate proceedings, so long as (i) a bond or other security reasonably acceptable to the Administrative Agent has been posted or (ii) appropriate reserves have been established in accordance with GAAP; in each case, in such manner and amount as to assure Administrative Agent that any Taxes, assessments or other charges determined to be due will be promptly paid in full when such contest is determined; (c) solely in respect of the Borrower Subsidiaries, materialmen’s, mechanics’, workers’, repairmen’s, employees’ or other like Liens arising in the ordinary course of business or in the restoration, repair or replacement of a Project in accordance with the Credit Agreement, or, prior to Total Completion, in connection with the construction of a Project, either for amounts not yet due or for amounts being contested in good faith and by appropriate proceedings and in each case so long as (i) appropriate reserves have been established in accordance with GAAP or (ii) a bond or other security has been posted or provided in such manner and amount as to assure that any amount determined to be due will be promptly paid in full when such contest is determined; (d) solely in respect of the Borrower Subsidiaries, easements, rights-of-way and other encumbrances on title to Real Property shown in the Title Policies; (e) Liens incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance, social security and other Legal Requirements and that do not in the aggregate materially impair the use of the property or assets of an Obligor or the value of such property or assets for the purposes of such business; (f) Liens in an aggregate amount not in excess of $500,000 per Obligor arising out of judgments or awards so long as an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate cash reserves in accordance with GAAP, bonds or other security reasonably acceptable to the Administrative Agent have been provided therefor; (g) Liens, deposits or pledges to secure statutory obligations or performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or for purposes of like general nature in the ordinary course of the business of an Obligor not in excess of $25,000 in the aggregate per Obligor and $250,000 in the aggregate among all Obligors; (h) with respect to a Borrower Subsidiary only, Liens on assets (real or personal) of a Borrower Subsidiary which assets collectively have a fair market value of less than $25,000 in the aggregate per Borrower Subsidiary and $250,000 in the aggregate among all Borrower Subsidiaries; (i) Liens securing Indebtedness of an Obligor (x) evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition of or improvement of equipment of an Obligor (pursuant to purchase money mortgages, whether owed to the seller or a third party) used in the ordinary course of business of an Obligor in an aggregate principal amount at any one time outstanding not to exceed $25,000 in the aggregate per Obligor and $250,000 in the aggregate among all Obligors (provided that such Indebtedness is incurred within 90 days following the acquisition of such equipment or property), and (y) in respect of capitalized lease liabilities of an Obligor; provided that the aggregate amount of all Indebtedness outstanding pursuant to this clause shall not at any time exceed $25,000 in the aggregate per Obligor and $250,000 in the aggregate among all Obligors; (j) Liens that are contractual rights of set-off relating to (x) the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (y) purchase orders and other agreements entered into with suppliers to and customers of an Obligor in the ordinary course of business or (z) licenses or sublicenses of intellectual property granted in the ordinary course of business; (k) statutory Liens of depository or collecting banks on items in collection and any accompanying documents or the proceeds thereof and (l) extensions, renewals and replacements of any of the foregoing Liens to the extent and for so long as (i) the Indebtedness secured thereby remains outstanding and does not increase and (ii) such Lien shall not apply to any other property or asset than such property or assets covered by such Lien prior to such extension or renewal.

“Permitted Transfer Conditions” means, with respect to any acquisition of Membership Interests or Units in Borrower, the following: (i) such acquisition would not violate any securities laws or any other applicable federal or state laws or the order of any court having jurisdiction over Borrower or any of its assets or any material contract, lease, security, indenture or agreement binding on Borrower or its assets; (ii) the selling Member, the acquirer and each Obligor shall have obtained all Permits (including, if applicable, approval from FERC under Section 203 of the FPA) that are required in connection with such acquisition, (iii) such acquisition is undertaken in compliance with the terms of the Borrower Operating Agreement as in effect on the date hereof (unless amended with the consent of the Majority Lenders), (iv) the acquirer delivers to the Administrative Agent (A) evidence reasonably acceptable to the Administrative Agent that such acquirer is a Permitted Transferee and (B) prior to the end of the Recapture Period, an opinion of legal counsel of recognized national standing that such acquirer is not a Disqualified Person, (v) no Obligor would cease to be either a disregarded entity or partnership for tax purposes as a result of such acquisition and (vi) the acquirer of such Membership Interests or Units executes and delivers a Pledge and Security Agreement and such other documents as may be necessary to perfect the lien of the Collateral Agent in such Membership Interests or Units.

“Permitted Transferee” means any Person that (i) can make the representations and warranties set forth in Section 3.02 of the Borrower Operating Agreement as in effect on the date hereof (unless amended with the consent of the Majority Lenders); (ii) is not organized under the laws of, and does not have a place of business in, a country or territory that is (A) designated as a Non-Cooperative Jurisdiction by the Financial Action Task Force on Money Laundering or (B) subject to sanctions imposed by regulations issued by the United States Treasury’s Office of Foreign Assets Control (31 C.F.R., Subtitle B, Chapter V, as amended), (iii) does not have its principal place of business located in Cuba, Iran, North Korea, Sudan and Syria (each a “Prohibited Country”); (iv) is not, and does not have a director, officer or greater-than-10 percent shareholder that is, and does not engage in, or have a director, officer or greater-than-10 percent shareholder that is engaged in, any dealings or transactions with any Person that is, listed on the then-most current list of Specially Designated Nationals and Blocked Persons of the Office of Foreign Assets Control or on the then-most current list in the Annex to Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit or Support Terrorism, as those lists are updated from time to time, (v) whose ownership directly or indirectly of Membership Interests or Units in the Borrower would not cause any Lender to be in violation of any “know your customer” and anti-money laundering rules and regulations, including, without limitation, any Anti-Terrorism Law, in each case, assuming compliance by the Lenders (other than any noncompliance resulting from any noncompliance or violation by such Person) with such rules and regulations and performance by such Lenders of customary procedures that would be undertaken in connection with opening a bank account on behalf of such Person, (vi) has not been convicted of any material violations of the United States Foreign Corrupt Practices Act of 1977, as amended, (v) prior to the end of the Recapture Period, is not a Disqualified Person, (vii) if such Person were to become an owner, directly or indirectly, of Membership Interests or Units in the Borrower, no Project or Obligor would, by reason of the ownership by such Person of such interests (A) be in violation of the FPA or any FERC regulation or order thereunder, (B) lose its MBR Authority (where applicable), (C) cease to be an EWG (where applicable) or (D) cease to be a QF; and (viii) if such Person were to become an owner, directly or indirectly of Membership Interests or Units in the Borrower, no Obligor would be required to register as an “investment company” under the Investment Company Act of 1940. Further, the definition of “Permitted Transferee” shall also exclude any Person that has its principal place of business in (A) any country in Africa except South Africa, (B) any country in Latin America and the Caribbean except Mexico, Brazil and Chile, (C) Russia and CIS states, (D) any country in the Middle East except the United Arab Emirates, Kuwait, Qatar and Abu Dhabi (for the avoidance of doubt, Turkey is acceptable), (E) any country in Asia except India, Singapore, Australia, New Zealand, Japan, Hong Kong SAR and Malaysia and (F) Serbia, Ukraine, Belorussia, Georgia, Bosnia, Albania, Kosovo, Iceland, unless the consent of the Lenders is obtained.

“Person” means any natural person, corporation, limited liability company, partnership, firm, association, Governmental Authority or any other entity whether acting in an individual, fiduciary or other capacity.

“Phase I Environmental Site Assessments” means (a) the Bionomics Environmental, Inc., Phase I Environmental Site Assessment for the Bell Rapids Project Collection Line dated May 4, 2010, (b) the Bionomics Environmental, Inc., Phase I Environmental Site Assessment for the Bell Rapids Project Substation dated June 13, 2010, (c) the Bionomics Environmental, Inc., Phase I Environmental Site Assessment for the Burley Butte Project dated June 15, 2010, (d) the Bionomics Environmental, Inc., Phase I Environmental Site Assessment for the Camp Reed Project dated June 14, 2010, (e) the Bionomics Environmental, Inc., Phase I Environmental Site Assessment for the Golden Valley Project dated June 15, 2010, (f) the Bionomics Environmental, Inc., Phase I Environmental Site Assessment for the Milner Dam Project dated June 15, 2010, (g) the Bionomics Environmental, Inc., Phase I Environmental Site Assessment for the Oregon Trail Project dated June 13, 2010, (h) the Bionomics Environmental, Inc., Phase I Environmental Site Assessment for the Payne's Ferry Project dated June 14, 2010, (i) the Bionomics Environmental, Inc., Phase I Environmental Site Assessment for the Pilgrim Stage Station Project dated June 13, 2010, (j) the Bionomics Environmental, Inc., Phase I Environmental Site Assessment for the Salmon Falls Project dated June 14, 2010, (k) the Bionomics Environmental, Inc., Phase I Environmental Site Assessment for the Thousand Springs Project dated June 14, 2010, (l) the Bionomics Environmental, Inc., Phase I Environmental Site Assessment for the Tuana Gulch Project dated June 14, 2010, (m) the Bionomics Environmental, Inc., Phase I Environmental Site Assessment for the Yahoo Creek Project dated June 14, 2010 and (n) the Bionomics Environmental, Inc., Phase I Environmental Site Assessment for the Operations and Maintenance Building dated June 16, 2010.

“Pilgrim Stage” means Pilgrim Stage Wind Park, LLC, an Idaho limited liability company.

“Placed in Service Date” means the date on which a WTG is “placed in service” under and in accordance with the Treasury Guidance.

“Plans and Specifications” means the plans and specifications for the construction and design of the Projects, including any document describing the scope of work performed by Contractors under the Construction Contracts or any other Material Subcontract for the construction of the Projects and any feeder lines and interconnections, all work drawings, engineering and construction schedules, Project schedules, Project monitoring systems, specifications status lists, material and procurement ledgers, drawings and drawing lists, manpower allocation documents, management and Project procedures documents, Project design criteria, and any other document referred to in the Construction Contracts or any of the documents referred to in this definition.

“Pledge and Security Agreements” means (a) the Pledge and Security Agreement, dated as of the date hereof, among GE Member, Borrower and Collateral Agent, (b) the Pledge and Security Agreement, dated as of the date hereof, among Exergy Member, Borrower and Collateral Agent, (c) the Pledge and Security Agreement, dated as of the date hereof, among Reunion Member, Borrower and Collateral Agent, (d) the Pledge and Security Agreement, dated as of the date hereof, among Atlantic Member, Borrower and Collateral Agent, (e) the Pledge and Security Agreement dated as of the date hereof, among Borrower, each Borrower Subsidiary and the Collateral Agent and (f) after the Closing Date, any pledge and security agreement entered into by new or additional members of the Borrower, in each case, substantially in the form of Exhibit F-2 to the Credit Agreement.

“Post-Closing Amount” has the meaning set forth in the Reimbursement Agreement.

“Portfolio Agreement” means the EPC Contract, the BOP O&M Agreement, the Interconnection Agreement (Thousand Springs), the Operations Support Agreement and any other Principal Project Document that is executed for the benefit of five (5) or more Projects.

“Power of Attorney” has the meaning set forth in Section 3.1(mm) of the Credit Agreement.

“Power Procurement Agreement” means any agreement for the purchase of electric energy and/or capacity by an Obligor, for the purposes of on-selling such electric energy and/or capacity to REC Purchaser.

“Power Purchase Agreements” means, collectively (a) the Power Purchase Agreement (Burley Butte), (b) the Power Purchase Agreement (Camp Reed), (c) the Power Purchase Agreement (Golden Valley), (d) the Power Purchase Agreement (Milner Dam), (e) the Power Purchase Agreement (Oregon Trail), (f) the Power Purchase Agreement (Payne’s Ferry), (g) the Power Purchase Agreement (Pilgrim Stage), (h) the Power Purchase Agreement (Salmon Falls), (i) the Power Purchase Agreement (Thousand Springs), (j) the Power Purchase Agreement (Tuana Gulch) and (k) the Power Purchase Agreement (Yahoo Creek).

“Power Purchase Agreement (Burley Butte)” means that certain Firm Energy Sales Agreement dated as of May 5, 2005 between Power Purchaser and Burley Butte, as amended, amended and restated, modified or supplemented from time to time.

“Power Purchase Agreement (Camp Reed)” means that certain Firm Energy Sales Agreement dated as of July 9, 2009 between Power Purchaser and Camp Reed, as amended, amended and restated, modified or supplemented from time to time.

“Power Purchase Agreement (Golden Valley)” means that certain Firm Energy Sales Agreement dated as of May 5, 2005 between Power Purchaser and Golden Valley, as amended, amended and restated, modified or supplemented from time to time.

“Power Purchase Agreement (Milner Dam)” means that certain Firm Energy Sales Agreement dated as of October 14, 2005 between Power Purchaser and Milner Dam, as amended, amended and restated, modified or supplemented from time to time.

“Power Purchase Agreement (Oregon Trail)” means that certain Firm Energy Sales Agreement dated as of February 18, 2005 between Power Purchaser and Oregon Trail, as amended, amended and restated, modified or supplemented from time to time.

“Power Purchase Agreement (Payne’s Ferry)” means that certain Firm Energy Sales Agreement dated as of July 9, 2009 between Power Purchaser and Payne’s Ferry, as amended, amended and restated, modified or supplemented from time to time.

“Power Purchase Agreement (Pilgrim Stage)” means that certain Firm Energy Sales Agreement dated as of February 18, 2005 between Power Purchaser and Pilgrim Stage, as amended, amended and restated, modified or supplemented from time to time.

“Power Purchase Agreement (Salmon Falls)” means that certain Firm Energy Sales Agreement dated as of October 14, 2005 between Power Purchaser and Salmon Falls, as amended, amended and restated, modified or supplemented from time to time.

“Power Purchase Agreement (Thousand Springs)” means that certain Firm Energy Sales Agreement dated as of February 18, 2005 between Power Purchaser and Thousand Springs, as amended, amended and restated, modified or supplemented from time to time.

“Power Purchase Agreement (Tuana Gulch)” means that certain Firm Energy Sales Agreement dated as of February 18, 2005 between Power Purchaser and Tuana Gulch, as amended, amended and restated, modified or supplemented from time to time.

“Power Purchase Agreement (Yahoo Creek)” means that certain Firm Energy Sales Agreement dated as of July 9, 2009 between Power Purchaser and Yahoo Creek, as amended, amended and restated, modified or supplemented from time to time.

“Power Purchaser” means, in respect of a Power Purchase Agreement, Idaho Power or any permitted successor or permitted assign.

“Post-Closing Amount” has the meaning set forth in the Reimbursement Agreement.

“PPA LC Commitment” means the commitment of a PPA LC Lender to make LC Loans to Borrower, up to an aggregate amount, at any one time outstanding, not in excess of such PPA LC Lender’s Proportionate Share (Commitment) of the Total PPA LC Commitment at such time.

“PPA LC Exposure” means, at any time, the sum of (a) the aggregate Stated Amount of all PPA Letters of Credit issued and outstanding at such time, plus (b) the amount equal to (i) the aggregate amount of all Drawing Payments made in respect of a PPA Letter of Credit prior to such time minus (ii) the aggregate amount of Eligible Reimbursed Drawing Payments made in respect of a Drawing Payment under a PPA Letter of Credit at such time, plus (c) the amount equal to (i) the aggregate principal amount of all PPA LC Loans made prior to such time under the Credit Agreement minus (ii) the aggregate amount of Eligible Repaid LC Loans that were PPA LC Loans at such time. The PPA LC Exposure of any PPA LC Lender at any time shall be its Proportionate Share (Commitment) of the total PPA LC Exposure at such time.

“PPA LC Lender” means the Lenders identified as “PPA LC Lenders” on Exhibit I to the Credit Agreement.

“PPA LC Loans” has the meaning set forth in Section 2.4(d)(iv) of the Credit Agreement.

“PPA Letter of Credit Availability Period” means the period from the Closing Date to the LC Facility Maturity Date.

“PPA Letter of Credit Issuing Bank” has the meaning set forth in the preamble to the Credit Agreement.

“PPA Letters of Credit” means, collectively, (a) the Camp Reed Delay Security LC, (b) the Camp Reed PPA LC, (c) the Payne’s Ferry Delay Security LC, (d) the Payne’s Ferry PPA LC, (e) the Yahoo Creek Delay Security LC and (f) the Yahoo Creek PPA LC.

“Pre-Closing Amount” has the meaning set forth in the Reimbursement Agreement.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Administrative Agent as such bank’s prime rate with respect to extensions of credit made by it in the United States; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Project Documents” means (a) the Construction Contracts, (b) the Power Purchase Agreements, (c) the Interconnection Agreements, (d)  the BOP O&M Agreement, (e) the REC Documents (when executed and delivered), (f) the Operations Support Agreement, (g) the Management Services Agreements, (h) the Manager Guarantee, (i) the Construction Oversight Agreement, (j) the Borrower Operating Agreement, (k) the Project Company Operating Agreements, (l) the Real Property Documents, (m) the ECCA, (n) the Member Guarantees, (o) each Common Use Agreement, (p) the Additional Project Documents and (q) each guarantee, letter of credit, performance bond or credit support instrument provided by any party in connection with any of the foregoing; provided, however, that any agreement shall cease to be a Principal Project Document when all obligations under such Principal Project Document have been performed and/or paid in full.

“Principal Project Participants” means (a) the Power Purchaser, (b) the EPC Contractor, (c) the Interconnection Provider, (d) the Turbine Supplier, (e) the Operator, (f) the BOP Operator, (g) the Manager and (h) each REC Purchaser; provided, however, that such Person shall cease to be a Principal Project Participant when all obligations of such Person under all Operative Documents to which it is a party have been performed and/or paid in full.

“Project (Burley Butte)” means the up to 19.5 MW nameplate capacity wind powered electrical generating facility located in Cassia County, Idaho, including all structures or Improvements erected on the Site (Burley Butte), all alterations thereto or replacements thereof, all fixtures, attachments, appliances, equipment, machinery and other articles attached thereto or used in connection therewith and all parts which may from time to time be incorporated or installed in or attached thereto, all real or personal property owned or leased related thereto including undivided tenancy in common interests of the O&M Building, and all other real and tangible and intangible personal property leased or owned by Burley Butte and placed upon or used in connection with the generation of electricity upon the Site (Burley Butte), the electrical interconnection with the facilities of the Interconnection Provider and the delivery and sale of electric energy, capacity and ancillary services.

“Project (Camp Reed)” means the up to 22.5 MW nameplate capacity wind powered electrical generating facility located in Elmore County, Idaho, including all structures or Improvements erected on the Site (Camp Reed), all alterations thereto or replacements thereof, all fixtures, attachments, appliances, equipment, machinery and other articles attached thereto or used in connection therewith and all parts which may from time to time be incorporated or installed in or attached thereto, all real or personal property owned or leased related thereto including undivided tenancy in common interests of the O&M Building and Bell Rapids Substation, and all other real and tangible and intangible personal property leased or owned by Camp Reed and placed upon or used in connection with the generation of electricity upon the Site (Camp Reed), the electrical interconnection with the facilities of the Interconnection Provider and the delivery and sale of electric energy, capacity and ancillary services.

“Project (Golden Valley)” means the up to 12.0 MW nameplate capacity wind powered electrical generating facility located in Cassia County, Idaho, including all structures or Improvements erected on the Site (Golden Valley), all alterations thereto or replacements thereof, all fixtures, attachments, appliances, equipment, machinery and other articles attached thereto or used in connection therewith and all parts which may from time to time be incorporated or installed in or attached thereto, all real or personal property owned or leased related thereto including undivided tenancy in common interests of the O&M Building, and all other real and tangible and intangible personal property leased or owned by Golden Valley and placed upon or used in connection with the generation of electricity upon the Site (Golden Valley), the electrical interconnection with the facilities of the Interconnection Provider and the delivery and sale of electric energy, capacity and ancillary services.

“Project (Milner Dam)” means the up to 19.5 MW nameplate capacity wind powered electrical generating facility located in Cassia County, Idaho, including all structures or Improvements erected on the Site (Milner Dam), all alterations thereto or replacements thereof, all fixtures, attachments, appliances, equipment, machinery and other articles attached thereto or used in connection therewith and all parts which may from time to time be incorporated or installed in or attached thereto, all real or personal property owned or leased related thereto including undivided tenancy in common interests of the O&M Building, and all other real and tangible and intangible personal property leased or owned by Milner Dam and placed upon or used in connection with the generation of electricity upon the Site (Milner Dam), the electrical interconnection with the facilities of the Interconnection Provider and the delivery and sale of electric energy, capacity and ancillary services.

“Project (Oregon Trail)” means the up to 13.5 MW nameplate capacity wind powered electrical generating facility located in Twin Falls County, Idaho, including all structures or Improvements erected on the Site (Oregon Trail), all alterations thereto or replacements thereof, all fixtures, attachments, appliances, equipment, machinery and other articles attached thereto or used in connection therewith and all parts which may from time to time be incorporated or installed in or attached thereto, all real or personal property owned or leased related thereto including undivided tenancy in common interests of the O&M Building and Bell Rapids Substation, and all other real and tangible and intangible personal property leased or owned by Oregon Trail and placed upon or used in connection with the generation of electricity upon the Site (Oregon Trail), the electrical interconnection with the facilities of the Interconnection Provider and the delivery and sale of electric energy, capacity and ancillary services.

“Project (Payne’s Ferry)” means the up to 21.0 MW nameplate capacity wind powered electrical generating facility located in Twin Falls County, Idaho, including all structures or Improvements erected on the Site (Payne’s Ferry), all alterations thereto or replacements thereof, all fixtures, attachments, appliances, equipment, machinery and other articles attached thereto or used in connection therewith and all parts which may from time to time be incorporated or installed in or attached thereto, all real or personal property owned or leased related thereto including undivided tenancy in common interests of the O&M Building and Bell Rapids Substation, and all other real and tangible and intangible personal property leased or owned by Payne’s Ferry and placed upon or used in connection with the generation of electricity upon the Site (Payne’s Ferry), the electrical interconnection with the facilities of the Interconnection Provider and the delivery and sale of electric energy, capacity and ancillary services.

“Project (Pilgrim Stage)” means the up to 10.5 MW nameplate capacity wind powered electrical generating facility located in Twin Falls County, Idaho, including all structures or Improvements erected on the Site (Pilgrim Stage), all alterations thereto or replacements thereof, all fixtures, attachments, appliances, equipment, machinery and other articles attached thereto or used in connection therewith and all parts which may from time to time be incorporated or installed in or attached thereto, all real or personal property owned or leased related thereto including undivided tenancy in common interests of the O&M Building and Bell Rapids Substation, and all other real and tangible and intangible personal property leased or owned by Pilgrim Stage and placed upon or used in connection with the generation of electricity upon the Site (Pilgrim Stage), the electrical interconnection with the facilities of the Interconnection Provider and the delivery and sale of electric energy, capacity and ancillary services.

“Project (Salmon Falls)” means the up to 21.0 MW nameplate capacity wind powered electrical generating facility located in Twin Falls County, Idaho, including all structures or Improvements erected on the Site (Salmon Falls), all alterations thereto or replacements thereof, all fixtures, attachments, appliances, equipment, machinery and other articles attached thereto or used in connection therewith and all parts which may from time to time be incorporated or installed in or attached thereto, all real or personal property owned or leased related thereto including undivided tenancy in common interests of the O&M Building and Bell Rapids Substation, and all other real and tangible and intangible personal property leased or owned by Salmon Falls and placed upon or used in connection with the generation of electricity upon the Site (Salmon Falls), the electrical interconnection with the facilities of the Interconnection Provider and the delivery and sale of electric energy, capacity and ancillary services.

“Project (Thousand Springs)” means the up to 12.0 MW nameplate capacity wind powered electrical generating facility located in Twin Falls County, Idaho, including all structures or Improvements erected on the Site (Thousand Springs), all alterations thereto or replacements thereof, all fixtures, attachments, appliances, equipment, machinery and other articles attached thereto or used in connection therewith and all parts which may from time to time be incorporated or installed in or attached thereto, all real or personal property owned or leased related thereto including undivided tenancy in common interests of the O&M Building and Bell Rapids Substation, and all other real and tangible and intangible personal property leased or owned by Thousand Springs and placed upon or used in connection with the generation of electricity upon the Site (Thousand Springs), the electrical interconnection with the facilities of the Interconnection Provider and the delivery and sale of electric energy, capacity and ancillary services.

“Project (Tuana Gulch)” means the up to 10.5 MW nameplate capacity wind powered electrical generating facility located in Twin Falls County, Idaho, including all structures or Improvements erected on the Site (Tuana Gulch), all alterations thereto or replacements thereof, all fixtures, attachments, appliances, equipment, machinery and other articles attached thereto or used in connection therewith and all parts which may from time to time be incorporated or installed in or attached thereto, all real or personal property owned or leased related thereto including undivided tenancy in common interests of the O&M Building and Bell Rapids Substation, and all other real and tangible and intangible personal property leased or owned by Tuana Gulch and placed upon or used in connection with the generation of electricity upon the Site (Tuana Gulch), the electrical interconnection with the facilities of the Interconnection Provider and the delivery and sale of electric energy, capacity and ancillary services.

“Project (Yahoo Creek)” means the up to 21.0 MW nameplate capacity wind powered electrical generating facility located in Twin Falls County, Idaho, including all structures or Improvements erected on the Site (Yahoo Creek), all alterations thereto or replacements thereof, all fixtures, attachments, appliances, equipment, machinery and other articles attached thereto or used in connection therewith and all parts which may from time to time be incorporated or installed in or attached thereto, all real or personal property owned or leased related thereto including undivided tenancy in common interests of the O&M Building and Bell Rapids Substation, and all other real and tangible and intangible personal property leased or owned by Yahoo Creek and placed upon or used in connection with the generation of electricity upon the Site (Yahoo Creek), the electrical interconnection with the facilities of the Interconnection Provider and the delivery and sale of electric energy, capacity and ancillary services.

“Project Budget” has the meaning set forth in Section 3.1(y) of the Credit Agreement.

“Project Company Operating Agreements” means, collectively, (a) the LLC Agreement (Burley Butte), (b) the LLC Agreement (Camp Reed), (c) the LLC Agreement (Golden Valley), (d) the LLC Agreement (Milner Dam), (e) the LLC Agreement (Oregon Trail), (f) the LLC Agreement (Payne’s Ferry), (g) the LLC Agreement (Pilgrim Stage), (h) the LLC Agreement (Salmon Falls), (i) the LLC Agreement (Thousand Springs), (j) the LLC Agreement (Tuana Gulch) and (k) the LLC Agreement (Yahoo Creek).

“Project Costs” means (a) the cost of developing, designing, engineering, equipping, procuring, constructing, starting up, commissioning and testing the Projects, including the cost of all labor, services, materials, supplies, equipment, tools, transportation, supervision, storage, training, demolition site preparation, civil works, and remediation in connection therewith (including a balance of plant contingency allowance) and all other third-party fees and costs related to the Projects and all hard and soft development costs (including Equity Fees) payable under, and pursuant to the Project Documents, (b) the cost to the Obligors of constructing the feeder lines and substation interconnecting the Projects to the applicable transmission system and interconnecting and synchronizing the Projects to such system, (c) the cost of acquiring and using any lease, easement and any other necessary interest in the Sites, (d) real and personal property taxes, ad valorem taxes, sales, use and excise taxes and insurance (including title insurance) premiums payable with respect to each Project and the Bell Rapids Substation during the period prior to the Term Conversion Date (the “Construction Period”), (e) interest payable on any Note and financing-related fees and costs during the Construction Period payable under the Credit Documents (including any and all fees, interest and other amounts payable by Borrower under the Credit Agreement), (f) initial working capital requirements of the Projects in accordance with the Project Budget, (g) costs associated with security requirements under the Power Purchase Agreements and the Interconnection Agreements, (h) the costs of acquiring Required Permits for the Projects during the Construction Period, (i) all general and administrative costs of the Obligors attributable to the Projects during the Construction Period in accordance with the Project Budget, (j) the cost of establishing a spare parts inventory for the Projects (if any), (k)(i) interest payable by Borrower on any Member Loan existing on the Closing Date and (ii) interest payable by Borrower on any Member Loan entered into after the Closing Date and approved by Administrative Agent and the Majority Lenders (for the avoidance of doubt, the terms and conditions of such Member Loan including, without limitation, the payment of interest, are subject to the approval of the Administrative Agent and the Majority Lenders) and (l) other fees and expenses relating to the development, construction and closing of financing of the Projects, including financial, legal and consulting fees, costs and expenses in accordance with the Project Budget; in each case set forth above, as expressly set forth in the Project Budget, including any contingency amounts set forth in the Project Budget; provided that the payment of interest by Borrower on any Member Loan existing on the Closing Date shall only be payable as a Project Cost to the extent that (A) the proceeds of such Members Loans had been used to pay Project Costs in respect of the Projects and (B) sufficient monies have been reserved in an Account to pay any and all remaining Project Costs in order to achieve Total Completion and Completion (Salmon Falls) in accordance with the Project Schedules and Project Budgets.

“Project Documents” means the Principal Project Documents and the Additional Project Documents.

“Projected Debt Service Coverage Ratio” means the ratio, calculated as of each Repayment Date from the Initial Repayment Date to the date which is 18 years from the Term Conversion Date,  based on the financial model utilized to create the Base Case Projections and applying the P50 Production Scenario or the P99 Production Scenario, as the case may be, of (a) Operating Cash Available for Debt Service to (b) Debt Service, calculated as of each Repayment Date for the 12 month period from such Repayment Date.

“Project Revenues” means all income and receipts derived from the ownership or operation of the Projects, including, without limitation, income from the sales of energy and RECs, payments received under the Power Purchase Agreements and liquidated damages paid to any Obligor under the Construction Contracts, and any other contract or agreement of an Obligor, proceeds of any business interruption insurance, other income derived from the sale or use of electric energy transmitted or distributed by the Projects (including transmission credits and refunds under the Interconnection Agreements), and any receipts derived from the sale of any property pertaining to a Project or incidental to the operation of a Project, all as determined under the cash method of accounting, the investment income on amounts in the Accounts and proceeds from the sale of any Collateral; provided, that, Project Revenues shall not include (i) Equity Contributions; (ii) the proceeds of the Loans (iii) the proceeds of any Member Loans and (iv) Loss Proceeds (other than proceeds of any business interruption insurance and delay in start-up insurance as set forth above).

“Projects” means, collectively, the Project (Burley Butte), the Project (Camp Reed), the Project (Golden Valley), the Project (Milner Dam), the Project (Oregon Trail), the Project (Payne’s Ferry), the Project (Pilgrim Stage), the Project (Salmon Falls), the Project (Thousand Springs), the Project (Tuana Gulch) and the Project (Yahoo Creek).

“Project Schedules” means, collectively, each schedule for the construction and completion of the Projects as a whole, each as set forth in the schedule attached as Exhibit H-5 to the Credit Agreement.

“Proportionate Share (Commitment)” means, as to any Lender and its Commitment of any Class, the percentage calculated as such Lender’s unutilized Commitment of such Class divided by all Lenders’ unutilized Commitments of such Class.

“Proportionate Share (Loans)” means, as to any Lender and its Loans or LC Loans, as applicable, of any Class, the percentage calculated as such Lender’s outstanding Loans or LC Loans, as applicable, of such Class divided by all Lenders’ outstanding Loans or LC Loans, as applicable, of such Class.

“Proportionate Share (Obligations)” means, as to any Lender and its Loans and LC Loans, the percentage calculated as such Lender’s outstanding Loans and LC Loans divided by all Lenders’ outstanding Loans and LC Loans.

“PUC” means a state public utility commission.

“PUHCA” means the Public Utility Holding Company Act of 2005.

“Punch List Items” means, collectively, (a) the “Punch List Items” (as defined in the Turbine Supply Agreement) agreed upon by the Turbine Supplier, the applicable Borrower Subsidiary and Borrower, (b) the “BOP Punch List” (as defined in the EPC Contract) items agreed upon by the EPC Contractor, the applicable Borrower Subsidiary and Borrower as of “Project Site Final Completion” (as defined in the EPC Contract) in respect of a Project and (c) the “HVES Punch List” (as defined in the EPC Contract) items agreed upon by the EPC Contractor, the applicable Borrower Subsidiary and Borrower as of “High Voltage Electrical System Final Completion” (as defined in the EPC Contract).

“QF” means a “qualifying facility” as defined in 18 C.F.R. § 292.101(b)(1) ) that is eligible for the regulatory exemptions set forth in 18 C.F.R. § 292.601(c), including the exemption from regulation under Sections 205 and 206 of the FPA set forth in § 292.601(c)(1), and the regulatory exemptions from PUHCA and state regulation set forth in 18 C.F.R. § 292.602(b) and (c).

“Qualified Guarantor” means a Person whose long-term unsecured unsubordinated indebtedness is rated at least Aa3 or the equivalent thereof by Moody’s and AA- or the equivalent thereof by S&P.

“Qualified LC Issuer” means a commercial bank whose long-term unsecured unsubordinated indebtedness is rated at least A2 or the equivalent thereof by Moody’s and A or the equivalent thereof by S&P.

“Qualified Owner” means any Person that either (i) has a tangible net worth of at least $300 million (or is majority owned or controlled by an entity with such tangible net worth) and is an Experienced Person or (ii) is (or is majority owned or controlled by) a Person listed on Schedule 3.04(b)(i)(B)(1) of the Borrower Operating Agreement as in effect on the Closing Date (unless the Majority Lenders have consented to an amendment thereto after the Closing Date).

“Qualified Reporting Entity” or “QRE” means an entity that is qualified to report generation and other data to WREGIS pursuant to the WREGIS Operating Rules, as may be amended from time to time.

“Quarterly Date” means the last Banking Day for the month of March, June, September and December of each calendar year.

“Real Property” means all real property held by any Obligor, which such Obligor owns in fee or in which it holds a leasehold interest as a tenant an easement right as an easement holder or a license right as a licensee or otherwise uses or occupies, including, without limitation, the real property more particularly identified in the relevant Title Policy.

“Real Property Documents” means any documents, agreements or instruments pursuant to which any Obligor has rights in Real Property (including, without limitation Leases and Easements), other than the O&M Building Lots.

“Recapture Period” means, the period from the Placed in Service Date of the first WTG until the earliest to occur of (i) the fifth anniversary of the Placed in Service Date of the last WTG and (ii) the date on which a Cash Grant Recapture Liability that could arise in respect of any Idaho Wind Entity or any Project that has been incurred and has been paid or otherwise finally satisfied in full by or on behalf of an Idaho Wind Entity.

“REC Agreement” means any agreement for the sale of RECs arising from electric energy and/or capacity generated at any of the Projects between any Obligor and a REC Purchaser.

“REC Documents” means (a) each REC Agreement (when executed and delivered), (b) each Power Procurement Agreement (when executed and delivered) and (c) each guarantee, letter of credit, performance bond or credit support instrument provided by any party in connection with any of the foregoing.

“REC Loan” means a Tranche C Loan which the Borrower has requested on the basis of the satisfaction (or waiver in accordance with the terms thereof) of the conditions set forth in Section 3.5 of the Credit Agreement

“REC Loan Availability Termination Date” means the earlier of (a) the Initial Repayment Date and (b) the date on which any Loan or LC Loan is accelerated in accordance with Article IX of the Credit Agreement.

“REC Purchaser” means any counterparty to a REC Agreement with an Obligor.

“RECs” means all renewable energy credits, offsets, or other benefits (other than the Cash Grants) allocated, assigned or otherwise awarded or certified to an Obligor or Power Purchaser by any Governmental Authority, program administrator or other certification board or other Person generally recognized in the wind generation industry in connection with a Project, including all such credits, offsets, or other benefits allocated, assigned or otherwise awarded or certified to an Obligor.

“Register” has the meaning set forth in Section 2.6(c) of the Credit Agreement.

“Reimbursement Agreement” means the Transaction and Development Costs and Expenses Reimbursement Agreement dated as of May 11, 2010 between the Borrower and Exergy Development Group of Idaho, L.L.C.

“Release” means releasing, disposing, discharging, injecting, spilling, leaking, leaching, migrating, dumping, pumping, pouring, emitting, escaping, emptying, seeping and placing into or upon any land or water or air, or otherwise entering into the environment.

“Removal Event” has the meaning set forth in the Borrower Operating Agreement.

“Repayment Date” means the Initial Repayment Date and each Quarterly Date from and after the Initial Repayment Date up to and including the Term Loan Maturity Date.

“Replacement Lender” has the meaning set forth in Section 11.11 of the Credit Agreement.

“Replacement Notice” has the meaning set forth in Section 11.11 of the Credit Agreement.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived by the PBGC.

“Required Contribution Amount” means $221,870,000.

“Required Equity Amount” means equity commitments of the Members to the Borrower in an aggregate amount equal to the lesser of (a) $141,000,000 and (b) 30% of total budgeted Project Costs as set forth in the Closing Date Base Case Projections delivered to the Administrative Agent pursuant to Section 3.1(z) of the Credit Agreement.

“Required Net Energy Amounts” has the meaning set forth in Section 5.28 of the Credit Agreement.

“Required Permit” means any Permit, including any zoning, environmental protection, pollution, sanitation, FERC, safety, siting or building Permit (a) that is necessary at any given time in light of the stage of development, construction or operation of the applicable Project to construct, test, operate, maintain, repair, own or use the Project as contemplated by the Operative Documents, to sell electric energy, capacity, ancillary services and RECs therefrom, to enter into any Operative Document or to consummate any transaction contemplated thereby (other than any corporate authorizations or corporate filings), or (b) that is necessary so that none of Administrative Agent, any Lender, nor any Affiliate of any of them may be deemed by any Governmental Authority to be (i) subject to regulation under the FPA or under any State laws or regulations respecting the rates or the financial or organizational regulation of electric utilities or (ii) subject to, or not exempt from, regulation by FERC under PUHCA, in either case solely as a result of the construction or operation of the Projects or the purchase, sale of electric energy, capacity, ancillary services or RECs by or from a Project.

“Reserve Account Requirements” means, on and from the Term Conversion Date, the requirement that (a)(i) the aggregate amount then available to be drawn or demanded, as applicable, under any DSR Letter of Credit, any Acceptable Letter of Credit and any Acceptable Guarantee provided, in each case, to satisfy in whole or in part, the Debt Service Reserve Requirement plus (ii) the funds then on deposit in the Debt Service Reserve Account, shall equal or exceed the then current Debt Service Reserve Requirement; (b)(i) the aggregate amount then available to be drawn or demanded, as applicable, under any Acceptable Letter of Credit and any Acceptable Guarantee provided, in each case, to satisfy in whole or in part, the O&M Reserve Requirement plus (ii) the funds then on deposit in the O&M Reserve Account, shall equal or exceed the then current O&M Reserve Requirement; (c)(i) the aggregate amount then available to be drawn or demanded, as applicable, under any Acceptable Letter of Credit and any Acceptable Guarantee provided, in each case, to satisfy in whole or in part, the Minimum Major Maintenance Reserve Requirement plus (ii) the funds then on deposit in the Major Maintenance Reserve Account, shall equal or exceed the then current Minimum Major Maintenance Reserve Amount and (d)(i) the aggregate amount then available to be drawn or demanded, as applicable, under any Acceptable Letter of Credit and any Acceptable Guarantee provided, in each case, to satisfy in whole or in part, the Supplemental Reserve Amount plus (ii) the funds then on deposit in the Supplemental Reserve Account, shall equal or exceed the then current Supplemental Reserve Amount.

“Reserve Requirement” means, at any time, with respect to any Lender, the maximum rate per annum at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Federal Board (or any successor) by member banks of the Federal Reserve System against “Eurocurrency liabilities” (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by a Lender with respect to (i) any category of liabilities which includes deposits by reference to which the LIBO Rate is to be determined, or (ii) any category of extensions of credit or other assets which include LIBO Rate Loans. The LIBO Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

“Responsible Officer” means, as to the Borrower, the President, any Senior Vice President or General Counsel of the Managing Member.

“Restricted Payment” has the meaning set forth in Section 6.5 of the Credit Agreement.

“Reunion Member” means RP Wind ID LLC.

“Revenue Account” has the meaning set forth in the Depositary Agreement.

“RPS” means the California Renewables Portfolio Standard Program as codified at California Public Utilities Code Section 399.11 et seq., and any decisions by the CPUC related thereto.

“S&P” means Standard & Poor’s Corporation.

“Salmon Falls” means Salmon Falls Wind Park, LLC, an Idaho limited liability company.

“Salmon Falls Availability Termination Date” means the earlier of (a) April 8, 2013] and (b) the date on which any Loan or LC Loan is accelerated in accordance with Article IX of the Credit Agreement.

“Salmon Falls Loan” means a Tranche C Loan which the Borrower has requested on the basis of the satisfaction (or waiver in accordance with the terms thereof) of the conditions set forth in Section 3.6 of the Credit Agreement

“Scheduled LC Facility Maturity Date” means the seventh (7th) anniversary of the Term Conversion Date.

“Scheduled Term Loan Maturity Date” means the seventeenth (17th) anniversary of the Term Conversion Date.

“Scheduled Tranche A Construction Loan Maturity Date” means April 1, 2011.

“Secured Parties” means the Agents, the Letter of Credit Issuing Banks, the Lenders, the Hedge Counterparties and each of their respective successors and assigns.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Site (Bell Rapids)” means the portion of the “Leased Property” as such term is defined and as described in each of the Mortgage (Camp Reed), Mortgage (Oregon Trail), Mortgage (Payne’s Ferry), Mortgage (Thousand Springs), Mortgage (Tuana Gulch) and Mortgage (Yahoo Creek) where the Bell Rapids Substation is located.

“Site (Burley Butte)” means the “Leased Property” as such term is defined and as described in the Mortgage (Burley Butte).

“Site (Camp Reed)” means the “Leased Property” as such term is defined and as described in the Mortgage (Camp Reed).

“Site (Golden Valley)” means the “Leased Property” as such term is defined and as described in the Mortgage (Golden Valley).

“Site (Milner Dam)” means the “Leased Property” as such term is defined and as described in the Mortgage (Milner Dam).

“Site (O&M Building)” means the “Fee Title Property” as such term is defined and as described each of the Mortgages where the O&M Building is located.

“Site (Oregon Trail)” means the “Leased Property” as such term is defined and as described in the Mortgage (Oregon Trail).

“Site (Payne’s Ferry)” means the “Leased Property” as such term is defined and as described in the Mortgage (Payne’s Ferry).

“Site (Pilgrim Stage)” means the “Leased Property” as such term is defined and as described in the Mortgage (Pilgrim Stage).

“Site (Salmon Falls)” means the “Leased Property” as such term is defined and as described in the Mortgage (Salmon Falls).

“Site (Thousand Springs)” means the “Leased Property” as such term is defined and as described in the Mortgage (Thousand Springs).

“Site (Tuana Gulch)” means the “Leased Property” as such term is defined and as described in the Mortgage (Tuana Gulch).

“Site (Yahoo Creek)” means the “Leased Property” as such term is defined and as described in the Mortgage (Yahoo Creek).

“Sites” means, collectively, (a) the Site (Bell Rapids), (b) the Site (Burley Butte), (c) the Site (Camp Reed), (d) the Site (Golden Valley), (e) the Site (Milner Dam), (f) the Site (Oregon Trail), (g) the Site (Payne’s Ferry), (h) the Site (Pilgrim Stage), (i) the Site (Salmon Falls), (j) the Site (Thousand Springs), (k) the Site (Tuana Gulch), (l) the Site (Yahoo Creek) and (m) the Site (O&M Building).

“Start-up and Commissioning” has the meaning set forth in the Turbine Supply Agreement.

“State” means (a) any state of the United States of America or (b) the District of Columbia.

“Stated Amount” means, with respect to any Letter of Credit at any time, the total amount available to be drawn under such Letter of Credit at such time.

“Subject Persons” has the meaning set forth in Section 8.4 of the Credit Agreement.

“Subsidiary” means, with respect to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms of ordinary voting the power to elect a majority of the directors of such corporation which is at the time owned by such Person and/or one or more Subsidiaries of such Person; and (b) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has an equity or income interest greater than 50% of all equity or income interests.

“Subsidiary Guarantors” has the meaning set forth in Section 7.1 of the Credit Agreement.

“Substitutable Lender” has the meaning set forth in Section 11.11 of the Credit Agreement.

“Supplemental Reserve Account” has the meaning set forth in the Depositary Agreement.

“Supplemental Reserve Amount” means, on any date of determination, an amount equal to the sum of the scheduled principal and interest (after taking into account the affect of the Interest Rate Hedging Agreements) on the Term Loans, Tranche C Loans and LC Loans payable by Borrower during the next succeeding three months, as calculated by the Administrative Agent.

“Surveys” means, collectively, a survey of each Site in compliance with the 2005 ALTA/ACSM Minimum Standard Detail Requirements, including optional items 1, 2, 3, 4, 6, 7(a), 7(b)(1), 7(c), 8, 10, 11(a), 13, 16, 17 and 18 and clearly delineating the proposed location of all Improvements to be constructed by the relevant Borrower Subsidiary on such Site, including, without limitation, all turbines, communication, collection, distribution, and Gen-Tie Lines, substations, operation and maintenance buildings, and point of interconnection, which survey shall be dated no more than 30 days prior to the Closing Date, prepared by an independent surveyor licensed in the State of Idaho, and certified to the Title Insurer and Administrative Agent, and otherwise sufficient for the Title Insurer to eliminate all standard survey exceptions.

“Taxes” has the meaning set forth in Section 2.9(e)(i) of the Credit Agreement.

“Term Conversion” means the satisfaction or waiver by Administrative Agent (with the consent of the Tranche A Lenders) of each of the conditions set forth in Section 3.7 of the Credit Agreement.

“Term Conversion Date” means the date of Term Conversion.

“Term Conversion Date Base Case Projections” means the Closing Date Base Case Projections updated (in a manner acceptable to the Administrative Agent and the Majority Lenders) to take into account the following inputs: (a) the actual number of WTGs that have reached Completion on or prior to the Term Conversion Date; (b) the hedged interest rate with respect to the Term Loans determined by reference to the Interest Rate Hedging Agreements in effect as of the Term Conversion Date; (c) an updated LIBO Rate forward curve for the unhedged portion of the Term Loans, (d) any REC Documents executed and approved on or prior to the Term Conversion Date, (e) any Additional Project Documents and (f) to the extent a WTG Location Variance Event has occurred, any updates to the Closing Date Base Case Projections required pursuant to Section 5.22 of the Credit Agreement. For the avoidance of doubt, except as set forth in the immediately preceding sentence, the methodology, assumptions and inputs to be used with respect to the Term Conversion Date Base Case Projections shall follow the methodology, assumptions and inputs used for preparing the Closing Date Base Case Projections.

“Term Loan” has the meaning set forth in Section 2.2(a) of the Credit Agreement.

“Term Loan Commitment” means the commitment of a Tranche A Lender to make Term Loans to Borrower, up to an aggregate amount, at any one time outstanding, not in excess of such Tranche A Lender’s Proportionate Share (Commitment) of the Total Term Loan Commitment at such time.

“Term Loan Maturity Date” means the earlier to occur of (i) the Scheduled Term Loan Maturity Date and (ii) such earlier date on which the entire outstanding principal balance of the Loans, together with all unpaid interest, fees, charges and costs, become due and payable pursuant to the terms and conditions of the Credit Agreement.

“Term Note” has the meaning set forth in Section 2.6(e) of the Credit Agreement.

“Thousand Springs” means Thousand Springs Wind Park, LLC, an Idaho limited liability company.

“Title Insurer” means First American Title Insurance Company.

“Title Policies” means, collectively, (a) the Title Policy (Burley Butte), (b) the Title Policy (Camp Reed), (c) the Title Policy (Golden Valley), (d) the Title Policy (Milner Dam), (e) the Title Policy (Oregon Trail), (f) the Title Policy (Payne’s Ferry), (g) the Title Policy (Pilgrim Stage), (h) the Title Policy (Salmon Falls), (i) the Title Policy (Thousand Springs), (j) the Title Policy (Tuana Gulch), (k) the Title Policy (Yahoo Creek) and (l) the Title Policy (O&M Building). The Title Policies must be in an aggregate amount equal to $324,000,000 (representing the aggregate amount of the Total Tranche A Construction Loan Commitment, the Total Tranche B Construction Loan Commitment, the Total Tranche C Loan Commitment and the Total LC Loan Commitment).

“Title Policy (Burley Butte)” means that certain policy of title insurance issued by the Title Insurer dated as of the Closing Date, as provided in Section 3.1(dd) of the Credit Agreement, in respect of the Project (Burley Butte), issued by the Title Insurer dated as of the Closing Date, including all amendments thereto, endorsements thereof and substitutions or replacements therefor.

“Title Policy (Camp Reed)” means that certain policy of title insurance issued by the Title Insurer dated as of the Closing Date, as provided in Section 3.1(dd) of the Credit Agreement, in respect of the Project (Camp Reed), issued by the Title Insurer dated as of the Closing Date, including all amendments thereto, endorsements thereof and substitutions or replacements therefor.

“Title Policy (Golden Valley)” means that certain policy of title insurance issued by the Title Insurer dated as of the Closing Date, as provided in Section 3.1(dd) of the Credit Agreement, in respect of the Project (Golden Valley), issued by the Title Insurer dated as of the Closing Date, including all amendments thereto, endorsements thereof and substitutions or replacements therefor.

“Title Policy (Milner Dam)” means that certain policy of title insurance issued by the Title Insurer dated as of the Closing Date, as provided in Section 3.1(dd) of the Credit Agreement, in respect of the Project (Milner Dam), issued by the Title Insurer dated as of the Closing Date, including all amendments thereto, endorsements thereof and substitutions or replacements therefor.

“Title Policy (O&M Building)” means that certain policy of title insurance issued by the Title Insurer dated as of the Closing Date, as provided in Section 3.1(dd) of the Credit Agreement, in respect of the O&M Building, issued by the Title Insurer dated as of the Closing Date, including all amendments thereto, endorsements thereof and substitutions or replacements therefor.

“Title Policy (Oregon Trail)” means that certain policy of title insurance issued by the Title Insurer dated as of the Closing Date, as provided in Section 3.1(dd) of the Credit Agreement, in respect of the Project (Oregon Trail), issued by the Title Insurer dated as of the Closing Date, including all amendments thereto, endorsements thereof and substitutions or replacements therefor.

“Title Policy (Payne’s Ferry)” means that certain policy of title insurance issued by the Title Insurer dated as of the Closing Date, as provided in Section 3.1(dd) of the Credit Agreement, in respect of the Project (Payne’s Ferry), issued by the Title Insurer dated as of the Closing Date, including all amendments thereto, endorsements thereof and substitutions or replacements therefor.

“Title Policy (Pilgrim Stage)” means that certain policy of title insurance issued by the Title Insurer dated as of the Closing Date, as provided in Section 3.1(dd) of the Credit Agreement, in respect of the Project (Pilgrim Stage), issued by the Title Insurer dated as of the Closing Date, including all amendments thereto, endorsements thereof and substitutions or replacements therefor.

“Title Policy (Salmon Falls)” means that certain policy of title insurance issued by the Title Insurer dated as of the Closing Date, as provided in Section 3.1(dd) of the Credit Agreement, in respect of the Project (Salmon Falls), issued by the Title Insurer dated as of the Closing Date, including all amendments thereto, endorsements thereof and substitutions or replacements therefor.

“Title Policy (Thousand Springs)” means that certain policy of title insurance issued by the Title Insurer dated as of the Closing Date, as provided in Section 3.1(dd) of the Credit Agreement, in respect of the Project (Thousand Springs), issued by the Title Insurer dated as of the Closing Date, including all amendments thereto, endorsements thereof and substitutions or replacements therefor.

“Title Policy (Tuana Gulch)” means that certain policy of title insurance issued by the Title Insurer dated as of the Closing Date, as provided in Section 3.1(dd) of the Credit Agreement, in respect of the Project (Tuana Gulch), issued by the Title Insurer dated as of the Closing Date, including all amendments thereto, endorsements thereof and substitutions or replacements therefor.

“Title Policy (Yahoo Creek)” means that certain policy of title insurance issued by the Title Insurer dated as of the Closing Date, as provided in Section 3.1(dd) of the Credit Agreement, in respect of the Project (Yahoo Creek), issued by the Title Insurer dated as of the Closing Date, including all amendments thereto, endorsements thereof and substitutions or replacements therefor.

“Total Completion” means the occurrence of Completion in respect of each Project and completion of all upgrades or modifications necessary for each Project (other than Project (Salmon Falls)) to generate and transmit electric energy in all amounts up to and including its nameplate capacity.

“Total Completion Date” means the date on which Total Completion occurs.

“Total Construction Loan Commitment” has the meaning set forth in Section 2.1(b) of the Credit Agreement.

“Total DSR LC Commitment” means $11,250,000, as such amount may be reduced from time to time in accordance with the Credit Agreement.

“Total PPA LC Commitment” means $9,250,000, as such amount may be reduced from time to time in accordance with the Credit Agreement.

“Total Term Loan Commitment” has the meaning set forth in Section 2.2(a) of the Credit Agreement.

“Total Tranche A Construction Loan Commitment” has the meaning set forth in Section 2.1(a) of the Credit Agreement.

“Total Tranche B Construction Loan Commitment” has the meaning set forth in Section 2.1(b) of the Credit Agreement.

“Total Tranche C Loan Commitment” has the meaning set forth in Section 2.3(a) of the Credit Agreement

“Tranche A Construction Loan” has the meaning set forth in Section 2.1(a) of the Credit Agreement.

“Tranche A Construction Loan Availability Period” means the period from the Closing Date to the Tranche A Construction Loan Maturity Date.

“Tranche A Construction Loan Commitment” means the commitment of a Tranche A Lender to make Tranche A Construction Loans to Borrower, up to an aggregate amount, at any one time outstanding, not in excess of such Tranche A Lender’s Proportionate Share (Commitment) of the Total Tranche A Construction Loan Commitment at such time.

“Tranche A Construction Loan Maturity Date” means the earlier to occur of the following: (a) the Term Conversion Date, (b) the Scheduled Tranche A Construction Loan Maturity Date and (c) the date on which any Loan or LC Loan is accelerated in accordance with Article IX of the Credit Agreement.

“Tranche A Construction Note” has the meaning set forth in Section 2.6(e) of the Credit Agreement.

“Tranche A Lenders” means the lenders identified on Exhibit I to the Credit Agreement as “Tranche A Lenders”.

“Tranche B Construction Loan” has the meaning set forth in Section 2.1(b) of the Credit Agreement.

“Tranche B Construction Loan Availability Period” means the period from the Closing Date to the Tranche B Construction Loan Maturity Date.

“Tranche B Construction Loan Commitment” means the commitment of a Tranche B Lender to make Tranche B Construction Loans to Borrower, up to an aggregate amount, at any one time outstanding, not in excess of such Tranche B Lender’s Proportionate Share (Commitment) of the Total Tranche B Construction Loan Commitment at such time.

“Tranche B Construction Loan Maturity Date” means the earlier to occur of the following: (a) 5 days after the date the last Borrower Subsidiary receives the Cash Grant associated with its Project, (b) 90 days after the earlier of (i) the date of Completion of the last Project and (ii) April 1, 2011, provided that such 90 day period may be extended to 120 days if Administrative Agent (acting at the direction of the Majority Lenders) reasonably determines that Borrower has made all necessary applications and filings in a timely fashion and delay in receipt of one or more Cash Grants is solely due to delay in processing of the subject Cash Grant by the relevant Governmental Authority, (c) if the Term Conversion Date has not occurred by the Scheduled Tranche A Construction Loan Maturity Date, the Scheduled Tranche A Construction Loan Maturity Date and (d) the date on which any Loan or LC Loan is accelerated in accordance with Article IX of the Credit Agreement.

“Tranche B Construction Note” has the meaning set forth in Section 2.6(e) of the Credit Agreement.

“Tranche B Lenders” means the lenders identified on Exhibit I to the Credit Agreement as the “Tranche B Lenders”.

“Tranche C Lender” means the lenders identified on Exhibit I to the Credit Agreement as “Tranche C Lenders”.

“Tranche C Loan Availability Period” means the period from the Closing Date to the Salmon Falls Availability Termination Date.

“Tranche C Loan Commitments” means the commitment of a Tranche C Lender to make Tranche C Loans to Borrower, up to an aggregate amount, at any one time outstanding, not in excess of such Tranche C Lender’s Proportionate Share (Commitment) of the Total Tranche C Loan Commitments at such time.

“Tranche C Loan Note” has the meaning set forth in Section 2.6(e) of the Credit Agreement.

“Tranche C Loans” has the meaning set forth in Section 2.3(a) of the Credit Agreement.

“Treasury Guidance” means the U.S. Treasury Department’s program guidance publication entitled “Payments for Specific Energy Property in Lieu of Tax Credits under the American Recovery and Reinvestment Act of 2009,” dated July 2009 and as revised March 2010, the Frequently Asked Questions and Answers issued by the U.S. Treasury Department on January 8, 2010 and June 25, 2010 and any other guidance, instructions, regulations or terms and conditions published or issued by the U.S. Treasury Department in respect of the Cash Grant or any application therefor.

“Treasury Regulation” means any regulation promulgated under the Code.

“Tuana Gulch” means Tuana Gulch Wind Park, LLC, an Idaho limited liability company.

“Turbine Completion” in respect of a WTG, has the meaning set forth in the Turbine Supply Agreement.

“Turbine Supplier” means General Electric Company.

“Turbine Supply Agreement” means the Contract for the Sale of Power Generation Equipment and Related Services, dated as of July 1, 2010, as amended by that certain Amendment No. 1 dated as of August 9, 2010 between Borrower and the Turbine Supplier and that certain letter agreement dated September 22, 2010 among Borrower and Turbine Supplier, and as assigned to each Borrower Subsidiary pursuant to that certain Omnibus Assignment of Wind Turbines and Partial Assignment of Contract for the Sale of Power Generation Equipment dated as of October 6, 2010 among Borrower, each Borrower Subsidiary and Turbine Supplier

“Type” has the meaning set forth in Section 2.15 of the Credit Agreement.

“UCC” means the Uniform Commercial Code as in effect in the State of New York at the relevant time; provided, that in the event that, by reason of mandatory provisions of applicable law, any or all of the attachment, perfection or priority of, or remedies with respect to, Collateral Agent’s Lien (for the benefit of the Secured Parties) on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“United States” or “U.S.” or “USA” means the United States of America.

“Units” has the meaning set forth in the Borrower Operating Agreement.

“Updated Base Case Projections” means any updates to the applicable Base Case Projections delivered to Administrative Agent pursuant to Sections 5.21, 5.22 or 8.7(c) of the Credit Agreement.

“Upwind Array” means a single Upwind Turbine or wind energy project and all Upwind Turbines located thereon.

“Upwind Array Event” means the erection of an Upwind Turbine that is not included in a Project, which related Upwind Array could reasonably be expected to have a material adverse impact on the power output of a Project, as determined by the Wind Consultant (but in no event will a loss of power output of 1.0% of the power output of a Project or less be considered a material adverse impact).

“Upwind Turbine” means a wind turbine generator that is located upwind of a Project and within seven kilometers of a WTG comprising a part of the Project.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), Pub. L. 107-56 and all other United States laws and regulations relating to money-laundering and terrorist activities.

“Warranty Period” means the applicable warranty period described in Section 8.3 of the Operations Support Agreement.

“Wind Consultant” means AWS True Wind, LLC and any other Person from time to time appointed by Borrower with the consent of the Majority Lenders to act as Wind Consultant.

“Wind Consultant Closing Report” has the meaning set forth in Section 3.1(j) of the Credit Agreement.

“Wind Consultant Conversion Report” has the meaning set forth in Section 5.22 of the Credit Agreement.

“WREGIS” means the Western Renewable Energy Generation Information System or other process for the registration, transfer and ownership of RECs adopted by the parties pursuant to the applicable REC Agreement.

“WREGIS Operating Rules” means the operating rules and requirements adopted by WREGIS.

“WTG” means each of Turbine Supplier’s GE model 1.5xle wind turbine generators, together with the associated mechanical systems, electrical systems, control systems, communication systems and towers.

“WTG Location Variance Event” has the meaning set forth in Section 5.22 of the Credit Agreement.

“WTG Overleverage Amount” means, if a WTG Location Variance Event has occurred, the amount (if any) of the Term Loans that, if borrowed by Borrower under the Credit Agreement, would cause the Projected Debt Service Coverage Ratio to be less than (a) 1.40:1.00 on a minimum quarterly and on an average quarterly basis according to the P50 Production Scenario or (b) 1.00:1.00 on a minimum quarterly and on an average quarterly basis according to the P99 Production Scenario, as determined by the Administrative Agent (acting at the direction of, or with the consent of, the Majority Lenders) as of the Term Conversion Date, in accordance with the Term Conversion Date Base Case Projections.

“WTG Overleverage Term Loan Amount” means any remaining amount of the WTL Overleverage Amount after application of any prepayments made by Borrower pursuant to Section 2.8(c)(vii) of the Credit Agreement.

“Yahoo Creek” means Yahoo Creek Wind Park, LLC, an Idaho limited liability company.

“Yahoo Creek Delay Security LC” means the letter of credit issued by the PPA Letter of Credit Issuing Bank in favor of Idaho Power, substantially in the form of Exhibit B-1, to be delivered by or on behalf of Yahoo Creek to Idaho Power pursuant to Section 5.7 of the Power Purchase Agreement (Yahoo Creek).

“Yahoo Creek PPA LC” means the letter of credit issued by the PPA Letter of Credit Issuing Bank in favor of Idaho Power, substantially in the form of Exhibit B-1, to be delivered by or on behalf of Yahoo Creek to Idaho Power prior to the Operation Date of the Project (Yahoo Creek), under and as defined in the Power Purchase Agreement (Yahoo Creek).

ANNEX B

RULES OF INTERPRETATION

1.	The singular includes the plural and the plural includes the singular. The definitions of terms apply equally to the singular and plural forms of the terms defined.

2.	A reference to a Legal Requirement includes any amendment or modification to such Legal Requirement, and all regulations, rulings and other Legal Requirements promulgated under such Legal Requirement.

3.	A reference to a Person includes its permitted successors, replacements and assigns.

4.	Accounting terms have the meanings assigned to them by GAAP, as applied by the accounting entity to which they refer.

5.	The words “include,” “includes” and “including” are not limiting.

6.	A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated. Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document. In the event of any conflict between the provisions of the Credit Agreement (exclusive of the Exhibits, Schedules, Annexes and Appendices thereto) and any Exhibit, Schedule, Annex or Appendix thereto, the provisions of the Credit Agreement shall control.

7.	References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time (to the extent permitted under the Credit Documents) and in effect at any given time.

8.	The words “hereof,” “herein” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

9.	References to “days” mean calendar days, unless the term “Banking Days” shall be used. References to a time of day mean such time in New York, New York, unless otherwise specified.

10.	Unless otherwise specified in the Credit Agreement to which this Annex B is attached, whenever a payment is required to be made pursuant to such Credit Agreement on a day that is not a Banking Day, such payment shall be made on the next succeeding Banking Day. Whenever performance of a required action, other than a payment, is due under the Credit Agreement to which this Annex B is attached on a day that is not a Banking Day, such performance shall be made on the next succeeding Banking Day.

11.	The Credit Documents are the result of negotiations between, and have been reviewed by Borrower, each Borrower Subsidiary, Administrative Agent, each Letter of Credit Issuing Bank, each Lender and their respective counsel. Accordingly, the Credit Documents shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against Borrower, any Borrower Subsidiary, Administrative Agent, any Letter of Credit Issuing Bank or any Lender.

12.	Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “will” and “shall” shall be construed to have the same meaning and effect.

13.	In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

14.	If, at any time after the Closing Date, Moody’s or S&P shall change its respective system of classifications, then any Moody’s or S&P “rating” referred to herein shall be considered to be at or above a specified level if it is at or above the new rating which most closely corresponds to the specified level under the old rating system.

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Execution Version

AMENDMENT NO. 1

TO THE CREDIT AGREEMENT AND THE PLEDGE AND SECURITY AGREEMENT

This AMENDMENT NO. 1 TO THE CREDIT AGREEMENT AND THE PLEDGE AND SECURITY AGREEMENT (this “Amendment No. 1”), dated as of January 20, 2011, is made by and among IDAHO WIND PARTNERS 1, LLC, a limited liability company organized under the laws of Delaware (the “Borrower”), each wholly owned subsidiary of the Borrower listed on Exhibit A hereto (each individually, a “Borrower Subsidiary” and collectively, the “Borrower Subsidiaries”), CoBANK, ACB, as Incremental Lender (the “Incremental Lender”), THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Administrative Agent for the Lenders (the “Administrative Agent”) and UNION BANK, N.A., as Collateral Agent for the Secured Parties (the “Collateral Agent”, and together with the Administrative Agent, the “Agents”) acting on the instruction of the lenders party to the Credit Agreement (as defined below) (the “Lenders”).

WHEREAS, reference is made to (i) the Credit Agreement, dated as of October 8, 2010, among the Borrower, the Borrower Subsidiaries, the Agents, the Lenders and the other financial institutions party thereto (as amended, modified and supplemented and in effect from time to time, the “Credit Agreement”) and (ii) the Pledge and Security Agreement dated as of October 8, 2010, among the Borrower, the Borrower Subsidiaries and the Collateral Agent (as amended, modified and supplemented and in effect from time to time, the “Pledge and Security Agreement”).

WHEREAS, the parties hereto have requested certain amendments be made to the Credit Agreement and the Pledge and Security Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.    Definitions. All capitalized terms used, but not otherwise defined, herein, including in the introductory and recital paragraphs above, shall have the meanings assigned thereto in Annex A of the Credit Agreement. The rules of interpretation contained in Sections 1.2 and 1.3 of the Credit Agreement shall apply to this Amendment No. 1 as if set forth in this Amendment No. 1. References in the Credit Agreement and the Pledge and Security Agreement (including references in the Credit Agreement and the Pledge and Security Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement and the Pledge and Security Agreement, as applicable, each as amended hereby.

SECTION 2.    Incremental Lender Joinder. The Incremental Lender hereby agrees to become a party, as a Lender, to the Credit Agreement for all purposes thereof on the terms set forth therein as of the Effective Date, and to be bound by, and benefit from, the terms of the Credit Agreement and the other Credit Documents, as applicable, as a Lender and a Secured Party thereunder.

SECTION 3.    Incremental Lender Amendments to the Credit Agreement. Subject to the satisfaction of the conditions precedent specified in Section 7 below, the Borrower, the Borrower Subsidiaries, the Administrative Agent (on behalf of the Lenders currently party to the Credit Agreement) and the Incremental Lender hereby agree that the Credit Agreement is hereby amended as follows:

(a)	The second sentence of Section 2.1(a) of the Credit Agreement is hereby amended and replaced in its entirety as follows:

“The aggregate amount of the Tranche A Construction Loan Commitments shall not exceed $157,500,000 (such amount, as may be reduced from time to time in accordance with the terms hereof, the “Total Tranche A Construction Loan Commitment”).”

(b)	The first sentence of Section 2.2(a) of the Credit Agreement is hereby amended and replaced in its entirety as follows:

“Subject to the terms and provisions set forth in this Credit Agreement, each Tranche A Lender agrees, severally but not jointly, to make to Borrower on the Term Conversion Date such loan as Borrower may request under Section 2.2(b) (individually, a “Term Loan”; and, collectively, the “Term Loans”), in an aggregate principal amount not to exceed such Tranche A Lender’s Proportionate Share (Commitment) of the Total Term Loan Commitment. The aggregate amount of the Term Loan Commitments available to Borrower on the Term Conversion Date shall be the lesser of (i) $157,500,000 and (ii) the aggregate principal amount of the Tranche A Construction Loans then outstanding as of the Term Conversion Date (after giving effect to any prepayments of the Tranche A Construction Loans to be made by Borrower on the Term Conversion Date pursuant to Section 2.8(c)(vii), if applicable) together with all accrued and unpaid interest, fees and costs and other amounts payable under the Credit Documents with respect thereto (such amount, as may be reduced from time to time in accordance with the terms hereof, the “Total Term Loan Commitment”).”

(c)	The following two sentences are hereby added to the end of Section 2.17(a) of the Credit Agreement in their entirety:

Amendment No. 1 is an Incremental Amendment and constitutes the full utilization of Borrower’s right to request an Incremental Tranche A Construction Loan Commitment Increase pursuant to this Section 2.17(a), and Section 2.17(d) below applies to the Tranche A Construction Loan Commitments established thereunder. Accordingly, notwithstanding anything herein to the contrary, following the effectiveness of Amendment No. 1, Borrower shall have no right to issue a Commitment Increase Notice in respect of any Tranche A Construction Loan Commitments or otherwise request an Incremental Tranche A Construction Loan Commitment Increase.

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(d)	Exhibit I to the Credit Agreement is hereby amended and replaced in its entirety as set forth on Exhibit B hereto.

(e)	Exhibit K to the Credit Agreement is hereby amended and replaced in its entirety as set forth on Exhibit C hereto.

SECTION 4.    Additional Amendments to the Credit Agreement. Subject to the satisfaction of the conditions precedent specified in Section 7 below, the Borrower, the Borrower Subsidiaries, the Administrative Agent (on behalf of the Lenders currently party to the Credit Agreement) hereby agree that the Credit Agreement is hereby amended as follows:

(a)	The following Section 5.33 is hereby added to Article V of the Credit Agreement in its entirety:

“5.33      CoBank Equity and Security.

(a)        So long as CoBank is a Lender hereunder, Borrower will acquire equity in CoBank in such amounts and at such times as CoBank may require in accordance with CoBank’s Bylaws and Capital Plan, except that the maximum amount of equity that Borrower may be required to purchase in CoBank in connection with the Loans made by CoBank may not exceed the maximum amount permitted by the Bylaws and the Capital Plan at the time this Agreement is entered into. Borrower (x) acknowledges receipt of that certain electronic transmission from CoBank and received by GE Member, dated as of January 3, 2011, attaching a copy of each of (i) CoBank’s annual report for the calendar year ended December 31, 2009, dated as of March 1, 2010, (ii) CoBank’s quarterly report for the calendar quarter ended September 30, 2010, dated as of November 9, 2010, (iii) CoBank’s Notice to Prospective Stockholders and (iv) CoBank’s Bylaws and Capital Plan, which in the case of clause (iv) collectively describe the nature of all of Borrower’s stock and other equities in CoBank acquired in connection with its patronage loan from CoBank (the “CoBank Equities”) as well as capitalization requirements, and (y) agrees to be bound by the terms thereof.

(b)        Each party hereto acknowledges that CoBank’s Bylaws and Capital Plan shall govern (x) the rights and obligations of the parties with respect to the CoBank Equities and any patronage refunds or other distributions made on account thereof or on account of Borrower’s patronage with CoBank, (y) Borrower’s eligibility for patronage distributions from CoBank (in the form of CoBank Equities and cash) and (z) patronage distributions, if any, in the event of a sale of a participation interest. CoBank reserves the right to assign or sell participations in all or any part of its Commitments or outstanding Loans hereunder on a non-patronage basis.

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(c)        Each party hereto acknowledges that CoBank has a statutory first Lien pursuant to the Farm Credit Act of 1971 (as amended from time to time) on all CoBank Equities that Borrower may now own or hereafter acquire, which statutory lien shall be for CoBank’s sole and exclusive benefit. The CoBank Equities shall not constitute security for the Obligations due to any other Lender. To the extent that any of the Credit Documents creates a Lien on the CoBank Equities or on patronage accrued by CoBank for the account of Borrower (including, in each case, proceeds thereof), each such Lien shall be for CoBank’s sole and exclusive benefit and shall not be subject to pro rata sharing hereunder. Neither the CoBank Equities nor any accrued patronage shall be offset against the Obligations except that, in the event of an Event of Default, CoBank may elect to apply the cash portion of any patronage distribution or retirement of equity to Obligations due to CoBank under this Agreement. Borrower acknowledges that any corresponding tax liability associated with such application is the sole responsibility of Borrower. CoBank shall have no obligation to retire the CoBank Equities upon any Event of Default or Default by Borrower, any Borrower Subsidiary, or any other Credit Party, or at any other time, either for application to the Obligations or otherwise.”

(b)	Annex A to the Credit Agreement is hereby amended by adding the following definitions in alphabetical order:

(i)	““Amendment No. 1” means that certain Amendment No. 1 to the Credit Agreement and the Pledge and Security Agreement (as defined therein), dated as of January 20, 2011, among Borrower, each Borrower Subsidiary, CoBank, Administrative Agent and Collateral Agent.”

(ii)	““CoBank” means CoBank, ACB.”

(iii)	““CoBank’s Bylaws and Capital Plan” means collectively, the Bylaws of CoBank, effective as of April 1, 2009 and the Capital Plan of CoBank, dated January 2010 (as each may be amended from time to time).”

(iv)	““CoBank Equities” has the meaning set forth in Section 5.33(a) of the Credit Agreement.”

(c)	The definition of “Credit Documents” is hereby amended and replaced in its entirety as follows:

““Credit Documents” means, collectively, the Credit Agreement, the Notes, Amendment No. 1, the Collateral Documents, the Letters of Credit, the Interest Rate Hedging Agreements, the Member Indemnity Agreements and any other loan or security agreements, fee letter agreements or letter agreements or similar documents, agreements or instruments entered into in connection with any of the foregoing.

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(d)	The definition of “Majority Lenders” is hereby amended and replaced in its entirety as follows:

““Majority Lenders” means at any time, Lenders having in excess of 50.00% of the sum of the total outstanding Loans, DSR LC Exposure and PPA LC Exposure.”

(e)	Clause (b) of the definition of “Permitted Investments” is hereby amended and replaced in its entirety as follows:

“(b) the Borrower, (i) investments in the equity of Borrower Subsidiaries, (ii) investments in Indebtedness issued by the Borrower Subsidiaries and (iii) investments in the CoBank Equities and any other stock or securities of, or investments in, CoBank or its investment services or programs.”

(f)	The definition of “Permitted Liens” is hereby amended and replaced in its entirety as follows:

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““Permitted Liens” means (a) the Liens, rights and interests of the Agents, the Letter of Credit Issuing Banks, the Lenders and the Hedge Counterparties as provided in the Operative Documents; (b) Liens imposed by any Governmental Authority for Taxes and Other Taxes not yet due or being contested in good faith and by appropriate proceedings, so long as (i) a bond or other security reasonably acceptable to the Administrative Agent has been posted or (ii) appropriate reserves have been established in accordance with GAAP; in each case, in such manner and amount as to assure Administrative Agent that any Taxes, assessments or other charges determined to be due will be promptly paid in full when such contest is determined; (c) solely in respect of the Borrower Subsidiaries, materialmen’s, mechanics’, workers’, repairmen’s, employees’ or other like Liens arising in the ordinary course of business or in the restoration, repair or replacement of a Project in accordance with the Credit Agreement, or, prior to Total Completion, in connection with the construction of a Project, either for amounts not yet due or for amounts being contested in good faith and by appropriate proceedings and in each case so long as (i) appropriate reserves have been established in accordance with GAAP or (ii) a bond or other security has been posted or provided in such manner and amount as to assure that any amount determined to be due will be promptly paid in full when such contest is determined; (d) solely in respect of the Borrower Subsidiaries, easements, rights-of-way and other encumbrances on title to Real Property shown in the Title Policies; (e) Liens incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance, social security and other Legal Requirements and that do not in the aggregate materially impair the use of the property or assets of an Obligor or the value of such property or assets for the purposes of such business; (f) Liens in an aggregate amount not in excess of $500,000 per Obligor arising out of judgments or awards so long as an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate cash reserves in accordance with GAAP, bonds or other security reasonably acceptable to the Administrative Agent have been provided therefor; (g) Liens, deposits or pledges to secure statutory obligations or performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or for purposes of like general nature in the ordinary course of the business of an Obligor not in excess of $25,000 in the aggregate per Obligor and $250,000 in the aggregate among all Obligors; (h) with respect to a Borrower Subsidiary only, Liens on assets (real or personal) of a Borrower Subsidiary which assets collectively have a fair market value of less than $25,000 in the aggregate per Borrower Subsidiary and $250,000 in the aggregate among all Borrower Subsidiaries; (i) Liens securing Indebtedness of an Obligor (x) evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition of or improvement of equipment of an Obligor (pursuant to purchase money mortgages, whether owed to the seller or a third party) used in the ordinary course of business of an Obligor in an aggregate principal amount at any one time outstanding not to exceed $25,000 in the aggregate per Obligor and $250,000 in the aggregate among all Obligors (provided that such Indebtedness is incurred within 90 days following the acquisition of such equipment or property), and (y) in respect of capitalized lease liabilities of an Obligor; provided that the aggregate amount of all Indebtedness outstanding pursuant to this clause shall not at any time exceed $25,000 in the aggregate per Obligor and $250,000 in the aggregate among all Obligors; (j) Liens that are contractual rights of set-off relating to (x) the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (y) purchase orders and other agreements entered into with suppliers to and customers of an Obligor in the ordinary course of business or (z) licenses or sublicenses of intellectual property granted in the ordinary course of business; (k) statutory Liens of depository or collecting banks on items in collection and any accompanying documents or the proceeds thereof, (l) extensions, renewals and replacements of any of the foregoing Liens to the extent and for so long as (i) the Indebtedness secured thereby remains outstanding and does not increase and (ii) such Lien shall not apply to any other property or asset than such property or assets covered by such Lien prior to such extension or renewal and (m) solely in respect of the Borrower, CoBank’s statutory Lien pursuant to the Farm Credit Act of 1971 (as amended from time to time) on the CoBank Equities.”

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SECTION 5.    Amendments to the Pledge and Security Agreement. Subject to the satisfaction of the conditions precedent specified in Section 7 below, the Borrower, the Borrower Subsidiaries, the Collateral Agent (on behalf of the Secured Parties) and the Administrative Agent (on behalf of the Lenders currently party to the Credit Agreement) hereby agree that the Pledge and Security Agreement is hereby amended as follows:

(a)	Section 1 of the Pledge and Security Agreement is hereby amended by adding the following definitions in alphabetical order:

(i)	““CoBank” has the meaning given in the Credit Agreement.”

(ii)	““CoBank Equities” has the meaning given in the Credit Agreement.”

(b)	Section 3(d) of the Pledge and Security Agreement is hereby amended and replaced in its entirety as follows:

“(d) As used herein, “Excluded Property” means (i) any motor vehicles, aircraft or rolling stock owned or leased by such Grantor and (ii) the CoBank Equities and any other stock or securities of, or investment by Borrower in, CoBank or its investment services or programs.”

SECTION 6.    Representations and Warranties.

(a)	Borrower and each Borrower Subsidiary hereby represent and warrant to the other parties hereto that (i) this Amendment No. 1 has been duly authorized, executed and delivered by such party and each of this Amendment No. 1 and the Credit Agreement and the Pledge and Security Agreement as amended hereby constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, (ii) as of the date hereof, each representation and warranty of an Idaho Wind Entity set forth in Article IV of the Credit Agreement and the other Credit Documents shall be true and correct in all material respects as if made on the date of hereof (except to the extent expressly made as of an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such date), (iii) as of the date hereof, and after giving effect to this Amendment No. 1, no Default, Event of Default or Material Adverse Effect has occurred and is continuing, and (iv) except as expressly set forth herein, each of the Credit Documents is and shall remain unchanged and in full force and effect and nothing in this Amendment No. 1 shall abrogate, prejudice, diminish or otherwise affect any powers, right, remedies or obligations of any Person arising before the date of this Amendment No. 1.

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(b)	The Incremental Lender hereby (i) represents and warrants to the other parties hereto that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment No. 1 and become party to the Credit Agreement; and (ii)(A) agrees that it will independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (B) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto and (C) agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Amendment No. 1 and the Credit Agreement are required to be performed by it as a Lender having Commitments of the Class to be held by it.

SECTION 7.    Conditions Precedent. This Amendment No. 1 shall become effective on and as of the first date (the “Effective Date”) on which the following conditions precedent have been satisfied:

(a)	Delivery to the Administrative Agent of executed counterparts of this Amendment No. 1 from each party hereto.

(b)	Each representation and warranty of an Idaho Wind Entity set forth in Section 6(a)(ii) of this Amendment No. 1 and the other Credit Documents shall be true and correct in all material respects as if made on the date hereof (except to the extent expressly made as of an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such date).

(c)	No Default or Event of Default shall have occurred and be continuing or will result from the requested Commitment Increase.

(d)	No event shall have occurred and no condition shall exist that has had a Material Adverse Effect.

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(e)	Delivery to the Administrative Agent of Updated Base Case Projections in form and substance reasonably satisfactory to Administrative Agent, which Updated Base Case Projections shall demonstrate that the requested Commitment Increase will not reduce the Projected Debt Service Coverage Ratio according to (i) the P50 Production Scenario to less than 1.40:1.00, on a minimum quarterly and on an average quarterly basis and (ii) the P99 Production Scenario to less than 1.00:1.00, on a minimum quarterly and on an average quarterly basis.

(f)	Delivery to the Incremental Lender of reliance letters in respect of the legal opinions provided to the Administrative Agent pursuant to Sections 3.1(l) and 3.5(l) of the Credit Agreement.

(g)	Delivery to the Incremental Lender of a Tranche A Construction Note evidencing the Tranche A Construction Loans of the Incremental Lender, with appropriate insertions as to date and the outstanding principal amount.

(h)	The payment in full by the Borrower of all fees and expenses then due and payable by the Borrower under the Credit Agreement, including all fees and costs of counsel as of the Effective Date and all fees and expenses incurred by the Agents (including the payment of a fee in the amount of 2.25% of the Incremental Tranche A Construction Loan Commitment Increase to the Administrative Agent on behalf of the Incremental Lender due and payable in connection with the transaction contemplated hereunder and in accordance with the terms of the Credit Agreement), whether incurred before or after the date hereof, in connection with the execution and delivery of this Amendment No. 1, including, without limitation, the reasonable fees and expenses of counsel.

(i)	Delivery to the relevant Agent of any documentation required to be delivered by the Incremental Lender pursuant to the terms of the Credit Agreement, duly completed and executed by the Incremental Lender.

SECTION 8.    Miscellaneous.

8.01. The amendments provided in Sections 3, 4 and 5 hereof shall be applicable solely with respect to those matters expressly provided therein and no other amendments, waivers or consents may be construed or implied.

8.02.    Except as expressly provided herein, each Credit Document is and shall remain unchanged and in full force and effect and nothing contained in this Amendment No. 1 shall abrogate, prejudice, diminish or otherwise affect any powers, right, remedies or obligations of any Person arising before the date of this Amendment No. 1. Any reference in the Credit Agreement, the Pledge and Security Agreement or in any documents or instruments required thereunder or annexes or schedules thereto referring to the Credit Agreement or the Pledge and Security Agreement shall be deemed to refer to the Credit Agreement or the Pledge and Security Agreement, as applicable, as amended by this Amendment No. 1.

8.03.    Credit Document. This Amendment No. 1 shall constitute a Credit Document.

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8.04.    GOVERNING LAW. THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.05.    Counterparts; Integration; Effectiveness. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any party to this Amendment No. 1 may execute this Amendment No. 1 by signing any such counterpart; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same counterpart. The delivery of an executed counterpart of a signature page of this Amendment No. 1 by electronic means, including by facsimile or by “.pdf” attachment to email, shall be effective as valid delivery of a manually executed counterpart of this Amendment No. 1. This Amendment No. 1 constitutes the entire agreement and understanding among the parties to this Amendment No. 1 with respect to the matters covered by this Amendment No. 1 and supersede any and all prior agreements and understandings, written or oral, with respect to such matters. This Amendment No. 1 shall become effective on the Effective Date.

8.06.    Successors and Assigns. This Amendment No. 1 shall be binding upon and inure to the benefit of the parties to this Amendment No. 1 and their respective successors and permitted assigns.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

IDAHO WIND PARTNERS 1, LLC,
as Borrower

By:	RP Wind ID LLC
its Managing Member

By:	/s/ Steven I. Eisenberg
Steven I. Eisenberg
Managing Director

BURLEY BUTTE WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

CAMP REED WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

GOLDEN VALLEY WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

MILNER DAM WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

OREGON TRAIL WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

PAYNE’S FERRY WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

PILGRIM STAGE STATION WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

SALMON FALLS WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

THOUSAND SPRINGS WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

TUANA GULCH WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

YAHOO CREEK WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

By:	/s/ Steven I. Eisenberg
Steven I. Eisenberg
Managing Director

COBANK, ACB,
as Incremental Lender

By:	/s/ Lori Kepner
Name: Lori Kepner
Title: Vice President

tHE Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch,
as Administrative Agent

By:	/s/ Billy Tracy
Name: Billy Tracy
Title: Vice President & Manager

UNION BANK, N.A.,
as Collateral Agent

By:	/s/ Eva Aryeetey
Name: Eva Aryeetey
Title: Vice President

EXECUTION VERSION

AMENDMENT NO. 2 TO THE CREDIT AGREEMENT
AND
AMENDMENT NO. 1 TO THE DEPOSITARY AGREEMENT

This AMENDMENT NO. 2 TO THE CREDIT AGREEMENT AND AMENDMENT NO. 1 TO THE DEPOSITARY AGREEMENT (this “Amendment”), dated as of March 30, 2011, is made by and among IDAHO WIND PARTNERS 1, LLC, a limited liability company organized under the laws of Delaware (the “Borrower”), each wholly owned subsidiary of the Borrower listed on Exhibit A hereto (each individually, a “Borrower Subsidiary” and collectively, the “Borrower Subsidiaries”), THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Administrative Agent for the Lenders (the “Administrative Agent”) acting on the instruction of the lenders party to the Credit Agreement (as defined below) (the “Lenders”) and UNION BANK, N.A., as Collateral Agent for the Secured Parties (the “Collateral Agent”, and together with the Administrative Agent, the “Agents”) and as bank and securities intermediary (the “Depositary Bank”).

WHEREAS, reference is made to the Credit Agreement, dated as of October 8, 2010, among the Borrower, the Borrower Subsidiaries, the Administrative Agent, Union Bank, N.A., as Collateral Agent, the Lenders and the other financial institutions party thereto (as amended, modified and supplemented and in effect from time to time, the “Credit Agreement”).

WHEREAS, reference is made to the Depositary Agreement, dated as of October 8, 2010, among the Borrower, the Borrower Subsidiaries, the Agents and the Depositary Bank (as amended, modified and supplemented and in effect from time to time, the “Depositary Agreement”).

WHEREAS, the parties hereto have requested that certain amendments be made to the Credit Agreement and the Depositary Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.    Definitions. All capitalized terms used, but not otherwise defined, herein, including in the introductory and recital paragraphs above, shall have the meanings assigned thereto in Annex A of the Credit Agreement. The rules of interpretation contained in Sections 1.2 and 1.3 of the Credit Agreement shall apply to this Amendment as if set forth in this Amendment. References in the Credit Agreement and the Depositary Agreement (including references in the Credit Agreement and the Depositary Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement and the Depositary Agreement, as applicable, each as amended hereby.

Section 2.    Amendments to the Credit Agreement. Subject to the satisfaction of the conditions precedent specified in Section 5 below, the Borrower, the Borrower Subsidiaries and the Administrative Agent (on behalf of the Lenders currently party to the Credit Agreement) hereby agree that the Credit Agreement is hereby amended as follows:

(a)	The list of Annexes, Exhibits and Schedules to the Credit Agreement is hereby amended by adding a new Exhibit P in the form attached hereto as Exhibit B in alphabetical order to the Miscellaneous list of Exhibits to the Credit Agreement as follows:

“Exhibit P         Form of Annual Operating Budget”

(b)	Section 3.7(q) of the Credit Agreement is hereby amended and replaced in its entirety as follows:

“(q) Annual Operating Budget. Delivery to Administrative Agent of the Annual Operating Budget with respect to the Projects as provided in Section 5.10.”

(c)	Clauses (A) and (G) of Section 5.5(d)(i) of the Credit Agreement are hereby amended and replaced in their entirety as follows:

“(A) such Project’s compliance with each material category in the then current Annual Operating Budget,”

“(G) replacement of equipment not contemplated by the then current Annual Operating Budget of value in excess of $250,000 in the aggregate per Project,”

(d)	Section 5.10(b) of the Credit Agreement is hereby amended and replaced in its entirety as follows:

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“(b) On or before 45 days prior to Completion, Borrower shall adopt an operating plan and a budget for the Projects, detailed by calendar month of anticipated revenues, Debt Service, proposed member distributions, maintenance, repair and operation expenses (including reasonable allowance for contingencies and working capital), maintenance reserves and all other anticipated O&M Costs for the Projects for the period from Completion to the conclusion of the first full fiscal year thereafter, such operating plan and budget to be substantially in the form of Exhibit P (the “Annual Operating Budget”) and shall re-assess the scheduling and probable cost of each item of maintenance for the Projects and include a timetable and budget therefor in such Annual Operating Budget. Not less than 60 days in advance of the beginning of each fiscal year after the Term Conversion Date, Borrower shall adopt a draft Annual Operating Budget for the Projects for the ensuing fiscal year. Copies of the draft Annual Operating Budget for the initial year and each subsequent year of operation of the Projects shall be promptly furnished to Administrative Agent for the review and approval by Administrative Agent (in consultation with the Independent Engineer) 45 days in advance of Completion and 60 days in advance of the beginning of each fiscal year after the Term Conversion Date. Borrower shall incorporate reasonable suggestions of Administrative Agent and the Lenders into the final Annual Operating Budget, which shall be prepared no less than 30 days in advance of Completion and the beginning of each fiscal year thereafter. Borrower shall operate and maintain each Project, or cause each Project to be operated and maintained, in accordance with the Annual Operating Budget as approved by Administrative Agent in consultation with the Independent Engineer; provided that the Obligors collectively shall not exceed any individual line item in the Annual Operating Budget by more than 15% of the budgeted amount therefor for the applicable fiscal year, and shall not exceed in the aggregate for all line items in the Annual Operating Budget by more than 10% of the budgeted amount therefor for the applicable fiscal year; provided, further that the Annual Operating Budget may be amended with Administrative Agent’s prior written consent in consultation with the Independent Engineer and in such event Borrower shall operate and maintain the Projects, or cause the Projects to be operated and maintained, within such Annual Operating Budget, as so amended and subject to the proviso set forth above. If Administrative Agent does not approve the Annual Operating Budget, Administrative Agent shall notify Borrower of the items which are disapproved and the reason for such disapproval, and until such Annual Operating Budget is so approved, the Annual Operating Budget most recently in effect shall continue to apply, except that (i) any inflation indexes or escalators contained in any Project Documents shall be applied, and (ii) any items of the then-proposed Annual Operating Budget that have been approved shall be given effect in substitution of the corresponding items in the Annual Operating Budget most recently in effect.”

(e)	Section 6.5(c) of the Credit Agreement is hereby amended and replaced in its entirety as follows:

“(c) fees and expense reimbursements to the Manager provided for under the Management Services Agreements in accordance with the Annual Operating Budget;”

(f)	Section 6.12(b)(ii)(E)(2) of the Credit Agreement is hereby amended and replaced in its entirety as follows:

“(2) the amounts specified in the Annual Operating Budget with respect thereto;”

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(g)	The last sentence in the definition of “O&M Costs” is hereby amended and replaced in its entirety as follows:

“Other than the variances permitted under Section 5.10(b) of the Credit Agreement, O&M Costs shall not include items not set forth in the Annual Operating Budget or, with respect to items set forth in the Annual Operating Budget, expenses, costs or other amounts in excess of the amounts set forth in the Annual Operating Budget for any such items.”

(h)	The definition of “Scheduled Term Loan Maturity Date” is hereby amended and replaced in its entirety as follows:

““Scheduled Term Loan Maturity Date” means December 31, 2027.”

(i)	The definition of “Scheduled LC Facility Maturity Date” is hereby amended and replaced in its entirety as follows:

““Scheduled LC Facility Maturity Date” means the earlier of (i) April 1, 2018 and (ii) the seventh (7th) anniversary of the Term Conversion Date.”

(j)	The definition of “Scheduled Tranche A Construction Loan Maturity Date” is hereby amended and replaced in its entirety as follows:

““Scheduled Tranche A Construction Loan Maturity Date” means April 15, 2011.”

Section 3.    Amendments to the Depositary Agreement. Subject to the satisfaction of the conditions precedent specified in Section 5 below, the Borrower, the Borrower Subsidiaries, the Administrative Agent (on behalf of the Lenders currently party to the Credit Agreement), the Collateral Agent and the Depositary Bank hereby agree that the Depositary Agreement is hereby amended as follows:

(a)	The proviso in Section 4.2(b), clause first of the Depositary Agreement is hereby amended and replaced in its entirety as follows:

“provided that, in each case, such amounts have not previously been the subject of a transfer and are in accordance with the Annual Operating Budget;”

(b)	The proviso in Section 4.2(c) clause first of the Depositary Agreement is hereby amended and replaced in its entirety as follows:

“provided that, in each case, such amounts have not previously been the subject of a transfer and are in accordance with the Annual Operating Budget;”

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(c)	The reference to “Annual Operating Budgets” in the first sentence of Section 4.7(b) of the Depositary Agreement is hereby amended and replaced in its entirety with “Annual Operating Budget”.

Section 4.    Representations and Warranties. Borrower and each Borrower Subsidiary hereby represent and warrant to the other parties hereto that (i) this Amendment has been duly authorized, executed and delivered by such party and each of this Amendment and the Credit Agreement and the Depositary Agreement as amended hereby constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, (ii) as of the date hereof, each representation and warranty of an Idaho Wind Entity set forth in Article IV of the Credit Agreement and the other Credit Documents shall be true and correct in all material respects as if made on the date of hereof (except to the extent expressly made as of an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such date), (iii) as of the date hereof, and after giving effect to this Amendment, no Default, Event of Default or Material Adverse Effect has occurred and is continuing, and (iv) except as expressly set forth herein, each of the Credit Documents is and shall remain unchanged and is in full force and effect and nothing in this Amendment shall abrogate, prejudice, diminish or otherwise affect any powers, right, remedies or obligations of any Person arising before the date of this Amendment.

Section 5.    Conditions Precedent. This Amendment shall become effective on and as of the first date (the “Effective Date”) on which the following conditions precedent have been satisfied:

(a)	Delivery to the Agents of executed counterparts of this Amendment from each party hereto.

(b)	Each representation and warranty of an Idaho Wind Entity set forth in Section 4 of this Amendment and the other Credit Documents shall be true and correct in all material respects as if made on the date hereof (except to the extent expressly made as of an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such date).

(c)	No Default or Event of Default shall have occurred and be continuing, or result from this Amendment.

(d)	No event shall have occurred and no condition shall exist that has had a Material Adverse Effect.

(e)	The payment in full by the Borrower of all fees and expenses then due and payable by the Borrower under the Credit Agreement and the Depositary Agreement, including all fees and costs of counsel as of the Effective Date and all fees and expenses incurred by the Agents and the Depositary Bank, whether incurred before or after the date hereof, in connection with the execution and delivery of this Amendment, including, without limitation, the reasonable fees and expenses of counsel.

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Section 6.    Miscellaneous.

6.01.    The amendments provided in Sections 2 and 3 hereof shall be applicable solely with respect to those matters expressly provided therein and no other amendments, waivers or consents may be construed or implied.

6.02.    Except as expressly provided herein, each Credit Document is and shall remain unchanged and in full force and effect and nothing contained in this Amendment shall abrogate, prejudice, diminish or otherwise affect any powers, right, remedies or obligations of any Person arising before the date of this Amendment. Any reference in the Credit Agreement, the Depositary Agreement or in any documents or instruments required thereunder or annexes or schedules thereto referring to the Credit Agreement or the Depositary Agreement shall be deemed to refer to the Credit Agreement or the Depositary Agreement, as applicable, each as amended by this Amendment.

6.03.    Credit Document. This Amendment shall constitute a Credit Document.

6.04. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

6.05.    Counterparts; Integration; Effectiveness. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any party to this Amendment may execute this Amendment by signing any such counterpart; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same counterpart. The delivery of an executed counterpart of a signature page of this Amendment by electronic means, including by facsimile or by “.pdf” attachment to email, shall be effective as valid delivery of a manually executed counterpart of this Amendment. This Amendment constitutes the entire agreement and understanding among the parties to this Amendment with respect to the matters covered by this Amendment and supersedes any and all prior agreements and understandings, written or oral, with respect to such matters. This Amendment shall become effective on the Effective Date.

6.06.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties to this Amendment and their respective successors and permitted assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

IDAHO WIND PARTNERS 1, LLC,
as Borrower

By:	RP Wind ID LLC
its Managing Member

By:	/s/ Steven I. Eisenberg
Name: Steven I. Eisenberg
Title: Managing Director

Signature Page to Amendment No. 2 to Credit Agreement and Amendment No. 1 to Depositary Agreement

BURLEY BUTTE WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

CAMP REED WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

GOLDEN VALLEY WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

MILNER DAM WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

OREGON TRAIL WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

PAYNE’S FERRY WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

PILGRIM STAGE STATION WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

SALMON FALLS WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

THOUSAND SPRINGS WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

TUANA GULCH WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

YAHOO CREEK WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

By:	/s/ Steven I. Eisenberg
Name: Steven I. Eisenberg
Title: Managing Director

Signature Page to Amendment No. 2 to Credit Agreement and Amendment No. 1 to Depositary Agreement

THE BANK OF TOKYO-MITSUBISHI
UFJ, LTD., NEW YORK BRANCH,
as Administrative Agent

By:	/s/ Billy Tracy
Name: Billy Tracy
Title: Director

Signature Page to Amendment No. 2 to Credit Agreement and Amendment No. 1 to Depositary Agreement

UNION BANK, N.A.,
as Collateral Agent

By:	/s/ EVA ARYEETEY
Name: EVA ARYEETEY
Title: VICE PRESIDENT

Signature Page to Amendment No. 2 to Credit Agreement and Amendment No. 1 to Depositary Agreement

UNION BANK, N.A.,
as Depositary Bank

By:	/s/ EVA ARYEETEY
Name: EVA ARYEETEY
Title: VICE PRESIDENT

Signature Page to Amendment No. 2 to Credit Agreement and Amendment No. 1 to Depositary Agreement

Execution Version

AMENDMENT NO. 3 TO THE CREDIT AGREEMENT

AND

AMENDMENT NO. 2 TO THE DEPOSITARY AGREEMENT

This AMENDMENT NO. 3 TO THE CREDIT AGREEMENT AND AMENDMENT NO. 2 TO THE DEPOSITARY AGREEMENT (this “Amendment”), dated as of May 9, 2011, is made by and among IDAHO WIND PARTNERS 1, LLC, a limited liability company organized under the laws of Delaware (the “Borrower”), each wholly owned subsidiary of the Borrower listed on Appendix A hereto (each individually, a “Borrower Subsidiary” and collectively, the “Borrower Subsidiaries”), THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Administrative Agent for the Lenders (the “Administrative Agent”) acting on the instruction of the lenders party to the Credit Agreement (as defined below) (the “Lenders”) and UNION BANK, N.A., as Collateral Agent for the Secured Parties (the “Collateral Agent”, and together with the Administrative Agent, the “Agents”) and as bank and securities intermediary (the “Depositary Bank”).

WHEREAS, reference is made to the Credit Agreement, dated as of October 8, 2010, among the Borrower, the Borrower Subsidiaries, the Administrative Agent, Union Bank, N.A., as Collateral Agent, the Lenders and the other financial institutions party thereto (as amended, modified and supplemented and in effect from time to time, the “Credit Agreement”).

WHEREAS, reference is made to the Depositary Agreement, dated as of October 8, 2010, among the Borrower, the Borrower Subsidiaries, the Agents and the Depositary Bank (as amended, modified and supplemented and in effect from time to time, the “Depositary Agreement”).

WHEREAS, the parties hereto have requested that certain amendments be made to the Credit Agreement and the Depositary Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.    Definitions. All capitalized terms used, but not otherwise defined, herein, including in the introductory and recital paragraphs above, shall have the meanings assigned thereto in Annex A of the Credit Agreement. The rules of interpretation contained in Sections 1.2 and 1.3 of the Credit Agreement shall apply to this Amendment as if set forth in this Amendment. References in the Credit Agreement and the Depositary Agreement (including references in the Credit Agreement and the Depositary Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement and the Depositary Agreement, as applicable, each as amended hereby.

SECTION 2.    Amendments to the Credit Agreement. Subject to the satisfaction of the conditions precedent specified in Section 5 below, the Borrower, the Borrower Subsidiaries and the Administrative Agent (on behalf of the Lenders currently party to the Credit Agreement) hereby agree that the reference to “, as calculated by the Administrative Agent” is hereby deleted in its entirety from the definitions of “Debt Service Reserve Requirement” and “Supplemental Reserve Amount” set forth in Annex A to the Credit Agreement.

SECTION 3.    Amendments to the Depositary Agreement. Subject to the satisfaction of the conditions precedent specified in Section 5 below, the Borrower, the Borrower Subsidiaries, the Administrative Agent (on behalf of the Lenders currently party to the Credit Agreement), the Collateral Agent and the Depositary Bank hereby agree that the Depositary Agreement is hereby amended as follows:

(a)	The list of Exhibits to the Depositary Agreement is hereby amended by adding a new Exhibit P in the form attached hereto as Appendix B in alphabetical order as follows:

“EXHIBIT P Form of Supplemental Operating Account

Transfer Certificate”

(b)	The following language is hereby added immediately following the reference to “Completion Reserve Account Withdrawal Certificate” in Section 3.2(b) of the Depositary Agreement:

“, Supplemental Operating Account Transfer Certificate”

(c)	The following language is hereby added immediately following the reference to “Completion Reserve Account Withdrawal Certificate,” in Section 3.2(e) of the Depositary Agreement:

“Supplemental Operating Account Transfer Certificate,”

(d)	Clause (f) is hereby added to Section 3.2 of the Depositary Agreement in its entirety:

“(f) In the event that, following the delivery of an Operating Account Transfer Certificate to Depositary Bank, Borrower shall determine that a payment in respect of O&M Costs is required to be made on a date other than a Monthly Transfer Date, Borrower may, no more than once per calendar month, provide a certificate in the form of Exhibit P (a “Supplemental Operating Account Transfer Certificate”) to Depositary Bank; provided that such O&M Costs (i) have not previously been withdrawn from the Operating Account pursuant to Schedule 1 of an Operating Account Transfer Certificate or Schedule 1 of a Supplemental Operating Account Transfer Certificate and (ii) have been incurred in accordance with the Annual Operating Budget.”

(e)	The reference to “$500,000” in clause first of Section 4.2(c) of the Depositary Agreement is hereby amended and replaced in its entirety with “$1,000,000”.

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(f)	The reference to “, as calculated by the Administrative Agent,” is hereby deleted in its entirety from Section 4.15(c)(i) of the Depositary Agreement.

(g)	The reference to “as calculated by the Administrative Agent,” is hereby deleted in its entirety from Section 4.15(c)(ii)(B) of the Depositary Agreement.

SECTION 4.    Representations and Warranties. Borrower and each Borrower Subsidiary hereby represent and warrant to the other parties hereto that (i) this Amendment has been duly authorized, executed and delivered by such party and each of this Amendment and the Credit Agreement and the Depositary Agreement as amended hereby constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, (ii) as of the date hereof, each representation and warranty of an Idaho Wind Entity set forth in Article IV of the Credit Agreement and the other Credit Documents shall be true and correct in all material respects as if made on the date of hereof (except to the extent expressly made as of an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such date), (iii) as of the date hereof, and after giving effect to this Amendment, no Default, Event of Default or Material Adverse Effect has occurred and is continuing, and (iv) except as expressly set forth herein, each of the Credit Documents is and shall remain unchanged and is in full force and effect and nothing in this Amendment shall abrogate, prejudice, diminish or otherwise affect any powers, right, remedies or obligations of any Person arising before the date of this Amendment.

SECTION 5.    Conditions Precedent. This Amendment shall become effective on and as of the first date (the “Effective Date”) on which the following conditions precedent have been satisfied:

(a)	Delivery to the Agents of executed counterparts of this Amendment from each party hereto.

(b)	Each representation and warranty of an Idaho Wind Entity set forth in Section 4 of this Amendment and the other Credit Documents shall be true and correct in all material respects as if made on the date hereof (except to the extent expressly made as of an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such date).

(c)	No Default or Event of Default shall have occurred and be continuing, or will result from this Amendment.

(d)	No event shall have occurred and no condition shall exist that has had a Material Adverse Effect.

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(e)	The payment in full by the Borrower of all fees and expenses then due and payable by the Borrower under the Credit Agreement and the Depositary Agreement, including all fees and costs of counsel as of the Effective Date and all fees and expenses incurred by the Agents and the Depositary Bank, whether incurred before or after the date hereof, in connection with the execution and delivery of this Amendment, including, without limitation, the reasonable fees and expenses of counsel.

SECTION 6.    Miscellaneous.

6.01.   The amendments provided in Sections 2 and 3 hereof shall be applicable solely with respect to those matters expressly provided therein and no other amendments, waivers or consents may be construed or implied.

6.02.   Except as expressly provided herein, each Credit Document is and shall remain unchanged and in full force and effect and nothing contained in this Amendment shall abrogate, prejudice, diminish or otherwise affect any powers, right, remedies or obligations of any Person arising before the date of this Amendment. Any reference in the Credit Agreement, the Depositary Agreement or in any documents or instruments required thereunder or annexes or schedules thereto referring to the Credit Agreement or the Depositary Agreement shall be deemed to refer to the Credit Agreement or the Depositary Agreement, as applicable, each as amended by this Amendment.

6.03.   Credit Document. This Amendment shall constitute a Credit Document.

6.04.   GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

6.05.   Counterparts; Integration; Effectiveness. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any party to this Amendment may execute this Amendment by signing any such counterpart; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same counterpart. The delivery of an executed counterpart of a signature page of this Amendment by electronic means, including by facsimile or by “.pdf” attachment to email, shall be effective as valid delivery of a manually executed counterpart of this Amendment. This Amendment constitutes the entire agreement and understanding among the parties to this Amendment with respect to the matters covered by this Amendment and supersedes any and all prior agreements and understandings, written or oral, with respect to such matters. This Amendment shall become effective on the Effective Date.

6.06.   Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties to this Amendment and their respective successors and permitted assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

IDAHO WIND PARTNERS 1, LLC,
as Borrower

By:	RP Wind ID LLC,
its Managing Member

By:	/s/ Steven I. Eisenberg
Name: Steven I. Eisenberg
Title: Managing Director

BURLEY BUTTE WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

CAMP REED WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

GOLDEN VALLEY WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

MILNER DAM WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

OREGON TRAIL WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

PAYNE’S FERRY WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

PILGRIM STAGE STATION WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

SALMON FALLS WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

THOUSAND SPRINGS WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

TUANA GULCH WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

YAHOO CREEK WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

By:	/s/ Steven I. Eisenberg
Name: Steven I. Eisenberg
Title: Managing Director

tHE Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch,
as Administrative Agent

:	By	/s/ Billy Tracy
Name: Billy Tracy
Title: Director

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UNION BANK, N.A.,
as Collateral Agent

By:	/s/ EVA ARYEETEY
Name: EVA ARYEETEY
Title: VICE PRESIDENT

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UNION BANK, N.A.,
as Depositary Bank

By:	/s/ EVA ARYEETEY
Name: EVA ARYEETEY
Title: VICE PRESIDENT

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execution version

AMENDMENT NO. 4 TO THE CREDIT AGREEMENT

This AMENDMENT NO. 4 TO THE CREDIT AGREEMENT (this “Amendment”), dated as of October 4, 2011, is made by and among IDAHO WIND PARTNERS 1, LLC, a limited liability company organized under the laws of Delaware (the “Borrower”), each wholly owned subsidiary of the Borrower listed on Appendix A hereto (each individually, a “Borrower Subsidiary” and collectively, the “Borrower Subsidiaries”), and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Administrative Agent for the Lenders (the “Administrative Agent”) acting on the instruction of the lenders party to the Credit Agreement (as defined below) (the “Lenders”).

WHEREAS, reference is made to the Credit Agreement, dated as of October 8, 2010, among the Borrower, the Borrower Subsidiaries, the Administrative Agent, Union Bank, N.A., as Collateral Agent, the Lenders and the other financial institutions party thereto (as amended, modified and supplemented and in effect from time to time, the “Credit Agreement”).

WHEREAS, the parties hereto have requested that certain amendments be made to the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.   Definitions. All capitalized terms used, but not otherwise defined, herein, including in the introductory and recital paragraphs above, shall have the meanings assigned thereto in Annex A of the Credit Agreement. The rules of interpretation contained in Sections 1.2 and 1.3 of the Credit Agreement shall apply to this Amendment as if set forth in this Amendment. References in the Credit Agreement (including references in the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement, as amended hereby.

SECTION 2.   Amendments to the Credit Agreement. Subject to the satisfaction of the conditions precedent specified in Section 4 below, the Borrower, the Borrower Subsidiaries and the Administrative Agent (on behalf of each Lender currently party to the Credit Agreement) hereby agree that the Credit Agreement is hereby amended as follows:

(a)	The reference to “$27,000,000” in clause (ii) of the last sentence of Section 2.3(b) of the Credit Agreement is hereby deleted and replaced in its entirety with “$31,500,000”.

(b)	The reference to “$27,000,000” in Section 2.8(e)(i)(B)(1) of the Credit Agreement is hereby deleted and replaced in its entirety with “$31,500,000”.

(c)	The definition of “REC Loan Availability Termination Date” in Annex A of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

““REC Loan Availability Termination Date” means the earlier of (a) October 4, 2011, (b) the Initial Repayment Date and (c) the date on which any Loan or LC Loan is accelerated in accordance with Article IX of the Credit Agreement.”

SECTION 3.   Representations and Warranties. Borrower and each Borrower Subsidiary hereby represent and warrant to the other parties hereto that (i) this Amendment has been duly authorized, executed and delivered by such party and each of this Amendment and the Credit Agreement as amended hereby constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, (ii) as of the date hereof, each representation and warranty of an Idaho Wind Entity set forth in Article IV of the Credit Agreement and the other Credit Documents shall be true and correct in all material respects as if made on the date of hereof (except to the extent expressly made as of an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such date), (iii) as of the date hereof, and after giving effect to this Amendment, no Default, Event of Default or Material Adverse Effect has occurred and is continuing, and (iv) except as expressly set forth herein, each of the Credit Documents is and shall remain unchanged and is in full force and effect and nothing in this Amendment shall abrogate, prejudice, diminish or otherwise affect any powers, right, remedies or obligations of any Person arising before the date of this Amendment.

SECTION 4.   Conditions Precedent. This Amendment shall become effective on and as of the first date (the “Effective Date”) on which the following conditions precedent have been satisfied:

(a)	Delivery to the Administrative Agent of executed counterparts of this Amendment from each party hereto.

(b)	Each representation and warranty of an Idaho Wind Entity set forth in Section 3 of this Amendment and the other Credit Documents shall be true and correct in all material respects as if made on the date hereof (except to the extent expressly made as of an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such date).

(c)	No Default or Event of Default shall have occurred and be continuing, or will result from this Amendment.

(d)	No event shall have occurred and no condition shall exist that has had a Material Adverse Effect.

(e)	The payment in full by the Borrower of all fees and expenses then due and payable by the Borrower under the Credit Agreement, including all fees and costs of counsel as of the Effective Date and all fees and expenses incurred by the Administrative Agent, whether incurred before or after the date hereof, in connection with the execution and delivery of this Amendment, including, without limitation, the reasonable fees and expenses of counsel.

SECTION 5.   Miscellaneous.

5.01.  The amendment provided in Section 2 hereof shall be applicable solely with respect to those matters expressly provided therein and no other amendments, waivers or consents may be construed or implied.

5.02.  Except as expressly provided herein, each Credit Document is and shall remain unchanged and in full force and effect and nothing contained in this Amendment shall abrogate, prejudice, diminish or otherwise affect any powers, right, remedies or obligations of any Person arising before the date of this Amendment. Any reference in the Credit Agreement or in any documents or instruments required thereunder or annexes or schedules thereto referring to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended by this Amendment.

5.03.  Credit Document. This Amendment shall constitute a Credit Document.

5.04. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

5.05.  Counterparts; Integration; Effectiveness. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any party to this Amendment may execute this Amendment by signing any such counterpart; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same counterpart. The delivery of an executed counterpart of a signature page of this Amendment by electronic means, including by facsimile or by “.pdf” attachment to email, shall be effective as valid delivery of a manually executed counterpart of this Amendment. This Amendment constitutes the entire agreement and understanding among the parties to this Amendment with respect to the matters covered by this Amendment and supersedes any and all prior agreements and understandings, written or oral, with respect to such matters. This Amendment shall become effective on the Effective Date.

5.06.  Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties to this Amendment and their respective successors and permitted assigns.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

IDAHO WIND PARTNERS 1, LLC,
as Borrower

By:	RP Wind ID LLC,
its Managing Member

By:	/s/ Steven I. Eisenberg
Name: Steven I. Eisenberg
Title: Managing Director

BURLEY BUTTE WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

CAMP REED WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

GOLDEN VALLEY WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

MILNER DAM WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

OREGON TRAIL WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

PAYNE’S FERRY WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

PILGRIM STAGE STATION WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

SALMON FALLS WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

THOUSAND SPRINGS WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

TUANA GULCH WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

YAHOO CREEK WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

By:	/s/ Steven I. Eisenberg
Name: Steven I. Eisenberg
Title: Managing Director

tHE Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch,
as Administrative Agent

By:	/s/ Billy Tracy
Name: Billy Tracy
Title: Director

Execution Version

AMENDMENT NO. 5

TO THE CREDIT AGREEMENT

This AMENDMENT NO. 5 TO THE CREDIT AGREEMENT (this “Amendment No. 5”), dated as of November 9, 2011, is made by and among IDAHO WIND PARTNERS 1, LLC, a limited liability company organized under the laws of Delaware (the “Borrower”), each wholly owned subsidiary of the Borrower listed on Exhibit A hereto (each individually, a “Borrower Subsidiary” and collectively, the “Borrower Subsidiaries”), CoBANK, ACB, as Incremental Lender (the “Incremental Lender”) and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Administrative Agent for the Lenders (the “Administrative Agent”).

WHEREAS, reference is made to the Credit Agreement, dated as of October 8, 2010, among the Borrower, the Borrower Subsidiaries, the Administrative Agent, Union Bank, N.A., as Collateral Agent for the Secured Parties (the “Collateral Agent”), the Lenders and the other financial institutions party thereto (as amended, modified and supplemented and in effect from time to time, the “Credit Agreement).

WHEREAS, the parties hereto have requested certain amendments be made to the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.   Definitions. All capitalized terms used, but not otherwise defined, herein, including in the introductory and recital paragraphs above, shall have the meanings assigned thereto in Annex A of the Credit Agreement. The rules of interpretation contained in Sections 1.2 and 1.3 of the Credit Agreement shall apply to this Amendment No. 5 as if set forth in this Amendment No. 5. References in the Credit Agreement (including references in the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

SECTION 2.   Incremental Lender Amendments to the Credit Agreement. Subject to the satisfaction of the conditions precedent specified in Section 5 below, the Borrower, the Borrower Subsidiaries, the Administrative Agent (on behalf of the Lenders currently party to the Credit Agreement) and the Incremental Lender hereby agree that the Credit Agreement is hereby amended as follows:

(a)	The second sentence of Section 2.3(a) of the Credit Agreement is hereby amended and replaced in its entirety as follows:

“The aggregate amount of the Tranche C Loan Commitments shall not exceed $31,500,000 (such amount, as may be reduced from time to time in accordance with the terms hereof, the “Total Tranche C Loan Commitment”).”

(b)	The following two sentences are hereby added to the end of Section 2.17(a) of the Credit Agreement in their entirety:

Amendment No. 5 is an Incremental Amendment and constitutes the full utilization of Borrower’s right to request an Incremental Tranche C Commitment Increase pursuant to this Section 2.17(a). Accordingly, notwithstanding anything herein to the contrary, following the effectiveness of Amendment No. 5, Borrower shall have no right to issue a Commitment Increase Notice in respect of any Tranche C Loan Commitments or otherwise request an Incremental Tranche C Commitment Increase.

(c)	Exhibit I to the Credit Agreement is hereby amended and replaced in its entirety as set forth on Exhibit B hereto.

(d)	Exhibit K to the Credit Agreement is hereby amended and replaced in its entirety as set forth on Exhibit C hereto.

(e)	The reference to $27,000,000 in Exhibit D-3B to the Credit Agreement is hereby amended and replaced in its entirety with $31,500,000.

SECTION 3.   Additional Amendments to the Credit Agreement. Subject to the satisfaction of the conditions precedent specified in Section 5 below, the Borrower, the Borrower Subsidiaries and the Administrative Agent (on behalf of the Lenders currently party to the Credit Agreement) hereby agree that the Credit Agreement is hereby amended as follows:

(a)	Annex A to the Credit Agreement is hereby amended by adding the following definitions in alphabetical order:

(i)	““Amendment No. 5” means that certain Amendment No. 5 to the Credit Agreement, dated as of November 9, 2011, among Borrower, each Borrower Subsidiary, CoBank and Administrative Agent.”

(b)	The definition of “Credit Documents” is hereby amended and replaced in its entirety as follows:

““Credit Documents” means, collectively, the Credit Agreement, the Notes, the Collateral Documents, the Letters of Credit, the Interest Rate Hedging Agreements, the Member Indemnity Agreements and any other loan or security agreements, fee letter agreements or letter agreements or similar documents, agreements or instruments entered into in connection with any of the foregoing.

SECTION 4.   Representations and Warranties.

(a)	Borrower and each Borrower Subsidiary hereby represent and warrant to the other parties hereto that (i) this Amendment No. 5 has been duly authorized, executed and delivered by such party and each of this Amendment No. 5 and the Credit Agreement as amended hereby constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, (ii) as of the date hereof, each representation and warranty of an Idaho Wind Entity set forth in Article IV of the Credit Agreement and the other Credit Documents shall be true and correct in all material respects as if made on the date of hereof (except to the extent expressly made as of an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such date), (iii) as of the date hereof, and after giving effect to this Amendment No. 5, no Default, Event of Default or Material Adverse Effect has occurred and is continuing, and (iv) except as expressly set forth herein, each of the Credit Documents is and shall remain unchanged and in full force and effect and nothing in this Amendment No. 5 shall abrogate, prejudice, diminish or otherwise affect any powers, right, remedies or obligations of any Person arising before the date of this Amendment No. 5.

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(b)	The Incremental Lender hereby (i) represents and warrants to the other parties hereto that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment No. 5 and become party to the Credit Agreement; and (ii)(A) agrees that it will independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (B) agrees that it will perform in accordance with the terms of the Credit Agreement and the other Credit Documents all of the obligations which by the terms of this Amendment No. 5 and the Credit Agreement are required to be performed by it as a Lender having Commitments of the Class to be held by it.

SECTION 5.    Conditions Precedent. This Amendment No. 5 shall become effective on and as of the first date (the “Effective Date”) on which the following conditions precedent have been satisfied:

(a)	Delivery to the Administrative Agent of executed counterparts of this Amendment No. 5 from each party hereto.

(b)	Each representation and warranty of an Idaho Wind Entity set forth in Section 4(a)(ii) of this Amendment No. 5 and the other Credit Documents shall be true and correct in all material respects as if made on the date hereof (except to the extent expressly made as of an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such date).

(c)	No Default or Event of Default shall have occurred and be continuing or will result from the requested Commitment Increase.

(d)	No event shall have occurred and no condition shall exist that has had a Material Adverse Effect.

(e)	Delivery to the Administrative Agent of Updated Base Case Projections in form and substance reasonably satisfactory to the Administrative Agent, which Updated Base Case Projections shall demonstrate that the requested Commitment Increase will not reduce the Projected Debt Service Coverage Ratio according to (i) the P50 Production Scenario to less than 1.40:1.00, on a minimum quarterly and on an average quarterly basis and (ii) the P99 Production Scenario to less than 1.00:1.00, on a minimum quarterly and on an average quarterly basis.

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(f)	Delivery to the Incremental Lender of a Tranche C Loan Note evidencing the Tranche C Loans of the Incremental Lender, with appropriate insertions as to date and the outstanding principal amount.

(g)	The payment in full by the Borrower of all fees and expenses then due and payable by the Borrower under the Credit Agreement, including all fees and costs of counsel as of the Effective Date and all fees and expenses incurred by the Agents (including the payment of a fee in the amount of 2.00% of the Incremental Tranche C Construction Loan Commitment Increase to the Administrative Agent on behalf of the Incremental Lender due and payable in connection with the transaction contemplated hereunder and in accordance with the terms of the Credit Agreement), whether incurred before or after the date hereof, in connection with the execution and delivery of this Amendment No. 5, including, without limitation, the reasonable fees and expenses of counsel.

(h)	Delivery to the Administrative Agent of any documentation required to be delivered by the Incremental Lender pursuant to the terms of the Credit Agreement, duly completed and executed by the Incremental Lender.

SECTION 6.   Miscellaneous.

6.01.    The amendments provided in Sections 2 and 3 hereof shall be applicable solely with respect to those matters expressly provided therein and no other amendments, waivers or consents may be construed or implied.

6.02.    Except as expressly provided herein, each Credit Document is and shall remain unchanged and in full force and effect and nothing contained in this Amendment No. 5 shall abrogate, prejudice, diminish or otherwise affect any powers, right, remedies or obligations of any Person arising before the date of this Amendment No. 5. Any reference in the Credit Agreement or in any documents or instruments required thereunder or annexes or schedules thereto referring to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended by this Amendment No. 5.

6.03.  Credit Document. This Amendment No. 5 shall constitute a Credit Document.

6.04. GOVERNING LAW. THIS AMENDMENT NO. 5 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

6.05.  Counterparts; Integration; Effectiveness. This Amendment No. 5 may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any party to this Amendment No. 5 may execute this Amendment No. 5 by signing any such counterpart; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same counterpart. The delivery of an executed counterpart of a signature page of this Amendment No. 5 by electronic means, including by facsimile or by “.pdf” attachment to email, shall be effective as valid delivery of a manually executed counterpart of this Amendment No. 5. This Amendment No. 5 constitutes the entire agreement and understanding among the parties to this Amendment No. 5 with respect to the matters covered by this Amendment No. 5 and supersede any and all prior agreements and understandings, written or oral, with respect to such matters. This Amendment No. 5 shall become effective on the Effective Date.

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6.06.  Successors and Assigns. This Amendment No. 5 shall be binding upon and inure to the benefit of the parties to this Amendment No. 5 and their respective successors and permitted assigns.

[Signature Pages Follow]

5

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 5 to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

IDAHO WIND PARTNERS 1, LLC,
as Borrower

By:	RP Wind ID LLC
its Managing Member

By:	/s/ Steven I. Eisenberg
Name: Steven I. Eisenberg
Title: Managing Director

Signature Page to Amendment No. 5 to the Credit Agreement

BURLEY BUTTE WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

CAMP REED WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

GOLDEN VALLEY WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

MILNER DAM WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

OREGON TRAIL WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

PAYNE’S FERRY WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

PILGRIM STAGE STATION WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

SALMON FALLS WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

THOUSAND SPRINGS WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

TUANA GULCH WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

YAHOO CREEK WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

By:	/s/ Steven I. Eisenberg
Name: Steven I. Eisenberg
Title: Managing Director

COBANK, ACB,
as Incremental Lender

By:	/s/ Lori Kepner
Name: Lori Kepner
Title: Vice President

tHE Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch,
as Administrative Agent

By:	/s/ Billy Tracy
Name: Billy Tracy
Title: Director

EXECUTION VERSION

WAIVER AND AMENDMENT NO. 6

TO THE CREDIT AGREEMENT

This WAIVER AND AMENDMENT NO. 6 TO THE CREDIT AGREEMENT (this “Amendment No. 6”), dated as of August ____, 2012, is made by and among IDAHO WIND PARTNERS 1, LLC, a limited liability company organized under the laws of Delaware (the “Borrower”), each wholly owned subsidiary of the Borrower listed on Exhibit A hereto (each individually, a “Borrower Subsidiary” and collectively, the “Borrower Subsidiaries”) and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Administrative Agent for the Lenders (the “Administrative Agent”).

WHEREAS, reference is made to the Credit Agreement, dated as of October 8, 2010, among the Borrower, the Borrower Subsidiaries, the Administrative Agent, Union Bank, N.A., as Collateral Agent for the Secured Parties (the “Collateral Agent”), the Lenders and the other financial institutions party thereto (as amended, modified and supplemented and in effect from time to time, the “Credit Agreement”).

WHEREAS, the parties hereto have requested an amendment be made to the Credit Agreement and a waiver be granted with respect to certain requirements of the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.     Definitions. All capitalized terms used, but not otherwise defined, herein, including in the introductory and recital paragraphs above, shall have the meanings assigned thereto in Annex A of the Credit Agreement. The rules of interpretation contained in Sections 1.2 and 1.3 of the Credit Agreement shall apply to this Amendment No. 6 as if set forth in this Amendment No. 6. References in the Credit Agreement (including references in the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

SECTION 2.     Amendments to the Credit Agreement. Subject to the satisfaction of the conditions precedent specified in Section 5 below, the Borrower, the Borrower Subsidiaries and the Administrative Agent (on behalf of the Majority Lenders) hereby agree to amend the Credit Agreement as follows:

(a)        Section 2.4(e) of the Credit Agreement is hereby amended by adding the following as a new Section 2.4(e)(iv):

    “(iv) Cash Collateralization. If a Remedy Event shall occur, the Borrower shall, on the Banking Day following the date on which the Borrower receives notice of such Remedy Event, deposit in an account with the Collateral Agent in the name of the Collateral Agent and for the sole benefit of the applicable LC Lenders, an amount in Dollars in cash equal to 102.5% of the total DSR LC Exposure and PPA LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that, upon the occurrence of any Remedy Event with respect to any Obligor described in Section 3.2(c)(i) of the Intercreditor Agreement, the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable in Dollars, without demand or other notice of any kind. Each deposit of cash collateral pursuant to this paragraph shall be held by the Collateral Agent for the benefit of the DSR Letter of Credit Issuing Bank and DSR LC Lenders and PPA Letter of Credit Issuing Bank and PPA LC Lenders, as applicable, as collateral for the payment and performance of the obligations of the Obligors under this Agreement in respect of the DSR Letters of Credit and the PPA Letters of Credit. Subject to the terms of the Intercreditor Agreement, the Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Such deposits shall not bear interest and such amounts be held in Dollars in cash. Moneys in such account shall be applied by the Administrative Agent to reimburse each DSR Letter of Credit Issuing Bank or PPA Letter of Credit Issuing Bank for Drawing Payments for which such DSR Letter of Credit Issuing Bank or PPA Letter of Credit Issuing Bank has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the DSR LC Exposure and PPA LC Exposure at such time. In addition, at any time where amounts would otherwise be required to be applied to the mandatory prepayment of Loans or LC Loans in accordance with Section 2.8(c), but no Loans or LC Loans are then outstanding, such amounts shall instead be held as cash collateral for the DSR LC Exposure and the PPA LC Exposure (ratably based on the DSR LC Exposure and the PPA LC Exposure) in the manner specified in this Section 2.4(e)(iv).”

(b)        A new Section 2.4(h) is hereby added in its entirety as follows:

    “(h)     Request for Extension of the Scheduled LC Facility Maturity Date. Not less than six (6) months prior to the Scheduled LC Facility Maturity Date and not more than one (1) year prior to the Scheduled LC Facility Maturity Date, Borrower may, by written notice to the Administrative Agent, request that the Scheduled LC Facility Maturity Date be extended to a date not later than the Scheduled Term Loan Maturity Date (the “Extension Notice”). The Extension Notice shall specify the identity of each Lender or other Person that is an Eligible Assignee to whom Borrower proposes any portion of the LC Commitment be allocated and the amounts of such allocations for the period of the requested extension. If the LC Lenders do not agree to so extend the Scheduled LC Facility Maturity Date, Borrower shall repay any outstanding LC Loans by no later than the Scheduled LC Facility Maturity Date. If the LC Lenders agree to so extend the Scheduled LC Facility Maturity Date, as a condition to such extension, the Credit Documents shall be amended prior to the Scheduled LC Facility Maturity Date in a manner acceptable to the LC Lenders to reflect the terms of such extension and the effectiveness of such amendment shall be subject to such further conditions as the LC Lenders shall so require.”

(c)         Section 5.6(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

       “(b)     With respect to any (i) Additional Project Document or (ii) REC Document, in each case entered into by an Obligor after the Closing Date, use reasonable commercial efforts to cause its counterparty thereto to execute and deliver to Administrative Agent a consent substantially in the form of Exhibit F-6; provided that with respect to any REC Document, this clause (b) shall apply solely to the extent that aggregate revenue payable to an Idaho Wind Entity pursuant thereto could reasonably be expected to exceed $500,000 or the equivalent per annum.”

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(d)        Section 6.18 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“6.18     Additional Documents. On and after the Closing Date, enter into any Additional Project Documents or REC Documents without the prior written consent of Administrative Agent (in consultation with the Independent Engineer); provided that with respect to any REC Document, this Section 6.18 shall apply solely to the extent that either (a) the aggregate revenue payable to an Idaho Wind Entity pursuant thereto could reasonably be expected to exceed $500,000 or the equivalent per annum or (b) such REC Document contains a requirement that an Idaho Wind Entity produce, sell or deliver a minimum volume of RECs at any time.”

SECTION 3.     Waiver under the Credit Agreement. Subject to the satisfaction of the conditions precedent specified in Section 5 below, the Administrative Agent (on behalf of the Majority Lenders) hereby waives, pursuant to Section 11.10 of the Credit Agreement, any Default or Event of Default arising solely from the failure of an Obligor to use reasonable commercial efforts to cause its counterparties to the REC Agreements set forth on Schedule 1 hereto to execute and deliver to the Administrative Agent a consent substantially in the form of Exhibit F-6 to the Credit Agreement in accordance with Section 5.6(b) of the Credit Agreement.

SECTION 4.     Representations and Warranties. The Borrower and each Borrower Subsidiary hereby represent and warrant to the other parties hereto that (a) this Amendment No. 6 has been duly authorized, executed and delivered by such party and each of this Amendment No. 6 and the Credit Agreement as amended hereby constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, (b) as of the date hereof, each representation and warranty of an Idaho Wind Entity set forth in Article IV of the Credit Agreement and the other Credit Documents shall be true and correct in all material respects as if made on the date of hereof (except to the extent expressly made as of an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such date), (c) as of the date hereof, and after giving effect to this Amendment No. 6, no Default, Event of Default or Material Adverse Effect has occurred and is continuing, and (d) except as expressly set forth herein, each of the Credit Documents is and shall remain unchanged and in full force and effect and nothing in this Amendment No. 6 shall abrogate, prejudice, diminish or otherwise affect any powers, right, remedies or obligations of any Person arising before the date of this Amendment No. 6.

SECTION 5.     Conditions Precedent. This Amendment No. 6 shall become effective on and as of the first date (the “Effective Date”) on which the following conditions precedent have been satisfied:

(a)	Delivery to the Administrative Agent of executed counterparts of this Amendment No. 6 from each party hereto.

(b)	Each representation and warranty of an Idaho Wind Entity set forth in Section 4(b) of this Amendment No. 6 and the other Credit Documents shall be true and correct in all material respects as if made on the date hereof (except to the extent expressly made as of an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such date).

(c)	No Default or Event of Default shall have occurred and be continuing.

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(d)	No event shall have occurred and no condition shall exist that has had a Material Adverse Effect.

(e)	The payment in full by the Borrower of all fees and expenses then due and payable by the Borrower under the Credit Agreement, including all fees and costs of counsel as of the Effective Date and all fees and expenses incurred by the Administrative Agent, whether incurred before or after the date hereof, in connection with the execution and delivery of this Amendment No. 6, including without limitation, the reasonable fees and expenses of counsel.

SECTION 6.      Miscellaneous.

6.01.   The amendment provided in Section 2 hereof and the waiver provided in Section 3 hereof shall be applicable solely with respect to those matters expressly provided therein and no other amendments, waivers or consents may be construed or implied.

6.02.   Except as expressly provided herein, each Credit Document is and shall remain unchanged and in full force and effect and nothing contained in this Amendment No. 6 shall abrogate, prejudice, diminish or otherwise affect any powers, right, remedies or obligations of any Person arising before the date of this Amendment No. 6. Any reference in the Credit Agreement or in any documents or instruments required thereunder or annexes or schedules thereto referring to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended by this Amendment No. 6.

6.03.   Credit Document. This Amendment No. 6 shall constitute a Credit Document.

6.04.   GOVERNING LAW. THIS AMENDMENT NO. 6 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

6.05.   Counterparts; Integration; Effectiveness. This Amendment No. 6 may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any party to this Amendment No. 6 may execute this Amendment No. 6 by signing any such counterpart; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same counterpart. The delivery of an executed counterpart of a signature page of this Amendment No. 6 by electronic means, including by facsimile or by “.pdf” attachment to email, shall be effective as valid delivery of a manually executed counterpart of this Amendment No. 6. This Amendment No. 6 constitutes the entire agreement and understanding among the parties to this Amendment No. 6 with respect to the matters covered by this Amendment No. 6 and supersede any and all prior agreements and understandings, written or oral, with respect to such matters. This Amendment No. 6 shall become effective on the Effective Date.

6.06.   Successors and Assigns. This Amendment No. 6 shall be binding upon and inure to the benefit of the parties to this Amendment No. 6 and their respective successors and permitted assigns.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 6 to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

IDAHO WIND PARTNERS 1, LLC,
as Borrower

By:	RP Wind ID LLC,
its Managing Member

By:	/s/ Steven I. Eisenberg
Name: Steven I. Eisenberg
Title: Managing Director

Signature Page to Amendment No. 6 to the Credit Agreement

BURLEY BUTTE WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

CAMP REED WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

GOLDEN VALLEY WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

MILNER DAM WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

OREGON TRAIL WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

PAYNE’S FERRY WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

PILGRIM STAGE STATION WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

SALMON FALLS WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

THOUSAND SPRINGS WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

TUANA GULCH WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

YAHOO CREEK WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

By:	/s/ Steven I. Eisenberg
Name: Steven I. Eisenberg
Title: Managing Director

tHE Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch,
as Administrative Agent

By:	/s/ Billy Tracy
Name: Billy Tracy
Title: Director

Execution Version

AMENDMENT NO. 7 AND WAIVER NO. 2 TO THE CREDIT AGREEMENT

This AMENDMENT NO. 7 AND WAIVER NO. 2 TO THE CREDIT AGREEMENT (this “Amendment and Waiver”), dated as of December 22, 2014, made by and among IDAHO WIND PARTNERS 1, LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Borrower”), each wholly owned subsidiary of Borrower listed on Annex A hereto (each individually, a “Borrower Subsidiary” and collectively, the “Borrower Subsidiaries”), EFS Idaho Wind, LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “GE Member”), MREH IDAHO WIND A, LLC, a limited liability company organized and existing under the laws of the State of Delaware (“MREH Idaho”) and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).

WHEREAS, reference is made to the Credit Agreement dated as of October 8, 2010 (as amended, modified and supplemented and in effect from time to time, the “Credit Agreement”), among the Borrower, each Borrower Subsidiary, the financial institutions from time to time parties thereto (collectively, the “Lenders”), the Administrative Agent, the Collateral Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as PPA Letter of Credit Issuing Bank (in such capacity, the “PPA Letter of Credit Issuing Bank”) and ING Capital LLC, as DSR Letter of Credit Issuing Bank (in such capacity, the “DSR Letter of Credit Issuing Bank”, and together with the PPA Letter of Credit Issuing Bank, the “Letter of Credit Issuing Banks”);

WHEREAS, as of the date hereof, General Electric Capital Corporation (“GECC”) owns indirectly, through its wholly-owned Subsidiary, the GE Member, which owns directly, 74.1% of all issued and outstanding Class A Membership Interests and Class A Units in the Borrower (the “GE Interests”);

WHEREAS, 100% of the GE Interests will be acquired by MREH Idaho (the “Transaction”); and

WHEREAS, the parties hereto have agreed to waive certain provisions of the Credit Agreement in order to permit the consummation of the Transaction and the Administrative Agent (acting on the instruction of the Majority Lenders) is by its execution hereof consenting to the consummation of the Transaction and approving of certain matters in connection therewith.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1. Definitions. All capitalized terms used, but not otherwise defined, herein, including in the introductory and recital paragraphs above, shall have the meanings assigned thereto in Annex A of the Credit Agreement. The rules of interpretation contained in Annex B of the Credit Agreement shall apply to this Waiver as if set forth herein. References in the Credit Agreement (including references in the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement, as amended hereby.

ARTICLE 2. Consent to the Transaction. Subject to the satisfaction of the conditions precedent specified in Article 8 hereof, the Administrative Agent (acting on the instruction (and on behalf) of the Majority Lenders) hereby (a) consents in all respects to the Transaction and (b) agrees and consents to the amendment and waivers to the Credit Agreement set forth in Articles 3 and 4 hereof.

ARTICLE 3. Amendment to the Credit Agreement. Subject to the satisfaction of the conditions precedent specified in Article 8 hereof, the Administrative Agent (acting on the instruction (and on behalf) of the Majority Lenders) hereby agrees to amend and restate Section 8.12(b) of the Credit Agreement in its entirety to read as follows:

“(b) (i) General Electric Capital Corporation and its wholly-owned Subsidiaries shall cease to own, directly or indirectly (A) at any time prior to the Term Conversion Date, at least 52% of the Class A Membership Interests and Class A Units in the Borrower and (B) after the Term Conversion Date, at least 35% of the Class A Membership Interests and Class A Units in the Borrower during the first year of the Recapture Period, with such percentage to decrease by 5% per year through the end of the Recapture Period and (ii) after the Term Conversion Date, Macquarie Infrastructure Company LLC and its wholly-owned Subsidiaries shall cease to own, directly or indirectly at least 20 % of the Class A Membership Interests and Class A Units in the Borrower, with such percentage to decrease by 5% per year through the end of the Recapture Period.”

ARTICLE 4. Waivers to the Credit Agreement. Subject to the satisfaction of the conditions precedent specified in Article 8 hereof, the Administrative Agent (acting on the instruction (and on behalf) of the Majority Lenders) hereby agrees to waive any Event of Default that may be deemed to occur pursuant to Sections 8.12(b) or 8.12(c) of the Credit Agreement arising solely as a result of the Transaction.

ARTICLE 5. Limitation on Scope of Amendment and Waivers. Except to the extent expressly provided herein, nothing contained herein shall, or shall be construed to (i) modify any of the Credit Documents, (ii) modify, waive, impair or affect any of the covenants, agreements, terms and conditions thereof, (iii) waive the observance and/or performance thereof by any party thereto, its successors, or assigns or (iv) abrogate, prejudice, diminish or otherwise affect any powers, right, remedies or obligations of any Person arising before the date of this Amendment and Waiver. The amendment and waivers set out in Articles 3 and 4 hereof shall be of limited effect as specified therein, shall apply only as expressly set out therein and shall not constitute or be deemed to be a waiver of any other provision of any Financing Document. No actions contemplated herein are intended to, nor shall they be construed as, establishing or continuing a course of dealing among the parties with respect to any obligation of the Borrower, the Lenders, the Agents, and the Members under any of the Credit Documents to which they are a party and no such obligation shall be deemed directly or indirectly waived by virtue of this Amendment and Waiver other than as expressly set out herein. Except as expressly provided herein, the provisions of all Credit Documents are and shall remain in full force and effect and nothing contained in this Amendment and Waiver shall abrogate, prejudice, diminish or otherwise affect any powers, right, remedies or obligations of any Person arising before the date of this Amendment and Waiver.

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ARTICLE 6. MREH Idaho Representations and Warranties. MREH Idaho hereby represents and warrants to the other parties hereto that:

(a)	(i) it is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) it is duly qualified to do business and is in good standing in all jurisdictions where necessary in light of the business it conducts and the property it owns and intends to conduct and own and in light of the Transaction;

(b)	it has received a copy of the Credit Agreement and each other Credit Document;

(c)	it has the requisite power and authority to execute and deliver this Amendment and Waiver and the execution and delivery of this Amendment and Waiver have been duly authorized by all necessary limited liability company action; and

(d)	this Amendment and Waiver constitutes the legal, valid and binding obligation of MREH Idaho, enforceable against MREH Idaho in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor’s rights generally and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

ARTICLE 7. Idaho Wind Entity Representations and Warranties.

(a)	The Borrower hereby represents and warrants that this Amendment and Waiver has been duly authorized, executed and delivered by Borrower and the Credit Agreement, as amended hereby, constitutes a legal, valid and binding obligation of the Borrower, enforceable against Borrower in accordance with its terms;

(b)	Each Borrower Subsidiary hereby represents and warrants that this Amendment and Waiver has been duly authorized, executed and delivered by each Borrower Subsidiary and the Credit Agreement, as amended hereby, constitutes a legal, valid and binding obligation of each Borrower Subsidiary, enforceable against each Borrower Subsidiary in accordance with its terms;

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(c)	The Borrower hereby represents and warrants (i) as of the date hereof, each representation and warranty of an Idaho Wind Entity set forth in Article IV of the Credit Agreement and the other Credit Documents shall be true and correct in all material respects as if made on the date of hereof (except to the extent expressly made as of an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such date), (ii) as of the date hereof, and after giving effect to this Amendment and Waiver, no Default, Event of Default or Material Adverse Effect has occurred and is continuing, and (iii) except as expressly set forth herein, each of the Credit Documents is and shall remain unchanged and is in full force and effect and nothing in this Amendment and Waiver shall abrogate, prejudice, diminish or otherwise affect any powers, right, remedies or obligations of any Person arising before the date of this Amendment and Waiver.

ARTICLE 8. Effectiveness. This Amendment and Waiver shall become effective on and as of the first date (the “Effective Date”) on which the following conditions precedent have been satisfied to the reasonable satisfaction of, or waived in writing by, the Administrative Agent:

(a)	delivery to the Administrative Agent of an executed counterpart of this Amendment and Waiver from each other party hereto;

(b)	each representation and warranty of MREH Idaho set forth in Article 6 hereof shall be true and correct in all material respects as if made on the Effective Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(c)	each representation and warranty of an Idaho Wind Entity set forth in Article 7 hereof shall be true and correct in all material respects as if made on the Effective Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(d)	no Default or Event of Default shall have occurred and be continuing, or result from the Transaction or this Amendment and Waiver (other than those events and circumstances subject to the amendment and waivers set forth in Articles 3 and 4 hereof);

(e)	no event shall have occurred and no condition shall exist that has had a Material Adverse Effect;

(f)	delivery to the Administrative Agent of satisfactory evidence that the Transaction complies with the Permitted Transfer Conditions as required pursuant to Section 6.16(b)(ii) of the Credit Agreement;

(g)	[reserved];

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(h)	delivery to the Administrative Agent of a fully executed copy of the Pledge and Security Agreement dated as of the date hereof (the “MREH Idaho Pledge and Security Agreement”), among MREH Idaho, the Borrower and the Collateral Agent, substantially in the form of Exhibit F-2 to the Credit Agreement;

(i)	delivery to the Administrative Agent of a fully executed copy of a Collateral Agency and Intercreditor Agreement Joinder executed by MREH Idaho, substantially in the form of Exhibit B to the Intercreditor Agreement;

(j)	delivery to the Administrative Agent of a fully executed copy of the Indemnity Agreement dated as of the date hereof (the “MREH Idaho Indemnity Agreement”), by MREH Idaho in favor of the Borrower, each Borrower Subsidiary and the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit F-1 to the Credit Agreement;

(k)	(i) a UCC-1 financing statement and an original certificate (or original certificates if applicable) issued in conformance with the Borrower Operating Agreement evidencing the Class A Membership Interests and Class A Units in the Borrower held by MREH as a result of the consummation of the Transaction in order to perfect the grant of the security interest by MREH Idaho under the MREH Idaho Pledge and Security Agreement to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, shall have been delivered to the Collateral Agent, in the case of said UCC-1 financing statement in form for filing with the Delaware Secretary of State under the UCC. The Liens of the MREH Idaho Pledge and Security Agreement shall constitute valid and enforceable first-priority Liens on the Collateral thereunder (except, as to the priority of such Lien, for any Permitted Liens that, pursuant to applicable law, are entitled to a higher priority than the Lien of the Collateral Agent) and the security interests in the portion of the Collateral thereunder that consists of personal property shall have been perfected;

(l)	delivery to (i) the Administrative Agent and the Collateral Agent of a UCC search report of a recent date before the Effective Date of the records of the Delaware Secretary of State in respect of the Collateral under the MREH Idaho Pledge and Security Agreement and (ii) to the Administrative Agent of litigation and/or docket search reports (as applicable) of a recent date before the Effective Date for each of the jurisdictions in which MREH Idaho has a main place of business;

(m)	delivery to the Administrative Agent of a legal opinion of special New York counsel to MREH Idaho opining on (i) the authorization and enforceability of the MREH Idaho Pledge and Security Agreement and the MREH Idaho Indemnity Agreement, (ii) the creation and perfection of the security interest created in the Collateral under the MREH Idaho Pledge and Security Agreement and (iii) any other matters reasonably requested by the Administrative Agent, in each case, in form and substance satisfactory to the Administrative Agent;

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(n)	at least five Banking Days prior to the Effective Date, delivery to the Administrative Agent by MREH Idaho of all documentation and other information required by bank regulatory authorities under applicable “know your customer” laws and Anti-Terrorism Laws;

(o)	the payment in full by Borrower of all fees and expenses then due and payable by Borrower under the Credit Agreement, including all fees and expenses incurred by the Agents in connection with the execution and delivery of this Amendment and Waiver, including, without limitation, the reasonable fees and expenses of counsel; and

(p)	delivery to the Administrative Agent of a fully executed copy of a letter under which MREH Idaho has appointed an agent in the State of New York to receive service of process, substantially in the form of Exhibit G-6 to the Credit Agreement.

ARTICLE 9. Miscellaneous.

SECTION 9.01. Credit Document. This Amendment and Waiver shall constitute a Credit Document.

SECTION 9.02. GOVERNING LAW. THIS Amendment and WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 9.03. Consent to Jurisdiction; Waiver of Jury Trial. Sections 13.13 and 13.14 of the Credit Agreement shall be incorporated by reference herein mutatis mutandis as if fully set forth herein.

SECTION 9.04. Counterparts; Integration. This Amendment and Waiver may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any party to this Amendment and Waiver may execute this Amendment and Waiver by signing any such counterpart; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same counterpart. The delivery of an executed counterpart of a signature page of this Amendment and Waiver by electronic means, including by facsimile or by “.pdf” attachment to email, shall be effective as valid delivery of a manually executed counterpart of this Amendment and Waiver. This Amendment and Waiver constitutes the entire agreement and understanding among the parties to this Amendment and Waiver with respect to the matters covered by this Amendment and Waiver and supersedes any and all prior agreements and understandings, written or oral, with respect to such matters. This Amendment and Waiver shall become effective on the date first written above.

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SECTION 9.05. Successors and Assigns. This Amendment and Waiver shall be binding upon and inure to the benefit of the parties to this Amendment and Waiver and their respective successors and permitted assigns.

SECTION 9.06. Limitation on Liability. Section 13.12 of the Credit Agreement is hereby incorporated, mutatis mutandis, into this Amendment and Waiver.

[signature pages follow]

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IDAHO WIND PARTNERS 1, LLC,
a Delaware limited liability company,
as Borrower

By: RP Wind ID LLC
its Managing Member

By:	/s/ STEVEN I. EISENBERG
Name: STEVEN I. EISENBERG
Title: MANAGING DIRECTOR

Amendment and Waiver to the Credit Agreement Signature Page

BURLEY BUTTE WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

CAMP REED WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

GOLDEN VALLEY WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

MILNER DAM WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

OREGON TRAIL WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

PAYNE’S FERRY WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

PILGRIM STAGE STATION WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

SALMON FALLS WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

THOUSAND SPRINGS WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

TUANA GULCH WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

YAHOO CREEK WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

By:	/s/ STEVEN I. EISENBERG
Name: STEVEN I. EISENBERG
Title: MANAGING DIRECTOR

EFS IDAHO WIND, LLC,
a Delaware limited liability company,
as GE Member

By: EFS Equity Holdings, LLC
its Managing Member

By:	/s/ Walter S. Smith
Name: Walter S. Smith
Title: Vice President

MREH IDAHO WIND A, LLC,
a Delaware limited liability company,
as MREH Idaho

By:	/s/ Bill Green
Name: Bill Green
Title: President

By:	/s/ Michael Kernan
Name: Michael Kernan
Title: Secretary

THE BANK OF TOKYO-MITSUBISHI UFJ,
LTD., NEW YORK BRANCH,
as Administrative Agent

By:	/s/ Lawrance Blat
Name: Lawrance Blat
Title:

Execution Version

OMNIBUS AMENDMENT

This OMNIBUS AMENDMENT (this “Amendment”), dated as of June 3, 2015, is made by and among IDAHO WIND PARTNERS 1, LLC, a limited liability company organized under the laws of Delaware (the “Borrower”), each wholly owned subsidiary of the Borrower listed on Appendix A hereto (each individually, a “Borrower Subsidiary” and collectively, the “Borrower Subsidiaries”), THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Lender, Hedge Counterparty and Letter of Credit Issuing Bank (in such capacities, “BTMU”), ING CAPITAL LLC, as Lender, Letter of Credit Issuing Bank and Joint Lead Arranger (in such capacities, “ING”), ING CAPITAL MARKETS LLC, as Hedge Counterparty, COBANK, ACB, as Lender and Joint Lead Arranger (in such capacities, “CoBank”), THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), Coordinating Lead Arranger, Sole Bookrunner and Syndication Agent, and MUFG UNION BANK, N.A., as Collateral Agent for the Secured Parties (the “Collateral Agent”, and together with the Administrative Agent, the “Agents”) and as bank and securities intermediary (the “Depositary Bank”).

WHEREAS, reference is made to the Credit Agreement, dated as of October 8, 2010, among the Borrower, the Borrower Subsidiaries, the Administrative Agent, the Collateral Agent, the Lenders, and the other financial institutions party thereto (as amended, modified and supplemented and in effect from time to time, the “Credit Agreement”).

WHEREAS, reference is made to the Depositary Agreement, dated as of October 8, 2010, among the Borrower, the Borrower Subsidiaries, the Agents and the Depositary Bank (as amended, modified and supplemented and in effect from time to time, the “Depositary Agreement”).

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement and the Depositary Agreement, including an extension of the Scheduled LC Facility Maturity Date.

WHEREAS, the Lenders and Letter of Credit Issuing Banks have agreed to make such amendments to the Credit Agreement and the Depositary Agreement, in each case, upon the terms and conditions of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.    Definitions. All capitalized terms used, but not otherwise defined, herein, including in the introductory and recital paragraphs above, shall have the meanings assigned thereto in Annex A to the Credit Agreement. The rules of interpretation contained in Sections 1.2 and 1.3 of the Credit Agreement shall apply to this Amendment as if set forth herein. References in the Credit Agreement and the Depositary Agreement (including references in the Credit Agreement and the Depositary Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement and the Depositary Agreement, as applicable, as amended hereby.

SECTION 2.   Amendments to the Credit Agreement. Subject to the satisfaction of the conditions precedent specified in Section 5, the Borrower, the Borrower Subsidiaries, the Administrative Agent (on behalf of itself and the Lenders party to the Credit Agreement), each Letter of Credit Issuing Bank, and the Collateral Agent hereby agree to amend the Credit Agreement as follows:

a)	Section 2.4(a)(i) of the Credit Agreement is hereby amended by deleting the second sentence thereof in its entirety and replacing it with the following:

“PPA Letters of Credit issued hereunder shall constitute a utilization of a portion of the Total PPA LC Commitment in an amount equal to the aggregate Stated Amount of such PPA Letters of Credit, and, at any time, the PPA LC Exposure at such time shall not exceed the Total PPA LC Commitment.”

b)	Section 2.4(a)(ii) of the Credit Agreement is hereby amended by deleting the second sentence thereof in its entirety and replacing it with the following:

“DSR Letters of Credit issued hereunder shall constitute a utilization of a portion of the Total DSR LC Commitment in an amount equal to the aggregate Stated Amount of such DSR Letters of Credit, and, at any time, the DSR LC Exposure at such time shall not exceed the Total DSR LC Commitment.”

c)	Section 2.4(b)(iii) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Cancellation or Expiration of Letter of Credit. Upon the expiration or cancellation of a Letter of Credit, the Stated Amount in respect of such Letter of Credit shall be permanently reduced to zero.”

d)	Section 2.4(c) of the Credit Agreement is hereby amended by inserting, after the words “and the written confirmation of the beneficiary of such Letter of Credit” in clause (ii) of the first sentence thereof, the words “(in the case of a DSR Letter of Credit, if such confirmation is requested by the Administrative Agent pursuant to Section 2.4(e)(i)(A))”.

e)	Section 2.4(e) of the Credit Agreement is hereby amended by deleting the words “of Stated Amount” from the heading thereof.

f)	Section 2.4(e)(i) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

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“(i)          Other Reductions in Stated Amount and Total LC Commitments.

(A) Borrower may, from time to time (i) reduce the Stated Amount of any DSR Letter of Credit by the amount of $250,000, or an integral multiple thereof, (ii) cancel any DSR Letter of Credit in its entirety, or (iii) permanently reduce the Total DSR LC Commitment by the amount of $250,000, or an integral multiple thereof, in each case, upon five Banking Days’ notice (and, in the case of a reduction of the Stated Amount of any DSR Letter of Credit, the delivery of a Notice of LC Activity pursuant to clause (c) above) to Administrative Agent, the DSR Letter of Credit Issuing Bank and the DSR LC Lenders; provided, however, that (x) so long as any Obligations remain outstanding, Administrative Agent shall be satisfied (as confirmed in writing to the Collateral Agent) that no such reduction or cancellation would cause a violation of any provision of this Credit Agreement or a breach of any provision of any other Operative Document and (y) in respect of a reduction or cancellation of an issued DSR Letter of Credit, Administrative Agent, upon request, shall have received written notice from the applicable beneficiary of such DSR Letter of Credit confirming such reduction or cancellation. The Total DSR LC Commitment shall not be reduced if the effect thereof would be to cause (1) the DSR LC Exposure to exceed the Total DSR LC Commitment or (2) Borrower to fail to satisfy its obligations under Section 4.5 of the Depositary Agreement.

(B) Borrower may, from time to time (i) reduce the Stated Amount of any PPA Letter of Credit by the amount of $250,000, or an integral multiple thereof, (ii) cancel any PPA Letter of Credit in its entirety, or (iii) permanently reduce the Total PPA LC Commitment by the amount of $250,000, or an integral multiple thereof, in each case, upon five Banking Days’ notice (and, in the case of a reduction of the Stated Amount of any PPA Letter of Credit, the delivery of a Notice of LC Activity pursuant to clause (c) above) to Administrative Agent, the PPA Letter of Credit Issuing Bank and the PPA LC Lenders; provided, however, that (x) so long as any Obligations remain outstanding, Administrative Agent shall be satisfied that no such reduction or cancellation would cause a violation of any provision of this Credit Agreement or a breach of any provision of any other Operative Document and (y) in respect of a reduction or cancellation of an issued PPA Letter of Credit, Administrative Agent shall have received written notice from the applicable beneficiary of such PPA Letter of Credit, confirming such reduction or cancellation. The Total PPA LC Commitment shall not be reduced if the effect thereof would be to cause the PPA LC Exposure to exceed the Total PPA LC Commitment.

(C) Any reductions to the Stated Amount, Available DSR LC Commitment, Available PPA LC Commitment, Total DSR LC Commitment and/or Total PPA LC Commitment, as applicable, of any Letter of Credit shall be applied ratably to each applicable LC Lender’s applicable LC Commitment with respect to such Letter of Credit.”

g)	Sections 2.5(a)(i), 2.5(c), 2.7(a) and 2.12 of the Credit Agreement are hereby amended by deleting each instance of the words “Conversion/Continuation Certificate” and “Continuation/Conversion Certificate” appearing therein and replacing them with the words “Conversion Certificate”.

h)	Section 2.5(d) of the Credit Agreement is hereby amended by deleting the first paragraph thereof in its entirety and replacing it with the following:

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“With respect to each Loan and LC Loan, (A) unless and until such Loan or LC Loan is repaid or Borrower delivers a Conversion Certificate in respect of such Loan or LC Loan in accordance with this Section 2.5(d), the Type and, in the case of LIBO Rate Loans, the Interest Period, of each such Loan and LC Loan shall automatically be continued (provided that no LIBO Rate Loan may be continued as such if an Event of Default has occurred and is continuing, in which case such LIBO Rate Loan shall be converted to a Base Rate Loan at the end of the Interest Period therefor), and (B) Borrower shall have the right at any time upon the irrevocable delivery of a Conversion Certificate to Administrative Agent (1) not later than 11:00 a.m., three Banking Days prior to the expiration of the Interest Period for any LIBO Rate Loan, to convert such LIBO Rate Loan to a Base Rate Loan or to convert the Interest Period with respect to any LIBO Rate Loan to another permissible Interest Period or (2) not later than 11:00 a.m., three Banking Days prior to such conversion, to convert any Base Rate Loan into a LIBO Rate Loan, subject, in each case, to the following:”.

i)	Section 2.5(d)(vii) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(vii) each request for conversion to a LIBO Rate Loan which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of three months.”

j)	Section 2.5(d) of the Credit Agreement is hereby further amended by deleting the final paragraph thereof in its entirety.

k)	Section 2.7(a) of the Credit Agreement is hereby amended by deleting the parenthetical “(or continued or converted)” therein and replacing it with “(or continued or converted, including any automatic continuation pursuant to Section 2.5(d))”.

l)	Section 2.12 of the Credit Agreement is hereby amended by inserting, immediately following the parenthetical in clause (b), the words “, and such LIBO Rate Loan is not automatically continued in accordance with Section 2.5(d)”.

m)	Section 6.12(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

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“(i) With respect to any Power Purchase Agreement, cause, consent to, or permit: (A) any termination or cancellation of any Power Purchase Agreement to which it is a party unless (1) it is replaced as contemplated by Section 8.7(c), (2) it expires in accordance with its terms or (3) the Borrower shall have satisfied the condition set forth in the proviso of Section 8.7(c)(v), (B) sell, assign (other than pursuant to the Collateral Documents) or otherwise dispose of (by operation of law or otherwise) any part of its interest in any Power Purchase Agreement to which it is a party, (C) waive any material default under, or material breach of, any Power Purchase Agreement to which it is a party or waive, fail to enforce, forgive, compromise, settle, adjust or release any material right, interest or entitlement, howsoever arising, under, or in respect of any such Power Purchase Agreement or in any way vary, or consent or agree to the variation of, any material provision of such Power Purchase Agreement or of the performance of any material covenant or obligation by any other Person or consent to any assignment by any other Person under any such Power Purchase Agreement, (D) petition, request or take any other legal or administrative action that seeks, or may be expected, to impair any Power Purchase Agreement to which it is a party or seeks to amend, modify or supplement any such Power Purchase Agreement, or (E) amend, supplement or modify any Power Purchase Agreement (in each case as in effect when originally delivered to and accepted by Administrative Agent, or the Majority Lenders, as applicable) to which it is a party; in each case of clauses (A) through (E) above without first obtaining the prior written approval of Administrative Agent and the Majority Lenders (which approval shall not be unreasonably withheld, conditioned or delayed);

(ii) With respect to any Project Document other than the Power Purchase Agreements, cause, consent to, or permit: (A) any termination or cancellation of any such Project Document to which it is a party unless (1) it is replaced as contemplated by Section 8.7(a), (b) or (d), as applicable, (2) it expires in accordance with its terms or (3) the Borrower shall have satisfied the relevant condition set forth in Section 8.7(a)(iv)(A), Section 8.7(a)(v)(A) or the proviso set forth in Section 8.7(d)(v), as applicable, (B) sell, assign (other than pursuant to the Collateral Documents) or otherwise dispose of (by operation of law or otherwise) any part of its interest in any such Project Document to which it is a party, (C) waive any default under, or breach of, any such Project Document to which it is a party or waive, fail to enforce, forgive, compromise, settle, adjust or release any right, interest or entitlement, howsoever arising, under, or in respect of any such Project Document or in any way vary, or consent or agree to the variation of, any provision of such Project Document or of the performance of any covenant or obligation by any other Person or consent to any assignment by any other Person under any such Project Document, (D) petition, request or take any other legal or administrative action that seeks, or may be expected, to impair any such Project Document to which it is a party or seeks to amend, modify or supplement any such Project Document, or (E) amend, supplement or modify any such Project Document (in each case as in effect when originally delivered to and accepted by Administrative Agent, or the Majority Lenders, as applicable) to which it is a party; in each case of clauses (A) through (E) above without first obtaining the prior written approval of Administrative Agent and the Majority Lenders (which approval shall not be unreasonably withheld, conditioned or delayed); provided, that no approval of any Lender shall be required in each case of clauses (A) through (E) above if the Administrative Agent determines, in its reasonable discretion, that such acts, events or circumstances would not reasonably be expected to have a Material Adverse Effect or materially adversely affect the rights and benefits of the Lenders under the Credit Documents.”

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n)	Section 11.10(a) of the Credit Agreement is hereby amended by (i) deleting the period at the end of clause (iv) thereof and replacing it with a semicolon and (ii) appending the following new paragraph at the end of such Section 11.10(a):

“Notwithstanding the foregoing, but subject to Section 11.10(b), the Administrative Agent may (but shall have no obligation to) and, if applicable, shall direct the Collateral Agent to, enter into any amendment, modification or supplement to any Credit Document without the consent of any Lender: (i) to cure any ambiguity, omission, mistake, defect or inconsistency, (ii) to make any change that would provide any additional rights or benefits to the Lenders or (iii) to make, complete or confirm any grant of Collateral permitted or required by this Agreement or any of the Collateral Documents.”

o)	Section 13.6 of the Credit Agreement is hereby amended by deleting the second sentence thereof in its entirety and replacing it with the following:

“This Credit Agreement and the other Credit Documents may only be amended or modified, and provisions may only be waived, by an instrument in writing signed by Borrower (to the extent party thereto), each Borrower Subsidiary (to the extent party thereto), Administrative Agent, the Lenders constituting the Majority Lenders or each affected Lender (as applicable, and, in each case, to the extent required pursuant to Section 11.10), and any other parties to be charged and in accordance with the terms of this Credit Agreement or the applicable Credit Document.”

p)	Annex A to the Credit Agreement is hereby amended as follows:

(i)          The definition of “Applicable Margin” is hereby amended by deleting the table therein and replacing it with the following table:

Time	Base Rate Loans	LIBO Rate Loans
Prior to the Term Conversion Date	1.50%	2.50%
On the Term Conversion Date and until but excluding the second anniversary of the Term Conversion Date	1.50%	2.50%
On the second anniversary of the Term Conversion Date and until but excluding June 3, 2015	1.75%	2.75%
On June 3, 2015 and until but excluding June 3, 2020	0.625%	1.625%
On June 3, 2020 and until but excluding June 3, 2025	0.875%	1.875%
On June 3, 2025 and until the Term Loan Maturity Date	1.125%	2.125%

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(ii)         The definition of “Conversion/Continuation Certificate” is hereby deleted in its entirety and replaced with the following new definition in alphabetical order:

““Conversion Certificate” means a certificate substantially in the form of Exhibit D-5 to the Credit Agreement.”

(iii)        The definition of “LIBO Rate” is hereby amended by appending the following sentence at the end thereof:

“At no time shall the LIBO Rate be less than 0%.”

(iv)        The definition of “Scheduled LC Facility Maturity Date” is hereby deleted in its entirety and replaced with the following:

““Scheduled LC Facility Maturity Date” means June 3, 2022.”

(v)         The definition of “Total PPA LC Commitment” is hereby amended by deleting the amount “$9,250,000” and replacing it with the amount “$8,089,000”.

q)	Exhibit B-2 to the Credit Agreement is hereby deleted in its entirety and replaced with Appendix B hereto.

r)	Exhibit D-5 to the Credit Agreement is hereby deleted in its entirety and replaced with Appendix C hereto.

s)	Exhibit I to the Credit Agreement is hereby deleted in its entirety and replaced with Appendix D hereto.

SECTION 3.   Amendments to the Depositary Agreement. Subject to the satisfaction of the conditions precedent specified in Section 5 hereof, the Borrower, the Borrower Subsidiaries, the Administrative Agent (on behalf of the Lenders party to the Credit Agreement), the Collateral Agent, and the Depositary Bank hereby agree to amend the Depositary Agreement as follows:

a)	Section 4.1 of the Depositary Agreement is hereby amended by adding the following new paragraph at the end thereof:

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“(e) After giving effect to the transfers specified in Section 4.1(d), the Construction Account shall be closed upon the written instruction of the Borrower, given in accordance with Section 3.2. Promptly, but in no event later than the fifth Banking Day after closing the Construction Account, Depositary Bank shall deliver to Borrower, with a copy to Collateral Agent and Administrative Agent, a written confirmation thereof, together with such related information as any of them may reasonably request. For the avoidance of doubt, the parties hereto acknowledge and agree that (i) if, on the date the Construction Account is closed, any amounts remain on deposit therein, Depositary Bank shall immediately transfer such monies to the Revenue Account, and (ii) from and after such date, no further deposits, withdrawals, or transfers of any kind to or from the Construction Account shall be permitted, and in the event Depositary Bank thereafter receives any monies from any Person for deposit into the Construction Account, Depositary Bank shall deposit such monies in the Revenue Account to be held and applied in accordance with Section 3.8.”

b)	Section 4.2(a)(iii) of the Depositary Agreement is hereby amended by inserting, immediately prior to the semicolon at the end thereof, the words “or 4.1(e)”.

c)	Section 4.8(c) of the Depositary Agreement is hereby amended by adding the following immediately prior to the period at the end thereof:

“, and the Completion Reserve Account shall thereafter be closed upon the written instruction of the Borrower, given in accordance with Section 3.2. Promptly, but in no event later than the fifth Banking Day after closing the Completion Reserve Account, Depositary Bank shall deliver to Borrower, with a copy to Collateral Agent and Administrative Agent, a written confirmation thereof, together with such related information as any of them may reasonably request. For the avoidance of doubt, the parties hereto acknowledge and agree that (i) if, on the date the Completion Reserve Account is closed, any amounts remain on deposit therein, Depositary Bank shall immediately transfer such monies to the Revenue Account, and (ii) from and after such date, no further deposits, withdrawals, or transfers of any kind to or from the Completion Reserve Account shall be permitted, and in the event Depositary Bank thereafter receives any monies from any Person for deposit into the Completion Reserve Account, Depositary Bank shall deposit such monies in the Revenue Account to be held and applied in accordance with Section 3.8”.

SECTION 4.    Representations and Warranties. Borrower and each Borrower Subsidiary hereby represents and warrants to the other parties hereto that (i) this Amendment has been duly authorized, executed and delivered by such party and each of this Amendment, the Credit Agreement, and the Depositary Agreement as amended hereby constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, (ii) as of the date hereof, each representation and warranty of an Idaho Wind Entity set forth in Article IV of the Credit Agreement and the other Credit Documents shall be true and correct in all material respects as if made on the date hereof (except to the extent expressly made as of an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such date), (iii) as of the date hereof, and after giving effect to this Amendment, no Default, Event of Default or Material Adverse Effect has occurred and is continuing, and (iv) except as expressly set forth herein, each of the Credit Documents is and shall remain unchanged and in full force and effect and nothing in this Amendment shall abrogate, prejudice, diminish or otherwise affect any powers, right, remedies or obligations of any Person arising before the date of this Amendment.

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SECTION 5.   Conditions Precedent. This Amendment shall become effective on and as of the first date (the “Effective Date”) on which the following conditions precedent have been satisfied:

a)	Delivery to the Agents of executed counterparts of (i) this Amendment from each party hereto, (ii) an amendment to the Administrative Agent Fee Letter, in form and substance satisfactory to the Administrative Agent, from each party thereto, (iii) the fee letter among the Borrower, the Borrower Subsidiaries and CoBank, in form and substance satisfactory to CoBank, from each party thereto, (iv) the fee letter among the Borrower, the Borrower Subsidiaries and ING, in form and substance satisfactory to ING, from each party thereto and (v) the fee letter among the Borrower, the Borrower Subsidiaries and BTMU, in form and substance satisfactory to BTMU, from each party thereto;

b)	Each representation and warranty of an Idaho Wind Entity set forth in Section 4 of this Amendment and in the other Credit Documents shall be true and correct in all material respects as if made on the date hereof (except to the extent expressly made as of an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such date);

c)	No Default or Event of Default shall have occurred and be continuing;

d)	No event shall have occurred and no condition shall exist that has had a Material Adverse Effect;

e)	The payment in full by the Borrower of all fees and expenses then due and payable by the Borrower under the Credit Agreement and the Depositary Agreement, including all fees and costs of counsel as of the Effective Date and all fees and expenses incurred by the Agents and the Depositary Bank, whether incurred before or after the date hereof, in connection with the execution and delivery of this Amendment, including without limitation, the reasonable fees and expenses of counsel;

f)	Delivery to the Administrative Agent of executed counterparts of (i) the Assignment and Assumption, dated as of June 3, 2015, between Norddeutsche Landesbank Girozentrale, New York Branch, as assignor and CoBank, as assignee, (ii) the Assignment and Assumption, dated as of June 3, 2015, between Norddeutsche Landesbank Girozentrale, New York Branch, as assignor and ING, as assignee and (iii) the Assignment and Assumption, dated as of June 3, 2015, between Norddeutsche Landesbank Girozentrale, New York Branch, as assignor and BTMU, together, in each case, with satisfactory evidence of the consent by the Administrative Agent and the Borrower of the relevant assignment;

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g)	Delivery to the Administrative Agent of evidence of the novation by Norddeutsche Landesbank Girozentrale, New York Branch to BTMU of (i) the Interest Rate Hedging Agreement, dated as of October 14, 2010, between Norddeutsche Landesbank Girozentrale, New York Branch and the Borrower, (ii) the Interest Rate Hedging Agreement, dated as of January 26, 2011, between Norddeutsche Landesbank Girozentrale, New York Branch and the Borrower, and (iii) the Interest Rate Hedging Agreement, dated as of November 15, 2011, between Norddeutsche Landesbank Girozentrale, New York Branch and the Borrower; and

h)	Delivery to CoBank of an executed Term Note, in the form of Exhibit A-3 to the Credit Agreement.

SECTION 6.   Miscellaneous.

6.01.    The amendments provided in Sections 2 and 3 hereof shall be applicable solely with respect to those matters expressly provided therein and no other amendments, waivers or consents may be construed or implied.

6.02.    Except as expressly provided herein, each Credit Document is and shall remain unchanged and in full force and effect and nothing contained in this Amendment shall abrogate, prejudice, diminish or otherwise affect any powers, right, remedies or obligations of any Person arising before the date of this Amendment. Any reference in the Credit Agreement or the Depositary Agreement or in any documents or instruments required thereunder or annexes or schedules thereto referring to the Credit Agreement or the Depositary Agreement shall be deemed to refer to the Credit Agreement or the Depositary Agreement, as applicable, each as amended by this Amendment.

6.03.    This Amendment shall constitute a Credit Document.

6.04.   GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

6.05.    Counterparts; Integration; Effectiveness. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any party to this Amendment may execute this Amendment by signing any such counterpart; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same counterpart. The delivery of an executed counterpart of a signature page of this Amendment by electronic means, including by facsimile or by “.pdf” attachment to email, shall be effective as valid delivery of a manually executed counterpart of this Amendment. This Amendment constitutes the entire agreement and understanding among the parties to this Amendment with respect to the matters covered by this Amendment and supersede any and all prior agreements and understandings, written or oral, with respect to such matters. This Amendment shall become effective on the Effective Date.

6.06.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties to this Amendment and their respective successors and permitted assigns.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

IDAHO WIND PARTNERS 1, LLC,
as Borrower

By:	RP Wind ID LLC,
its Managing Member

	By:	/s/ Steven I. Eisenberg
Steven I. Eisenberg
Managing Director

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BURLEY BUTTE WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

CAMP REED WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

GOLDEN VALLEY WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

MILNER DAM WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

OREGON TRAIL WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

PAYNE’S FERRY WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

PILGRIM STAGE STATION WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

SALMON FALLS WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

THOUSAND SPRINGS WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

TUANA GULCH WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

YAHOO CREEK WIND PARK, LLC,
an Idaho limited liability company,
as Borrower Subsidiary

By:	/s/ Steven I. Eisenberg
Steven I. Eisenberg
Managing Director

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tHE Bank of Tokyo-Mitsubishi UFJ, Ltd.,
as Administrative Agent

By:	/s/
Name:
Title:

13

MUFG UNION BANK, N.A.,
as Collateral Agent

By:	/s/
Name:
Title:

14

MUFG UNION BANK, N.A.,
as Depositary Bank

By:	/s/
Name:
Title:

15

tHE Bank of Tokyo-Mitsubishi UFJ, Ltd.,
as Lender

By:	/s/
Name:
Title:

16

tHE Bank of Tokyo-Mitsubishi UFJ, Ltd.,
as Hedge Counterparty

By:	/s/
Name:
Title:

17

tHE Bank of Tokyo-Mitsubishi UFJ, Ltd.,
as Letter of Credit Issuing Bank

By:	/s/
Name:
Title:

18

COBANK, ACB,
as Lender

By:	/s/
Name:
Title:

19

ING CAPITAL LLC,
as Lender

By:	/s/
Name:
Title:

20

ING CAPITAL MARKETS LLC,
as Hedge Counterparty

By:	/s/
Name:
Title:

21

ING CAPITAL LLC,
as Letter of Credit Issuing Bank

By:	/s/
Name:
Title:

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Appendix A

BORROWER SUBSIDIARIES

1.     Burley Butte Wind Park, LLC, an Idaho limited liability company

2.     Camp Reed Wind Park, LLC, an Idaho limited liability company

3.     Golden Valley Wind Park, LLC, an Idaho limited liability company

4.     Milner Dam Wind Park, LLC, an Idaho limited liability company

5.     Oregon Trail Wind Park, LLC, an Idaho limited liability company

6.     Payne's Ferry Wind Park, LLC, an Idaho limited liability company

7.     Pilgrim Stage Station Wind Park, LLC, an Idaho limited liability company

8.     Salmon Falls Wind Park, LLC, an Idaho limited liability company

9.     Thousand Springs Wind Park, LLC, an Idaho limited liability company

10.    Tuana Gulch Wind Park, LLC, an Idaho limited liability company

11.    Yahoo Creek Wind Park, LLC, an Idaho limited liability company

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